RULE NO. 424(B)(2)
                                                    REGISTRATION NO. 333-13617

      PROSPECTUS SUPPLEMENT
      (To Prospectus dated October 10, 1996)

                                   $50,254,761

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                           PASS-THROUGH CERTIFICATES,

                                  SERIES 1997-1

          The Pass-Through Certificates, Series 1997-1 (the "Certificates"), consist of the Class identified in the chart below. It is a condition to their issuance that the Certificates receive a rating of "Aaa" from Moody's Investors Service, Inc. ("Moody's") and a rating of "AAA" from Fitch Investors Service, L.P. ("Fitch"). See "Summary of Terms - Certificate Rating."

          Prospective investors should consider the factors set forth on page S-3 and under "Yield and Prepayment Considerations."

                                                 (cover continued on next page)

    THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BSMSI, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES ARE NOT
 INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, BSMSI OR ANY OF THEIR
                                  AFFILIATES,
 OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY
                                      FROM
ASSETS TRANSFERRED OR PLEDGED TO THE TRUST FOR THE BENEFIT OF THE
                              CERTIFICATEHOLDERS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
        OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   INITIAL PRINCIPAL          PASS-THROUGH RATE
                                         AMOUNT
      Class A-1 Certificates             $50,254,761                 (1)

---------------
(1) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period (as defined herein) with respect to a Distribution Date (as defined herein) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates for the related Interest Accrual Period (net of the related Trustee Fee (as defined herein)) multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 9.8119%.

          The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Bear Stearns Mortgage Securities, Inc. ("BSMSI") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to BSMSI from the sale of the Certificates are expected to be approximately 99.88% of the aggregate principal balance of the Certificates, plus accrued interest thereon from March 25, 1997 to but not including the Closing Date, but before deducting expenses payable by BSMSI, estimated to be $140,000.

          The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Certificates is expected to be made in book entry form only, through the same day funds settlement system of The Depository Trust Company on or about March 31, 1997.

                            BEAR, STEARNS & CO. INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 26, 1997


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(cover continued from previous page)

          The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of a portion of the Federal National Mortgage Association ("FNMA") Guaranteed REMIC Pass-Through Certificates, FNMA REMIC Trust 1993-256, Class F (the "Pooled FNMA 93-256/F Certificates"), the FNMA Guaranteed REMIC Pass-Through Certificates, FNMA REMIC Trust 1997-17, Class SA (the "Pooled FNMA 97-17/SA Certificates" and together with the Pooled FNMA 93-256/F Certificates, the "Pooled FNMA Certificates"), the Federal Home Loan Mortgage Corporation ("FHLMC") Multiclass Mortgage Participation Certificates, Series 1486, Class S (the "Pooled FHLMC 1486/S Certificates"), and the FHLMC Multiclass Mortgage Participation and Modifiable and Combinable REMIC Certificates, Series 1933, Class SG (the "Pooled FHLMC 1933/SG Certificates" and together with the Pooled FHLMC 1486/S Certificates, the "Pooled FHLMC Certificates," and together with the Pooled FNMA Certificates, the "Pooled Certificates"). The Pooled FNMA 93-256/F Certificates are entitled to receive monthly distributions of principal based on the FNMA 93-256 Principal Distribution Amount (as defined herein) on each FNMA Pooled Certificate Distribution Date (as defined herein) until the principal balance is reduced to zero. The Pooled FNMA 93-256/F Certificates bear interest based on the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), and will be entitled to receive interest based on the FNMA 93-256 Interest Distribution Amounts (as defined herein) on each underlying distribution date. The FNMA 93-256 Interest Distribution amount may be distributed after the principal balance of the Pooled FNMA 93-256/F Certificates has been reduced to zero. The Pooled FNMA 97-17/SA Certificates are entitled to receive monthly distributions of principal based on the FNMA 97-17 Principal Distribution Amount (as defined herein) on each FNMA Distribution Date until the principal balance is reduced to zero. The Pooled FNMA 97-17/SA Certificates are entitled to receive monthly distributions of interest on the principal balance thereof at a rate per annum equal to 42.25% less five times LIBOR, subject to a maximum rate of 42.25% per annum and a minimum rate of 0% per annum. The Pooled FHLMC 1486/S Certificates are entitled to receive monthly distributions of interest on the notional principal balance thereof at a rate per annum equal to 9.4% less LIBOR, subject to a maximum rate of 9.4% per annum and a minimum rate of 0% per annum. The Pooled FHLMC 1933/SG Certificates are entitled to receive monthly distributions of interest on the notional principal balance thereof at a rate per annum equal to 7.5% less LIBOR, subject to a maximum rate of 7.5% per annum and a minimum rate of 0% per annum.

          The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and, to the extent set forth under "Description of the Certificates
- General - Fannie Mae Guaranty" in Exhibit I and Exhibit II, interest by FNMA. FHLMC guarantees to the record holder of the Pooled FHLMC Certificates the timely payment of interest at the rates described above.

          The FNMA Guaranteed REMIC Pass-Through Certificates, Series 1993-256, of which the Pooled FNMA 93-256/F Certificates are one class (the "Underlying FNMA 93-256 Series"), represent beneficial ownership interests in FNMA REMIC Trust 1993-256 (the "FNMA 93-256 Trust"). The assets of the FNMA 93-256 Trust include (i) a single "principal only" FNMA Stripped Mortgage-Backed Security (the "FNMA 93-256 Trust SMBS") evidencing the beneficial ownership interests in certain principal distributions made in respect of certain FNMA Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") and (ii) certain REMIC Certificates (the "Underlying FNMA 93-256 REMIC Certificates") evidencing beneficial ownership interests in certain FNMA REMIC Trusts (the "Underlying FNMA 93-256 REMIC Trusts"). The assets of the Underlying FNMA 93-256 REMIC Trusts consist of direct or indirect beneficial ownership interests in certain FNMA MBS and certain "fully modified pass-through" mortgage backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association. Each FNMA MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans (together with the mortgage loans underlying the FNMA MBS, the "FNMA Mortgages") which are either insured by the Federal Housing Administration or partially guaranteed by the Department of Veterans Affairs. See "Description of the Pooled Certificates" herein for additional information concerning the FNMA 93-256 Trust, the FNMA Trust 93-256 SMBS and the Underlying FNMA 93-256 REMIC Certificates.

          The FNMA Guaranteed REMIC Pass-Through Certificates, Series 1997-17, of which the Pooled FNMA 97-17/SA Certificates are one class (the "Underlying FNMA 97-17 Series"), represent beneficial ownership interests in FNMA REMIC Trust 1997-17 (the "FNMA 97-17 Trust"). The assets of the FNMA 97-17 Trust include the "regular interest" in certain groups of FNMA MBSs. Each FNMA MBS represents a beneficial interest in a pool of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein.

          The FHLMC Multiclass Mortgage Participation Certificates, Series 1486, of which the Pooled FHLMC 1486/S Certificates are one class (the "Underlying FHLMC 1486 Series") and the FHLMC Multiclass Mortgage Participation and Modifiable and Combinable REMIC Certificates, Series 1933, of which the Pooled FHLMC 1933/SG are one class (the "Underlying FHLMC 1933 Series" and together with the Underlying FHLMC 1486 Series, the "Underlying FHLMC Series" and, together with the Underlying FNMA Series, each an "Underlying Series") will receive payments from the cash flows provided by separate groups of FHLMC Gold Mortgage Participation Certificates ("Gold PCs") and/or FHLMC Gold Giant Mortgage Participation Certificates ("Gold Giant PCs"). Underlying the Gold PCs and Gold Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "FHLMC Mortgages").

          Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. On each Distribution Date, holders of Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates and principal from funds received as principal on the Pooled Certificates, as more fully described herein under "Description of the Certificates".

          THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

          The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

          The yield to maturity on the Certificates will depend on the purchase price and the rate and timing of principal payments on the Pooled Certificates which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the FNMA Mortgages and the FHLMC Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates will also be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time as is the level of LIBOR. Investors should consider the associated risks, including:

          o Low levels of LIBOR can reduce the interest due on the Pooled FNMA 93-256/F Certificates. High levels of LIBOR can significantly reduce the interest due on the Pooled FNMA 97-17/SA Certificates and the Pooled FHLMC Certificates. Generally, a high level of LIBOR will have a negative effect on the yield to investors in the Certificates.

          o If the principal balance of the Pooled FNMA 97-17/SA Certificates or the notional principal balances of the Pooled FHLMC Certificates are reduced to zero (or, alternatively, if increased LIBOR levels reduce the interest rate payable on such certificates to zero), interest payments on the Certificates will be significantly reduced.

          o Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of the Certificates.

          o The Pooled Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, either one or both of the Pooled FNMA Certificates or one or both of the Pooled FHLMC Certificates could mature and investors would be exposed to the risk of indirectly owning less than all, and potentially only one, of the Pooled Certificates.

          o The yield to investors in the Certificates can be expected to decrease to the extent that the notional principal balances of the Pooled FHLMC Certificates reduces faster than anticipated.

          o The Pooled FNMA 93-256/F Certificates have not received full distributions of interest at the rate calculated according to their interest rate formula since the January 1995 FNMA Pooled Certificate Distribution Date. As of the March 1997 FNMA Pooled Certificate Distribution Date, the 93-256 Interest Deficiency (as defined herein) in respect of the Pooled FNMA 93-256/F Certificates were approximately $1,011,510. There can be no assurance as to whether the Pooled FNMA 93-256/F Certificates will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or as to the payment of any of the 93-256 Interest Deficiency (as defined herein).

          o The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments on the Certificates could result in an actual yield that is lower than the anticipated yield.

          To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth below, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

          There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

          No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" ("REMIC") for Federal income tax purposes.

          Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by BSMSI pursuant to its Prospectus dated October 10, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Prospective investors are also urged to read the documents relating to the Pooled Certificates described under "Description of the Pooled Certificates -Additional Information."

                                SUMMARY OF TERMS

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated October 10, 1996 (the "Prospectus"). A description of the Pooled Certificates being deposited into the Trust is set forth under "Description of the Pooled Certificates -- General". Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance or notional principal balance as reported by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to the Underlying Series (in the case of the Pooled FNMA Certificates, "Pooled Certificate Principal Balance") of such Pooled Certificates as of March 25, 1997 in the case of the Pooled FNMA Certificates and March 15, 1997 in the case of the Pooled FHLMC Certificates after giving effect to distributions made on the Pooled FNMA Certificates on or prior to such dates.

Title of Series...............     Pass-Through Certificates, Series 1997-1,
                                   Class A-1 (the "Certificates").

Trust.........................     The Certificates will represent the entire
                                   beneficial ownership interest in a trust (the
                                   "Trust") formed pursuant to a Pooling
                                   Agreement (the "Agreement") between Bear
                                   Stearns Mortgage Securities Inc., as
                                   depositor ("BSMSI" or the "Depositor"), and First Trust National Association, as trustee
                                   (the "Trustee"). BSMSI is an affiliate of Bear, Stearns & Co. Inc. (the "Underwriter").
                                   See "The Seller" in the Prospectus.

Book-Entry;
Denominations.................     The Certificates will be registered as a
                                   single Certificate held by a nominee of The
                                   Depository Trust Company ("DTC"), and
                                   beneficial interests will be held by
                                   investors through the book-entry facilities of DTC in minimum denominations of $25,000 and increments of $1 in excess thereof.
                                   Notwithstanding the foregoing, one
                                   Certificate may be held by investors in a different denomination to accommodate the remainder of the initial principal amount of the Certificates. See "Description of the Certificates -- Book Entry; Physical
                                   Certificates" herein.

Pooled Certificates...........     The Trust will include primarily the Pooled
                                   Certificates, which will consist of a portion of the FNMA Guaranteed REMIC Pass- Through
                                   Certificates, FNMA REMIC Trust 1993-256,
                                   Class F (the "Pooled FNMA 93-256
                                   Certificates"), the FNMA Guaranteed REMIC
                                   Pass-Through Certificates, FNMA REMIC Trust
                                   1997-17, Class SA (the "Pooled FNMA 97-17/SA
                                   Certificates" and together with the Pooled
                                   FNMA 93-256/F Certificates, the "Pooled FNMA
                                   Certificates"), the FHLMC Multiclass Mortgage
                                   Participation Certificates, Series 1486,
                                   Class S (the "Pooled FHLMC 1486/S
                                   Certificates"), and the FHLMC Multiclass
                                   Mortgage Participation Certificates, Series
                                   1933, Class SG (the "Pooled FHLMC 1933/SG
                                   Certificates" and together with the Pooled
                                   FHLMC 1486/S Certificates, the "Pooled FHLMC
                                   Certificates," and together with the Pooled
                                   FNMA Certificates, the "Pooled
                                   Certificates"). See also "Description of the Pooled Certificates" herein.

                                   The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and, to the extent set forth under "Description of the Certificates General - Fannie Mae Guaranty" in Exhibit I and Exhibit II, interest by FNMA. FHLMC guarantees to the record holder of the Pooled FHLMC Certificates the timely payment of interest at the rates described herein under "Description of the Pooled Certificates -- Pooled FHLMC Certificates -- Distributions of Interest."

                                   The Pooled FNMA 93-256/F Certificates were issued pursuant to a Trust Agreement dated as of September 1, 1987, as supplemented by an issue supplement thereto dated as of December 1, 1993 (the "Underlying FNMA 93-256 Agreement"). The FNMA Guaranteed REMIC Pass-Through Certificates (the "Underlying FNMA 93-256 Series"), of which the Pooled FNMA 93-256/F Certificates are one class, represent beneficial ownership interests in FNMA REMIC Trust 1993-256 (the "FNMA 93-256 Trust"). The assets of the FNMA 93-256 Trust include (i) a single "principal only" FNMA Stripped Mortgage-Backed Security (the "FNMA 93-256 Trust SMBS") evidencing the beneficial ownership interests in certain principal distributions made in respect of certain FNMA Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") and (ii) certain REMIC Certificates (the "Underlying FNMA 93-256 REMIC Certificates") evidencing beneficial ownership interests in certain FNMA REMIC Trusts (the "Underlying FNMA 93-256 REMIC Trusts"). The assets of the Underlying FNMA 93-256 REMIC Trusts are direct or indirect beneficial ownership interests in certain FNMA MBS and certain "fully modified pass-through" mortgage backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"). Each FNMA MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a Pool of first lien, single-family, fixed-rate residential mortgage loans (together with the mortgage loans underlying the MBS, the "FNMA Mortgages") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"). See "Description of the Pooled Certificates" herein for additional information concerning the FNMA 93-256 Trust, the FNMA Trust 93-256 SMBS and the Underlying FNMA 93-256 REMIC Certificates.

                                   The Pooled FNMA 97-17/SA Certificates were issued pursuant to a Trust Agreement dated as of March 1, 1997 (the "Underlying FNMA 97-17 Agreement"). The FNMA Guaranteed REMIC Pass-Through Certificates (the "Underlying FNMA 97-17 Series"), of which the Pooled FNMA 97-17/SA Certificates are one class, represent beneficial ownership interests in FNMA REMIC Trust 1997-17 (the "FNMA 97-17 Trust"). The assets of the FNMA 97-17 Trust include the "regular interests" in a certain FNMA REMIC Trust (the "Underlying FNMA 97-17 REMIC Trust"). The assets of the underlying FNMA 97-17 REMIC Trust include certain groups of FNMA MBS. Each FNMA MBS represents a beneficial interest in a pool of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein.

                                   The FHLMC Certificates were issued under a Multiclass Mortgage Participation Certificate Agreement, dated as of January 1, 1993, and Terms Supplements dated April 30, 1993 and February 28, 1997 (together, the "Underlying FHLMC Agreements" and, together with the Underlying FNMA Agreements, the "Underlying Agreements"). The Multiclass Mortgage Participation Certificates, Series 1486, of which the Pooled FHLMC 1486/S Certificates are one class (the "Underlying FHLMC 1486 Series") and the Multiclass Mortgage Participation and Modifiable and Combinable REMIC Certificates, Series 1933, of which the Pooled FHLMC 1933/SG Certificates are one class (the "Underlying FHLMC 1933 Series" and together with the Underlying FHLMC 1486 Series, the "Underlying FHLMC Series" and, with the Underlying FNMA Series, each an "Underlying Series") will received payments from the cash flows provided by separate groups of FHLMC Gold Mortgage Participation Certificates ("Gold PCs") and/or FHLMC Gold Giant Mortgage Participation Certificates ("Gold Giant PCs" ). Underlying the Gold PCs and Gold Giant PCs are pools of fixed- rate, first lien, residential mortgages and mortgage participations (the "FHLMC Mortgages").

                                   The notional principal balance of the Pooled
                                   FHLMC 1486/S Certificates reduces
                                   proportionately with the principal balance of the FHLMC Multiclass Mortgage Certificates, Series 1486, Class F (the "FHLMC 1486/F Certificates"). The FHLMC 1486/F Certificates are a targeted amortization class (a "TAC Class"). See "Description of the Pooled Certificates - Pooled FHLMC Certificates - Distributions of Interest".

                                   The notional principal balance of the Pooled
                                   FHLMC 1933/SG Certificates reduces
                                   proportionately with the principal balance of the FHLMC Multiclass Mortgage Certificates, Series 1933, Classes FG, FK and FL (the "FHLMC 1933/FG/FK/FL Certificates" and together with the FHLMC 1486/F Certificates, the "Related FHLMC Certificates"). The FHLMC 1933/FG/FK/FL Certificates are TAC Classes.

                                   In the case of the Pooled FNMA 93-256/F
                                   Certificates, the distribution date is the 25th day of each month and, in the case of the Pooled FNMA 97-17/SA Certificates, the distribution date is the 18th day of each month (in each case, the "FNMA Pooled Certificate Distribution Date") and, in the case of the Pooled FHLMC Certificates, the distribution date is the 15th day of each month (the "FHLMC Pooled Certificate Distribution Date" and, with the FNMA Pooled Certificate Distribution Date, a "Pooled Certificate Distribution Date") or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement then the next succeeding business day, as so defined in each case.

                                   Exhibit I hereto contains the Prospectus
                                   Supplement dated December 8, 1993 to the
                                   Prospectus dated December 29, 1992 of FNMA relating to the Underlying FNMA 93-256 Series, without the related Prospectus (the "Underlying FNMA 93-256 Prospectus Supplement"). Exhibit II hereto contains the Prospectus Supplement dated February 13, 1997 to the Prospectus dated June 14, 1996 of FNMA relating to the Underlying FNMA 97-17 Series, without the related Prospectus (the "Underlying FNMA 97-17 Prospectus Supplement" and together with the Underlying FNMA 93-256 Prospectus Supplement, "Underlying FNMA Prospectus Supplements"). Exhibit III hereto contains the Offering Circular Supplement dated February 22, 1993 to the Offering Circular dated January 1, 1993 of FHLMC relating to the Underlying FHLMC 1486 Series, without the related Offering Circular (the "Underlying FHLMC 1486 Offering Circular Supplement"). Exhibit IV hereto contains the Offering Circular Supplement dated January 16, 1997 to the Offering Circular dated January 1, 1997 of FHLMC relating to the Underlying FHLMC 1933 Series, without the related Offering Circular (the "Underlying FHLMC 1933 Offering Circular Supplement" and together with the Underlying FHLMC 1486 Offering Circular Supplement, the "Underlying FHLMC Offering Circular Supplements" and, collectively with the Underlying FNMA Prospectus Supplements, the "Underlying Prospectus Supplements"). Investors should purchase Certificates only if they have read and understood this Supplement, the Prospectus, the Underlying Prospectus Supplements, and the other documents described under "Description of the Pooled Certificates--Additional Information."

                                   It should be noted that there have been
                                   material changes in facts and circumstances since the dates of the Underlying Prospectuses, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information set forth in, such documents.

                                   Annex 1 hereto sets forth approximate
                                   information for each of the Pooled
                                   Certificates. The tables and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the provisions of the Underlying Agreements and the Underlying Prospectuses and the other prospectuses related to the Pooled Certificates or the other mortgage-backed securities issued as part of the Underlying Series. THE INFORMATION SET FORTH IN THE TABLES AND ELSEWHERE HEREIN HAS BEEN DERIVED FROM FNMA AND FHLMC, BUT SUCH INFORMATION HAS NOT BEEN INDEPENDENTLY VERIFIED. THIS INFORMATION COMPRISES ALL MATERIAL INFORMATION ON THE SUBJECT THAT THE DEPOSITOR AND THE UNDERWRITER POSSESS OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT AND EXPENSE.

Closing Date..................     On or about March 31, 1997 (the "Closing
                                   Date").

Distribution Dates............     Distributions of principal and interest on

                                   interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be April 25, 1997. In addition, if the Trustee has not received a distribution on, or distribution information with respect to, any of the Pooled Certificates by noon on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on the Distribution Date, but,
                                   (i) if such distribution and such
                                   distribution information are received by noon on the third Business Day after the Determination Time, it will be made on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or
                                   (ii) if received after noon on the third
                                   Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon.

Record Date............            Distributions will be made on each
                                   Distribution Date to holders of record as of the close of business on the last Business
                                   Day of the calendar month preceding the month in which such Distribution Date occurs;
                                   provided that for this purpose the
                                   Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record
                                   Date"). See "Description of the Certificates
                                   -- Distributions of Interest and Principal."

Original Principal Amount........  The initial aggregate principal amount of the Certificates (the "Original Principal
                                   Balance") will be equal to the Pooled
                                   Certificate Principal Balance of the Pooled
                                   FNMA Certificates following the March 1997
                                   FNMA Pooled Certificate Distribution Date.

Distributions of Interest
and Principal.................     The effective per annum interest rate borne
                                   rate borne by the Certificates during the one month period beginning on the 25th day of the month preceding the month of the Distribution
                                   Date and ending on the 24th day of the month of the Distribution Date (each, an "Interest
                                   Accrual Period") will equal a fraction,
                                   expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates for the related Interest
                                   Accrual Period (net of the related Trustee
                                   Fee), multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such
                                   Distribution Date. Under certain
                                   circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 9.8119%.

                                   The Pooled FNMA 93-256/F Certificates are entitled to receive monthly distributions of principal based on the FNMA 93-256 Principal Distribution Amounts (as defined herein) on each FNMA Pooled Certificate Distribution Date until the principal balance thereof is reduced to zero. The Pooled FNMA 93-256/F Certificates bear interest based on the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), and will be entitled to receive interest based on the FNMA 93-256 Interest Distribution Amounts (as defined herein) on each FNMA Pooled Certificate Distribution Date. The FNMA 93-256 Interest Distribution Amount may be distributed after the principal balance of the Pooled FNMA 93-256/F Certificates have been reduced to zero. The Pooled FNMA 97-17/SA Certificates are entitled to receive monthly distributions of interest on the principal balance thereof at a rate per annum equal to 42.25% less five times LIBOR, subject to a maximum rate of 42.25% per annum and a minimum rate of 0% per annum. The Pooled 1486/S FHLMC Certificates are entitled to receive monthly distributions of interest on the notional principal amount thereof at a rate per annum equal to 9.4% less LIBOR, subject to a maximum rate of 9.4% per annum and a minimum rate of 0% per annum. The Pooled FHLMC 1933/SG Certificates are entitled to receive monthly distributions of interest on the national principal balance thereof at a rate per annum equal to 7.5% less LIBOR, subject to a maximum rate of 7.5% per annum and a minimum rate of 0% per annum.

                                   On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates and principal from funds received as principal on the Pooled Certificates, as more fully described herein under "Description of the Certificates."

Optional Termination by
  the Depositor................    The Trust may be terminated, at the option
                                   of the Depositor on any Distribution Date on or after the date on which the aggregate
                                   Pooled Certificate Principal Balance has declined to 10% or less of the aggregate
                                   Pooled Certificate Principal Balance on the
                                   Closing Date. In such event, the
                                   Certificateholders will receive the unpaid principal balance of the Certificates plus accrued interest thereon plus, in the case of the Pooled FNMA 93-256/F Certificates, any
                                   Interest Deficiency (as defined herein) and interest thereon as described under
                                   "Description of the Pooled Certificates --
                                   Pooled FNMA Certificates -- Distributions of
                                   Interest." See "Description of the
                                   Certificates -- Optional Termination."


  Mandatory Termination..........  The Trust will be terminated on the
                                   Distribution Date following the first
                                   Distribution Date on which either (i) the principal balance of each of the Pooled FNMA Certificates has been reduced to zero and, in the case of the Pooled FNMA 93-256/F Certificates, no further amount is payable in respect of any Interest Deficiency and interest thereon and the notional principal balance of one of the classes of the Pooled FHLMC Certificates has been reduced to zero or (ii) the notional principal balance of each of the Pooled FHLMC Certificates has been reduced to zero and the principal balance of one of the Pooled FNMA Certificates has been reduced to zero and, in the case of the Pooled FNMA 93-256/F Certificates, no further amount is payable in respect of any Interest Deficiency and interest thereon. See "Description of the Certificates -- Mandatory Termination."

  Exchange of Certificates.......  Beginning on the Distribution Date in April
                                   1998, holders of a minimum of 10% of the outstanding principal amount of the Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates. Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Certificates.

Yield and Prepayment
Considerations..................  General Considerations.  The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal and interest payments, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates, the occurrence of an optional or mandatory termination with respect to the Pooled Certificates and the purchase price paid for the Certificates. In addition to the discussion below, prospective investors should review the discussion under "Yield and Prepayment Considerations" herein.

                                   Mortgage Loan Prepayments. If prevailing mortgage rates fall significantly below the mortgage rates on the FNMA Mortgages or the FHLMC Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"), the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and usually have due-on-sale clauses. Since FNMA and FHLMC guarantee the timely payment of installments of principal of and interest on the respective Underlying Mortgage Loans, losses in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

                                   Timing of Payments. The timing and amount of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on a Mortgage Loan, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                                   Underlying Securities. The Trust contains
                                   Pooled Certificates which were issued at different times, are backed by different Mortgage Pools, have different allocations of principal and interest among various classes and will perform differently in various interest and prepayment rate environments. In addition, the Pooled FNMA 93- 256/F Certificates are backed by underlying securities that are also unrelated. The performance characteristics of the Certificates will reflect a combination of the performance characteristics of the Pooled Certificates. As a result, it may be more difficult to analyze the likely yield and payment experience of the Certificates.

                                   Discounts and Premiums. In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

                                   Reinvestment Risk. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yield on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than the yield on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

                                   Pooled FNMA 93-256/F Certificates. The Pooled FNMA 93-256/F Certificates have not received full distributions of interest at the rate calculated according to their interest rate formula since the January 1995 FNMA Pooled Certificate Distribution Date. As of the March 1997 FNMA Pooled Certificate Distribution Date, the 93-256 Interest Deficiency (as defined herein) in respect of the Pooled FNMA 93-256/F Certificates was approximately $1,011,510. There can be no assurance as to whether holders of the Pooled FNMA 93-256/F Certificates will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or as to the payment of any of the 93-256 Interest Deficiency.

                                   Pooled FHLMC Certificates. The notional
                                   principal balances of the Pooled FHLMC 1486/S Certificates and the Pooled FHLMC 1933/SG Certificates reduce proportionately with the aggregate outstanding principal balances of the FHLMC 1486/F Certificates and the FHLMC 1933/FG/FK/FL Certificates, respectively.
                                   Accordingly, the amount and timing of
                                   payments on the Pooled FHLMC Certificates, and accordingly the yield on the Certificates, will be sensitive to the rate and timing of principal payments on such Related FHLMC Certificates.

                                   Relatively fast prepayments of FHLMC
                                   Mortgages may significantly shorten, and relatively slow FHLMC Mortgage prepayments may significantly extend, the life of the FHLMC Related Certificates. A rapid rate of principal prepayments on the FHLMC Mortgages will have a negative effect on the yield on the Certificates. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which any of the Pooled FHLMC Certificates are a part may have a negative effect on the yield on the Certificates. If the life of any of the Related FHLMC Certificates is significantly shortened, the life of the related Pooled FHLMC Certificates will be significantly shortened and the yield to investors in the Certificates can be expected to decrease.

                                   LIBOR. The amount of interest payable on the Pooled FNMA 93- 256/F Certificates and the Pooled FHLMC Certificates will be sensitive, and the amount of interest payable on the Pooled FNMA 97-17/SA Certificates will be highly sensitive, to the level of LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. In addition, a high rate of principal payments (including prepayments) on the FNMA Mortgage Loans underlying the Pooled FNMA 97-17/SA Certificates or on the FHLMC Mortgage Loans and/or a high level of LIBOR will have a materially negative effect on the amount of interest payable on the Pooled FNMA 97-17/SA Certificates and the Pooled FHLMC Certificates, as the case may be.

                                   Unrelated Underlying Securities. The assets of the Trust consist of only the Pooled FNMA Certificates and the Pooled FHLMC Certificates. Because each of the Pooled Certificates were issued as parts of different Underlying Series, the rates of prepayment of each of the Pooled Certificates will be different from the rates of prepayment on each of the other Pooled Certificates. Under various circumstances, the principal balance of one or both of the Pooled FNMA Certificates or the notional principal balance of one or both of the Pooled FHLMC Certificates could be reduced to zero prior to the other Pooled Certificates. In addition, either one or both of the Pooled FNMA Certificates or one or both of the Pooled FHLMC Certificates could be repurchased as described under "The Pooling Agreement -- Assignment of Pooled Certificates" or any of the Underlying Agreements could be terminated. In such event, the Trust might consist solely of one or both of the Pooled FNMA Certificates or one or both of the Pooled FHLMC Certificates, or a combination thereof, and investors would be exposed to the risk of indirectly owning less than all, and potentially only one, of the Pooled Certificates.

Liquidity......................    There is currently no secondary market for
                                   the Certificates, and there can be no
                                   assurance that one will develop. The
                                   Underwriter intends to establish a market in the Certificates, but it is not obligated to do so. There is no assurance that any such market, if established, will continue. Each
                                   Certificateholder will receive monthly
                                   reports pertaining to the Certificates as described under "The Pooling Agreement --
                                   Reports to Certificateholders" herein. There are a limited number of sources which provide certain information about mortgage pass-through certificates in the secondary market; however, there can be no assurance that any of these sources will provide information about the Certificates. Investors should consider the effect of limited information on the liquidity of the Certificates.

Certain Federal Income Tax
  Consequences.................    No election will be made to treat the Trust
                                   as a real estate mortgage investment conduit
                                   (a "REMIC") for federal income tax purposes.
                                   For federal income tax purposes, the Trust will be classified as a grantor trust under Subpart E, part I of Subchapter J of the Code and not as a partnership or as an association taxable as a corporation. Special considerations may apply to certain pass-through entities that hold the Certificates.
                                   See "Certain Federal Income Tax
                                   Considerations" herein.

ERISA Considerations.............  Fiduciaries of employee benefit plans plans subject to Title I of the Employee
                                   Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as individual retirement accounts or certain Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. ' 2510.3-101, thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") to apply to the Trust Assets, unless some exemption granted by the Department of Labor applies to the acquisition, holding or transfer of the Certificates.

                                   Subject to the considerations set forth under "ERISA Considerations" herein and in the Prospectus, the purchase or holding of the Certificates by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Prohibited Transaction Exemption 90-30.

Legal Investment................   Institutions whose investment activities
                                   are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the
                                   Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage

                                   Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment" herein and in the Prospectus.

Rating.........................    As a condition of their issuance, the
                                   the Certificates will be rated "Aaa" by
                                   Moody's and "AAA" by Fitch. Moody's and Fitch are referred to herein as the "Rating
                                   Agencies."

                                   The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating Agencies. See "Ratings" herein.

                                   BSMSI has not requested a rating of the
                                   Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                         DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

BOOK ENTRY; PHYSICAL CERTIFICATES

         The Certificates will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate may be held by investors in a different denomination. The Certificate registered in the name of Cede can be held in physical certificate form by investors only if (i) BSMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and BSMSI is unable to locate a qualified successor within 30 days or (ii) BSMSI, at its option, elects to terminate the book-entry system through DTC.

          With respect to the Certificate registered in the name of Cede, all references herein to actions by holders of the Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to holders of the Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of a Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

          Certificates in physical certificate form will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

PAYMENTS OF INTEREST AND PRINCIPAL

          Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined below) then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or St. Paul, Minnesota, the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be April 25, 1997. In addition, if the Trustee has not received a distribution on, or distribution information with respect to, any of the Pooled Certificates by noon on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on such Distribution Date, but (i) if such distribution and such distribution information are received by noon on the third Business Day after the Determination Time, it will be made on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) if received after noon on the third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the concurrent or immediately preceding Pooled Certificate Distribution Date.

          Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record Date").

          The effective per annum interest rate borne by the Certificates during the one month period beginning on the 25th day of the month preceding the month of the Distribution Date and ending on the 24th day of the month of the Distribution Date (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates for the related Interest Accrual Period (net of the related Trustee Fee), multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 9.8119%.

          On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates, and principal from funds received as principal on the Pooled Certificates.

          The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into one or more accounts held in trust by the Trustee for the benefit of the Certificateholders (such accounts referred to collectively herein as the "Certificate Account").

          On each Distribution Date, the Trustee will apply the Available Funds (as defined herein) on deposit in the Certificate Account as of such Distribution Date, in the following manner and order of priority:

          (A) from amounts with respect to interest received on the Pooled
Certificates:

                  FIRST, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal from the Trustee Fee Escrow Account (as defined herein) and, after payment of the Trustee Fee, to deposit the Escrow Amount (as defined herein) in the Trustee Fee Escrow Account; and

                  SECOND, to the Certificateholders as distributions of interest, the Interest Distribution Amount (as defined herein) less the Trustee Fee and the Escrow Amount for such Distribution Date and the portion, if any, of the Interest Distribution Amount less the Trustee Fee and the Escrow Amount for any prior Distribution Date which remains unpaid;

          (B) from amounts with respect to principal received on the Pooled Certificates, to the Certificateholders as distributions of principal, the lesser of (i) the Principal Distribution Amount (as defined herein) for such Distribution Date and for any prior Distribution Date which remains unpaid and
(ii) the Class Balance (as defined herein) of the Certificates immediately prior to such Distribution Date; and

          (C) from any remaining amounts, to the extent of the balance, if any, of such Available Funds still remaining, to the Certificateholders, as additional distributions of interest.

          "Available Funds" means, as of any Distribution Date, the aggregate amount on deposit in the Certificate Account.

          The "Trustee Fee" means, with respect to any Distribution Date, the monthly fee equal to 1/12th of the product of 0.0175% and the Certificate Balance immediately prior to the Distribution Date, but not less than $210 with respect to any Distribution Date. In addition, an amount equal to 1/12th of the product of 0.0025% and the Certificate Balance immediately prior to each Distribution Date (the "Escrow Amount") will be deposited by the Trustee in a separate escrow account (the "Trustee Fee Escrow Account'). The Trustee Fee Escrow Account will not be part of the Trust. Any amount deposited in the Trustee Fee Escrow Account will be permitted to be invested as described in the Agreement. If on any Distribution Date, the Trustee Fee exceeds the amount of interest received on the Pooled Certificates for such Distribution Date, the Trustee shall withdraw the amount of the excess from the Trustee Fee Escrow Account. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Escrow Account shall thereafter be held by and for the benefit of the successor trustee. Any funds remaining in the Trustee Fee Escrow Account upon the termination of the Trust will be remitted to the Depositor or any successor thereto.

          The Pooled Certificates to which the following definitions of Interest Distribution Amount and Principal Distribution Amount relate are discussed under "Description of the Pooled Certificates -- Pooled FNMA Certificates" and "--Pooled FHLMC Certificates" herein. The full name of each abbreviated Underlying Series is set forth under "Description of the Pooled Certificates -- General." Copies of the Underlying Agreements are available from the Underwriter, at 245 Park Avenue New York, New York, Attention: Mortgage Department.

          The "Interest Distribution Amount" means, as to any Distribution Date, the aggregate of the interest payments received by the Trustee in respect of the Pooled Certificates on the applicable immediately preceding and concurrent Pooled Certificate Distribution Dates.

          The "Principal Distribution Amount" means, as to any Distribution Date, the aggregate of the principal payments received by the Trustee in respect of the Pooled Certificates on the applicable concurrent Pooled Certificate Distribution Date.

          Notwithstanding the foregoing, if, as described under the "The Pooling Agreement -- Assignment of Pooled Certificates," the Depositor breaches a representation or warranty with respect to the Pooled Certificates which materially and adversely affects the interests of the Certificateholders and the Depositor repurchases, or, in the case of the Pooled FNMA Certificates, elects to substitute one or more mortgage related securities for, a Pooled Certificate, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Pooled Certificate being repurchased or, in the case of the Pooled FNMA Certificates, substituted for and to reflect, in the case of a repurchase, the repurchase price received with respect thereto as described under "The Pooling Agreement -- Assignment of Pooled Certificates" or in the case of a substitution, the addition of a comparable provision with respect to the new mortgage related security or securities.

          The "Class Balance" of the Certificates means the principal amount of the Certificates outstanding as of any date of determination, which is equal to the Original Principal Balance of the Certificates minus the aggregate of all distributions of principal previously made on the Certificates pursuant to the distribution provisions of the Agreement.

          The sole source of payment on the Certificates will be distributions on the Pooled Certificates. The Certificates will not be guaranteed by the Depositor, Bear, Stearns & Co. Inc., the Trustee or any other person.

OPTIONAL TERMINATION

          The Trust may be terminated at the option of the Depositor on any Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance has declined to 10% or less of the aggregate Pooled Certificate Principal Balance on the Closing Date. In such event, the Certificateholders will receive the unpaid principal balance of the Certificate plus accrued interest thereon, plus, in the case of the Pooled FNMA 93-256/F Certificate, any 93-256 Interest Deficiency (as defined herein) and interest thereon as described under "Description of the Pooled Certificates Pooled FNMA Certificates - Distribution of Interest." Following such purchase, the Available Funds then on deposit in the Certificate Account will be disbursed to the Trustee, Certificateholders and other persons entitled thereto, in accordance with the terms of the Agreement.

MANDATORY TERMINATION

          The Trust will be terminated on the Distribution Date following the first Distribution Date on which either (i) the principal balance of each of the Pooled FNMA Certificates has been reduced to zero and, in the case of the Pooled FNMA 93-256/F Certificates, no further amount is payable in respect of any Interest Deficiency and interest thereon and the notional principal balance of one of the classes of the Pooled FHLMC Certificates has been reduced to zero or
(ii) the notional principal balance of each of the Pooled FHLMC Certificates has been reduced to zero and the principal balance of one of the Pooled FNMA Certificates has been reduced to zero and, in the case of the Pooled FNMA 93-256/F Certificates, no further amount is payable in respect of any Interest Deficiency and interest thereon.

EXCHANGE OF CERTIFICATES

          Beginning on the Distribution Date in April 1998, holders of a minimum of 10% of the outstanding principal amount of the Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates. Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) .02% of the outstanding principal amount of such Certificates. Holders will be required to provide the Trustee with irrevocable written notice, accompanied by the exchange fee, of any proposed exchange of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.


                     DESCRIPTION OF THE POOLED CERTIFICATES

GENERAL

          The Certificates will represent, in the aggregate, the entire beneficial ownership interest in the Trust containing primarily a portion of the Pooled FNMA 93-256/F Certificates, all of the Pooled FNMA 97-17/SA Certificates, a portion of the Pooled FHLMC 1486/S Certificates and a portion of the Pooled FHLMC 1933/SG Certificates. The "Pooled Certificate Class Percentage" means, for each class of Pooled Certificates, the percentage which the Pooled Certificates constitute of its class and is 52.73% in the case of the Pooled FNMA 93-256/F Certificates, 59.70% in the case of the Pooled FNMA 97-17/SA Certificates, 17.78% in the case of the Pooled FHLMC 1486/S Certificates and 8.41% in the case of the Pooled FHLMC 1993/SG Certificates.

          The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and, to the extent set forth under "Description of the Certificates -- Fannie Mae Guaranty" in Exhibit I and Exhibit II, interest by FNMA. FHLMC guarantees to the record holder of the Pooled FHLMC Certificates the timely payment of interest at the rates described herein under "Description of the Pooled Certificates -- Pooled FHLMC Certificates -- Distributions of Interest."

          The Pooled FNMA 93-256/F Certificates were issued pursuant to the Underlying FNMA 93-256 Agreement. The Underlying FNMA 93-256 Series of which the Pooled FNMA 93-256/F Certificates are one class, represents beneficial ownership interests in the FNMA 93-256 Trust. The assets of the FNMA 93-256 Trust consist of (i) the FNMA 93-256 Trust SMBS evidencing the beneficial ownership interest in the principal distributions made in respect of certain FNMA MBS held in the form of a FNMA Guaranteed MBS Pass-Through Certificate and included in FNMA Stripped Mortgage-Backed Security Trust 000 252CL and (ii) the Underlying FNMA 93-256 REMIC Certificates evidencing beneficial ownership interests in the Underlying FNMA 93-256 REMIC Trusts. The assets of the Underlying FNMA 93-256 REMIC Trusts consist of direct or indirect beneficial ownership interests in certain FNMA MBS and GNMA Certificates. Each FNMA MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans which are either insured by the FHA or partially guaranteed by the VA.

          The Pooled FNMA 97-17/SA Certificates were issued pursuant to the Underlying FNMA 97-17 Agreement. The Underlying FNMA 97-17 Series, of which the Pooled FNMA 97-17/SA Certificates are one class, represents beneficial ownership interests in the FNMA 97-17 Trust. The assets of the FNMA 97-17 Trust include the "regular interests" in the Underlying FNMA 97-17 REMIC Trust. The assets of the Underlying FNMA 97-17 REMIC Trust include certain groups of FNMA MBS. Each FNMA MBS represents a beneficial interest in a pool of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein.

          The FHLMC Certificates were issued under the Underlying FHLMC Agreements. The Underlying FHLMC 1486 Series, of which the Pooled FHLMC 1486/S Certificates are one class, and the Underlying FHLMC 1933 Series, of which the Pooled FHLMC 1933/SG Certificates are one class, will receive payments from the cash flows provided by separate groups of Gold PCs and Gold Giant PCs. Underlying the Gold PCs and Gold Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations.

          The notional principal balance of the Pooled FHLMC 1486/S Certificates reduces proportionately with the principal balance of the FHLMC 1486/F Certificates. The notional balance of the Pooled FHLMC 1933/SG Certificates reduces proportionately with the principal balance of the FHLMC 1933/FG/FK/FL Certificates. The Related FHLMC Certificates are TAC Classes.

          The Pooled FHLMC 1933/SG Certificates are Modifiable and Combinable REMIC Certificates. In the Agreement, the Trustee has agreed not to exchange all or a portion of the Pooled FLHMC 1933/SG Certificates for a related class or classes of Multiclass Mortgage Participation Certificates.

          The FNMA Pooled Certificate Distribution Date is the 25th day of each month for the Pooled FNMA 93-256/F Certificates, the 18th day of each month for the Pooled FNMA 97-17/SA Certificates, and the FHLMC Pooled Certificate Distribution Date is the 15th day of each month or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined in each case.

          Additional characteristics of the Pooled Certificates are described below and in Annex 1 and Exhibit I, Exhibit II, Exhibit III, Exhibit IV.

POOLED FNMA 93-256/F CERTIFICATES

Distributions of Interest

          Interest on the Pooled FNMA 93-256/F Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each FNMA Distribution Date. Interest to be distributed on a FNMA Pooled Certificate Distribution Date will accrue on the Pooled FNMA 93-256/F Certificates during the applicable FNMA Interest Accrual Period. The "FNMA Interest Accrual Period" for the Pooled FNMA 93-256/F Certificates is each one-month period beginning on the 25th day of the month preceding the month of the FNMA Pooled Certificate Distribution Date and ending on the 24th day of the month of the FNMA Pooled Certificate Distribution Date.

          Interest to be distributed on the Pooled FNMA 93-256/F Certificates on a FNMA Pooled Certificate Distribution Date will be in an amount (the "FNMA 93-256/F Interest Distribution Amount") equal to the lesser of (a) the sum of
(i) one month's interest on the outstanding principal balance of the Pooled FNMA 93-256/F Certificates immediately prior to such FNMA Pooled Certificate Distribution Date, (ii) any unpaid 93-256 Interest Deficiency (as defined below) and (iii) interest, if any, accrued on a compounded basis on any unpaid 93-256 Interest Deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Underlying FNMA 93-256 REMIC Certificates and
(ii) the aggregate distributions of principal concurrently made on the FNMA 93-256 Trust SMBS and the Underlying FNMA 93- 256 REMIC Certificates following the reduction of the principal balance of the Pooled FNMA 93-256/F Certificates to zero.

          On each FNMA Pooled Certificate Distribution Date, the FNMA 93-256/F Interest Distribution Amount will be applied to the distribution of interest on the Pooled FNMA 93-256/F Certificates in the following order:

               (i) an amount equal to the interest accrued on the principal balance of the Pooled FNMA 93-256/F Certificates during the immediately preceding FNMA Interest Accrual Period;

               (ii) an amount equal to the interest, if any, accrued and unpaid on the principal balance of the Pooled FNMA 93-256/F Certificates prior to the immediately preceding FNMA Interest Accrual Period that has not been previously paid (a "93-256/F Interest Deficiency"); and

               (iii) an amount equal to the interest, if any, accrued on a compounded basis and unpaid on any unpaid 93-256/F Interest Deficiency during each FNMA Interest Accrual Period as to which such 93-256/F Interest Deficiency remained unpaid to the FNMA Pooled Certificate Distribution Date on which such 93-256/F Interest Deficiency is paid, at the per annum rate in effect from time to time with respect to the Pooled FNMA 93-256/F Certificates.

          On each FNMA Pooled Certificate Distribution Date following the reduction of the principal balance of the Pooled FNMA 93-256/F Certificates to zero and the payment in full of all accrued and unpaid interest thereon (including any unpaid 93-256 Interest Deficiency together with interest thereon), all distributions from any remaining assets of the FNMA 93-256 Trust will be distributed monthly to holders of the residual class of the Underlying FNMA 93-256 Series (the "FNMA 93-256 Residual Class").

          The Pooled FNMA 93-256/F Certificates will bear interest during each FNMA Interest Accrual Period subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

   Maximum                Minimum                       Formula for
INTEREST RATE          INTEREST RATE                    Calculation
                                                      OF INTEREST RATE

    10.50%                 1.50%                        LIBOR + 150
                                                        basis points

          Each LIBOR value in respect of the Pooled FNMA 93-256/F Certificates will be established as provided in the underlying FNMA Agreement by FNMA two business days prior to the commencement of the related FNMA Interest Accrual Period. The establishment of each LIBOR value by FNMA and FNMA's determination of the rate of interest for the Pooled FNMA 93-256/F Certificates for the related FNMA Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning FNMA at 1-800-BEST-MBS or 202-752-6547.

          Under certain circumstances of increased LIBOR levels, the FNMA 93-256/F Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the Pooled FNMA 93-256/F Certificates at the LIBOR based formula rate. Any such unpaid 93-256 Interest Deficiency on a particular FNMA Pooled Certificate Distribution Date will be carried forward, with interest, to subsequent FNMA Pooled Certificate Distribution Dates. If an unpaid 93-256 Interest Deficiency remains on the FNMA Distribution Date upon which the principal balance of the Pooled FNMA 93-256/F Certificates is reduced to zero, all distributions on any FNMA 93-256 Trust SMBS and Underlying FNMA 93-256 REMIC Certificates remaining in the FNMA 93-256 Trust will be applied to the payment of any such unpaid 93-256 Interest Deficiency (together with any accrued and unpaid interest thereon) on such date and each FNMA Distribution Date thereafter before any distributions are made to the FNMA 93-256 Residual Class. Once the principal balance of the respective FNMA 93-256Trust SMBS and the respective principal balances of the Underlying FNMA 93-256 REMIC Certificates have been reduced to zero, holders of the Pooled FNMA 93-256/F Certificates will have no future entitlement to any unpaid 93-256 Interest Deficiency (or any accrued and unpaid interest thereon).

          The Pooled FNMA 93-256/F Certificates have not received full distributions of interest at the rate calculated according to their interest rate formula since the January 1995 FNMA Pooled Certificate Distribution Date. As of the March 1997 FNMA Pooled Certificate Distribution Date, the 93-256 Interest Deficiency in respect of the Pooled FNMA 93-256/F Certificates was approximately $1,011,510. There can be no assurance as to whether holders of the Pooled FNMA 93-256/F Certificates will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or as to the payment of any of the 93-256 Interest Deficiency.

Distributions of Principal

          Principal will be distributed monthly on the Pooled FNMA 93-256/F Certificates in an amount (the "FNMA 93- 256/F Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the FNMA 93-256 Trust SMBS and the Underlying FNMA 93-256 REMIC Certificates and
(ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Underlying FNMA 93-256 REMIC Certificates exceeds the sum of (a) the interest accrued on the Pooled FNMA 93-256/F Certificates during the preceding FNMA Interest Accrual Period, (b) any unpaid 93-256 Interest Deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid 93-256 Interest Deficiency.

          On each FNMA Distribution Date, the FNMA 93-256/F Principal Distribution Amount will be distributed as principal of the Pooled FNMA 93-256/F Certificates until the principal balance thereof is reduced to zero.

Optional Liquidation

          At the option of the holders of the FNMA 93-256 Residual Class representing in the aggregate 100% of the ownership percentages thereof, the FNMA 93-256 Trust may adopt a plan of complete liquidation pursuant to which the holders of the FNMA 93-256 Residual Class, or their designees, will purchase the FNMA 93-256 Trust SMBS and Underlying FNMA 93-256 REMIC Certificates remaining in the FNMA 93-256 Trust at such time. The holders of the FNMA 93-256 Residual Class, however, may not exercise this option unless (i) the outstanding principal balance of the Underlying FNMA Series is less than 25% of the original principal balance thereof, (ii) the proceeds of such liquidation are at least equal to the sum of (x) the outstanding principal balance of the Pooled FNMA 93-256/F Certificates and (y) any accrued and unpaid interest thereon (including any unpaid 93-256 Interest Deficiency and interest accrued thereon) and (iii) FNMA has received an opinion of counsel, satisfactory to it, that such purchase will be part of a "qualified liquidation" of the FNMA 93-256 Trust within the meaning of Section 860F(a)(4)(A) of the Code. Upon such liquidation (i) the Pooled FNMA 93-256/F Certificates will then be redeemed for an amount equal to the sum of (x) the outstanding principal balance thereof at the time of such redemption and (y) any accrued and unpaid interest thereon (including any unpaid 93-256 Interest Deficiency and interest accrued thereon) and (ii) the FNMA 93-256 Residual Class will be redeemed for an amount equal to the excess of (x) the aggregate liquidation proceeds over (y) the amount distributable to the Pooled FNMA 93-256/F Certificates in redemption thereof. Such liquidation will effect an early retirement of both the Pooled FNMA 93-256/F Certificates and the FNMA 93-256 Residual Class.

POOLED FNMA 97-17/SA CERTIFICATES

Distributions of Interest

          Interest on the Pooled FNMA 97-17/SA Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each FNMA Pooled Certificate Distribution Date, commencing in the month after the settlement date. Interest to be distributed on an FNMA Pooled Certificate Distribution Date will accrue on the Pooled FNMA 97-17/SA Certificates during the applicable FNMA Interest Accrual Period. The "FNMA Interest Accrual Period" for the Pooled FNMA 97-17/SA Certificates is each one-month period beginning on the 18th day of the month preceding the month of the FNMA Pooled Certificate Distribution Date and ending on the 17th day of the month of the FNMA Pooled Certificate Distribution Date.

          The Pooled FNMA 97-17/SA Certificates will bear interest during their initial FNMA Interest Accrual Period at the initial interest rate set forth below, and will bear interest during each FNMA Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at a rate determined as described below:

  Initial           Maximum            Minimum         Formula for
  Interest          Interest          Interest       Calculation of
    RATE              RATE              RATE          INTEREST RATE


15.3750%          42.25%             0.00%            42.25% - (5 x LIBOR)


          The establishment of the LIBOR value by FNMA and FNMA's determination of the rates of interest for the Pooled FNMA 97-17/SA Certificates for the related FNMA Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning FNMA at 1-800-BEST-MBS or 202-752- 6547. FNMA will establish LIBOR for each FNMA Interest Accrual Period in the manner described in the FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996.

Distributions of Principal

         For purposes of calculating payments of principal, the Pooled FNMA 97-17/SA Certificates are comprised of multiple payment components having the designations and original principal balances set forth below. The payment characteristics of the Pooled FNMA 97-17/SA Certificates will reflect a combination of the payment characteristics of the related components.

                              Original
                              Principal                Principal
 DESIGNATION                   BALANCE                   TYPE

SA1 Component                  $4,099,000                 PAC
SA2 Component                $12,651,000                SCH/AD


Components are not separately transferable from the Pooled FNMA 97-17/SA Certificates.

          Principal will be distributed on the Pooled FNMA 97-17/SA Certificates on each FNMA Pooled Certificate Distribution Date from the aggregate distributions of principal to be made on a group of FNMA MBSs in the month of such FNMA Pooled Certificate Distribution Date and any interest accrued and added on such Pooled Certificate Distribution Date to the principal balances of certain accrual class components.

Optional Termination

          FNMA has agreed not to effect indirectly an early termination of the Underlying FMNA 97-17 REMIC Trust or the FNMA 97-17 Trust through the exercise of its right to repurchase the Mortgage Loans underlying any FNMA MBS unless only one Mortgage Loan remains in the related pool or the principal balance of such pool at the time of repurchase is less than one percent of the original principal balance thereof.


POOLED FHLMC CERTIFICATES

Distributions of Interest

          Interest on each of the Pooled FHLMC Certificates will be calculated on the basis of a 360 day year of twelve 30 day months and is distributable monthly on each FHLMC Pooled Certificate Distribution Date. The accrual period (the "FHLMC Accrual Period") for the Pooled FHLMC Certificates is the 15th of the month preceding the related FHLMC Pooled Certificate Distribution Date to the 15th of the month of that FHLMC Pooled Certificate Distribution Date.

          The Pooled FHLMC Certificates will bear interest during each FHLMC Accrual Period, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:


                  Maximum                Minimum               Formula for
 CLASS         INTEREST RATE          INTEREST RATE            Calculation
                OF INTEREST
                   RATE

 1486/S             9.4%                   0%                  9.4% - LIBOR
1933/SG             7.5%                   0%                  7.5% - LIBOR


          Each LIBOR value in respect to the Pooled FHLMC Certificates will be established as provided in the Underlying FHLMC Agreements on the second business day before the FHLMC Accrual Period begins. FHLMC's determination of LIBOR and its calculation of coupons will be final, except in the case of clear error. Investors can get LIBOR levels and coupons for current and preceding FHLMC Accrual Periods from FHLMC's Internet Web-Site or by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800-336-FMPC; within Washington, D.C., metropolitan area, phone 703- 450-3777).

          The Pooled FHLMC Certificates have notional principal balances and are not entitled to receive distributions of principal. The notional principal balance of the Pooled FHLMC 1486/S Certificates reduces proportionately with the principal balance of the FHLMC 1486/F Certificates. The notional balance of the Pooled FHLMC 1933/SG Certificates reduces proportionately with the principal balance of the FHLMC 1933/FG/FK/FL Certificates. The Related FHLMC Certificates are TAC Classes. TAC Classes are designed to be less sensitive to Mortgage Loan prepayment rates than are support classes, which receive principal payments only after scheduled payments have been made on certain other classes of the related Underlying FHLMC Series, and, under certain prepayment scenarios, the underlying Gold PCs and Gold Giant PCs. TAC Classes have payment schedules, but they will adhere to their schedules only under limited Mortgage Loan prepayment scenarios. For a description of the payment priorities among the respective classes of the Underlying FHLMC 1486 Series and the Underlying FHLMC 1933 Series, see Exhibit III and Exhibit IV.

Optional Liquidation

          FHLMC may at its option redeem the outstanding classes of either of the Underlying FHLMC Series in whole, but not in part, on any FHLMC Pooled Certificate Distribution Date when the aggregate outstanding principal amount of such classes, after giving effect to principal payments to be made on such FHLMC Pooled Certificate Distribution Date, would be less than 1% of the aggregate original principal amount of such classes. FHLMC will give notice of any optional redemption of the holders of outstanding classes of the underlying FHLMC Series not less than 30 or more than 60 days before the date of redemption. Any optional redemption will be at a redemption price equal to 100% of the unpaid principal amount of the classes redeemed, plus accrued and unpaid interest for the FHLMC Accrual Period relating to the applicable FHLMC Pooled Certificate Distribution Date.

          In order to effect an optional redemption, FHLMC will adopt a plan of complete liquidation meeting the requirements of a "qualified liquidation" under
Section 860F(a) (4) of the Internal Revenue Code. Pursuant to the plan, FHLMC will liquidate all of the assets underlying the applicable Underlying FHLMC Series, at fair market value as determined by FHLMC and apply the net proceeds of liquidation (together with funds contributed by FHLMC if the net proceeds are insufficient) to pay the redemption price. Following any redemption any remaining proceeds from the liquidation, net of liquidation expenses, will be distributed pro rata to the holders of the residual class of the applicable Underlying FHLMC Series.

          All decisions as to the making of an optional redemption, including the time of any optional redemption, will be at FHLMC's sole discretion. FHLMC will be under no obligation to any holder to make an optional redemption, even if redemption would be in the holder's interest.

THE UNDERLYING MORTGAGE LOANS

         The Mortgage Loans consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 30 years.

ADDITIONAL INFORMATION

          The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Documents relevant to the Pooled FNMA 93-256/F Certificates include the following:

          o FNMA Prospectus Supplement dated December 8, 1993 to Prospectus dated December 29, 1992 (attached as Exhibit I hereto)

          o FNMA Guaranteed REMIC Pass-Through Certificates Prospectus dated December 29, 1992.

          o FNMA Guaranteed Mortgage Pass-Through Certificates Prospectus dated December 1, 1993.

          o FNMA Stripped Mortgage-Backed Security Prospectus dated December 1, 1992.

          o FNMA Guaranteed MBS Pass-Through Certificates Prospectus dated December 1, 1992.

          o FNMA Prospectus Supplements and Prospectuses for the Underlying FNMA 93-256 REMIC Trusts.

          o FNMA Information Statement dated February 16, 1993 and any supplements thereto.

Documents relevant to the Pooled FNMA 97-17/SA Certificates include the following:

          o FNMA Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996.

          o FNMA Prospectus for Guaranteed Mortgage Pass-Through Certificates dated January 1, 1997.

          o FNMA Information Statement dated February 22, 1996 and any supplements thereto.

Documents relevant to the Pooled FHLMC 1486/S Certificates include the following:

          o FHLMC Offering Circular Supplement dated February 22, 1993 to Offering Circular dated January 1, 1993 (attached as Exhibit III hereto)

          o FHLMC Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1993.

          o FHLMC Mortgage Participation Certificates Offering Circular dated June 30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992 and November 2, 1992.

          o FHLMC Giant Participation Certificates Offering Circular dated December 23, 1991 and its Giant Mortgage Participation Certificates Offering Circular Supplement dated December 3, 1992.

          o FHLMC Information Statement dated March 19, 1992, its Information Statement Supplements dated April 28, 1992, July 30, 1992, November 13, 1992 and February 5, 1992 and any other Information Statement Supplements published subsequently by FHLMC.

Documents relevant to the Pooled FHLMC 1933/SG Certificates include the following:

          o FHLMC Offering Circular Supplement dated January 16, 1997 to Offering Circular dated January 1, 1997 (attached as Exhibit IV hereto).

          o FHLMC Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1997.

          o FHLMC Offering Circular Supplement dated February 6, 1997 to Offering Circular dated January 1, 1997 and FHLMC Offering Circular Supplement dated January 4, 1994 to Offering Circular dated August 1, 1993.

          o FHLMC Mortgage Participation Certificates Offering Circular dated September 1, 1995.

          o FHLMC Giant Participation Certificates and Other Pass-Through Certificates Offering Circular dated January 1, 1997.

          o FHLMC Information Statement dated March 29, 1996, its Information Statement Supplements dated May 15, 1996, August 14, 1996, November 14, 1996 and January 30, 1997 and any other Information Statement Supplements published subsequently by FHLMC.


Copies of the respective Prospectus Supplements, Prospectuses and the other documents set forth above relating to the Pooled Certificates may be obtained from the Underwriter by writing Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.


                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL CONSIDERATIONS

          The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and interest payments on the Mortgage Loans, the payment priorities and other characteristics of the Pooled Certificates, the purchase price paid for the Certificates and the occurrence of an optional termination with respect to the Certificates or the Pooled Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses. Since FNMA and FHLMC guarantee the timely payment of installments of principal of and interest on the respective Underlying Mortgage Loans, losses in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

          The timing and amount of payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

          The Pooled Certificates were issued at different times, are backed by different Mortgage Pools, have different allocations of principal and interest and payment priorities among various classes, are subject to optional termination to the extent described herein and in the Underlying Agreements and will perform differently in various interest and prepayment rate environments. In addition, the Pooled Certificates are backed by underlying securities that are also unrelated. The performance characteristics of the Certificates will reflect a combination of the performance characteristics of the Pooled Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Certificates.

          Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions on the Certificates is based on information in respect of the Underlying Series, if such information is not received in a timely manner, payments will not be made until the following Distribution Date and the yield to investors may be lower than the yield produced if such information had been received in a timely manner.

          In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

          Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

          The notional principal balance of the Pooled FHLMC 1486/S Certificates and the Pooled FHLMC 1933/SG Certificates reduce proportionately with the principal balance of the FHLMC 1486/F Certificates and the Pooled FHLMC 1933/FG/FK/FL Certificates, respectively. Accordingly, the amount and timing of payments on the Pooled FHLMC Certificates, and accordingly the yield on the Certificates, will be sensitive to the rate and timing of principal payments on such Related FHLMC Certificates.

          Relatively fast prepayments of FHLMC Mortgages may significantly shorten, and relatively slow prepayments of FHLMC Mortgages may significantly extend, the life of the FHLMC Related Certificates. A rapid rate of principal prepayments on the FHLMC Mortgage Loans will have a negative effect on the yield on the Certificates. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which any of the Pooled FHLMC Certificates are a part may have a materially negative effect on the yield on the Certificates. If the life of any of the Related FHLMC Certificates is significantly shortened, the life of the related Pooled FHLMC Certificates will be significantly shortened and the yield to investors in the Certificates can be expected to decrease.

          The yield to investors in the Certificates will also be affected by changes in LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR.

          The amount of interest payable on the Pooled FNMA Certificates and the Pooled FHLMC Certificates will be sensitive, and the amount of interest payable on the Pooled FNMA 97-17/SA Certificates will be highly sensitive, to the level of LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. In addition, a high rate of principal payments (including prepayments) on the FNMA Mortgage Loans underlying the Pooled FNMA 97- 17/SA Certificates or on the FHLMC Mortgage Loans and/or a high level of LIBOR will have a materially negative effect on the amount of interest payable on the Pooled FNMA 97-17/SA Certificates and the Pooled FHLMC Certificates, as the case may be.

          The assets of the Trust consist of only the Pooled FNMA Certificates and the Pooled FHLMC Certificates. Because each of the Pooled Certificates were issued as parts of different Underlying Series, the rates of prepayment of each of the Pooled Certificates will be different from the rates of prepayment on each of the other Pooled Certificates. Under various circumstances, the principal balance of one or both of the Pooled FNMA Certificates or the notional principal balance of one or both of the Pooled FHLMC Certificates could be reduced to zero prior to the other Pooled Certificates. In addition, either one or both of the Pooled FNMA Certificates or the Pooled FHLMC Certificates could be repurchased as described under "The Pooling Agreement - Assignment of Pooled Certificates" or any of the Underlying Agreements could be terminated. In such an event, the Trust might consist solely of one or both of the Pooled FNMA Certificates or one or both of the Pooled FHLMC Certificates, or a combination thereof, and investors would be exposed to the risk of indirectly owning less than all, and potentially only one, of the Pooled Certificates.

ASSUMED FINAL DISTRIBUTION DATE

          The "Assumed Final Distribution Date" for distributions on the Certificates is the Distribution Date in May 2027. The Assumed Final Distribution Date is the Distribution Date one month after the Pooled Certificate Distribution Date on which the final scheduled distribution on the last to mature of the Pooled Certificates is scheduled to be made. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating such final scheduled distribution, the date of the final distribution on the Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

WEIGHTED AVERAGE LIVES

          The weighted average life of a security refers to the average amount of time that will elapse from the applicable settlement date until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (i) multiplying the amount of payments made in respect of principal on such Certificate on each Distribution Date by the number of years from the Closing Date to such Distribution Date;
(ii) summing the results and (iii) dividing the sum by the aggregate amount of the principal payments on such Certificate referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

SPA MODEL

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Memorandum ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Pooled Certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 125% SPA assumes prepayment rates will be 0.25% per annum in month one, 0.5% per annum in month two, reaching 7.5% per annum in month 30 and remaining constant at 7.5% per annum thereafter. 0% SPA assumes no prepayments.

PRICING ASSUMPTION

          The Certificates were structured assuming, among other things, a prepayment assumption of 175% SPA with respect to the Pooled Certificates. The prepayment assumptions to be used for pricing purposes for the Certificates may vary as determined at the time of sale. The actual prepayment rates may vary considerably from the rates used for any pricing assumption.

DECREMENT AND WEIGHTED AVERAGE LIFE TABLE

          The following tables indicate the percentages of the Original Principal Balance of the Certificates outstanding after certain dates and the weighted average lives (in years), assuming various constant percentages of SPA and LIBOR levels.

          For each of the following tables it was assumed, among other things, that (i) the Trust consists of the Pooled Certificates in the principal and/or notional amounts described in Annex 1 hereto; (ii) the Original Principal Balance of the Certificates will be $50,524,761; (iii) Distribution Dates on the Certificates occur on the 25th of each month commencing in April 1997; (iv) each Mortgage Loan underlying a mortgage backed security issued by FNMA or a participation certificate issued by FHLMC has a mortgage rate, remaining term to maturity and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity and weighted average loan age, respectively, of all of the Mortgage Loans underlying such mortgage backed security or participation certificate or, in the case of the Pooled FNMA 97-17/SA Certificates, equal to the assumptions for such characteristics included in the Underlying FNMA 97-17 Prospectus Supplement; (v) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables; (vi) all amounts due with respect to the Mortgage Loans underlying the Pooled Certificates are applied to the payment of the respective Pooled Certificates on the 25th day of each month; (vii) there are no optional terminations of the Certificates or the Pooled Certificates and the mandatory termination is assumed not to occur;
(viii) the settlement date is the Closing Date, which is March 31, 1997; (ix) each month consists of 30 days; (x) any reinvestment income on funds in the Certificate Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; (xi) the only expenses to be paid on any Distribution Date by the Trust will be the monthly payment of the Trustee Fee and the Escrow Payment which is assumed to equal 1/12 of the product of 0.02% and the Certificate Balance immediately prior to the applicable Distribution Date, but without giving effect to the minimum Trustee Fee of $210 for any Distribution Date; (xii) the effective interest rate borne by the Certificates during the first Interest Accrual Period is 9.8119% per annum; and
(xiii) interest rates applicable to the Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR; (xiv) there will be no substitution of Pooled Certificates; and (xv) no Certificates will be exchanged for pro rata portions of each of the Pooled Certificates.

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                               OF THE CERTIFICATES





                                 LIBOR = 2.375%
                                    % of SPA

                        50%     100%     175%       350%       500%

Initial Balance       100      100      100        100         100
March 25, 1998         94       88       85         81          75
March 25, 1999         84       73       68         56          35
March 25, 2000         74       71       63         39          19
March 25, 2001         72       69       58         29          12
March 25, 2002         70       67       54         22           7
March 25, 2003         69       64       49         16           2
March 25, 2004         67       62       44         12           1
March 25, 2005         65       61       39          9           0
March 25, 2006         63       58       34          7           0
March 25, 2007         62       54       29          5           0
March 25, 2008         60       51       25          4           0
March 25, 2009         58       49       21          3           0
March 25, 2010         55       45       18          2           0
March 25, 2011         51       40       15          1           0
March 25, 2012         50       35       13          0           0
March 25, 2013         48       30       11          0           0
March 25, 2014         46       24        9          0           0
March 25, 2015         41       19        7          0           0
March 25, 2016         35       16        5          0           0
March 25, 2017         30       13        4          0           0
March 25, 2018         23       10        3          0           0
March 25, 2019         15        7        2          0           0
March 25, 2020         10        5        1          0           0
March 25, 2021          6        2        0          0           0
March 25, 2022          1        0        0          0           0
March 25, 2023          0        0        0          0           0

Weighted Average
Life
(in years)            13.0     10.7      7.1        3.4       2.0

              PERCENTAGE OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING
                               OF THE CERTIFICATES





                            LIBOR = 3.375% and higher
                                    % of SPA

                    50%        100%        175%        350%        500%

Initial Balance     100         100         100         100         100
March 25, 1998      94          88          85          81          75
March 25, 1999      84          73          68          56          35
March 25, 2000      74          71          63          39          19
March 25, 2001      72          69          58          29          12
March 25, 2002      70          67          54          22          7
March 25, 2003      69          64          49          16          2
March 25, 2004      67          62          44          12          1
March 25, 2005      65          61          39          9           0
March 25, 2006      64          58          34          7           0
March 25, 2007      62          54          29          5           0
March 25, 2008      60          51          25          4           0
March 25, 2009      59          49          21          3           0
March 25, 2010      56          45          18          2           0
March 25, 2011      52          40          15          1           0
March 25, 2012      50          35          13          0           0
March 25, 2013      48          30          11          0           0
March 25, 2014      46          24          9           0           0
March 25, 2015      41          19          7           0           0
March 25, 2016      36          16          5           0           0
March 25, 2017      30          13          4           0           0
March 25, 2018      23          10          3           0           0
March 25, 2019      16          7           2           0           0
March 25, 2020      11          5           1           0           0
March 25, 2021      6           2           0           0           0
March 25, 2022      1           0           0           0           0
March 25, 2023      0           0           0           0           0

Weighted
Average
Life             13.1        10.7        7.1         3.4         2.0
(in years)

PRE-TAX YIELD TABLE

         The significance of the effects of prepayments and changes in LIBOR on the Certificates is illustrated in the following table entitled "Sensitivity of the Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA and levels of LIBOR. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "---Decrement and Weighted Average Life Tables" and assuming that (i) on each LIBOR determination date LIBOR will be at the level shown, (ii) the aggregate purchase price (expressed as a percentage of the Original Principal Balance) of the Certificates is 99.9375% (not including accrued interest, which is added to such price in calculating the yields set forth in the table below) and (iii) the Certificates are purchased on March 31, 1997.

         THE YIELD TO INVESTORS IN THE CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. GENERALLY, A HIGH LEVEL OF LIBOR WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CERTIFICATES.

         Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

                         SENSITIVITY OF THE CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                           (PRE-TAX YIELD TO MATURITY)



                                    % of SPA

LIBOR        50%         100%        175%         350%       500%
-----

2.375%      13.7%       13.5%       11.5%        12.3%      13.9%
3.375%      12.0        11.8        10.2         11.0       12.6
4.375%      10.9        10.7        9.5          10.3       11.8
5.375%      9.9         9.6         8.8          9.6        11.0
6.375%      8.8         8.6         8.1          8.9        10.2
7.375%      7.8         7.5         7.5          8.3        9.4


The yields set forth in the above table were calculated by determining the monthly discount rates which when applied to the assumed stream of cash flows to be paid on the Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Certificates indicated, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Certificates and consequently does not purport to reflect the return of any investment in the Certificates when such reinvestment rates are considered.

ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

         Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Pooled Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables, and the weighted average lives and pre-tax yields and the cash flows on the Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of the Certificates.


                              THE POOLING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Pooling Agreement between BSMSI, as the depositor, and First Trust National Association as the Trustee (the "Agreement" ). BSMSI will provide to a prospective or actual
Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

ASSIGNMENT OF POOLED CERTIFICATES

         At the time of issuance of the Certificates, the Depositor will cause the Pooled Certificates to be assigned to the Trustee. The Depositor will represent, among other things, that as of the Closing Date (i) it is the owner of the Pooled Certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates in good faith without notice of any adverse claim.

         Upon discovery or receipt of notice by either the Depositor or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates which materially and adversely affects the interests of the Certificateholders, the Depositor or the Trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the Depositor of any such breach, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at a repurchase price equal to (i) with respect to any Pooled FNMA Certificate, the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase plus accrued interest thereon plus, in the case of the Pooled FNMA 93-256/F Certificates, any 93-256/F Interest Deficiency and interest thereon as described under "Description of the Pooled Certificates - Distributions of Interest", and (ii) with respect to any Pooled FHLMC Certificates, the highest bid obtained from three dealers then active in the market for such Pooled FHLMC Certificates (or such lesser number as may then be active). In the event the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain an opinion (a "FMV Opinion") of an investment banking firm of national reputation (other than an affiliate of the Depositor) to determine whether such bid is at least equal to the fair market value of such Pooled FHLMC Certificates and the repurchase price shall be the higher of the bid or the fair market value as stated in any such FMV Opinion. If the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the repurchase price shall be equal to the fair market value of such Pooled FHLMC Certificates as stated in such FMV Opinion.

         Notwithstanding the foregoing, in the case of the FNMA Pooled Certificates, for a period of two years following the Closing Date, in lieu of repurchasing Pooled Certificates as described above, the Depositor may substitute therefor one or more mortgage related securities issued by GNMA, FNMA or FHLMC (each a "Substitute Pooled Certificate") which meet the following criteria: (i) such substitution shall be (a) in the case of the Pooled FNMA 93-256/F Certificates, with at least one floating rate certificate which is entitled to received interest based on LIBOR and which has a formula of LIBOR plus a minimum of 150 basis points and (b) in the case of the Pooled FNMA 97-17/SA Certificates, with one or more inverse floating rate certificates based on LIBOR whose combined coupon will be at least equal to the coupon of the Pooled Certificates being substituted for at all levels of LIBOR, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for and (iii) the Substitute Pooled Certificates as of the date of substitution (a) ultimately are backed by mortgage loans (I) with a weighted average pass-through rate no more than 50 basis points below or no more than 50 basis points above the weighted average pass-through rate of the FNMA Mortgages and (II) which are conventional, fixed rate, one- to four-family, fully amortizing, level payments, first mortgage loans with original maturities of up to 30 years, (b) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (c) will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

 ACCOUNTS

          The Trustee shall establish and maintain the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account as defined in the Agreement. The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into the Certificate Account. Amounts on deposit in the Certificate Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Depositor stating:

          (i)  the Available Funds for such Distribution Date;

          (ii) the Interest Distribution Amount and the Principal Distribution Amount for such Distribution Date and, with respect to each, the components thereof as described in the definitions of such terms and as reported in the related distribution information;

          (iii) the Certificate Balance before and after applying payments on such Distribution Date;

          (iv) the effective interest rate on the Certificates for such Distribution Date;

          (v) the outstanding principal and/or notional amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date of, and the current interest rate, on each of the Pooled Certificates on such Distribution Date; and

          (vi) the amount of the Trustee Fee for such Distribution Date.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1000 of principal face amount.

          In addition, the Trustee promptly will furnish to the Depositor and, upon request, to the Certificateholders, copies of any notices, statements, reports or other information, including, without limitation, any Pooled Certificate Distribution Date Statements received by the Trustee in its capacity as the holder of the Pooled Certificates.

          On or before March 31st of each calendar year, commencing in 1998, the Trustee will prepare and deliver by first class mail to the Depositor and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and
(v) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

AMENDMENTS

          The Agreement may be amended by the Depositor and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate Class Balance of the Certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

CERTIFICATEHOLDER ACTION

          No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as each may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

TERMINATION

          The respective obligations and responsibilities of the Depositor and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. Such distribution will occur, among other circumstances, if the Depositor exercises its option to purchase the Pooled Certificates as described herein under "Description of the Certificates -- Optional Termination."

INDEMNIFICATION OF THE TRUSTEE

          The Trustee and its directors, officers, employees and agents, will be indemnified by the Trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

CERTAIN MATTERS REGARDING THE TRUSTEE

          The Trustee for the Certificates will be First Trust National Association. The Trustee's corporate office is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Structured Finance Department, and its Bondholder Services telephone number is (612) 973-6700.

          The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall (in the latter case, with the written consent of the Certificate Insurer) promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Depositor shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Trust ("Tax Counsel"), as to the material Federal income tax consequences of the purchase, ownership and disposition of Certificates. However, the discussion does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

          The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

TAX CHARACTERIZATION OF THE TRUST

          Tax counsel is of the opinion that the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool taxable as a corporation. Accordingly, each holder of a Certificate will be treated for Federal income tax purposes as the owner of an undivided interest in the Pooled Certificates included in the Trust. As further described below, each holder of a Certificate therefore must report on its Federal income tax return the gross income from the portion of the Pooled Certificates that is allocable to such Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Pooled Certificates and incurred directly its share of expenses incurred by the Trust.

          A Certificateholder that is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a Certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees paid to the Trustee.

TAXATION OF CERTIFICATEHOLDERS

          A Certificateholder must allocate the purchase price of its Certificates among its share of the Pooled Certificates based upon the relative fair market value of the Pooled Certificates as of the date such Certificateholder purchased its Certificates.

          The tax consequences to a Certificateholder of ownership of an undivided interest in each Pooled Certificate are described in the Underlying Prospectuses. The Underlying Prospectuses for each of the Pooled Certificates state that such Pooled Certificates are REMIC Regular Interests or beneficial ownership of REMIC Regular Interests (a Modifiable and Combinable REMIC class). A general discussion of the tax consequences to a holder of REMIC Regular Interests can be found in "Certain Federal Income Tax Consequences" in the Prospectus.

TAXABLE MORTGAGE POOLS

          Entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax.

          The legislative history of the taxable mortgage pool provisions states that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Based in part on the legislative history, Tax Counsel is of the opinion that the Trust is not a taxable mortgage pool taxable as a corporation.


                        CERTAIN STATE TAX CONSIDERATIONS

          Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.


                              ERISA CONSIDERATIONS

          Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ' 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates and the operation and management of the Trust and its assets. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or federal legislation recently enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

          Prohibited Transaction Exemption 90-30 ("PTE 90-30") may be applicable to the purchase, sale or transfer of the Certificates and the operation and management of the Trust and its assets. The definition of an allowable "Trust" under PTE 90-30 requires that the corpus of the Trust contain only three categories of obligations: certain direct obligations (not here applicable), "guaranteed governmental mortgage pool certificates" as defined in the Plan Asset Regulations and fractional, undivided interests in either of the above types of obligations. Both the Prospectuses pursuant to which the Pooled FNMA Certificates were offered and the Offering Circulars relating to the Pooled FHLMC Certificates state that FNMA and FHLMC, respectively, had been advised by their respective counsel that each such respective class of Pooled Certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Accordingly, such Pooled Certificates should qualify as an allowable type of Trust obligation under PTE 90- 30. However, any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 90-30, both with respect to whether the Pooled Certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 90-30 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the Certificates and the operation and management of the Trust and its assets.

          A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

          Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement, the Certificates are being purchased from BSMSI by the Underwriter, an affiliate of BSMSI, upon issuance. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from BSMSI in the form of underwriting discounts. BSMSI will indemnify the Underwriter against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments the Underwriter may be required to make in respect thereof. BSMSI will acquire the Pooled Certificates from the Underwriter.


                                  LEGAL MATTERS

          Certain legal matters relating to the Certificates will be passed upon for BSMSI and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.


                               CERTIFICATE RATING

          As a condition to their issuance, the Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch.

          The rating assigned by Moody's to the Certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating is based principally on the guarantees of FNMA and FHLMC on the Pooled Certificates. Moody's ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers or the degree to which such prepayments will differ from that originally anticipated. The rating does not address the possibility that, as a result of prepayments, Certificateholders may suffer a lower than anticipated yield on the Certificates.

          The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

          The yield of the certificates is sensitive to principal prepayments on the mortgage loans backing underlying interest-only securities, which the rating on the certificates does not address. If prepayments are faster than anticipated, investors may fail to receive interest payments on certain payment dates.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

          BSMSI has not requested a rating of the Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, in such event, what rating would be assigned to the Certificates by such other rating agency. The rating assigned by such other rating agency to the Certificates may be lower than the rating assigned by or Moody's or Fitch.

                                    GLOSSARY

The abbreviations used for each Pooled Certificate are set forth under "Description of the Pooled Certificates -- General"

Agreement.................................................................S-5
Assumed Final Distribution Date..........................................S-26
Available Funds..........................................................S-16
BSMSI.....................................................................S-1
Business Day .............................................................S-2
Cede.....................................................................S-15
Certificates..............................................................S-1
Certificate Account......................................................S-16
Certificate Register.....................................................S-15
Class Balance............................................................S-17
Closing Date..............................................................S-8
Code.....................................................................S-14
Depositor.................................................................S-5
Determination Time........................................................S-8
Distribution Date.........................................................S-3
DTC.......................................................................S-5
ERISA....................................................................S-13
Escrow Amount ...........................................................S-16
Excess Interest..........................................................S-20
FHA.......................................................................S-6
FHLMC.....................................................................S-2
FHLMC Accrual Period.....................................................S-22
FHLMC Pooled Certificate Distribution Date................................S-7
FHLMC Mortgages..........................................................S-2
Fitch.....................................................................S-1
FMV Opinion..............................................................S-31
FNMA......................................................................S-2
FNMA Interest Accrual Period.............................................S-19
FNMA MBS..................................................................S-2
FNMA Mortgages............................................................S-2
FNMA Pooled Certificate Distribution Date.................................S-7
GNMA......................................................................S-6
GNMA Certificates.........................................................S-2
Gold Giant PCs............................................................S-2
Gold PCs..................................................................S-2
Interest Accrual Period...................................................S-9
Interest Distribution Amount.............................................S-17
LIBOR.....................................................................S-2
IRS......................................................................S-33
Majority Certificateholders..............................................S-32
Moody's...................................................................S-1
Mortgage Loans............................................................S-3
Mortgage Pool.............................................................S-3
Original Principal Balance................................................S-9
Permitted Investments....................................................S-34
Plans....................................................................S-13
Plan Asset Regulations...................................................S-35
Pooled Certificates.......................................................S-2
Pooled Certificate Class Percentage......................................S-18
Pooled Certificate Distribution Date......................................S-7
Pooled Certificate Principal Balance......................................S-5
Pooled FHLMC Certificates.................................................S-2
Pooled FNMA Certificates..................................................S-2
Principal Distribution Amount............................................S-17
 Prospectus...............................................................S-5
PTE 90-30................................................................S-35
Rating Agencies..........................................................S-14
Record Date...............................................................S-9
REMIC.....................................................................S-4
Similar Law..............................................................S-35
SMMEA....................................................................S-14
SPA......................................................................S-26
Substitute Pooled Certificate............................................S-31
Supplemental Distribution Date............................................S-8
Tax Counsel..............................................................S-33
Trust.....................................................................S-2
Trust Assets.............................................................S-13
Trustee...................................................................S-5
Trustee Fee..............................................................S-16
Trustee Fee Escrow Account...............................................S-16
Underlying FHLMC Agreement................................................S-6
Underlying FHLMC Offering Circular .......................................S-6
Underlying FHLMC Series...................................................S-2
Underlying FNMA Agreement.................................................S-6
Underlying FNMA Prospectus Supplements....................................S-7
Underlying FNMA REMIC Certificates........................................S-6
Underlying FNMA REMIC Trust...............................................S-6
Underlying FNMA Series....................................................S-2
Underlying Agreements.....................................................S-6
Underlying Mortgage Loans.................................................S-2
Underlying Prospectus Supplement..........................................S-8
Underlying Series.........................................................S-2
Underwriter...............................................................S-1
VA........................................................................S-6
1933 Act..................................................................S-3
1934 Act..................................................................S-3

                                                                      ANNEX 1

                     POOLED CERTIFICATE CURRENT INFORMATION

          The table in this Annex 1 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the provisions of the Underlying Agreements and Underlying Prospectuses and the other prospectuses related to the Pooled Certificates. The information set forth in the table and elsewhere herein has been derived from FNMA and FHLMC, but such information has not been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

          The Depositor has sold to the Trustee an approximate 52.73% percentage interest in the Pooled FNMA 93-256/F Certificates, an approximate 59.70% percentage interest in the Pooled FNMA 97-17/SA Certificates, an approximate 17.79% percentage interest in the Pooled FHLMC 1486/S Certificates and an approximate 8.42% percentage interest in the Pooled FHLMC 1993/SG Certificates.

          "Weighted average" numbers are calculated based on the loan balances as of March 1, 1997.

          The Issue Date for the Pooled FNMA 93-256/F Certificates was December 27, 1993, the Issue Date for the Pooled FNMA 97-17/SA Certificates was March 1, 1997, the Issue Date for the Pooled FHLMC 1486/S Certificates was April 30, 1993 and the Issue Date for the Pooled FHLMC 1993/SG Certificates was February 28, 1997.

          The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and the additional information contained in Exhibit I, Exhibit II, Exhibit III and
Exhibit IV.

          1. ISSUER AND SERIES/CLASS. These first two columns indicate, collectively, and the "issuer" name and series designation of each Underling Series. For the full name of each Pooled Certificate, see "Description of the Pooled Certificates - General".

          2. CERTIF TYPE. NTL/INV/IO indicates that the Pooled FHLMC Certificates have a notional principal balance and bear interest at rates that are based on an index (in this case, LIBOR) and that vary inversely with changes in the index. FLT indicates that the Pooled FNMA 93-256/F Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary directly with changes in the index. INV indicates that the Pooled FNMA 97-17/SA Certificates bear interest at rates that are based in on index (in this case, LIBOR) that varies indirectly with changes in the index. CPT indicates that the Pooled FNMA 1997-17/SA Certificates have components with different principal payment characteristics, but together constitute a single class.

          3. CURRENT COUPON. This column indicates the interest rates applicable to the April 1997 distribution on the Pooled Certificates.

          4. CLASS ORIGINAL PRINCIPAL OR NOTIONAL PRINCIPAL BALANCE. This column lists the original principal balance or notional principal balance of the Pooled Certificates.

          5. CLASS % IN TRUST. This is the percentage which the respective Pooled Certificates constitute of its class.

          6. CURRENT PRINCIPAL OR NOTIONAL PRINCIPAL BALANCE IN TRUST. This column shows the current principal balance in trust of the Pooled FNMA Certificates and the current notional principal balance in trust of the Pooled FHLMC Certificates after the distribution made in March 1997.

          7. ORIGINAL MORTGAGE LOAN BALANCE. This is the original aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate or in the case of the Pooled FNMA 93-256/F Certificates, the principal balance on the Underlying FNMA 93-256 REMIC Certificates.

          8. CURRENT MORTGAGE LOAN BALANCE. This is the aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate or in the case of the Pooled FNMA 93-256/F Certificates, the principal balance on the Underlying FNMA 93-256 REMIC Certificates, as of March 1, 1997.

          9. WAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate or in the case of the Pooled 97-17/SA Certificates, the expected weighted average of the note rates on the Mortgage Loans underlying such Pooled Certificates.

          10. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

          11. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months) or in the case of the Pooled 97-17/SA Certificates, the expected weighted average of the remaining terms to maturity of the Mortgage Loans underlying such Pooled Certificates..

          12. WALA/CAGE. Under this heading is the weighted average months since origination of the Mortgage Loans underlying each Pooled Certificate or in the case of the Pooled 97-17/SA Certificates, the expected weighted average months since origination of the Mortgage Loans underlying such Pooled Certificate.


                                                                  Current
                                          Class Original          Principal
                                            Principal or          or Notional
                                             Notional             Principal   Original         Current
        Series/                   Current    Principal   Class %  Balance   Mortgage Loan    Mortgage Loan
Issuer  Class         Certif Type  Coupon    Balance     In Trust  In Trust    Balance         Balance        WAC      CNWAC
FNMA    1993-256/F    FLT          7.15625%  162,000,000 52.73%   40,254,761   162,000,000(2)   96,030,353(2) 7.727(3) 7.261(3)
FNMA    1997-17/SA(1) INV/CPT       15.375%   16,750,000 59.70%   10,000,000    300,000,000      300,000,000   8.000    7.500
FHLMC   1486-S        NTL/INV/IO     3.900%  205,224,000 17.79%   17,766,251  1,000,000,000      499,092,403   8.535    8.000
FHLMC   1933-SG(1)    NTL/INV/IO     2.000%  210,634,000  8.42%   17,666,772  1,200,000,000    1,191,499,392   8.515    8.000


            WALA/
WAM         CAGE
305(3)         46(3)
355            4
294            51
355            4

(1) This Series is comprised of multiple collateral groups. Only the characteristics of the collateral group related to the Pooled Certificates have been used in calculating the above information.
(2) Based on original and current principal balances of the underlying securities, respectively, rather than the balance of the Mortgage Loans underlying such securities.
(3) The weighted average calculations are based on the current principal balance of each of the underlying securities as of the March distribution date.

                                                                 Exhibit I

                             Prospectus Supplement
                             dated December 8, 1993
                                       to
                       Prospectus dated December 29, 1992
                                  relating to

                     Federal National Mortgage Association
                   Guaranteed REMIC Pass-Through Certificates
                        Fannie Mae REMIC Trust 1993-256

                      [This Page Intentionally Left Blank]

Prospectus Supplement
(To Prospectus dated December 29, 1992)

                                  $162,000,000

                      Federal National Mortgage Association

                                     (LOGO)

                   Guaranteed REMIC Pass-Through Certificates
                         Fannie Mae REMIC Trust 1993-256

     The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in Fannie Mae REMIC Trust 1993-256 (the "Trust"). The assets of the Trust will consist of (i) a single "principal only" Fannie Mae Stripped Mortgage-Backed Security (the "Trust SMBS") evidencing the beneficial ownership interests in certain principal distributions made in respect of certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates ("MBS") held in the form of a Fannie Mae Guaranteed MBS Pass-Through Certificate (a "Mega Certificate") and included in Fannie Mae Stripped Mortgage-Backed Security Trust 000252-CL and (ii) the REMIC Certificates specified herein (collectively, the "Underlying REMIC Certificates") evidencing beneficial ownership interests in the respective Fannie Mae REMIC Trusts specified herein (collectively, the "Underlying REMIC Trusts"). The assets of each Underlying REMIC Trust consist of direct or indirect beneficial ownership interests in (i) certain MBS having the characteristics described herein or (ii) certain "fully modified pass-through" mortgage-backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"). Each MBS underlying the Trust SMBS and the Underlying REMIC Certificates will represent a beneficial ownership interest in a pool of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of mortgage loans (together with the mortgage loans underlying the MBS, the "Mortgage Loans") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA").

     The Certificates will be issued and guaranteed as to timely distribution of principal and, to the extent set forth herein, interest by Fannie Mae and will be offered by Fannie Mae pursuant to its Prospectus for Guaranteed Mortgage Pass-Through Certificates (the "MBS Prospectus"), its Prospectus for Stripped Mortgage-Backed Securities (the "SMBS Prospectus") and its Prospectus for Guaranteed MBS Pass-Through Certificates (the "Mega Prospectus"), each available as described herein, and its Prospectus for Guaranteed REMIC Pass-Through Certificates (the "REMIC Prospectus") accompanying this Prospectus Supplement.

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES. SEE "DESCRIPTION OF THE CERTIFICATES--PREPAYMENT CONSIDERATIONS AND RISKS" AND "--YIELD CONSIDERATIONS" HEREIN.

     An election will be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R Class will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R Class" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.
                                                (Cover continued on next page)
                           ------------------------

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE
   CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT
     CONSTITUTE AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES
       ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
       ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF
                    THE SECURITIES EXCHANGE ACT OF 1934.

===================================================================================================================================

                                                  Original                                                           Final
                                                 Principal         Principal       Interest       Interest       Distribution
                    Class                         Balance           Type(1)          Rate         Type(1)            Date
----------------------------------------------------------------------------------------------------------------------------------
F   .........................................   $162,000,000        (2)             (3)            FLT           November 2023
----------------------------------------------------------------------------------------------------------------------------------
R(4).........................................              0        NPR              0             EXE           November 2023

==============================================================================

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(2) The F Class will be entitled to receive the entire Principal Distribution Amount (as defined herein) on each Distribution Date until the principal balance thereof is reduced to zero. See "Description of the Certificates--Distributions of Principal" herein.
(3) The F Class will bear interest based on "LIBOR," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus and will be entitled to receive the entire Interest Distribution Amount (as defined herein) on each Distribution Date.
(4) The R Class will be entitled to receive the monthly distributions from the remaining assets of the Trust, if any, after the principal balance of the F Class has been reduced to zero and any unpaid interest deficiency (together with any accrued and unpaid interest thereon) has been paid in full. See "Description of the Certificates--Characteristics of the R Class" herein.

                            ------------------------

     The Certificates will be offered by Kidder, Peabody & Co. Incorporated (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

     The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae and to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that delivery of the F Class will be made through the book-entry facilities of The Depository Trust Company on or about December 27, 1993 (the "Settlement Date"). It is expected that the R Class, in registered, certificated form will be available for delivery at the offices of the Dealer, New York, New York, on or about the Settlement Date.

                            ------------------------
                                     (LOGO)
                                December 8, 1993

(Cover continued from previous page)

     The yield to investors in each Class will be directly related to the level of LIBOR and, among other things, the rate of distributions on the Trust SMBS and the Underlying REMIC Certificates, which in turn will be sensitive in varying degrees to the rate of principal payments of the Mortgage Loans, the characteristics of the Mortgage Loans included in the related pools and the priority sequences affecting principal distributions on the Underlying REMIC Certificates. Such yields will also be sensitive to the amount of Excess Interest (as defined herein) available for distribution, fluctuations in the index on which the interest rate for any Underlying REMIC Certificate is based and the purchase price paid for the related Class. Accordingly, investors should consider the following risks:

        - The Mortgage Loans generally may be prepaid at any time without penalty, and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time.

        - Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of either of the Classes.

        - In the case of any Certificates purchased at a discount to their principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        - In the case of any Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

        - The yield on the F Class will be sensitive to the level of LIBOR. Under certain LIBOR and prepayment scenarios, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Any such deficiency on a particular Distribution Date will be carried forward, with interest, to subsequent Distribution Dates. Once the principal balance of the Trust SMBS and the respective principal balances of the Underlying REMIC Certificates have been reduced to zero, Holders of the F Class will have no future entitlement to any unpaid interest deficiency or interest thereon.

        - The distributions on the R Class will be especially sensitive to the level of LIBOR and the rate of prepayments on the Mortgage Loans, since no distributions will be made on such Class until the principal balance of the F Class is reduced to zero and any accrued and unpaid interest thereon (including any unpaid interest deficiency or interest thereon) is paid in full. Under certain LIBOR and prepayment scenarios, little or no assets would remain in the Trust at such time.

        - The relationship among the various factors that affect the availability of principal and interest distributions, and correspondingly, the yield on the Certificates, is complex, and an investment in the Certificates should only be made by persons familiar with the analysis of mortgage loan prepayment rates and mortgage-backed securities structures.

See "Description of the Certificates--Prepayment Considerations and Risks" and "--Yield Considerations" herein.

     In addition, investors should purchase Certificates only after considering the following:

        - The rate of distributions of the Certificates is uncertain and investors may be unable to reinvest the distributions thereon at yields equaling the yields on the Certificates. See "Description of the Certificates--Reinvestment Risk" in the REMIC Prospectus.

        - Certain of the Underlying REMIC Certificates are "Interest Only" Certificates with nominal principal balances. If such nominal principal balances are reduced disproportionately faster than the reduction of the principal balances of the Trust SMBS and the remaining Underlying REMIC Certificates, any such substantially disproportionate reductions could significantly reduce the amounts available to pay interest on the remaining principal balance of the F Class.

        - Certain of the Underlying REMIC Certificates are "Planned Principal Certificates" or "Targeted Principal Certificates" and, in some cases, may not be scheduled to receive principal payments in accordance with their Principal Balance Schedules for extended periods. However, prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than those initially assumed. There is no information in this Prospectus Supplement as to whether any such Underlying REMIC Certificates have adhered to their "Planned" or "Targeted" balances, whether any support securities remain outstanding or whether any Underlying REMIC Certificates otherwise have performed as originally anticipated. Such information as to a particular Underlying REMIC Certificate may be obtained through an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying Prospectus, which may be obtained from Fannie Mae as described below.

        - The actual final payment of the F Class will likely occur earlier, and could occur much earlier, than the Final Distribution Date for such Class specified on the cover page. In particular, exercise of the optional liquidation of the Trust by Holders of the R Class as described herein will effect the early retirement of the F Class. See "Description of the Certificates-- Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

        - Investors whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Investors should consult their legal advisors to determine whether and to what extent the Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations" in the REMIC Prospectus.

     The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the SMBS Prospectus, the Mega Prospectus, the MBS Prospectus, the Prospectus Supplements or Prospectuses, as applicable, for the respective Underlying REMIC Trusts (collectively, the "Underlying Prospectuses") or the REMIC Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus Supplement does not contain complete information about the Certificates. Investors should purchase Certificates only after reading this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus dated December 1, 1993, the SMBS Prospectus dated December 1, 1992, the Mega Prospectus dated December 1, 1992, the Underlying Prospectuses and the Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto (the "Information Statement"). The MBS Prospectus, the SMBS Prospectus, the Mega Prospectus and the Information Statement are incorporated herein by reference and, together with the Underlying Prospectuses, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-2N, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents, other than the Underlying Prospectuses, may also be obtained from Kidder Peabody & Co. Incorporated by writing or calling its Prospectus Department at 60 Broad Street, 6th Floor, New York, New York 10004 (telephone 212-656-1584).

                              TABLE OF CONTENTS

                                        Page
                                        ----
Description of the Certificates.......  S- 4
  General.............................  S- 4
     Structure........................  S- 4
     Distributions on Underlying
       Securities.....................  S- 4
     Fannie Mae Guaranty..............  S- 4
     Characteristics of
       Certificates...................  S- 5
     Authorized Denominations.........  S- 5
     Distribution Dates...............  S- 5
     Calculation of Interest
       Distributions..................  S- 5
     Calculation of Principal
       Distributions..................  S- 5
     Record Date......................  S- 6
     REMIC Trust Factors..............  S- 6
     Voting the Trust SMBS and the
       Underlying REMIC Trusts........  S- 6
     Optional Liquidation.............  S- 6
  The Trust SMBS......................  S- 6
  The Underlying REMIC
     Certificates.....................  S- 7
  Final Data Statement................  S- 7
  Prepayment Considerations
     and Risks........................  S- 7
  Book-Entry Procedures...............  S- 8
     General..........................  S- 8
     Method of Distribution...........  S- 8
  Distributions of Interest...........  S- 9
     Categories of Classes............  S- 9
     General..........................  S- 9
     Interest Accrual Periods.........  S- 9
     Floating Rate Class..............  S- 9
  Calculation of LIBOR................  S-10
  Distributions of Principal..........  S-10
     Categories of Classes............  S-10
     Principal Distribution Amount....  S-10
  Structuring Assumptions.............  S-11
     Pricing Assumptions..............  S-11
     CPR Assumptions..................  S-11
  Characteristics of the R Class......  S-11
  Yield Considerations................  S-12
  Weighted Average Lives of the
     Certificates.....................  S-13
  Decrement Tables....................  S-14
Certain Additional Federal Income Tax
  Consequences........................  S-16
  REMIC Elections and Special Tax
     Attributes.......................  S-16
  Taxation of Beneficial Owners of
     Regular Certificates.............  S-16
  Taxation of Beneficial Owners of
     Residual Certificates............  S-16
Plan of Distribution..................  S-17
Legal Matters.........................  S-17
Exhibit A.............................  A-1

                         DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the REMIC Prospectus, the MBS Prospectus, the SMBS Prospectus, the Mega Prospectus, the Underlying Prospectuses and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to such terms in the REMIC Prospectus (including the Glossary contained therein), the MBS Prospectus, the SMBS Prospectus, the Mega Prospectus, the Underlying Prospectuses or the Trust Agreement (as the context may require).

General

     Structure. The Trust will be created pursuant to a trust agreement dated as of September 1, 1987, as supplemented by an issue supplement thereto dated as of December 1, 1993 (together, the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as Trustee, and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The F Class will be designated as the "regular interest" and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust.

     The assets of the Trust will consist of the Trust SMBS and the Underlying REMIC Certificates (which evidence direct or indirect beneficial ownership interests in the Underlying REMIC Trusts).

     Distributions on Underlying Securities. The Trust SMBS and the Underlying REMIC Certificates provide that payments thereon will be passed through monthly, commencing on the 25th day of the month following the month of the initial issuance thereof (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day).

     Fannie Mae Guaranty. Fannie Mae guarantees to the Holders of Certificates
(i) distribution on each Distribution Date of the Principal Distribution Amount and the Interest Distribution Amount, in each case calculated as provided herein, and (ii) distribution in full of the principal balance of the F Class no later than the Final Distribution Date, whether or not sufficient funds are available. Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any interest accrued thereon) once the principal balance of the Trust SMBS and the principal balances of the respective Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not received. The guaranty obligations of Fannie Mae with respect to the Trust SMBS and the related Mega Certificate are described in the SMBS Prospectus and Mega Prospectus, respectively. In addition, Fannie Mae guarantees to each holder of each of the Underlying REMIC Certificates payment of any required installments of principal and, if applicable, interest, and payment in full of the principal balance thereof not later than the applicable final distribution date, whether or not sufficient funds are otherwise available therefor.

     The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus, "The SMBS Certificates--Fannie Mae Obligations" in the SMBS Prospectus, "The Certificates--Fannie Mae's Guaranty" in the Mega Prospectus, "Description of Certificates--The Corporation's Guaranty" in the MBS Prospectus, and "Description of the REMIC Certificates--General--Fannie Mae Guaranty" or "Description of the Certificates--General--Fannie Mae Guaranty", as applicable, in the Underlying Prospectuses.

     Characteristics of Certificates. The F Class will be represented by one or more certificates to be registered at all times in the name of the nominee of the Depository (as defined herein), which Depository will maintain the F Class through its book-entry facilities. When used herein with respect to the F Class, the terms "Holders" and "Certificateholders" refer to the nominee of the Depository. A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Book-Entry Form" in the REMIC Prospectus.

     The R Class will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R Class, "Holders" or "Certificateholders" refers to the registered owners thereof. The R Class will be transferable and, if applicable, exchangeable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer and, if applicable, exchange of the R Class and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R Class" herein.

     Distributions, if any, on the R Class will be made by check mailed by the Paying Agent to the address of each person entitled thereto as it appears on the Certificate Register maintained by the Certificate Registrar (initially State Street) not later than each Distribution Date; provided, however, that the final distribution to the Holders of the R Class will be made only upon presentation and surrender of the Certificates of such Class at the offices of the Paying Agent. The Paying Agent initially will be State Street.

     Authorized Denominations. The F Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The R Certificates will be issued in minimum percentage interests of 10% and integral multiples of 1% percentage interests in excess thereof.

     Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day), commencing in the month following the Settlement Date.

     Calculation of Interest Distributions. Interest on the F Class is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date. Interest to be distributed on the F Class on a Distribution Date will be in an amount (the "Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the F Class immediately prior to such Distribution Date, (ii) any unpaid interest deficiency (as defined herein) and
(iii) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Underlying REMIC Certificates and (ii) the aggregate distributions of principal concurrently made on the Trust SMBS and the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero. Interest will accrue on the F Class during the one month period set forth herein under "Distributions of Interest--Interest Accrual Periods." In the event that the Interest Distribution Amount for any Distribution Date is less than the interest accrued on the principal balance of the F Class during the preceding Interest Accrual Period, such deficiency will accrue interest during each Interest Accrual Period thereafter, at the per annum interest rate applicable to the F Class from time to time, to the extent such deficiency remains unpaid on a subsequent Distribution Date.

     Calculation of Principal Distributions. Principal on the F Class will be distributed on each Distribution Date in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal concurrently made on the Trust SMBS and the Underlying REMIC Certificates and
(ii) the amount (the "Excess Interest") by which the aggregate distributions of interest concurrently made on the Underlying REMIC Certificates exceeds the sum of (a) the interest accrued on the F Class during the preceding Interest Accrual Period, (b) any unpaid interest deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency. See "Distributions of Principal" herein.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for the F Class the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date.

     Voting the Trust SMBS and the Underlying REMIC Trusts. In the event any issue arises under the applicable trust agreement governing the Trust SMBS or any of the Underlying REMIC Trusts that requires the vote of holders of certificates outstanding thereunder, the Trustee will vote the related Trust SMBS or Underlying REMIC Certificates in accordance with instructions received from Holders of Certificates having principal denominations aggregating not less than 51% of the aggregate principal denominations of the F Class and, following the final distribution on the F Class, Holders of Certificates having percentage interests aggregating not less than 51% of the aggregate percentage interests of the R Class. In the absence of such instructions, the Trustee will vote in a manner consistent, in its sole judgment, with the best interests of Certificateholders.

     Optional Liquidation. At the option of the Holders of the R Class representing in the aggregate 100% of the ownership percentages thereof, the REMIC may adopt a plan of complete liquidation pursuant to which the Holders of the R Class will purchase the Trust SMBS and Underlying REMIC Certificates remaining in the Trust at such time. The Holders of the R Class, however, may not exercise this option unless (i) the outstanding principal balance of the F Class is less than 25% of the original principal balance thereof, (ii) the proceeds of such liquidation are at least equal to the sum of (x) the outstanding principal balance of the F Class and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (iii) Fannie Mae has received an opinion of counsel, satisfactory to it, that such redemption will be part of a "qualified liquidation" of the Trust within the meaning of Section 860 F(a)(4)(A) of the Code. Upon such liquidation, (i) the F Class will then be redeemed for an amount equal to the sum of (x) the outstanding principal balance thereof at the time of such redemption and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (ii) the R Class will be redeemed for an amount equal to the excess of (x) the aggregate liquidation proceeds over (y) the amount distributable to the F Class in redemption thereof. Such liquidation will effect an early retirement of both the F Class and the R Class.

The Trust SMBS

     The Trust SMBS will represent principal payments (and no interest payments) on a principal amount of $42,060,000 of MBS having the general characteristics described in the MBS Prospectus. The MBS underlying the Trust SMBS have a pass-through rate of 7.5% and are held in the form of Mega Certificate CL-190252, the general characteristics of which are described in the Mega Prospectus.

     The Mortgage Loans underlying the Trust SMBS will be conventional Level Payment Mortgage Loans secured by a first mortgage or deed of trust on a one- to four-family residential property having an original maturity of up to 30 years, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The characteristics of the Mortgage Loans underlying the Trust SMBS as of December 1, 1993 are expected to be as follows:

     Approximate Weighted Average WAC.....................     7.946%
     Approximate Weighted Average WAM.....................   350 months
     Approximate Weighted Average CAGE....................    9 months

The Underlying REMIC Certificates

     The Underlying REMIC Certificates represent beneficial ownership interests in the respective Underlying REMIC Trusts, the assets of which evidence the direct or indirect beneficial ownership interests in (i) certain MBS having the general characteristics set forth in the MBS Prospectus or (ii) certain GNMA Certificates having the general characteristics described in the related Underlying Prospectuses. Each MBS evidences beneficial ownership interests in a pool of conventional Level Payment Mortgage Loans or Balloon Mortgages secured by a first mortgage or deed of trust on a one-to four-family residential property, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. Each GNMA Certificate is based on and backed by a pool of mortgage loans that are either insured by the FHA or partially guaranteed by the VA.

     The table contained in Exhibit A hereto sets forth certain information with respect to each class of Underlying REMIC Certificates including the interest rate, the interest type, the issue date, the final distribution date, the principal type, the original principal balance, the percentage of such class in the Trust, the current principal factor for such class and the current principal balance of such class contained in the Trust as of December 1, 1993 (the "Issue Date"). The table also sets forth the original term to maturity, approximate weighted average WAC, approximate weighted average WAM or WARM, as applicable, and approximate weighted average CAGE or WALA, as applicable, of the Mortgage Loans underlying the related MBS or GNMA Certificates as of the Issue Date.

Final Data Statement

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other things, the current principal balance of the Trust SMBS as of the Settlement Date and the current principal balance of each of the Underlying REMIC Certificates as of the Settlement Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement or further information regarding the Trust SMBS and the Underlying REMIC Certificates, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000. It should be noted that there may have been material changes in facts and circumstances since the dates the SMBS Prospectus and the Underlying Prospectuses were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of the information set forth in such documents.

Prepayment Considerations and Risks

     The rate of distributions of principal of the F Class will be directly related to the rate of principal distributions on the Trust SMBS and the Underlying REMIC Certificates and to Excess Interest, which in turn will be sensitive in varying degrees to the rate of payments of principal of the underlying Mortgage Loans. Certain of the Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over such Underlying REMIC Certificates. In addition, certain of the Underlying REMIC Certificates are "Planned Principal Certificates" or "Targeted Principal Certificates" and, in some cases, may not be scheduled to receive principal payments in accordance with their Principal Balance Schedules for extended periods. As a result of the foregoing characteristics, distributions of principal in respect of the F Class during certain periods may occur at a slower rate than would otherwise have been the case. However, prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than those initially assumed. There is no information in this Prospectus Supplement as to whether any such Underlying REMIC Certificates have adhered to their "Planned" or "Targeted" balances, whether any support securities remain outstanding or whether any Underlying REMIC Certificates otherwise have performed as originally anticipated. Such information as to a particular Underlying REMIC Certificate may be obtained through an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying Prospectus, which may be obtained from Fannie Mae as described above.

     The amount available for distributions of interest on the F Class will be directly related to the amount of interest distributed on the Underlying REMIC Certificates, which in turn will be sensitive in varying degrees to the rate of payments of principal of the related underlying Mortgage Loans. Certain of the Underlying REMIC Certificates are "Interest Only" certificates with nominal principal balances. It is possible that such nominal principal balances may be reduced disproportionately faster (and possibly substantially faster) than the reduction of the principal balances of the Trust SMBS and the remaining Underlying REMIC Certificates. In such event, the interest accrued on the Underlying REMIC Certificates (some of which are "Principal Only" certificates) may not be sufficient to cover the interest accrued on the principal balance of the F Class. Commencing on the date on which the principal balance of the F Class is reduced to zero, any remaining distributions of principal on the Trust SMBS and the Underlying REMIC Certificates will be applied to any unpaid interest deficiency (and any accrued and unpaid interest thereon).

The Book-Entry Procedures

     General

     The F Class will be represented by one or more certificates to be registered at all times in the name of the nominee of The Depository Trust Company, a New York-chartered limited purpose trust company, or any successor depository selected or approved by Fannie Mae (the "Depository"). The Depository will maintain the F Class through its book-entry facilities in $1,000 original principal amount increments. In accordance with its normal procedures, the Depository will record the positions held by each Depository participating firm (each, a "Depository Participant") in the F Class, whether held for its own account or as a nominee for another person. State Street will act as paying agent for, and perform certain administrative functions with respect to, the F Class.

     No person acquiring a beneficial ownership interest in the F Class (a "beneficial owner" or an "investor") will be entitled to receive a physical certificate representing such ownership interest. An investor's interest in the F Class will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (a "financial intermediary") that maintains such investor's account for such purpose. In turn, the financial intermediary's record ownership of such interest will be recorded on the records of the Depository (or of a Depository Participant that acts as agent for the financial intermediary if such intermediary is not a Depository Participant). Therefore, the investor must rely on the foregoing arrangements to evidence its interest in the F Class. Beneficial ownership of an investor's interest in the F Class may be transferred only by compliance with the procedures of an investor's financial intermediary and of Depository Participants. In general, beneficial ownership of an investor's interest in the F Class will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

     Method of Distribution

     Each distribution on the F Class will be distributed by the Paying Agent to the Depository in immediately available funds. The Depository will be responsible for crediting the amount of such distributions to the accounts of the Depository Participants entitled thereto, in accordance with the Depository's normal procedures, which currently provide for distributions in next-day funds settled through the New York Clearing House. Each Depository Participant and each financial intermediary will be responsible for disbursing such distributions to the beneficial owners of the F Class that it represents.

Distributions of Interest

  Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

   Interest Type*                             Classes
--------------------                 ----------------------------
Floating Rate                        F
Excess                               R

        -----------------------
        * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

     General. The F Class will bear interest at the per annum interest rate described herein. Interest on the F Class is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date. Interest to be distributed on the F Class on a Distribution Date will be in an amount (the "Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the F Class immediately prior to such Distribution Date, (ii) any unpaid interest deficiency (as defined below) and (iii) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Underlying REMIC Certificates and (ii) the aggregate distributions of principal concurrently made on the Trust SMBS and the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero.

     On each Distribution Date, the Interest Distribution Amount will be applied to the distribution of interest on the F Class in the following order:

          (i) an amount equal to the interest accrued on the principal balance of the F Class during the immediately preceding Interest Accrual Period;

          (ii) an amount equal to the interest, if any, accrued and unpaid on the principal balance of the F Class prior to the immediately preceding Interest Accrual Period that has not been previously paid (an "interest deficiency"); and

          (iii) an amount equal to the interest, if any, accrued on a compounded basis and unpaid on any unpaid interest deficiency during each Interest Accrual Period as to which such interest deficiency remained unpaid to the Distribution Date on which such interest deficiency is paid, at the per annum rate in effect from time to time with respect to the F Class.

     On each Distribution Date following the reduction of the principal balance of the F Class to zero and the payment in full of all accrued and unpaid interest thereon (including any unpaid interest deficiency together with interest thereon), all distributions from any remaining assets of the Trust will be distributed monthly to Holders of the R Class.

     Interest Accrual Periods. Interest to be distributed on a Distribution Date will accrue on the F Class during the one-month period set forth below (an "Interest Accrual Period").

     Class                   Interest Accrual Period
---------------    -------------------------------------------
F                  One month period beginning on the 25th day of the month
                   preceding the month of the Distribution Date and ending on the 24th day of the month of the Distribution Date

     Floating Rate Class. The F Class will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                       Initial     Maximum    Minimum           Formula for
                       Interest    Interest   Interest        Calculation of
    Class                Rate       Rate       Rate            Interest Rate
--------------------   --------    -------    -------   ------------------------
F....................  4.6875%    10.50%      1.50%     LIBOR + 150 basis points

     The yield with respect to such Class will be affected by changes in LIBOR, which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Under certain circumstances of increased LIBOR levels, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Any such unpaid interest deficiency on a particular Distribution Date will be carried forward, with interest, to subsequent Distribution Dates. If an unpaid interest deficiency remains on the Distribution Date upon which the principal balance of the F Class is reduced to zero, all distributions on any Trust SMBS and Underlying REMIC Certificates remaining in the Trust will be applied to the payment of any such unpaid interest deficiency (together with any accrued and unpaid interest thereon) on such date and each Distribution Date thereafter before any distributions are made to the R Class. Once the principal balance of the Trust SMBS and the respective principal balances of the Underlying REMIC Certificates have been reduced to zero, Holders of the F Class will have no future entitlement to any unpaid interest deficiency (or any accrued and unpaid interest thereon).

     Each LIBOR value will be established as described herein by Fannie Mae two business days prior to the commencement of the related Interest Accrual Period. The establishment of each LIBOR value by Fannie Mae and Fannie Mae's determination of the rate of interest for the F Class for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

Calculation of LIBOR

     On each LIBOR Determination Date, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be 3.1875%.

Distributions of Principal

  Categories of Classes

     For the purpose of payments of principal, the Classes will be categorized as follows:

    Principal Type                             Classes
-----------------------                        ----
(1)                                            F
No Payment Residual(2)                         R

        -------------------------------
        (1) The F Class will be entitled to receive the entire Principal Distribution Amount on each Distribution Date until the principal balance thereof is reduced to zero.
        (2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

  Principal Distribution Amount

     Principal will be distributed monthly on the F Class in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal concurrently made on the Trust SMBS and the Underlying REMIC Certificates and (ii) the amount (the "Excess Interest") by which the aggregate distributions of interest concurrently made on the Underlying REMIC Certificates exceeds the sum of (a) the interest accrued on the F Class during the preceding Interest Accrual Period, (b) any unpaid interest deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency.

     On each Distribution Date, the Principal Distribution Amount will be distributed as principal of the F Class until the principal balance thereof is reduced to zero.

Structuring Assumptions

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the actual characteristics of the Mortgage Loans underlying the Trust SMBS and the Underlying REMIC Certificates and the priority sequences affecting the principal distributions on the Underlying REMIC Certificates and the following assumptions (the "Pricing Assumptions"):

        - all payments (including prepayments) on the Mortgage Loans underlying the GNMA Certificates are distributed on the Certificates in the month in which such payments are received;

        - the Mortgage Loans all prepay at the CPR levels specified in the related tables;

        - the closing date for the sale of the Certificates is the Settlement Date;

        - the first Distribution Date for the Certificates occurs in the month following the Settlement Date; and

        - the optional liquidation described herein is not exercised by the Holders of the R Class.

     CPR Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR Model represents an assumed constant rate of prepayment each month, expressed as a per annum percentage (for example, 25% CPR) of the then outstanding principal balance of the pool of mortgage loans. There is no assurance that prepayments will occur at any CPR level or at any other constant prepayment rate. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Trust SMBS or the Underlying REMIC Certificates.

Characteristics of the R Class

     The R Certificates will not have principal balances and will not bear interest. The Holders of the R Class will be entitled to receive the monthly distributions from the remaining assets of the Trust, if any, after (i) the principal balance of the F Class has been reduced to zero and (ii) any unpaid interest deficiency and accrued and unpaid interest thereon have been paid in full.

     The R Class will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. Any transferee of an R Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates-- Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holders of the R Class will be considered to be the holders of the "residual interest" in the REMIC constituted by the Trust. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates that may be required under the Code.

Yield Considerations

     There can be no assurance that the Mortgage Loans will prepay at any of the rates assumed herein or at any other particular rate, that the pre-tax yields on the F Class will correspond to any of the pre-tax yields shown herein or that the aggregate purchase price of the F Class will be as assumed. In addition, there can be no assurance that LIBOR will correspond to the levels shown herein. The rate of distributions of principal of the F Class will be directly related to the rate of principal distributions on the Trust SMBS and the Underlying REMIC Certificates and the amount of Excess Interest, which in turn will be related to the amortization (including prepayments) of the Mortgage Loans underlying the pools and the priority sequences affecting principal distributions on certain of the Underlying REMIC Certificates. Certain of the Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the related Underlying REMIC Trusts, and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over such Underlying REMIC Certificates. In addition, certain of the Underlying REMIC Certificates are "Planned Principal Certificates" or "Targeted Principal Certificates" and, in some cases, may not be scheduled to receive principal payments in accordance with their Principal Balance Schedules for extended periods. As a result of the foregoing characteristics, distributions of principal in respect of the F Class during certain periods may occur at a slower rate than would otherwise have been the case. However, prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than those initially assumed. As described above, certain Underlying REMIC Certificates may not adhere to their "Planned" or "Targeted" balances and any support securities may not remain outstanding. Further, it is not likely that the Mortgage Loans will prepay at the indicated CPR levels or at any other constant rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of LIBOR will remain constant.

     The yield on the Certificates will be sensitive to the level of LIBOR. Under certain LIBOR and prepayment scenarios, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Although any such deficiency will be carried forward, with interest, to subsequent Distribution Dates, the effective yield on the F Class may be reduced below the yield otherwise produced because interest payable on a Distribution Date will not be distributed until and unless funds become available.

     The timing of changes in the rate of prepayments or the level of LIBOR may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments or the average level of LIBOR is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans or change in the level of LIBOR, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments or the level of LIBOR occurring at a rate or level higher (or lower) than the rate or level anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments or level of LIBOR.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the F Class to various CPR levels and specified levels of LIBOR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the F Class, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered.

     The yield to investors in the F Class will be sensitive to the level of LIBOR and to the rate of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

     The information in the following table was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the F Class for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated level of LIBOR and (ii) the aggregate purchase price of the F Class (expressed as a percentage of original principal balance) is as follows:

                                Class                                   Price*
 --------------------------------------------------------------------   ------
 F...................................................................    100%

        -----------------------
        * The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

             Sensitivity of the F Class to Prepayments and LIBOR
                         (Pre-Tax Yields to Maturity)

                                                CPR Prepayment Assumption
                                 -------------------------------------------------------
            LIBOR                 5%        15%       25%       35%       45%       50%
------------------------------   -----     -----     -----     -----     -----     -----
1.1875%.......................    2.7%      2.8%      2.8%      2.8%      2.9%      2.9%
3.1875%.......................    4.7%      4.7%      4.7%      4.7%      4.7%      4.7%
5.1875%.......................    6.7%      6.7%      6.7%      6.7%      6.6%      6.6%
7.1875%.......................    8.8%      8.7%      8.6%      8.6%      8.5%      8.4%
9.0000%.......................   10.3%     10.6%     10.4%     10.3%     10.2%     10.1%

Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). The weighted average life of a Certificate will be influenced by the level of LIBOR, the rate and distribution among pools of prepayments of principal of the underlying Mortgage Loans, whether the Holders of the R Class exercise their option to liquidate the Trust when the principal balance of the F Class is less than 25% of its original principal balance and other factors. See "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the level of LIBOR, the timing of changes in the rate of principal payments, the amount of Excess Interest available for distribution on each Distribution Date and the priority sequences of principal distributions on the Underlying REMIC Certificates. See "Distributions of Principal" herein.

     The interaction of the foregoing factors may have varying effects at different times during the life of the F Class. Accordingly, no assurance can be given as to the weighted average life of the F Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Certificates could result in variability in the related yields to maturity. For an example of how the weighted average life of the F Class may be affected at various constant prepayment rates and levels of LIBOR, see the Decrement Tables below.

Decrement Tables

     The following decrement tables indicate the percentages of original principal balance of the F Class that would be outstanding after each of the dates shown at various CPR levels and LIBOR levels and the corresponding weighted average life of such Class. Such tables have been prepared on the basis of (i) the Pricing Assumptions and (ii) the assumption that the interest rates applicable to the F Class for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be calculated based on the indicated level of LIBOR. It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs, WALAs or remaining terms to maturity assumed,
(ii) the underlying Mortgage Loans will prepay at the indicated CPR levels or
(iii) LIBOR will correspond to the levels shown herein. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the specified CPR levels, even if the distributions of the weighted average remaining terms to maturity and CAGEs or WALAs of the Mortgage Loans are identical to the distributions of the remaining terms to maturity and CAGEs or WALAs specified in the Pricing Assumptions.

         Percent of Original Principal Balance of F Class Outstanding

                                      LIBOR = 1.1875%                                  LIBOR = 5.1875%
                        --------------------------------------------     --------------------------------------------
                                 CPR Prepayment Assumption                        CPR Prepayment Assumption
                        --------------------------------------------     --------------------------------------------
          Date           5%     15%     25%     35%     45%     50%       5%     15%     25%     35%     45%     50%
----------------------------    ----    ----    ----    ----    ----     ----    ----    ----    ----    ----    ----
Initial Percent.........  100    100     100     100     100     100      100     100     100     100     100     100
December 1994...........   87     72      58      36      24      23       89      74      60      37      25      24
December 1995...........   77     54      22      19      16      12       81      58      24      21      18      13
December 1996...........   69     33      17      15       7       1       75      37      20      17       8       3
December 1997...........   61     22       9       8       0       0       69      28      12      10       2       1
December 1998...........   48     12       0       0       0       0       58      17       3       1       *       0
December 1999...........   33      8       0       0       0       0       45      14       *       0       0       0
December 2000...........   23      5       0       0       0       0       36      11       0       0       0       0
December 2001...........   14      3       0       0       0       0       27       9       0       0       0       0
December 2002...........    9      0       0       0       0       0       22       5       0       0       0       0
December 2003...........    6      0       0       0       0       0       20       3       0       0       0       0
December 2004...........    3      0       0       0       0       0       18       1       0       0       0       0
December 2005...........    0      0       0       0       0       0       14       0       0       0       0       0
December 2006...........    0      0       0       0       0       0       12       0       0       0       0       0
December 2007...........    0      0       0       0       0       0       10       0       0       0       0       0
December 2008...........    0      0       0       0       0       0        8       0       0       0       0       0
December 2009...........    0      0       0       0       0       0        6       0       0       0       0       0
December 2010...........    0      0       0       0       0       0        4       0       0       0       0       0
December 2011...........    0      0       0       0       0       0        1       0       0       0       0       0
December 2012...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2013...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2014...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2015...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2016...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2017...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2018...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2019...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2020...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2021...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2022...........    0      0       0       0       0       0        0       0       0       0       0       0
December 2023...........    0      0       0       0       0       0        0       0       0       0       0       0
Weighted Average
 Life (years)**.........  4.8    2.6     1.5     1.2     0.9     0.8      6.5     3.1     1.7     1.3     1.0     0.8

                                      LIBOR = 7.1875%
                        --------------------------------------------
                                 CPR Prepayment Assumption
                        --------------------------------------------
          Date           5%     15%     25%     35%     45%     50%
----------------------------    ----    ----    ----    ----    ----
Initial Percent.........  100    100     100     100     100     100
December 1994...........   90     74      60      38      25      24
December 1995...........   82     58      25      21      18      13
December 1996...........   77     38      19      16       8       3
December 1997...........   71     28      12      10       1       1
December 1998...........   60     18       2       1       0       0
December 1999...........   47     14       0       0       0       0
December 2000...........   38     11       0       0       0       0
December 2001...........   29      9       0       0       0       0
December 2002...........   24      5       0       0       0       0
December 2003...........   22      2       0       0       0       0
December 2004...........   20      0       0       0       0       0
December 2005...........   16      0       0       0       0       0
December 2006...........   13      0       0       0       0       0
December 2007...........   11      0       0       0       0       0
December 2008...........    8      0       0       0       0       0
December 2009...........    6      0       0       0       0       0
December 2010...........    4      0       0       0       0       0
December 2011...........    1      0       0       0       0       0
December 2012...........    0      0       0       0       0       0
December 2013...........    0      0       0       0       0       0
December 2014...........    0      0       0       0       0       0
December 2015...........    0      0       0       0       0       0
December 2016...........    0      0       0       0       0       0
December 2017...........    0      0       0       0       0       0
December 2018...........    0      0       0       0       0       0
December 2019...........    0      0       0       0       0       0
December 2020...........    0      0       0       0       0       0
December 2021...........    0      0       0       0       0       0
December 2022...........    0      0       0       0       0       0
December 2023...........    0      0       0       0       0       0
Weighted Average
 Life (years)**.........  6.7    3.1     1.7     1.3     1.0     0.8


               LIBOR = 3.1875%
 --------------------------------------------
          CPR Prepayment Assumption
 --------------------------------------------
  5%     15%     25%     35%     45%     50%
 ----    ----    ----    ----    ----    ----
  100     100     100     100     100     100
   89      73      59      37      25      24
   80      57      24      21      18      13
   74      37      20      17       9       3
   67      27      12      10       2       1
   56      17       3       2       1       *
   43      14       1       *       *       0
   34      11       0       0       0       0
   25       9       0       0       0       0
   21       6       0       0       0       0
   19       3       0       0       0       0
   17       2       0       0       0       0
   14       0       0       0       0       0
   11       0       0       0       0       0
   10       0       0       0       0       0
    8       0       0       0       0       0
    6       0       0       0       0       0
    5       0       0       0       0       0
    3       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0
    0       0       0       0       0       0

  6.3     3.1     1.7     1.3     1.0     0.9




               LIBOR = 9.0000%
 --------------------------------------------
          CPR Prepayment Assumption
 --------------------------------------------
  5%     15%     25%     35%     45%     50%
 ----    ----    ----    ----    ----    ----
  100     100     100     100     100     100
   90      75      61      38      26      25
   83      60      26      22      18      14
   79      41      21      18       9       3
   73      31      14      11       2       1
   63      22       4       3       1       *
   52      18       2       1       *       0
   44      16       0       *       0       0
   37      14       0       0       0       0
   33      11       0       0       0       0
   32       8       0       0       0       0
   31       7       0       0       0       0
   29       5       0       0       0       0
   27       4       0       0       0       0
   27       2       0       0       0       0
   26       1       0       0       0       0
   25       0       0       0       0       0
   24       0       0       0       0       0
   23       0       0       0       0       0
   21       0       0       0       0       0
   18       0       0       0       0       0
   16       0       0       0       0       0
   14       0       0       0       0       0
   12       0       0       0       0       0
   10       0       0       0       0       0
    8       0       0       0       0       0
    6       0       0       0       0       0
    4       0       0       0       0       0
    2       0       0       0       0       0
    1       0       0       0       0       0
    0       0       0       0       0       0

  9.6     3.7     1.7     1.4     1.0     0.9



---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.
** Determined as specified under "Weighted Average Lives of the Certificates" herein.

              CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC Elections and Special Tax Attributes

     An election will be made to treat the Trust as a REMIC for federal income tax purposes. The F Class will be designated as the "regular interest," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust.

     As a consequence of the qualification of the Trust as a REMIC, the Certificates generally will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R Class, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

Taxation of Beneficial Owners of Regular Certificates

     The F Class will be issued with original issue discount for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 25% CPR. See "Certain Federal Income Tax Consequences-- Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the Trust SMBS or the Underlying REMIC Certificates will prepay at that or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     The F Class will qualify as a regular interest under the Regulations because it will receive interest at a variable rate subject to a "funds-available cap." The funds-available cap will limit the amount of interest to be paid on the F Class to the sum of (i) the aggregate distributions of interest concurrently made on the Underlying REMIC Certificates and (ii) the aggregate distributions of principal concurrently made on the Trust SMBS and the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero. The F Class, however, will be issued with original issue discount because under certain circumstances all or a portion of the interest that has accrued at the variable rate may not be paid currently.

Taxation of Beneficial Owners of Residual Certificates

     Under the Regulations, the R Class will not have significant value. As a result, an organization to which section 593 of the Code applies and which is the beneficial owner of an R Certificate may not use its allowable deductions to offset any "excess inclusions" with respect to such Certificate. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

     For purposes of determining the portion of the taxable income of the Trust that generally will not be treated as excess inclusions, the rate to be used is 7.10% (which is 120% of the "federal long-term rate"). See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of an R Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

                             PLAN OF DISTRIBUTION

     The Dealer will receive the Certificates in exchange for the Trust SMBS and the Underlying REMIC Certificates pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Cleary, Gottlieb, Steen & Hamilton.

                                                                     Exhibit A



                                                                                                      Original
                                                                         Final                       Principal
Underlying                Interest     Interest                      Distribution      Principal      Balance        Class % in
REMIC Trust     Class       Rate       Type(1)      Date of Issue        Date           Type(1)       of Class        the Trust
-----------     -----     --------     --------     --------------  ---------------    ----------  --------------   -------------
  1990-119        D         6.000%       FIX         October 1990     March 2017          PAC         $69,082,000   22.4371037318%
       G48        B         7.100        FIX        December 1991    January 2016         SEQ          24,722,000   40.4498017960
   1992-34        C         7.000        FIX          March 1992      August 2015         PAC         156,167,200   19.5303495228
   1992-77        D         8.000        FIX           May 1992       August 2016         SEQ         113,200,000    9.4125441696
   1992-80        C         7.375        FIX           May 1992       March 2018          TAC          60,138,000   11.6398949084
  1992-106        A         7.000        FIX          June 1992        June 1999          PAC          25,710,830   38.8941158259
  1992-126       PC         6.450        FIX          July 1992       August 2011         PAC          45,977,000     8.700002175
   1992-G9        E         7.000        FIX         January 1992     March 2017          SEQ          51,376,000    17.517907194
  1992-G31        E         7.000        FIX          June 1992     September 2016        PAC          68,582,000    14.581085416
  1993-235        C         (3)           PO        November 1993    February 2014        PAC          10,140,917   43.2990132944
  1993-235        D         (3)           PO        November 1993    October 2016         PAC          13,549,193   95.2026663138
  1993-235        K         (3)           PO        November 1993   September 2023        SUP          53,425,004   52.8345660021
  1993-G30       AB         (3)           PO         August 1993      August 2023         PAC           4,570,000   64.3326039387
  1993-G42       FQ         (4)          FLT        December 1993      July 2023          STP             373,250             100

                                                                                Approximate     Approximate
                                                                                Weighted        Weighted
                 Current                       Original       Approximate       Average         Average
                 Principal      Underlying       Term To        Weighted         WAM or          CAGE or
December 1993    Balance in       Security       Maturity         Average         WARM(2)         WALA(2)
Class Factor     the Trust         Type        (in months)         WAC         (in months)     (in months)
-------------    -----------     ----------     -----------     -----------     -----------     -----------

 .21726392       $ 3,367,591         MBS            360           10.078%           313              41
 .64913252         6,491,325        GNMA            360               9.5           306              48
1.00000000        30,500,000         MBS            360             8.626           328              26
 .25510799         2,718,176         MBS            360             9.018           331              24
 .32398745         2,267,912         MBS            360             8.982           331              24
 .33420102         3,342,010         MBS             84             8.103            64              20
1.00000000         4,000,000         MBS            360             8.574           335              20
1.00000000         9,000,000        GNMA            360               9.5           320              34
1.00000000        10,000,000        GNMA            360               9.5           317              37
1.00000000         4,390,917         MBS            358             7.489           354               5
1.00000000        12,899,193         MBS            358             7.489           354               5
 .97954987        27,649,626         MBS            358             7.489           354               5
1.00000000         2,940,000        GNMA            360                 9           326              28
1.00000000           373,250        GNMA            355                 9           338              13

---------------

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus. Certain of the Underlying REMIC Certificates are "Planned Principal Certificates" or "Targeted Principal Certificates" and, in some cases, may not be scheduled to receive principal payments in accordance with their Principal Balance Schedules for extended periods. However, prepayments on the related Mortgage Loans may have occurred at a rate faster or slower than those initially assumed. There is no information in this Prospectus Supplement as to whether any such Underlying REMIC Certificates have adhered to their "Planned" or "Targeted" balances, whether any support securities remain outstanding or whether any Underlying REMIC Certificates otherwise have performed as originally anticipated. Such information as to a particular Underlying REMIC Certificate may be obtained through an analysis of current Fannie Mae principal factors in the context of applicable information contained in the related Underlying Prospectus, which may be obtained from Fannie Mae as described herein.
(2) "WARM" is the weighted average remaining maturity (in months) of the Mortgage Loans in each pool underlying a GNMA Certificate, and "WALA" is the weighted average loan age (in months) of the Mortgage Loans in each such pool.
(3) These Classes are Principal Only Classes and bear no interest.
(4) The FQ Class from REMIC Trust 1993-G42 will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                                                      Initial and
                                                        Current      Maximum    Minimum               Formula for
                                                       Interest      Interest   Interest            Calculation of
                        Class                            Rate         Rate       Rate                Interest Rate
   ------------------------------------------------   -----------    -------    -------    ---------------------------------
   FQ..............................................     1500  %       3000 %     1500 %    506.4935% + (LIBOR X 311.688312)

                                                                 Exhibit II

                             Prospectus Supplement
                             dated February 13, 1997
                                       to
                       Prospectus dated June 14, 1996
                                  relating to

                     Federal National Mortgage Association
                   Guaranteed REMIC Pass-Through Certificates
                        Fannie Mae REMIC Trust 1997-17

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 14, 1996)

                                $1,002,600,000

                                     LOGO

                  GUARANTEED REMIC PASS-THROUGH CERTIFICATES
                        FANNIE MAE REMIC TRUST 1997-17

     The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in one of two trust funds. The Certificates, other than the RL Class, will represent beneficial ownership interests in Fannie Mae REMIC Trust 1997-17 (the "Trust"). The LL Class, having an aggregate original principal balance of $30,000,000, is being offered by means of a separate Prospectus Supplement dated February 13, 1997 (the "Retail Class Supplement"). The other Classes of Certificates are offered hereby. The assets of the Trust will include the "regular interests" in a separate trust fund (the "Lower Tier REMIC"). The assets of the Lower Tier REMIC will include certain groups of Fannie Mae Guaranteed Mortgage Pass-Through Certificates (collectively, the "MBS"). Each MBS represents a beneficial interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans") having the characteristics described herein. The Certificates will be issued and guaranteed as to timely distribution of principal and interest by Fannie Mae.

     Investors should not purchase the Certificates before reading this Prospectus Supplement and the additional Disclosure Documents listed at the bottom of page S-2.

                            ------------------------

     SEE "ADDITIONAL RISK FACTORS" ON PAGE S-9 HEREOF AND "RISK FACTORS" BEGINNING ON PAGE 8 OF THE REMIC PROSPECTUS ATTACHED HERETO FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES. (Cover continued on next page)

                            ------------------------

     THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES.
 THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY
  THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN
OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER
      THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES"
          WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.
==============================================================================

            ORIGINAL                                                           FINAL
           PRINCIPAL      PRINCIPAL     INTEREST    INTEREST     CUSIP      DISTRIBUTION
  CLASS     BALANCE        TYPE(1)        RATE      TYPE(1)      NUMBER         DATE
           --------------------------------------------------------------------
A ....... $ 73,257,000       SEQ          7.250%     FIX       31359N B 2 6    April 2024
B .......  100,022,000       SEQ          7.250      FIX       31359N B 3 4  November 2022
C .......   48,729,000       SEQ          7.250      FIX       31359N B 4 2  November 2025
F .......   51,032,000       SEQ          (2)        FLT       31359N B 5 9  November 2025
S .......     (3)            NTL          (2)       INV/IO     31359N B 6 7  November 2025
D .......   20,006,000       SEQ          7.000      FIX       31359N B 7 5    April 2024
FC ......   10,523,000     CPT/SEQ        (2)        FLT       31359N B 8 3    April 2024
SC ......     (3)            NTL          (2)       INV/IO     31359N B 9 1    April 2024
G .......   23,840,000       SEQ          7.500      FIX       31359N C 2 5    April 2027
H .......     (3)            NTL          0.250     FIX/IO     31359N C 3 3    July 2026
J .......   25,000,000       SEQ          7.000      FIX       31359N C 4 1    March 2022
K .......   17,939,000       SEQ          7.000      FIX       31359N C 5 8  February 2020
L .......   10,716,000       SEQ          7.000      FIX       31359N C 6 6    April 2024
T .......   16,536,000       SEQ          7.500      FIX       31359N C 7 4    April 2027
LL ......     (4)          SEQ/RTL        7.250      FIX       31359N A 9 2    July 2026
PA.......   18,252,000       PAC          6.750      FIX       31359N C 8 2  February 2013
PB ......   19,135,000       PAC          6.875      FIX       31359N V 8 1    March 2016
PC ......   16,060,000       PAC          7.000      FIX       31359N V 9 9    March 2018
PD ......   32,471,000       PAC          7.000      FIX       31359NW23     April 2021
PE ......   72,330,000       PAC          7.000      FIX       31359NW31    January 2026
PH.......   27,200,000       PAC          7.250      FIX       31359NW49     April 2027

            ORIGINAL                                                           FINAL
           PRINCIPAL      PRINCIPAL     INTEREST    INTEREST     CUSIP      DISTRIBUTION
  CLASS     BALANCE        TYPE(1)        RATE      TYPE(1)      NUMBER         DATE
           -------------------------------------------------------------------
PJ ......     (3)            NTL          7.500%    FIX/IO     31359NW56     March 2018
PK ......     (3)            NTL          7.500     FIX/IO     31359NW64     April 2027
FA ...... $ 83,750,000       CPT          (2)        FLT       31359NW72     April 2027
SA ......   16,750,000       CPT          (2)        INV       31359NW80     April 2027
ZB ......   14,052,000     CPT/SUP        7.500     FIX/Z      31359NW98     April 2027
AC.......   36,467,000       SEQ          7.000      FIX       31359N X 2 2  November 2012
AB.......   73,578,000       SEQ          7.000      FIX       31359N X 3 0   October 2022
AD.......   18,376,000       SEQ          7.000      FIX       31359N X 4 8    April 2024
AE.......   16,608,000       SEQ          7.000      FIX       31359N X 5 5    June 2025
AG.......    4,193,000    AD/SEQ/LIQ      7.000      FIX       31359N X 6 3    March 2002
AH.......    6,761,000      AD/SEQ        7.000      FIX       31359N X 7 1   October 2007
AJ ......    8,975,000      AD/SEQ        7.000      FIX       31359N X 8 9  November 2012
ZC.......   10,042,000       SEQ          7.000     FIX/Z      31359N X 9 7    April 2027
U .......   18,041,000       SEQ          7.000      FIX       31359N Y 2 1  September 2011
V .......   33,138,000       SEQ          6.500      FIX       31359N Y 3 9    April 2022
W .......   18,056,000       SEQ          6.750      FIX       31359N Y 4 7  February 2025
FB ......   10,540,000       SEQ          (2)        FLT       31359N Y 5 4  February 2025
SB ......     (3)            NTL          (2)       INV/IO     31359N Y 6 2  February 2025
M .......   20,225,000       SEQ          7.000      FIX       31359N Y 7 0    April 2027
R .......            0       NPR          0          NPR       31359N Y 8 8    April 2027
RL ......            0       NPR          0          NPR       31359N Y 9 6    April 2027


(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(2) These Classes will bear interest based on "LIBOR" as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus.
(3) The S, SC, H, PJ, PK and SB Classes will be Notional Classes, will not have principal balances and will bear interest on their respective notional principal balances (initially, $51,032,000, $10,523,000, $30,000,000,
     $4,490,450, $7,893,400 and $10,540,000, respectively). The notional principal balances of the Notional Classes will be calculated based upon the principal balances of the Classes specified herein. See "Description of the Certificates--Distributions of Interest--Notional Classes" herein.
(4) The LL Class, with an aggregate original principal balance of $30,000,000, is being offered by means of the Retail Class Supplement and is not offered hereby.

     The Certificates will be offered by Lehman Brothers Inc. (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

     The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae, to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the Certificates, except for the R and RL Classes, will be available through the book-entry facilities of The Depository Trust Company on or about March 27, 1997 (the "Settlement Date"). It is expected that the R and RL Classes in registered, certificated form will be available for delivery at the offices of the Dealer, Three World Financial Center, New York, New York 10285, on or about the Settlement Date.

                            ------------------------

                               LEHMAN BROTHERS
February 13, 1997

(Cover continued from previous page)

     THE YIELD TO INVESTORS IN EACH CLASS WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE OF PRINCIPAL DISTRIBUTIONS ON THE MBS INCLUDED IN THE RELATED MBS GROUP (AS DESCRIBED HEREIN), WHICH IN TURN WILL BE DETERMINED BY THE RATE OF PRINCIPAL PAYMENTS OF THE RELATED MORTGAGE LOANS AND THE CHARACTERISTICS OF SUCH MORTGAGE LOANS. THE YIELD TO INVESTORS IN EACH CLASS WILL ALSO BE SENSITIVE TO THE PURCHASE PRICE PAID FOR SUCH CLASS AND, IN THE CASE OF ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS, FLUCTUATIONS IN THE LEVEL OF THE INDEX (AS DEFINED HEREIN). ACCORDINGLY, INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS:

      - THE MORTGAGE LOANS GENERALLY MAY BE PREPAID AT ANY TIME WITHOUT PENALTY, AND, ACCORDINGLY, THE RATE OF PRINCIPAL PAYMENTS THEREON IS LIKELY TO VARY CONSIDERABLY FROM TIME TO TIME.

      - SLIGHT VARIATIONS IN MORTGAGE LOAN CHARACTERISTICS COULD SUBSTANTIALLY AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF SOME OR ALL OF THE CLASSES.

      - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS, A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

      - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL AMOUNTS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

      - IN THE CASE OF ANY INTEREST ONLY CLASS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD AND, IN CERTAIN CASES, AN ACTUAL LOSS ON THE INVESTMENT.

      - THE YIELD ON ANY FLOATING RATE OR INVERSE FLOATING RATE CLASS WILL BE SENSITIVE TO THE LEVEL OF THE INDEX. SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST--FLOATING RATE AND INVERSE FLOATING RATE CLASSES" HEREIN.

SEE "RISK FACTORS--YIELD CONSIDERATIONS" IN THE REMIC PROSPECTUS AND "ADDITIONAL RISK FACTORS--ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

   IN ADDITION, INVESTORS SHOULD PURCHASE CERTIFICATES ONLY AFTER CONSIDERING THE FOLLOWING:

      - THE ACTUAL FINAL PAYMENT OF ANY CLASS WILL LIKELY OCCUR EARLIER, AND COULD OCCUR MUCH EARLIER, THAN THE FINAL DISTRIBUTION DATE FOR SUCH CLASS SPECIFIED ON THE COVER PAGE. SEE "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIVES OF THE CERTIFICATES" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES" IN THE REMIC PROSPECTUS.

      - THE RATE OF PRINCIPAL DISTRIBUTIONS OF THE CERTIFICATES IS UNCERTAIN AND INVESTORS MAY BE UNABLE TO REINVEST THE DISTRIBUTIONS THEREON AT YIELDS EQUALING THE YIELDS ON THE CERTIFICATES. SEE "RISK FACTORS--SUITABILITY AND REINVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

      - INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS OR TO REVIEW BY REGULATORY AUTHORITIES MAY BE SUBJECT TO RESTRICTIONS ON INVESTMENT IN CERTAIN CLASSES OF THE CERTIFICATES. INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS OR ARE SUBJECT TO RESTRICTIONS ON INVESTMENT. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

      - THE DEALER INTENDS TO MAKE A MARKET FOR THE CERTIFICATES BUT IS NOT OBLIGATED TO DO SO. THERE CAN BE NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF DEVELOPED, THAT IT WILL CONTINUE. THUS, INVESTORS MAY NOT BE ABLE TO SELL THEIR CERTIFICATES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR ANTICIPATED YIELD. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE RISK THAT THE VALUE OF THE CERTIFICATES WILL FLUCTUATE OVER TIME AND THAT THE CERTIFICATES MAY NOT BE READILY SALABLE.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the REMIC Prospectus or the MBS Prospectus (each as defined below). Any representation to the contrary is a criminal offense.

     Elections will be made to treat the Lower Tier REMIC and the Trust as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R and RL Classes will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R and RL Classes" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

     Investors should purchase the Certificates only if they have read and understood this Prospectus Supplement and the following documents (collectively, the "Disclosure Documents"):

      - Fannie Mae's Prospectus for Guaranteed REMIC Pass-Through Certificates dated June 14, 1996 (the "REMIC Prospectus"), which is attached to this Prospectus Supplement;

      - Fannie Mae's Prospectus for Guaranteed Mortgage Pass-Through Certificates dated January 1, 1997 (the "MBS Prospectus"); and

      - Fannie Mae's Information Statement dated February 22, 1996 and any supplements thereto (collectively, the "Information Statement").

     The MBS Prospectus and the Information Statement are incorporated herein by reference and may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents may also be obtained from Lehman Brothers Inc. by writing or calling its Registration Department at 536 Broadhollow Road, Melville, New York 11747 (telephone 516-254-7106).

                              TABLE OF CONTENTS

                                        PAGE
                                        -----
REFERENCE SHEET......................   S- 4
ADDITIONAL RISK FACTORS..............   S- 9
  Additional Yield and Prepayment
     Considerations..................   S- 9
DESCRIPTION OF THE CERTIFICATES......   S- 9
  General............................   S- 9
     Structure.......................   S- 9
     Fannie Mae Guaranty.............   S- 9
     Characteristics of
       Certificates..................   S-10
     Authorized Denominations........   S-10
     Distribution Dates..............   S-10
     Record Date.....................   S-10
     REMIC Trust Factors.............   S-10
     Optional Termination............   S-10
     Liquid Asset....................   S-11
  Book-Entry Procedures..............   S-11
     General.........................   S-11
     Method of Distribution..........   S-11
  The MBS............................   S-11
  Distributions of Interest..........   S-13
     Categories of Classes...........   S-13
     General.........................   S-13
     Interest Accrual Periods........   S-13
     Accrual Classes.................   S-13
     Notional Classes................   S-13
     Floating Rate and Inverse
       Floating Rate Classes.........   S-14
  Calculation of LIBOR...............   S-15
  Distributions of Principal.........   S-15
     Categories of Classes and
       Components....................   S-15
     Components......................   S-15
     Principal Distribution Amount...   S-16
     Group 1 Principal Distribution
       Amount........................   S-16
     Group 2 Principal Distribution
       Amount........................   S-18

                                        PAGE
                                        -----
       Group 2 Accrual Amount........   S-18
       Group 2 Cash Flow Distribution
          Amount.....................   S-18
     Group 3 Principal Distribution
       Amount........................   S-19
       Group 3 Accrual Amount........   S-19
       Group 3 Cash Flow Distribution
          Amount.....................   S-19
     Group 4 Principal Distribution
       Amount........................   S-19
  Structuring Assumptions............   S-19
     Pricing Assumptions.............   S-19
     Prepayment Assumptions..........   S-19
     Structuring Range and Rates.....   S-20
     Initial Effective Ranges........   S-20
  Principal Balance Schedules........   S-22
  Yield Tables.......................   S-33
     General.........................   S-33
     The Inverse Floating Rate
       Classes.......................   S-33
     The H, PJ and PK Classes........   S-34
  Weighted Average Lives of the
     Certificates....................   S-35
  Decrement Tables...................   S-36
  Characteristics of the R and RL
     Classes.........................   S-42
CERTAIN ADDITIONAL FEDERAL INCOME TAX
  CONSEQUENCES.......................   S-42
  REMIC Elections and Special Tax
     Attributes......................   S-42
  Taxation of Beneficial Owners of
     Regular Certificates............   S-43
  Taxation of Beneficial Owners of
     Residual Certificates...........   S-43
PLAN OF DISTRIBUTION.................   S-43
     General.........................   S-43
     Increase in Certificates........   S-43
LEGAL MATTERS........................   S-43

                                 REFERENCE SHEET

     THIS REFERENCE SHEET IS NOT A SUMMARY OF THE REMIC TRANSACTION AND IT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES. INVESTORS SHOULD PURCHASE THE CERTIFICATES ONLY AFTER READING THIS PROSPECTUS SUPPLEMENT AND EACH OF THE ADDITIONAL DISCLOSURE DOCUMENTS DESCRIBED HEREIN IN THEIR ENTIRETY.

ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS (AS OF MARCH 1, 1997)

                                  APPROXIMATE
                                WEIGHTED AVERAGE     APPROXIMATE
               APPROXIMATE       REMAINING TERM      CALCULATED        APPROXIMATE
 MORTGAGE       PRINCIPAL         TO MATURITY         LOAN AGE          WEIGHTED
LOAN GROUP       BALANCE          (IN MONTHS)        (IN MONTHS)     AVERAGE COUPON
-----------    ------------     ----------------     -----------     ---------------
  Group 1      $427,600,000            355                 4              8.00%
  Group 2      $300,000,000            355                 4              8.00%
  Group 3      $175,000,000            355                 4              7.60%
  Group 4      $100,000,000            340                18              7.50%

     The actual remaining terms to maturity, calculated loan ages and interest rates of most of the related Mortgage Loans will differ from the weighted averages shown above, perhaps significantly. See "Description of the Certificates--Structuring Assumptions--Pricing Assumptions" herein.

INTEREST RATES

     The Fixed Rate Certificates will bear interest at the applicable per annum interest rates set forth on the cover.

     The Floating Rate and Inverse Floating Rate Classes will bear interest during the initial Interest Accrual Period at the initial interest rates set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at rates determined as described below:

                                INITIAL     MAXIMUM    MINIMUM           FORMULA FOR
                                INTEREST    INTEREST   INTEREST        CALCULATION OF
              CLASS               RATE       RATE       RATE            INTEREST RATE
    --------------------------  --------    -------    -------    -------------------------
    F ........................   5.9760%     9.00%      0.55%      LIBOR + 55 basis points
    S ........................   3.0240%     8.45%      0.00%           8.45% - LIBOR
    FC .......................   5.9260%     9.00%      0.50%      LIBOR + 50 basis points
    SC .......................   3.0740%     8.50%      0.00%           8.5% - LIBOR
    FA........................   5.9250%     9.00%      0.55%      LIBOR + 55 basis points
    SA .......................  15.3750%    42.25%      0.00%       42.25% - (5 X LIBOR)
    FB........................   5.9375%     9.00%      0.50%      LIBOR + 50 basis points
    SB........................   3.0625%     8.50%      0.00%           8.5% - LIBOR

See "Description of the Certificates--Distributions of Interest--Floating Rate and Inverse Floating Rate Classes" herein.

NOTIONAL CLASSES

     The notional principal balances of the S, SC, H, PJ, PK and SB Classes will be equal to the indicated percentages of the applicable outstanding principal balances specified below immediately prior to the related Distribution Date.

                                                          PERCENTAGE OF
                     CLASS                              PRINCIPAL BALANCE
-----------------------------------------------   -----------------------------
S  ............................................               100%  of F Class
SC ............................................               100%  of FC Class
H .............................................               100%  of LL Class
PJ ............................................     10.0000000000%  of PA Class
                                                     8.3333333333%  of PB Class
                                                     6.6666666667%  of PC Class
PK.............................................      6.6666666667%  of PD Class
                                                     6.6666666667%  of PE Class
                                                     3.3333333333%  of PH Class
SB ............................................               100%  of FB Class

See "Description of the Certificates--Distributions of Interest--Notional Classes" and "--Yield Tables--The Inverse Floating Rate Classes" and "--The H, PJ and PK Classes" herein.

COMPONENT CLASSES

                                             ORIGINAL         PRINCIPAL
                                         PRINCIPAL BALANCE      TYPE
                                         -----------------    ---------
FC1 Component.........................      $ 2,858,000          SEQ
FC2 Component.........................        7,665,000          SEQ
FA1 Component.........................       20,495,000          PAC
FA2 Component.........................       63,255,000        SCH/AD
SA1 Component.........................        4,099,000          PAC
SA2 Component.........................       12,651,000        SCH/AD
ZB1 Component.........................       13,952,000          SUP
ZB2 Component.........................          100,000          SUP

DISTRIBUTIONS OF PRINCIPAL

  Group 1 Principal Distribution Amount

          On each Distribution Date, commencing in April 2000, if the C is then outstanding, to the LL Class, the lesser of $30,000 Class and the Group 1 Principal Distribution Amount.

          On each Distribution Date, 14.2857142857% of the remaining amount to the F Class, to zero. On each Distribution Date, the remaining amount as follows:

          1. (a) 76.1829855164% of such amount as follows:

          (i) to the A and D Classes and the FC1 Component, in proportion to their original principal balances, until $35,268,000 has been paid pursuant to this clause (i);

          (ii) to the A and D Classes, the FC1 Component and the B Class, in the proportions of 19.0534714853%, 5.2033764764%, 0.7433394966% and 74.9998125417%,
respectively, until the B Class is reduced to zero; and

          (iii) to the A and D Classes and the FC1 Component, in proportion to their original principal balances, to zero;

          (b) 2.9771268105% of such amount to the FC2 Component, to zero; and

          (c) 20.8398876732% of such amount in the following order of priority:
(i) to the J Class, until $9,888,000 has been paid pursuant to this clause (i);
(ii) to the J and K Classes, in the proportions of 24.9968649417% and 75.0031350583%, respectively, until the K Class is reduced to zero; and (iii) to the J and L Classes, in that order, to zero; 2. To the C Class, to zero; and

        3. To the LL, G and T Classes as described herein under "Description of the Certificates-- Distributions of Principal--Group 1 Principal Distribution Amount," to zero.

  Group 2 Principal Distribution Amount

     Group 2 Accrual Amount

     1. To the FA2 and SA2 Components, in proportion to their original principal balances, to their Maximum Scheduled Balances; and

     2. To the ZB1 Component, to zero, and then to the ZB2 Component.

     Group 2 Cash Flow Distribution Amount

     1. To the FA1 and SA1 Components, in proportion to their original principal balances, to their Planned Balances;

     2. To the PA, PB, PC, PD, PE and PH Classes, in that order, to their Planned Balances;

     3. To the FA2 and SA2 Components, in proportion to their original principal balances, to their Maximum Scheduled Balances;

     4. To the ZB1 Component, to zero;

     5. To the FA2 and SA2 Components, in proportion to their original principal balances, to their Minimum Scheduled Balances;

     6. To the ZB2 Component, to zero;

     7. To the FA2 and SA2 Components, in proportion to their original principal balances, to zero;

     8. To the FA1 and SA1 Components, in proportion to their original principal balances, to zero; and

     9. To the PA, PB, PC, PD, PE and PH Classes, in that order, to zero.

  Group 3 Principal Distribution Amount

     Group 3 Accrual Amount

     To the AG, AH and AJ Classes, in that order, to zero, and then to the ZC Class.

     Group 3 Cash Flow Distribution Amount

     To the AC, AB, AD, AE, AG, AH, AJ and ZC Classes, in that order, to zero.

  Group 4 Principal Distribution Amount

     1. To the U Class, to zero;

     2. To the V and FB Classes, in the proportions of 80% and 20%, respectively, until the V Class is reduced to zero;

     3. To the W and FB Classes, in proportion to their then current principal balances, to zero; and

     4. To the M Class, to zero.

WEIGHTED AVERAGE LIVES (YEARS)*

                            PSA PREPAYMENT ASSUMPTION
                              ----------------------------------
       GROUP 1 CLASSES          0%    100%   175%   350%   500%
------------------------------------ ------ ------ ------ ------
A and D.......................   17.4    7.2    4.8    2.8    2.1
B ............................   20.5    7.3    4.8    2.9    2.2
C ............................   27.8   18.6   12.8    7.0    5.0
F and S.......................   20.4    9.1    6.1    3.5    2.6
FC and SC.....................   18.6    7.3    4.8    2.8    2.2
G ............................   29.6   27.3   23.7   15.0   10.7
LL and H......................   24.9   20.8   16.1    9.4    6.8
J ............................   16.3    5.7    3.8    2.3    1.8
K.............................   18.6    5.6    3.7    2.3    1.9
L ............................   26.0   13.8    9.1    5.0    3.7
T ............................   29.3   25.2   20.4   12.1    8.6

                                      PSA PREPAYMENT ASSUMPTION
                              -----------------------------------------
       GROUP 2 CLASSES          0%    100%   185%   250%   350%   500%
------------------------------------ ------ ------ ------ ------ ------
PA ...........................   11.4    2.5    2.5    2.5    2.5    2.4
PB ...........................   14.6    3.5    3.5    3.5    3.4    2.7
PC ...........................   16.9    4.5    4.5    4.5    4.0    3.0
PD ...........................   19.4    6.0    6.0    6.0    4.8    3.6
PE ...........................   23.3   10.0   10.0   10.0    7.4    5.4
PH............................   26.1   18.6   18.6   18.6   14.2   10.1
PJ ...........................   13.8    3.3    3.3    3.3    3.2    2.7
PK ...........................   22.5    9.9    9.9    9.9    7.5    5.4
FA and SA.....................   13.5   10.0    3.4    2.9    1.9    1.5
ZB............................   28.4   23.8   18.3    1.6    0.8    0.5

                            PSA PREPAYMENT ASSUMPTION
                              ----------------------------------
       GROUP 3 CLASSES          0%    100%   155%   350%   500%
------------------------------------ ------ ------ ------ ------
AC ...........................    9.6    2.3    1.8    1.1    0.9
AB ...........................   21.3    8.2    6.0    3.2    2.5
AD ...........................   26.2   14.9   11.0    5.6    4.1
AE ...........................   27.6   18.4   14.0    7.1    5.1
AG ...........................    2.7    2.7    2.7    2.7    2.7
AH............................    8.0    8.0    8.0    7.4    5.9
AJ ...........................   13.3   13.3   13.3    9.0    6.8
ZC ...........................   29.1   24.6   21.0   13.4   10.0

                            PSA PREPAYMENT ASSUMPTION
                              ----------------------------------
       GROUP 4 CLASSES          0%    100%   155%   350%   500%
------------------------------------ ------ ------ ------ ------
U  ...........................    8.8    1.5    1.1    0.5    0.4
V  ...........................   20.5    6.8    4.8    2.3    1.6
W ............................   26.4   14.6   10.7    5.1    3.5
FB and SB.....................   21.8    8.5    6.1    2.9    2.0
M ............................   28.9   22.7   19.2   10.4    7.2

-------------------------
* Determined as specified under "Weighted Average Lives of the Certificates" herein.

                           ADDITIONAL RISK FACTORS

ADDITIONAL YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of distributions of principal of the Classes will be sensitive in varying degrees to the rate of principal distributions on the MBS included in the related MBS Group, which in turn will reflect the rate of amortization (including prepayments) of the related Mortgage Loans. There can be no assurance that such Mortgage Loans will have the characteristics assumed herein. Because the rate of principal distributions on the Classes will be related to the rate of amortization of the related Mortgage Loans, which are likely to include Mortgage Loans with remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the rate of principal distributions on the Classes is likely to differ from the rate anticipated by an investor, even if such Mortgage Loans prepay at the indicated constant percentages of PSA. In addition, it is highly unlikely that the Mortgage Loans underlying the MBS included in any MBS Group will prepay at a constant PSA rate until maturity or that all such Mortgage Loans will prepay at the same rate.

     Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Certificates. See "Risk Factors--Prepayment Considerations" in the REMIC Prospectus and "Maturity and Prepayment Assumptions" in the MBS Prospectus.

     The effective yields on the Delay Classes (as defined herein) will be reduced below the yields otherwise produced because principal and interest payable on a Distribution Date will not be distributed until the 18th day following the end of the related Interest Accrual Period and will not bear interest during such delay. No interest at all will be paid on any Class after its principal balance has been reduced to zero. As a result of the foregoing, the market values of the Delay Classes will be lower than would have been the case if there were no such delay.

                       DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the remaining provisions of this Prospectus Supplement, the additional Disclosure Documents and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the meanings assigned to such terms in the applicable Disclosure Document or the Trust Agreement (as the context may require).

GENERAL

     Structure. The Trust and the Lower Tier REMIC will be created pursuant to a trust agreement dated as of March 1, 1997 (the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as trustee (the "Trustee"), and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The Certificates (other than the R and RL Classes) will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC. The assets of the Lower Tier REMIC will include the MBS.

     Fannie Mae Guaranty. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. In addition, Fannie Mae will be obligated to distribute on a timely basis to the Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the Trust Account. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus and "Description of Certificates-- The Corporation's Guaranty" in the MBS Prospectus.

     Characteristics of Certificates. Each Class of Certificates, other than the R and RL Classes, will be represented by one or more certificates (the "DTC Certificates") to be registered at all times in the name of the nominee of the Depository (as defined herein), which Depository will maintain such Certificates through its book-entry facilities. When used herein with respect to any DTC Certificate, the terms "Holders" and "Certificateholders" refer to the nominee of the Depository. A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Certificate Form" in the REMIC Prospectus.

     The R and RL Certificates will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R or RL Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The R and RL Certificates will be transferable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer of the R or RL Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R and RL Classes" herein.

     The distributions to the Holders of the R and RL Classes of the proceeds of any remaining assets of the Trust and the Lower Tier REMIC, as applicable, will be made only upon presentation and surrender of the related Certificate at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Authorized Denominations. The Certificates, other than the R and RL Certificates, will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The R and RL Classes will be issued as single certificates and will not have principal balances.

     Distribution Dates. Distributions on the Certificates will be made on the 18th day of each month (or, if such 18th day is not a business day, on the first business day next succeeding such 18th day) (each, a "Distribution Date"), commencing in the month following the Settlement Date.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date and any interest to be added as principal to the principal balances of the Accrual Classes on such Distribution Date.

     Optional Termination. Consistent with its policy described under "Description of Certificates-- Termination" in the MBS Prospectus, Fannie Mae will agree not to effect indirectly an early termination of the Lower Tier REMIC or the Trust through the exercise of its right to repurchase the Mortgage Loans underlying any MBS unless only one Mortgage Loan remains in the related Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

     Liquid Asset. The AG Class is intended to qualify as a "liquid asset" for purposes of the liquidity requirements applicable to federal savings associations, federal savings banks and state chartered associations whose deposits are insured by the Federal Deposit Insurance Corporation.

BOOK-ENTRY PROCEDURES

     General. Each Class of Certificates, other than the R and RL Classes, will be represented by one or more certificates (the "DTC Certificates") to be registered at all times in the name of the nominee of The Depository Trust Company, a New York-chartered limited purpose trust company, or any successor depository selected or approved by Fannie Mae (the "Depository"). In accordance with its normal procedures, the Depository will record the positions held by each Depository participating firm (each, a "Depository Participant") in the DTC Certificates, whether held for its own account or as a nominee for another person. State Street will act as Paying Agent for, and perform certain administrative functions with respect to, the DTC Certificates.

     No person acquiring a beneficial ownership interest in the DTC Certificates (a "beneficial owner" or an "investor") will be entitled to receive a physical certificate representing such ownership interest. An investor's interest in the DTC Certificates will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (a "financial intermediary") that maintains such investor's account for such purpose. In turn, the financial intermediary's record ownership of such interest will be recorded on the records of the Depository (or of a Depository Participant that acts as an agent for the financial intermediary if such intermediary is not a Depository Participant). Accordingly, an investor will not be recognized by the Trustee or the Depository as a Certificateholder and must rely on the foregoing arrangements to evidence its interest in the DTC Certificates. Beneficial ownership of an investor's interest in the DTC Certificates may be transferred only by compliance with the procedures of an investor's financial intermediary and of Depository Participants. In general, beneficial ownership of an investor's interest in the DTC Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

     Method of Distribution. Each distribution on the DTC Certificates will be distributed by the Paying Agent to the Depository in immediately available funds. The Depository will be responsible for crediting the amount of such distributions to the accounts of the Depository Participants entitled thereto, in accordance with the Depository's normal procedures, which currently provide for distributions in same-day funds settled through the New York Clearing House. Each Depository Participant and each financial intermediary will be responsible for disbursing such distributions to the beneficial owners of the DTC Certificates that it represents. Accordingly, the beneficial owners may experience some delay in their receipt of distributions.

THE MBS

     The MBS included in each group specified below (each, an "MBS Group") will have the aggregate unpaid principal balances and Pass-Through Rates set forth below and the general characteristics described in the MBS Prospectus. The MBS will provide that principal and interest on the related Mortgage Loans will be passed through monthly, commencing in the month following the month of the initial issuance of such MBS. The Mortgage Loans underlying the MBS will be conventional Level Payment Mortgage Loans secured by first mortgages or deeds of trust on one- to four-family ("single-family") residential properties and having original maturities of up to 30 years. See "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus. The characteristics of the MBS included in each MBS Group and the related Mortgage Loans as of March 1, 1997 (the "Issue Date") are expected to be as follows:

    GROUP 1 MBS
    Aggregate Unpaid Principal Balance.......................         $427,600,000
    MBS Pass-Through Rate....................................             7.50%
    GROUP 1 MORTGAGE LOANS
    Range of WACs (per annum percentages)....................        7.75% to 10.00%
    Range of WAMs............................................   241 months to 360 months
    Approximate Weighted Average WAM.........................          355 months
    Approximate Weighted Average CAGE........................           4 months
    GROUP 2 MBS
    Aggregate Unpaid Principal Balance.......................         $300,000,000
    MBS Pass-Through Rate....................................             7.50%
    GROUP 2 MORTGAGE LOANS
    Range of WACs (per annum percentages)....................        7.75% to 10.00%
    Range of WAMs............................................   241 months to 360 months
    Approximate Weighted Average WAM.........................          355 months
    Approximate Weighted Average CAGE........................           4 months
    GROUP 3 MBS
    Aggregate Unpaid Principal Balance.......................         $175,000,000
    MBS Pass-Through Rate....................................             7.00%
    GROUP 3 MORTGAGE LOANS
    Range of WACs (per annum percentages)....................        7.25% to 9.50%
    Range of WAMs............................................   241 months to 360 months
    Approximate Weighted Average WAM.........................          355 months
    Approximate Weighted Average CAGE........................           4 months
    GROUP 4 MBS
    Aggregate Unpaid Principal Balance.......................         $100,000,000
    MBS Pass-Through Rate....................................             7.00%
    GROUP 4 MORTGAGE LOANS
    Range of WACs (per annum percentages)....................        7.25% to 9.50%
    Range of WAMs............................................   241 months to 360 months
    Approximate Weighted Average WAM.........................          340 months
    Approximate Weighted Average CAGE........................           18 months

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other information, the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each MBS, along with the weighted average of all the current or original WACs and the weighted average of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying the MBS as of the Issue Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000.

DISTRIBUTIONS OF INTEREST

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:

INTEREST TYPE*             CLASSES
--------------------       ----------------------------------------------
Fixed Rate                 All Classes other than the Floating Rate and Inverse
                           Floating Rate Classes and the R and RL Classes
Accrual                    ZB and ZC
Floating Rate              F, FC, FA and FB
Inverse Floating           S, SC, SA and SB
  Rate
Interest Only              S, SC, H, PJ, PK and SB
No Payment Residual        R and RL

-------------------------
* See "Description of the Certificates--Class Definitions and
  Abbreviations" in the REMIC Prospectus.

     General. The interest-bearing Certificates will bear interest at the applicable per annum interest rates set forth on the cover or described herein. Interest on the interest-bearing Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing (except with respect to the Accrual Classes) in the month after the Settlement Date. Interest to be distributed or, in the case of the Accrual Classes, added to principal on each interest-bearing Certificate on a Distribution Date will consist of one month's interest on the outstanding principal balance of such Certificate immediately prior to such Distribution Date.

     Interest Accrual Periods. Interest to be distributed on a Distribution Date will accrue on the interest-bearing Certificates during the one-month periods set forth below (each, an "Interest Accrual Period").

                 CLASSES                            INTEREST ACCRUAL PERIODS
-----------------------------------------    ---------------------------------
F, S, FC, SC, FA, SA, FB and SB Classes      One month period beginning on the
                                               18th day of the month preceding
                                               the month of the Distribution
                                               Date and ending on the
                                               17th day of the month of the
                                               Distribution Date
All Fixed Rate Classes (collectively, the    Calendar month preceding the month
  "Delay Classes")                             in which the Distribution Date
                                               occurs

See "Additional Risk Factors--Additional Yield and Prepayment Considerations" herein.

     Accrual Classes. The ZB and ZC Classes are Accrual Classes. Interest will accrue on the ZB1 and ZB2 Components and the ZC Class at the applicable per annum rates set forth on the cover hereof; however, such interest will not be distributed thereon (i) until the Distribution Date following the Distribution Date on which the principal balances of the FA2 and SA2 Components are reduced to zero, in the case of the ZB1 Component, (ii) for so long as the ZB2 Component is outstanding, in the case of the ZB2 Component, and (iii) until the Distribution Date following the Distribution Date on which the principal balance of the AJ Class is reduced to zero, in the case of the ZC Class. Interest so accrued and unpaid on the Accrual Classes will be added as principal to the respective principal balances thereof on each Distribution Date. Distributions of principal of the Accrual Classes will be made as described herein.

     Notional Classes. The S, SC, H, PJ, PK and SB Classes will be Notional Classes. The Notional Classes will not have principal balances and will bear interest at the applicable per annum interest rates set forth on the cover or described herein during each Interest Accrual Period on their respective notional principal balances.

     The notional principal balances of the S, SC, H, PJ, PK and SB Classes will be equal to the indicated percentages of the applicable outstanding principal balances specified below immediately prior to the related Distribution Date:

                                                                  PERCENTAGE OF
                             CLASS                              PRINCIPAL BALANCE
        -----------------------------------------------   -----------------------------

        S  ............................................               100%  of F Class
        SC ............................................               100%  of FC Class
        H .............................................               100%  of LL Class
        PJ ............................................     10.0000000000%  of PA Class
                                                             8.3333333333%  of PB Class
                                                             6.6666666667%  of PC Class
        PK.............................................      6.6666666667%  of PD Class
                                                             6.6666666667%  of PE Class
                                                             3.3333333333%  of PH Class
        SB ............................................               100%  of FB Class

     The notional principal balance of a Notional Class is used for purposes of the determination of interest distributions thereon and does not represent an interest in the principal distributions of the MBS or the underlying Mortgage Loans. Although a Notional Class will not have a principal balance, a REMIC Trust Factor (as described herein) will be published with respect to such Class that will be applicable to the notional principal balance thereof, and references herein to the principal balances of the Certificates generally shall be deemed to refer also to the notional principal balances of the Notional Classes.

     Floating Rate and Inverse Floating Rate Classes. The following Classes will bear interest during their initial Interest Accrual Period at the initial interest rates set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable maximum and minimum interest rates, at rates determined as described below:


                                INITIAL     MAXIMUM    MINIMUM           FORMULA FOR
                                INTEREST    INTEREST   INTEREST        CALCULATION OF
              CLASS               RATE       RATE       RATE            INTEREST RATE
    --------------------------  --------    -------    -------    -------------------------

    F ........................   5.9760%     9.00%      0.55%      LIBOR + 55 basis points
    S ........................   3.0240%     8.45%      0.00%           8.45% - LIBOR
    FC........................   5.9260%     9.00%      0.50%      LIBOR + 50 basis points
    SC........................   3.0740%     8.50%      0.00%           8.5% - LIBOR
    FA........................   5.9250%     9.00%      0.55%      LIBOR + 55 basis points
    SA........................  15.3750%    42.25%      0.00%       42.25% - (5 X LIBOR)
    FB........................   5.9375%     9.00%      0.50%      LIBOR + 50 basis points
    SB........................   3.0625%     8.50%      0.00%           8.5% - LIBOR

     The yields with respect to such Classes will be affected by changes in the applicable index as set forth in the table above (the "Index"), which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of the Index. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of the Index.

     The establishment of the Index value by Fannie Mae and Fannie Mae's determination of the rates of interest for the applicable Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

CALCULATION OF LIBOR

     On each Index Determination Date, until the principal balances and notional principal balances of the F, S, FC, SC, FA, SA, FB and SB Classes have been reduced to zero, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial Index Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be equal to 5.375% for the FA and SA Classes, 5.4375% for the FB and SB Classes and 5.426% for the F, S, FC and SC Classes.

DISTRIBUTIONS OF PRINCIPAL

     Categories of Classes and Components

     For the purpose of payments of principal, the Classes and Components will be categorized as follows:


                PRINCIPAL TYPE*                         CLASSES AND COMPONENTS
    ---------------------------------------  ---------------------------------------------

    GROUP 1 CLASSES AND COMPONENTS
    Sequential Pay                           A, B, C, F, D, FC1, FC2, G, J, K, L, T and LL
    Component                                FC
    Retail                                   LL
    Notional                                 S, SC and H
    GROUP 2 CLASSES AND COMPONENTS
    PAC                                      FA1, SA1, PA, PB, PC, PD, PE and PH
    Scheduled                                FA2 and SA2
    Support                                  ZB1 and ZB2
    Accretion Directed                       FA2 and SA2
    Component                                FA, SA and ZB
    Notional                                 PJ and PK
    GROUP 3 CLASSES
    Sequential Pay                           AC, AB, AD, AE, AG, AH, AJ and ZC
    Accretion Directed                       AG, AH and AJ
    Liquid Asset                             AG
    GROUP 4 CLASSES
    Sequential Pay                           U, V, W, FB and M
    Notional                                 SB
    NO PAYMENT RESIDUAL                      R and RL

     -------------------------
     * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

     Components. For purposes of calculating payments of principal, the FC, FA, SA and ZB Classes are comprised of multiple payment Components having the designations and original principal balances set forth below. The payment characteristics of each such Class will reflect a combination of the payment characteristics of the related Components.


                                                                ORIGINAL
                                                                PRINCIPAL     PRINCIPAL
                            DESIGNATION                          BALANCE       TYPE
        ----------------------------------------------------   -----------    -------

        FC1 Component.......................................   $ 2,858,000      SEQ
        FC2 Component.......................................     7,665,000      SEQ
        FA1 Component.......................................    20,495,000      PAC
        FA2 Component.......................................    63,255,000    SCH/AD
        SA1 Component.......................................     4,099,000      PAC
        SA2 Component.......................................    12,651,000    SCH/AD
        ZB1 Component.......................................    13,952,000      SUP
        ZB2 Component.......................................       100,000      SUP

     Components are not separately transferable from the related Class of Certificates.

     Principal Distribution Amount

     Principal will be distributed on the Certificates on each Distribution Date in an amount (the "Principal Distribution Amount") equal to the sum of (i) the aggregate distributions of principal to be made on the Group 1 MBS in the month of such Distribution Date (the "Group 1 Principal Distribution Amount"), (ii) the aggregate distributions of principal to be made on the Group 2 MBS in the month of such Distribution Date (the "Group 2 Cash Flow Distribution Amount") and any interest accrued and added on such Distribution Date to the principal balances of the ZB1 and ZB2 Components (the "Group 2 Accrual Amount" and together with the Group 2 Cash Flow Distribution Amount, the "Group 2 Principal Distribution Amount"), (iii) the aggregate distributions of principal to be made on the Group 3 MBS in the month of such Distribution Date (the "Group 3 Cash Flow Distribution Amount") and any interest accrued and added on such Distribution Date to the principal balance of the ZC Class (the "Group 3 Accrual Amount" and together with the Group 3 Cash Flow Distribution Amount, the "Group 3 Principal Distribution Amount") and (iv) the aggregate distributions of principal to be made on the Group 4 MBS in the month of such Distribution Date (the "Group 4 Principal Distribution Amount").

  Group 1 Principal Distribution Amount

     On each Distribution Date, commencing in April 2000,             Retail
if the C Class is then outstanding, an amount equal to the lesser of $30,000 and the Group 1 Principal Distribution
Amount will be distributed as principal of the LL Class, until the principal balance thereof is reduced to zero.


          On each Distribution Date, an amount                       Sequential
equal to 14.2857142857% of the excess, if any, of
the Group 1 Principal Distribution Amount over the
amount distributed pursuant to the immediately                       Pay
preceding paragraph will be distributed as
principal of the F Class, until the principal
balance thereof is reduced to zero.                                  Classes


          On each Distribution Date, the excess,
if any, of the Group 1 Principal Distribution                        and
Amount over the amounts applied pursuant to the
two immediately preceding paragraphs will be
distributed as principal of the remaining Group 1
Classes and Components in the following order of                    Components
priority:

          1. (a) 76.1829855164% of such amount in
the following order of priority:

          (i) concurrently, to the A and D Classes and the FC1 Component, in proportion to their original principal balances (or 76.2133144682%,
20.8133498403% and 2.9733356915%, respectively),
until the aggregate amount applied pursuant to this clause (i) is equal to $35,268,000;

          (ii) concurrently, to the A and D
Classes, the FC1 Component and the B Class in the proportions of 19.0534714853%, 5.2033764764%,
0.7433394966% and 74.9998125417%, respectively,
until the principal balance of the B Class is reduced to zero; and

          (iii) concurrently, to the A and D
Classes and the FC1 Component, in proportion to their original principal balances, until the principal balances thereof are reduced to zero;

          (b) 2.9771268105% of such amount to the
FC2 Component, until the principal balance thereof is reduced to zero; and

          (c) 20.8398876732% of such amount in the following order of priority:

          (i) to the J Class, until the aggregate
amount applied pursuant to this clause (i) is equal to $9,888,000;

          (ii) concurrently, to the J and K
Classes, in the proportions of 24.9968649417% and 75.0031350583%, respectively, until the principal balance of the K Class is reduced to zero; and

          (iii) sequentially, to the J and L
Classes, in that order, until the respective principal balances thereof are reduced to zero;

2. To the C Class, until the principal
balance thereof is reduced to zero; and

3. To the remaining Group 1 Classes as follows:


          (a) sequentially, to the LL and G                       Retail and
Classes, in that order, an amount equal to the
remaining Group 1 Principal Distribution Amount                   Sequential
multiplied by a fraction the numerator of which is
the then current aggregate principal balance of
the LL and G Classes and the denominator of which                 Pay
is the then current aggregate principal balance of
the LL, G and T Classes (before giving effect to
any distributions on such Distribution Date                       Classes
pursuant to this clause (a)) until the respective principal balances of the LL and G Classes are reduced to zero; and

          (b) to the T Class, any remaining                       Sequential
amount, until the principal balance thereof is                    Pay
reduced to zero.                                                  Class

Group 2 Principal Distribution Amount


     Group 2 Accrual Amount                                      Accretion

          On each Distribution Date, the Group 2
Accrual Amount, if any, will be distributed as                   Directed/
principal of the Group 2 Components specified
below in the following order of priority:                        Scheduled

          (i) concurrently, to the FA2 and SA2
Components, in proportion to their original                      Components
principal balances (or 83.3333333333% and
16.6666666667%, respectively), until the principal
balances thereof are reduced to their respective                 and Accrual
Maximum Scheduled Balances for such Distribution
Date; and

          (ii) to the ZB1 Component, until the                    Components
principal balance thereof is reduced to zero, and then to the ZB2 Component.

          Group 2 Cash Flow Distribution Amount

          On each Distribution Date, the Group 2 Cash Flow Distribution Amount will be distributed as principal of the Group 2 Classes and Components in the following order of priority:

          (i) concurrently, to the FA1 and SA1                       PAC
Components in proportion to their original
principal balances, (or 83.3333333333% and                           Components
16.6666666667%, respectively), until the principal balances thereof are reduced to their respective
Planned Balances for such Distribution Date;

          (ii) sequentially, to the PA, PB, PC,                     PAC
PD, PE and PH Classes, in that order, until the                     Classes
principal balances thereof are reduced to their respective Planned Balances for such Distribution
Date;

          (iii) concurrently, to the FA2 and SA2                    Scheduled
Components, in proportion to their original                         Components
principal balances, until the principal balances thereof are reduced to their respective Maximum
Scheduled Balances for such Distribution Date;

          (iv) to the ZB1 Component, until the                     Support
principal balance thereof is reduced to zero;                      Components

          (v) concurrently, to the FA2 and SA2                     Scheduled
Components, in proportion to their original                        Components
principal balances, until the principal balances thereof are reduced to their respective Minimum
Scheduled Balances for such Distribution Date;

          (vi) to the ZB2 Component, until the                     Support
principal balance thereof is reduced to zero;                      Component

          (vii) concurrently, to the FA2 and SA2                   Scheduled
Components, in proportion to their original                        Components
principal balances, without regard to their Maximum or Minimum Scheduled Principal Balances and until the principal balances thereof are reduced to zero;

          (viii) concurrently, to the FA1 and SA1                   PAC
Components in proportion to their original
principal balances, without regard to their                         Components
Planned Balances and until the principal balances thereof are reduced to zero; and

          (ix) sequentially, to the PA, PB, PC,                      and
PD, PE and PH Classes, in that order, without
regard to their Planned Balances and until the                      Classes
respective principal balances thereof are reduced to zero.

Group 3 Principal Distribution Amount

     Group 3 Accrual Amount

          On each Distribution Date, the Group 3                    Accretion
Accrual Amount, if any, will be distributed,                        Directed
sequentially, as principal of the AG, AH and AJ                     Classes
Classes, in that order, until the respective                        and
principal balances thereof are reduced to zero,                     Accrual
and thereafter to the ZC Class.                                     Class

Group 3 Cash Flow Distribution Amount

          On each Distribution Date, the Group 3                    Sequential
Cash Flow Distribution Amount will be distributed,                  Pay
sequentially, as principal of the AC, AB, AD, AE,                   Classes
AG, AH, AJ and ZC Classes, in that order, until the respective principal balances thereof are reduced to zero.

Group 4 Principal Distribution Amount

          On each Distribution Date, the Group 4                  Sequential
Principal Distribution Amount will be distributed as principal of the Group 4 Classes in the following order of priority:

          (i) to the U Class, until the principal                 Pay
balance thereof is reduced to zero;

          (ii) concurrently, to the V and FB                      Classes
Classes, in the proportions of 80% and 20%, respectively, until the principal balance of the V
Class is reduced to zero;

          (iii) concurrently, to the W and FB
Classes, in proportion to their then current principal balances, until the principal balances thereof are reduced to zero; and

          (iv) to the M Class, until the principal balance thereof is reduced to zero.

STRUCTURING ASSUMPTIONS

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumptions (collectively, the "Pricing Assumptions"):

        - the Mortgage Loans underlying the MBS Groups have original terms to maturity of 360 months and the principal balances, remaining terms to maturity, CAGEs and interest rates, respectively, as specified:

          Group 1     $427,600,000         355           4       8.00%
          Group 2     $300,000,000         355           4       8.00%
          Group 3     $175,000,000         355           4       7.60%
          Group 4     $100,000,000         340          18       7.50%

        - the Mortgage Loans prepay at the constant percentages of PSA specified in the related table;

        - the closing date for the sale of the Certificates is the Settlement Date; and

        - the first Distribution Date for the Certificates occurs in the month following the Settlement Date.

     Prepayment Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used herein is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Models" in the
     REMIC Prospectus. It is highly unlikely that prepayments will occur at any constant
PSA rate or at any other constant rate.

     Structuring Range and Rates. The Principal Balance Schedules have been prepared on the basis of the Pricing Assumptions and the assumption that the Mortgage Loans underlying the Group 2 MBS prepay at a constant PSA rate within the Structuring Range and at the rates set forth below.

     PRINCIPAL BALANCE            RELATED CLASSES             STRUCTURING RANGE
    SCHEDULE REFERENCES            AND COMPONENTS                 AND RATES
---------------------------    ----------------------    ----------------------
Planned Balances               FA1, SA1, PA, PB, PC,      Between 100% and 250%
                                 PD, PE and PH
Maximum Scheduled Balances     FA2 and SA2                         185%
Minimum Scheduled Balances     FA2 and SA2                         250%

     THERE IS NO ASSURANCE THAT THE PRINCIPAL BALANCE OF ANY CLASS OR COMPONENT LISTED ABOVE WILL CONFORM ON ANY DISTRIBUTION DATE TO THE APPLICABLE BALANCE SPECIFIED FOR SUCH DISTRIBUTION DATE IN THE PRINCIPAL BALANCE SCHEDULES HEREIN, OR THAT DISTRIBUTIONS OF PRINCIPAL ON SUCH CLASS OR COMPONENT WILL BEGIN OR END ON THE RESPECTIVE DISTRIBUTION DATES SPECIFIED THEREIN. Because any excess of the principal distribution on any Distribution Date over the amount necessary to reduce any such Class or Component to its scheduled balance will be distributed, the ability to so reduce such Class or Component will not be enhanced by the averaging of high and low principal payments from month to month. In addition, even if prepayments occur at rates falling within the Structuring Range specified above, principal distributions may be insufficient to reduce the applicable Classes and Components to their scheduled balances if such prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the Mortgage Loans (which may include recently originated Mortgage Loans), the Classes and Components specified above may not be reduced to their scheduled balances, even if prepayments occur at a constant rate within the Structuring Range or at the rates specified above.

     Initial Effective Ranges. The Effective Range for a Class or Component is the range of prepayment rates (measured by constant PSA rates) that would reduce such Class or Component to its scheduled balance on each Distribution Date. The Initial Effective Ranges set forth in the table below are based upon the assumed characteristics of the Mortgage Loans specified in the Pricing Assumptions.

RELATED CLASSES      INITIAL EFFECTIVE
AND COMPONENTS             RANGES
---------------    ----------------------
      FA1          Between 100% and 612%
      SA1          Between 100% and 612%
      PA           Between 100% and 410%
      PB           Between 100% and 326%
      PC           Between 100% and 291%
      PD           Between 100% and 257%
      PE           Between 100% and 250%
      PH           Between 85% and 250%

     The actual Effective Ranges at any time will be based upon the actual characteristics of the Mortgage Loans at such time, which are likely to vary (and may vary considerably) from the Pricing Assumptions. The actual Effective Ranges calculated on the basis of the actual characteristics likely will differ from the Initial Effective Ranges. As a result, the applicable Classes and Components might not be reduced to their scheduled balances even if prepayments were to occur at a constant PSA rate within the Initial Effective Ranges (particularly if such rate were at the lower or higher end of such ranges). In addition, even if prepayments occur at rates falling within the actual Effective Ranges, principal distributions may be insufficient to reduce the applicable Classes and Components to their scheduled balances if such prepayments do not occur at a constant PSA rate. It is highly unlikely that the Mortgage Loans will prepay at any constant PSA rate. In general, the actual Effective Ranges may narrow, widen or shift upward or downward to reflect actual prepayment experience over time. The principal payment stability of the PAC Classes and Components and Scheduled Components will be supported in part by the related Support Components. When the related Support Components are retired, any outstanding PAC Classes and Components and Scheduled Components may no longer have Effective Ranges and will be more sensitive to prepayments.

                         PRINCIPAL BALANCE SCHEDULES

                          FA1            SA1
                       COMPONENT      COMPONENT       PA CLASS        PB CLASS
    DISTRIBUTION        PLANNED        PLANNED         PLANNED         PLANNED
        DATE            BALANCE        BALANCE         BALANCE         BALANCE
----------------------------------- -------------- --------------- ---------------

Initial Balance..... $ 20,495,000.00 $ 4,099,000.00 $ 18,252,000.00 $ 19,135,000.00
April 1997..........   20,111,848.42   4,022,369.69   18,252,000.00   19,135,000.00
May 1997............   19,686,007.76   3,937,201.55   18,252,000.00   19,135,000.00
June 1997...........   19,217,603.36   3,843,520.67   18,252,000.00   19,135,000.00
July 1997...........   18,706,782.59   3,741,356.52   18,252,000.00   19,135,000.00
August 1997.........   18,153,714.86   3,630,742.97   18,252,000.00   19,135,000.00
September 1997......   17,558,591.48   3,511,718.30   18,252,000.00   19,135,000.00
October 1997........   16,921,625.63   3,384,325.13   18,252,000.00   19,135,000.00
November 1997.......   16,243,052.25   3,248,610.45   18,252,000.00   19,135,000.00
December 1997.......   15,523,127.88   3,104,625.58   18,252,000.00   19,135,000.00
January 1998........   14,762,130.58   2,952,426.12   18,252,000.00   19,135,000.00
February 1998.......   13,960,359.73   2,792,071.95   18,252,000.00   19,135,000.00
March 1998..........   13,118,135.84   2,623,627.17   18,252,000.00   19,135,000.00
April 1998..........   12,235,800.41   2,447,160.08   18,252,000.00   19,135,000.00
May 1998............   11,313,715.66   2,262,743.13   18,252,000.00   19,135,000.00
June 1998...........   10,352,264.30   2,070,452.86   18,252,000.00   19,135,000.00
July 1998...........    9,351,849.32   1,870,369.86   18,252,000.00   19,135,000.00
August 1998.........    8,312,893.69   1,662,578.74   18,252,000.00   19,135,000.00
September 1998......    7,235,840.08   1,447,168.02   18,252,000.00   19,135,000.00
October 1998........    6,121,150.53   1,224,230.11   18,252,000.00   19,135,000.00
November 1998.......    4,969,306.19     993,861.24   18,252,000.00   19,135,000.00
December 1998.......    3,780,806.92     756,161.38   18,252,000.00   19,135,000.00
January 1999........    2,556,170.95     511,234.19   18,252,000.00   19,135,000.00
February 1999.......    1,295,934.55     259,186.91   18,252,000.00   19,135,000.00
March 1999..........          651.59         130.32   18,252,000.00   19,135,000.00
April 1999..........            0.00           0.00   16,657,071.78   19,135,000.00
May 1999............            0.00           0.00   15,020,696.56   19,135,000.00
June 1999...........            0.00           0.00   13,392,397.42   19,135,000.00
July 1999...........            0.00           0.00   11,772,132.33   19,135,000.00
August 1999.........            0.00           0.00   10,159,859.44   19,135,000.00
September 1999......            0.00           0.00    8,555,537.17   19,135,000.00
October 1999........            0.00           0.00    6,959,124.10   19,135,000.00
November 1999.......            0.00           0.00    5,370,579.04   19,135,000.00
December 1999.......            0.00           0.00    3,789,861.03   19,135,000.00
January 2000........            0.00           0.00    2,216,929.30   19,135,000.00
February 2000.......            0.00           0.00      651,743.29   19,135,000.00
March 2000..........            0.00           0.00            0.00   18,229,262.65
April 2000..........            0.00           0.00            0.00   16,679,447.25
May 2000............            0.00           0.00            0.00   15,137,257.14
June 2000...........            0.00           0.00            0.00   13,602,652.60
July 2000...........            0.00           0.00            0.00   12,075,594.09
August 2000.........            0.00           0.00            0.00   10,556,042.29
September 2000......            0.00           0.00            0.00    9,043,958.08
October 2000........            0.00           0.00            0.00    7,539,302.53
November 2000.......            0.00           0.00            0.00    6,042,036.93
December 2000.......            0.00           0.00            0.00    4,552,122.73
January 2001........            0.00           0.00            0.00    3,069,521.63
February 2001.......            0.00           0.00            0.00    1,594,195.47
March 2001..........            0.00           0.00            0.00      126,106.34
April 2001 and
  thereafter........            0.00           0.00            0.00            0.00



                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------

Initial Balance..... $ 16,060,000.00 $ 32,471,000.00 $ 72,330,000.00 $ 27,200,000.00
April 1997..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
May 1997............   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
June 1997...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
July 1997...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
August 1997.........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
September 1997......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
October 1997........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
November 1997.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
December 1997.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
January 1998........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
February 1998.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
March 1998..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
April 1998..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
May 1998............   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
June 1998...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
July 1998...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
August 1998.........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
September 1998......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
October 1998........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
November 1998.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
December 1998.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
January 1999........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
February 1999.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
March 1999..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
April 1999..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
May 1999............   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
June 1999...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
July 1999...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
August 1999.........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
September 1999......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
October 1999........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
November 1999.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
December 1999.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
January 2000........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
February 2000.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
March 2000..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
April 2000..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
May 2000............   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
June 2000...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
July 2000...........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
August 2000.........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
September 2000......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
October 2000........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
November 2000.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
December 2000.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
January 2001........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
February 2001.......   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
March 2001..........   16,060,000.00   32,471,000.00   72,330,000.00   27,200,000.00
April 2001..........   14,725,216.47   32,471,000.00   72,330,000.00   27,200,000.00
May 2001............   13,271,488.34   32,471,000.00   72,330,000.00   27,200,000.00
June 2001...........   11,824,884.57   32,471,000.00   72,330,000.00   27,200,000.00



                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ----------------

July 2001........... $ 10,385,368.01 $ 32,471,000.00 $ 72,330,000.00 $ 27,200,000.00
August 2001.........    8,952,901.68   32,471,000.00   72,330,000.00   27,200,000.00
September 2001......    7,527,448.79   32,471,000.00   72,330,000.00   27,200,000.00
October 2001........    6,108,972.75   32,471,000.00   72,330,000.00   27,200,000.00
November 2001.......    4,697,437.14   32,471,000.00   72,330,000.00   27,200,000.00
December 2001.......    3,292,805.75   32,471,000.00   72,330,000.00   27,200,000.00
January 2002........    1,895,042.53   32,471,000.00   72,330,000.00   27,200,000.00
February 2002.......      504,111.64   32,471,000.00   72,330,000.00   27,200,000.00
March 2002..........            0.00   31,590,977.40   72,330,000.00   27,200,000.00
April 2002..........            0.00   30,213,604.33   72,330,000.00   27,200,000.00
May 2002............            0.00   28,842,957.12   72,330,000.00   27,200,000.00
June 2002...........            0.00   27,479,000.65   72,330,000.00   27,200,000.00
July 2002...........            0.00   26,121,699.97   72,330,000.00   27,200,000.00
August 2002.........            0.00   24,771,020.32   72,330,000.00   27,200,000.00
September 2002......            0.00   23,426,927.10   72,330,000.00   27,200,000.00
October 2002........            0.00   22,089,385.92   72,330,000.00   27,200,000.00
November 2002.......            0.00   20,758,362.53   72,330,000.00   27,200,000.00
December 2002.......            0.00   19,433,822.87   72,330,000.00   27,200,000.00
January 2003........            0.00   18,115,733.07   72,330,000.00   27,200,000.00
February 2003.......            0.00   16,804,059.41   72,330,000.00   27,200,000.00
March 2003..........            0.00   15,498,768.34   72,330,000.00   27,200,000.00
April 2003..........            0.00   14,199,826.51   72,330,000.00   27,200,000.00
May 2003............            0.00   12,907,200.72   72,330,000.00   27,200,000.00
June 2003...........            0.00   11,620,857.94   72,330,000.00   27,200,000.00
July 2003...........            0.00   10,340,765.32   72,330,000.00   27,200,000.00
August 2003.........            0.00    9,066,890.16   72,330,000.00   27,200,000.00
September 2003......            0.00    7,799,199.95   72,330,000.00   27,200,000.00
October 2003........            0.00    6,537,662.32   72,330,000.00   27,200,000.00
November 2003.......            0.00    5,282,245.09   72,330,000.00   27,200,000.00
December 2003.......            0.00    4,032,916.24   72,330,000.00   27,200,000.00
January 2004........            0.00    2,789,643.89   72,330,000.00   27,200,000.00
February 2004.......            0.00    1,552,396.37   72,330,000.00   27,200,000.00
March 2004..........            0.00      321,142.12   72,330,000.00   27,200,000.00
April 2004..........            0.00            0.00   71,425,849.78   27,200,000.00
May 2004............            0.00            0.00   70,206,488.12   27,200,000.00
June 2004...........            0.00            0.00   68,993,026.11   27,200,000.00
July 2004...........            0.00            0.00   67,785,432.83   27,200,000.00
August 2004.........            0.00            0.00   66,583,677.56   27,200,000.00
September 2004......            0.00            0.00   65,387,729.72   27,200,000.00
October 2004........            0.00            0.00   64,197,558.87   27,200,000.00
November 2004.......            0.00            0.00   63,013,134.76   27,200,000.00
December 2004.......            0.00            0.00   61,834,427.26   27,200,000.00
January 2005........            0.00            0.00   60,661,406.43   27,200,000.00
February 2005.......            0.00            0.00   59,494,042.45   27,200,000.00
March 2005..........            0.00            0.00   58,332,305.67   27,200,000.00
April 2005..........            0.00            0.00   57,176,166.60   27,200,000.00
May 2005............            0.00            0.00   56,025,595.87   27,200,000.00
June 2005...........            0.00            0.00   54,880,564.29   27,200,000.00
July 2005...........            0.00            0.00   53,741,042.81   27,200,000.00
August 2005.........            0.00            0.00   52,607,002.52   27,200,000.00
September 2005......            0.00            0.00   51,478,414.67   27,200,000.00
October 2005........            0.00            0.00   50,355,250.66   27,200,000.00



                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------


November 2005....... $          0.00 $          0.00 $ 49,237,482.01 $ 27,200,000.00
December 2005.......            0.00            0.00   48,125,080.42   27,200,000.00
January 2006........            0.00            0.00   47,018,017.71   27,200,000.00
February 2006.......            0.00            0.00   45,916,265.86   27,200,000.00
March 2006..........            0.00            0.00   44,819,796.98   27,200,000.00
April 2006..........            0.00            0.00   43,737,149.57   27,200,000.00
May 2006............            0.00            0.00   42,669,848.44   27,200,000.00
June 2006...........            0.00            0.00   41,617,681.77   27,200,000.00
July 2006...........            0.00            0.00   40,580,440.63   27,200,000.00
August 2006.........            0.00            0.00   39,557,918.93   27,200,000.00
September 2006......            0.00            0.00   38,549,913.40   27,200,000.00
October 2006........            0.00            0.00   37,556,223.54   27,200,000.00
November 2006.......            0.00            0.00   36,576,651.57   27,200,000.00
December 2006.......            0.00            0.00   35,611,002.42   27,200,000.00
January 2007........            0.00            0.00   34,659,083.68   27,200,000.00
February 2007.......            0.00            0.00   33,720,705.55   27,200,000.00
March 2007..........            0.00            0.00   32,795,680.82   27,200,000.00
April 2007..........            0.00            0.00   31,883,824.85   27,200,000.00
May 2007............            0.00            0.00   30,984,955.51   27,200,000.00
June 2007...........            0.00            0.00   30,098,893.14   27,200,000.00
July 2007...........            0.00            0.00   29,225,460.56   27,200,000.00
August 2007.........            0.00            0.00   28,364,482.97   27,200,000.00
September 2007......            0.00            0.00   27,515,787.99   27,200,000.00
October 2007........            0.00            0.00   26,679,205.57   27,200,000.00
November 2007.......            0.00            0.00   25,854,567.99   27,200,000.00
December 2007.......            0.00            0.00   25,041,709.82   27,200,000.00
January 2008........            0.00            0.00   24,240,467.87   27,200,000.00
February 2008.......            0.00            0.00   23,450,681.21   27,200,000.00
March 2008..........            0.00            0.00   22,672,191.09   27,200,000.00
April 2008..........            0.00            0.00   21,904,840.91   27,200,000.00
May 2008............            0.00            0.00   21,148,476.24   27,200,000.00
June 2008...........            0.00            0.00   20,402,944.74   27,200,000.00
July 2008...........            0.00            0.00   19,668,096.16   27,200,000.00
August 2008.........            0.00            0.00   18,943,782.29   27,200,000.00
September 2008......            0.00            0.00   18,229,856.95   27,200,000.00
October 2008........            0.00            0.00   17,526,175.97   27,200,000.00
November 2008.......            0.00            0.00   16,832,597.12   27,200,000.00
December 2008.......            0.00            0.00   16,148,980.16   27,200,000.00
January 2009........            0.00            0.00   15,475,186.71   27,200,000.00
February 2009.......            0.00            0.00   14,811,080.33   27,200,000.00
March 2009..........            0.00            0.00   14,156,526.42   27,200,000.00
April 2009..........            0.00            0.00   13,511,392.22   27,200,000.00
May 2009............            0.00            0.00   12,875,546.80   27,200,000.00
June 2009...........            0.00            0.00   12,248,861.00   27,200,000.00
July 2009...........            0.00            0.00   11,631,207.45   27,200,000.00
August 2009.........            0.00            0.00   11,022,460.50   27,200,000.00
September 2009......            0.00            0.00   10,422,496.23   27,200,000.00
October 2009........            0.00            0.00    9,831,192.42   27,200,000.00
November 2009.......            0.00            0.00    9,248,428.50   27,200,000.00
December 2009.......            0.00            0.00    8,674,085.58   27,200,000.00
January 2010........            0.00            0.00    8,108,046.37   27,200,000.00
February 2010.......            0.00            0.00    7,550,195.21   27,200,000.00



                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------


March 2010.......... $          0.00 $          0.00 $  7,000,418.00 $ 27,200,000.00
April 2010..........            0.00            0.00    6,458,602.22   27,200,000.00
May 2010............            0.00            0.00    5,924,636.88   27,200,000.00
June 2010...........            0.00            0.00    5,398,412.51   27,200,000.00
July 2010...........            0.00            0.00    4,879,821.14   27,200,000.00
August 2010.........            0.00            0.00    4,368,756.29   27,200,000.00
September 2010......            0.00            0.00    3,865,112.92   27,200,000.00
October 2010........            0.00            0.00    3,368,787.45   27,200,000.00
November 2010.......            0.00            0.00    2,879,677.70   27,200,000.00
December 2010.......            0.00            0.00    2,397,682.89   27,200,000.00
January 2011........            0.00            0.00    1,922,703.65   27,200,000.00
February 2011.......            0.00            0.00    1,454,641.93   27,200,000.00
March 2011..........            0.00            0.00      993,401.05   27,200,000.00
April 2011..........            0.00            0.00      538,885.66   27,200,000.00
May 2011............            0.00            0.00       91,001.69   27,200,000.00
June 2011...........            0.00            0.00            0.00   26,849,656.40
July 2011...........            0.00            0.00            0.00   26,414,758.29
August 2011.........            0.00            0.00            0.00   25,986,217.12
September 2011......            0.00            0.00            0.00   25,563,943.90
October 2011........            0.00            0.00            0.00   25,147,850.85
November 2011.......            0.00            0.00            0.00   24,737,851.40
December 2011.......            0.00            0.00            0.00   24,333,860.16
January 2012........            0.00            0.00            0.00   23,935,792.94
February 2012.......            0.00            0.00            0.00   23,543,566.66
March 2012..........            0.00            0.00            0.00   23,157,099.42
April 2012..........            0.00            0.00            0.00   22,776,310.43
May 2012............            0.00            0.00            0.00   22,401,120.01
June 2012...........            0.00            0.00            0.00   22,031,449.56
July 2012...........            0.00            0.00            0.00   21,667,221.59
August 2012.........            0.00            0.00            0.00   21,308,359.66
September 2012......            0.00            0.00            0.00   20,954,788.37
October 2012........            0.00            0.00            0.00   20,606,433.37
November 2012.......            0.00            0.00            0.00   20,263,221.33
December 2012.......            0.00            0.00            0.00   19,925,079.92
January 2013........            0.00            0.00            0.00   19,591,937.81
February 2013.......            0.00            0.00            0.00   19,263,724.66
March 2013..........            0.00            0.00            0.00   18,940,371.08
April 2013..........            0.00            0.00            0.00   18,621,808.65
May 2013............            0.00            0.00            0.00   18,307,969.89
June 2013...........            0.00            0.00            0.00   17,998,788.23
July 2013...........            0.00            0.00            0.00   17,694,198.04
August 2013.........            0.00            0.00            0.00   17,394,134.58
September 2013......            0.00            0.00            0.00   17,098,534.00
October 2013........            0.00            0.00            0.00   16,807,333.34
November 2013.......            0.00            0.00            0.00   16,520,470.50
December 2013.......            0.00            0.00            0.00   16,237,884.23
January 2014........            0.00            0.00            0.00   15,959,514.14
February 2014.......            0.00            0.00            0.00   15,685,300.66
March 2014..........            0.00            0.00            0.00   15,415,185.04
April 2014..........            0.00            0.00            0.00   15,149,109.34
May 2014............            0.00            0.00            0.00   14,887,016.42
June 2014...........            0.00            0.00            0.00   14,628,849.94




                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------


July 2014........... $          0.00 $          0.00 $          0.00 $ 14,374,554.32
August 2014.........            0.00            0.00            0.00   14,124,074.76
September 2014......            0.00            0.00            0.00   13,877,357.20
October 2014........            0.00            0.00            0.00   13,634,348.33
November 2014.......            0.00            0.00            0.00   13,394,995.60
December 2014.......            0.00            0.00            0.00   13,159,247.15
January 2015........            0.00            0.00            0.00   12,927,051.85
February 2015.......            0.00            0.00            0.00   12,698,359.29
March 2015..........            0.00            0.00            0.00   12,473,119.74
April 2015..........            0.00            0.00            0.00   12,251,284.15
May 2015............            0.00            0.00            0.00   12,032,804.18
June 2015...........            0.00            0.00            0.00   11,817,632.11
July 2015...........            0.00            0.00            0.00   11,605,720.93
August 2015.........            0.00            0.00            0.00   11,397,024.24
September 2015......            0.00            0.00            0.00   11,191,496.31
October 2015........            0.00            0.00            0.00   10,989,092.01
November 2015.......            0.00            0.00            0.00   10,789,766.88
December 2015.......            0.00            0.00            0.00   10,593,477.02
January 2016........            0.00            0.00            0.00   10,400,179.19
February 2016.......            0.00            0.00            0.00   10,209,830.71
March 2016..........            0.00            0.00            0.00   10,022,389.52
April 2016..........            0.00            0.00            0.00    9,837,814.11
May 2016............            0.00            0.00            0.00    9,656,063.57
June 2016...........            0.00            0.00            0.00    9,477,097.55
July 2016...........            0.00            0.00            0.00    9,300,876.26
August 2016.........            0.00            0.00            0.00    9,127,360.46
September 2016......            0.00            0.00            0.00    8,956,511.44
October 2016........            0.00            0.00            0.00    8,788,291.06
November 2016.......            0.00            0.00            0.00    8,622,661.67
December 2016.......            0.00            0.00            0.00    8,459,586.17
January 2017........            0.00            0.00            0.00    8,299,027.96
February 2017.......            0.00            0.00            0.00    8,140,950.96
March 2017..........            0.00            0.00            0.00    7,985,319.58
April 2017..........            0.00            0.00            0.00    7,832,098.72
May 2017............            0.00            0.00            0.00    7,681,253.79
June 2017...........            0.00            0.00            0.00    7,532,750.65
July 2017...........            0.00            0.00            0.00    7,386,555.66
August 2017.........            0.00            0.00            0.00    7,242,635.62
September 2017......            0.00            0.00            0.00    7,100,957.83
October 2017........            0.00            0.00            0.00    6,961,490.01
November 2017.......            0.00            0.00            0.00    6,824,200.33
December 2017.......            0.00            0.00            0.00    6,689,057.44
January 2018........            0.00            0.00            0.00    6,556,030.37
February 2018.......            0.00            0.00            0.00    6,425,088.63
March 2018..........            0.00            0.00            0.00    6,296,202.13
April 2018..........            0.00            0.00            0.00    6,169,341.20
May 2018............            0.00            0.00            0.00    6,044,476.59
June 2018...........            0.00            0.00            0.00    5,921,579.45
July 2018...........            0.00            0.00            0.00    5,800,621.34
August 2018.........            0.00            0.00            0.00    5,681,574.20
September 2018......            0.00            0.00            0.00    5,564,410.38
October 2018........            0.00            0.00            0.00    5,449,102.61




                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------

November 2018....... $          0.00 $          0.00 $          0.00 $  5,335,623.99
December 2018.......            0.00            0.00            0.00    5,223,948.01
January 2019........            0.00            0.00            0.00    5,114,048.52
February 2019.......            0.00            0.00            0.00    5,005,899.74
March 2019..........            0.00            0.00            0.00    4,899,476.24
April 2019..........            0.00            0.00            0.00    4,794,752.96
May 2019............            0.00            0.00            0.00    4,691,705.18
June 2019...........            0.00            0.00            0.00    4,590,308.53
July 2019...........            0.00            0.00            0.00    4,490,538.96
August 2019.........            0.00            0.00            0.00    4,392,372.80
September 2019......            0.00            0.00            0.00    4,295,786.67
October 2019........            0.00            0.00            0.00    4,200,757.53
November 2019.......            0.00            0.00            0.00    4,107,262.67
December 2019.......            0.00            0.00            0.00    4,015,279.69
January 2020........            0.00            0.00            0.00    3,924,786.50
February 2020.......            0.00            0.00            0.00    3,835,761.33
March 2020..........            0.00            0.00            0.00    3,748,182.70
April 2020..........            0.00            0.00            0.00    3,662,029.45
May 2020............            0.00            0.00            0.00    3,577,280.70
June 2020...........            0.00            0.00            0.00    3,493,915.87
July 2020...........            0.00            0.00            0.00    3,411,914.67
August 2020.........            0.00            0.00            0.00    3,331,257.08
September 2020......            0.00            0.00            0.00    3,251,923.39
October 2020........            0.00            0.00            0.00    3,173,894.13
November 2020.......            0.00            0.00            0.00    3,097,150.13
December 2020.......            0.00            0.00            0.00    3,021,672.49
January 2021........            0.00            0.00            0.00    2,947,442.55
February 2021.......            0.00            0.00            0.00    2,874,441.94
March 2021..........            0.00            0.00            0.00    2,802,652.53
April 2021..........            0.00            0.00            0.00    2,732,056.45
May 2021............            0.00            0.00            0.00    2,662,636.09
June 2021...........            0.00            0.00            0.00    2,594,374.08
July 2021...........            0.00            0.00            0.00    2,527,253.29
August 2021.........            0.00            0.00            0.00    2,461,256.83
September 2021......            0.00            0.00            0.00    2,396,368.06
October 2021........            0.00            0.00            0.00    2,332,570.57
November 2021.......            0.00            0.00            0.00    2,269,848.18
December 2021.......            0.00            0.00            0.00    2,208,184.93
January 2022........            0.00            0.00            0.00    2,147,565.09
February 2022.......            0.00            0.00            0.00    2,087,973.16
March 2022..........            0.00            0.00            0.00    2,029,393.85
April 2022..........            0.00            0.00            0.00    1,971,812.08
May 2022............            0.00            0.00            0.00    1,915,213.00
June 2022...........            0.00            0.00            0.00    1,859,581.97
July 2022...........            0.00            0.00            0.00    1,804,904.52
August 2022.........            0.00            0.00            0.00    1,751,166.43
September 2022......            0.00            0.00            0.00    1,698,353.66
October 2022........            0.00            0.00            0.00    1,646,452.37
November 2022.......            0.00            0.00            0.00    1,595,448.92
December 2022.......            0.00            0.00            0.00    1,545,329.85
January 2023........            0.00            0.00            0.00    1,496,081.91
February 2023.......            0.00            0.00            0.00    1,447,692.02




                       PC CLASS        PD CLASS        PE CLASS        PH CLASS
    DISTRIBUTION        PLANNED         PLANNED         PLANNED         PLANNED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------

March 2023.......... $          0.00 $          0.00 $          0.00 $  1,400,147.30
April 2023..........            0.00            0.00            0.00    1,353,435.04
May 2023............            0.00            0.00            0.00    1,307,542.72
June 2023...........            0.00            0.00            0.00    1,262,457.99
July 2023...........            0.00            0.00            0.00    1,218,168.68
August 2023.........            0.00            0.00            0.00    1,174,662.79
September 2023......            0.00            0.00            0.00    1,131,928.49
October 2023........            0.00            0.00            0.00    1,089,954.12
November 2023.......            0.00            0.00            0.00    1,048,728.19
December 2023.......            0.00            0.00            0.00    1,008,239.37
January 2024........            0.00            0.00            0.00      968,476.47
February 2024.......            0.00            0.00            0.00      929,428.51
March 2024..........            0.00            0.00            0.00      891,084.61
April 2024..........            0.00            0.00            0.00      853,434.07
May 2024............            0.00            0.00            0.00      816,466.36
June 2024...........            0.00            0.00            0.00      780,171.07
July 2024...........            0.00            0.00            0.00      744,537.95
August 2024.........            0.00            0.00            0.00      709,556.91
September 2024......            0.00            0.00            0.00      675,217.97
October 2024........            0.00            0.00            0.00      641,511.32
November 2024.......            0.00            0.00            0.00      608,427.30
December 2024.......            0.00            0.00            0.00      575,956.35
January 2025........            0.00            0.00            0.00      544,089.07
February 2025.......            0.00            0.00            0.00      512,816.21
March 2025..........            0.00            0.00            0.00      482,128.61
April 2025..........            0.00            0.00            0.00      452,017.29
May 2025............            0.00            0.00            0.00      422,473.35
June 2025...........            0.00            0.00            0.00      393,488.06
July 2025...........            0.00            0.00            0.00      365,052.79
August 2025.........            0.00            0.00            0.00      337,159.04
September 2025......            0.00            0.00            0.00      309,798.44
October 2025........            0.00            0.00            0.00      282,962.71
November 2025.......            0.00            0.00            0.00      256,643.74
December 2025.......            0.00            0.00            0.00      230,833.49
January 2026........            0.00            0.00            0.00      205,524.06
February 2026.......            0.00            0.00            0.00      180,707.65
March 2026..........            0.00            0.00            0.00      156,376.58
April 2026..........            0.00            0.00            0.00      132,523.29
May 2026............            0.00            0.00            0.00      109,140.31
June 2026...........            0.00            0.00            0.00       86,220.29
July 2026...........            0.00            0.00            0.00       63,755.98
August 2026.........            0.00            0.00            0.00       41,740.23
September 2026......            0.00            0.00            0.00       20,166.01
October 2026 and
  thereafter........            0.00            0.00            0.00            0.00



                          FA2             SA2             FA2             SA2
                       COMPONENT       COMPONENT       COMPONENT       COMPONENT
                        MAXIMUM         MAXIMUM         MINIMUM         MINIMUM
    DISTRIBUTION       SCHEDULED       SCHEDULED       SCHEDULED       SCHEDULED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------

Initial Balance..... $ 63,255,000.00 $ 12,651,000.00 $ 63,255,000.00 $ 12,651,000.00
April 1997..........   63,002,507.89   12,600,501.58   63,002,507.89   12,600,501.58
May 1997............   62,713,917.45   12,542,783.49   62,713,917.45   12,542,783.49
June 1997...........   62,389,404.74   12,477,880.95   62,389,404.74   12,477,880.95
July 1997...........   62,029,198.16   12,405,839.64   62,029,198.17   12,405,839.63
August 1997.........   61,633,578.36   12,326,715.68   61,633,578.37   12,326,715.67
September 1997......   61,202,878.05   12,240,575.61   61,202,878.05   12,240,575.61
October 1997........   60,737,481.74   12,147,496.35   60,737,481.74   12,147,496.35
November 1997.......   60,237,825.38   12,047,565.08   60,237,825.38   12,047,565.08
December 1997.......   59,704,395.88   11,940,879.18   59,704,395.88   11,940,879.18
January 1998........   59,137,730.56   11,827,546.11   59,137,730.56   11,827,546.11
February 1998.......   58,538,416.44   11,707,683.29   58,538,416.44   11,707,683.29
March 1998..........   57,907,089.54   11,581,417.91   57,907,089.54   11,581,417.91
April 1998..........   57,244,433.95   11,448,886.79   57,244,433.95   11,448,886.79
May 1998............   56,551,180.94   11,310,236.19   56,551,180.94   11,310,236.19
June 1998...........   55,828,107.88   11,165,621.58   55,828,107.88   11,165,621.58
July 1998...........   55,076,037.10   11,015,207.42   55,076,037.10   11,015,207.42
August 1998.........   54,295,834.63   10,859,166.93   54,295,834.63   10,859,166.93
September 1998......   53,488,408.96   10,697,681.80   53,488,408.97   10,697,681.79
October 1998........   52,654,709.55   10,530,941.91   52,654,709.55   10,530,941.91
November 1998.......   51,795,725.37   10,359,145.08   51,795,725.37   10,359,145.08
December 1998.......   50,912,483.35   10,182,496.67   50,912,483.35   10,182,496.67
January 1999........   50,006,046.70   10,001,209.34   50,006,046.70   10,001,209.34
February 1999.......   49,077,513.21    9,815,502.64   49,077,513.21    9,815,502.64
March 1999..........   48,128,013.43    9,625,602.69   48,128,013.43    9,625,602.69
April 1999..........   47,158,708.85    9,431,741.77   47,158,708.85    9,431,741.77
May 1999............   46,170,789.92    9,234,157.99   46,170,789.92    9,234,157.99
June 1999...........   45,198,276.20    9,039,655.24   45,198,276.20    9,039,655.24
July 1999...........   44,240,976.41    8,848,195.29   44,240,976.42    8,848,195.28
August 1999.........   43,298,701.29    8,659,740.26   43,298,701.29    8,659,740.26
September 1999......   42,371,263.51    8,474,252.71   42,371,263.52    8,474,252.70
October 1999........   41,458,477.69    8,291,695.54   41,440,546.43    8,288,109.29
November 1999.......   40,560,160.37    8,112,032.07   40,091,266.75    8,018,253.35
December 1999.......   39,676,129.97    7,935,226.00   38,772,519.31    7,754,503.86
January 2000........   38,806,206.84    7,761,241.37   37,484,471.63    7,496,894.33
February 2000.......   37,950,213.14    7,590,042.63   36,226,022.50    7,245,204.50
March 2000..........   37,107,972.89    7,421,594.58   34,996,713.02    6,999,342.60
April 2000..........   36,279,311.93    7,255,862.39   33,796,090.81    6,759,218.16
May 2000............   35,464,057.92    7,092,811.59   32,623,709.92    6,524,741.98
June 2000...........   34,662,040.27    6,932,408.06   31,479,130.68    6,295,826.14
July 2000...........   33,873,090.19    6,774,618.04   30,361,919.73    6,072,383.95
August 2000.........   33,097,040.62    6,619,408.12   29,271,649.81    5,854,329.96
September 2000......   32,333,726.22    6,466,745.24   28,207,899.74    5,641,579.95
October 2000........   31,582,983.38    6,316,596.68   27,170,254.35    5,434,050.87
November 2000.......   30,844,650.17    6,168,930.04   26,158,304.35    5,231,660.87
December 2000.......   30,118,566.37    6,023,713.27   25,171,646.27    5,034,329.26
January 2001........   29,404,573.35    5,880,914.67   24,209,882.42    4,841,976.49
February 2001.......   28,702,514.19    5,740,502.84   23,272,620.74    4,654,524.15
March 2001..........   28,012,233.55    5,602,446.71   22,359,474.76    4,471,894.95
April 2001..........   27,333,577.72    5,466,715.54   21,470,063.52    4,294,012.71
May 2001............   26,666,394.55    5,333,278.91   20,604,011.52    4,120,802.30
June 2001...........   26,010,533.52    5,202,106.70   19,760,948.58    3,952,189.72



                          FA2             SA2             FA2             SA2
                       COMPONENT       COMPONENT       COMPONENT       COMPONENT
                        MAXIMUM         MAXIMUM         MINIMUM         MINIMUM
    DISTRIBUTION       SCHEDULED       SCHEDULED       SCHEDULED       SCHEDULED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------

July 2001........... $ 25,365,845.59 $  5,073,169.12 $ 18,940,509.83 $  3,788,101.97
August 2001.........   24,732,183.33    4,946,436.67   18,142,335.62    3,628,467.12
September 2001......   24,109,400.80    4,821,880.16   17,366,071.40    3,473,214.28
October 2001........   23,497,353.57    4,699,470.72   16,611,367.74    3,322,273.55
November 2001.......   22,895,898.71    4,579,179.74   15,877,880.17    3,175,576.04
December 2001.......   22,304,894.75    4,460,978.95   15,165,269.19    3,033,053.84
January 2002........   21,724,201.71    4,344,840.34   14,473,200.12    2,894,640.03
February 2002.......   21,153,681.03    4,230,736.21   13,801,343.12    2,760,268.63
March 2002..........   20,593,195.60    4,118,639.12   13,149,373.05    2,629,874.61
April 2002..........   20,042,609.70    4,008,521.94   12,516,969.43    2,503,393.89
May 2002............   19,501,789.04    3,900,357.81   11,903,816.42    2,380,763.28
June 2002...........   18,970,600.69    3,794,120.14   11,309,602.67    2,261,920.54
July 2002...........   18,448,913.12    3,689,782.62   10,734,021.35    2,146,804.27
August 2002.........   17,936,596.12    3,587,319.22   10,176,770.00    2,035,354.00
September 2002......   17,433,520.85    3,486,704.17    9,637,550.53    1,927,510.11
October 2002........   16,939,559.80    3,387,911.96    9,116,069.17    1,823,213.83
November 2002.......   16,454,586.74    3,290,917.35    8,612,036.33    1,722,407.27
December 2002.......   15,978,476.79    3,195,695.36    8,125,166.63    1,625,033.33
January 2003........   15,511,106.31    3,102,221.26    7,655,178.82    1,531,035.76
February 2003.......   15,052,352.96    3,010,470.59    7,201,795.65    1,440,359.13
March 2003..........   14,602,095.65    2,920,419.13    6,764,743.93    1,352,948.79
April 2003..........   14,160,214.54    2,832,042.91    6,343,754.41    1,268,750.88
May 2003............   13,726,591.02    2,745,318.20    5,938,561.71    1,187,712.34
June 2003...........   13,301,107.68    2,660,221.54    5,548,904.30    1,109,780.86
July 2003...........   12,883,648.37    2,576,729.67    5,174,524.46    1,034,904.89
August 2003.........   12,474,098.06    2,494,819.61    4,815,168.17      963,033.63
September 2003......   12,072,342.97    2,414,468.59    4,470,585.12      894,117.02
October 2003........   11,678,270.43    2,335,654.09    4,140,528.60      828,105.72
November 2003.......   11,291,768.97    2,258,353.79    3,824,755.52      764,951.10
December 2003.......   10,912,728.23    2,182,545.65    3,523,026.30      704,605.26
January 2004........   10,541,039.02    2,108,207.80    3,235,104.84      647,020.97
February 2004.......   10,176,593.22    2,035,318.64    2,960,758.49      592,151.70
March 2004..........    9,819,283.84    1,963,856.77    2,699,757.98      539,951.60
April 2004..........    9,469,005.00    1,893,801.00    2,451,877.37      490,375.48
May 2004............    9,125,651.89    1,825,130.38    2,216,894.03      443,378.81
June 2004...........    8,789,120.76    1,757,824.15    1,994,588.57      398,917.72
July 2004...........    8,459,308.92    1,691,861.79    1,784,744.82      356,948.96
August 2004.........    8,136,114.76    1,627,222.95    1,587,149.72      317,429.94
September 2004......    7,819,437.67    1,563,887.53    1,401,593.38      280,318.68
October 2004........    7,509,178.07    1,501,835.62    1,227,868.96      245,573.79
November 2004.......    7,205,237.44    1,441,047.49    1,065,772.65      213,154.53
December 2004.......    6,907,518.19    1,381,503.64      915,103.62      183,020.73
January 2005........    6,615,923.78    1,323,184.76      775,664.00      155,132.80
February 2005.......    6,330,358.63    1,266,071.73      647,258.82      129,451.76
March 2005..........    6,050,728.13    1,210,145.63      529,695.95      105,939.19
April 2005..........    5,776,938.65    1,155,387.73      422,786.13       84,557.23
May 2005............    5,508,897.47    1,101,779.49      326,342.85       65,268.57
June 2005...........    5,246,512.84    1,049,302.57      240,182.36       48,036.47
July 2005...........    4,989,693.95      997,938.79      164,123.61       32,824.72
August 2005.........    4,738,350.87      947,670.18       97,988.23       19,597.65
September 2005......    4,492,394.63      898,478.93       41,600.48        8,320.10
October 2005........    4,251,737.11      850,347.42            0.00            0.00




                          FA2             SA2             FA2             SA2
                       COMPONENT       COMPONENT       COMPONENT       COMPONENT
                        MAXIMUM         MAXIMUM         MINIMUM         MINIMUM
    DISTRIBUTION       SCHEDULED       SCHEDULED       SCHEDULED       SCHEDULED
        DATE            BALANCE         BALANCE         BALANCE         BALANCE
----------------------------------- --------------- --------------- ---------------

November 2005....... $  4,016,291.10 $    803,258.22 $          0.00 $          0.00
December 2005.......    3,785,970.28      757,194.06            0.00            0.00
January 2006........    3,560,689.19      712,137.84            0.00            0.00
February 2006.......    3,340,363.22      668,072.65            0.00            0.00
March 2006..........    3,124,908.64      624,981.73            0.00            0.00
April 2006..........    2,907,103.99      581,420.80            0.00            0.00
May 2006............    2,685,573.53      537,114.71            0.00            0.00
June 2006...........    2,460,389.64      492,077.93            0.00            0.00
July 2006...........    2,231,623.22      446,324.65            0.00            0.00
August 2006.........    1,999,343.74      399,868.75            0.00            0.00
September 2006......    1,763,619.21      352,723.84            0.00            0.00
October 2006........    1,524,516.24      304,903.25            0.00            0.00
November 2006.......    1,282,100.08      256,420.02            0.00            0.00
December 2006.......    1,036,434.59      207,286.92            0.00            0.00
January 2007........      787,582.30      157,516.46            0.00            0.00
February 2007.......      535,604.41      107,120.88            0.00            0.00
March 2007..........      280,560.82       56,112.17            0.00            0.00
April 2007..........       22,510.17        4,502.03            0.00            0.00
May 2007 and
  thereafter........            0.00            0.00            0.00            0.00


YIELD TABLES

     General. The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of applicable Classes to various constant percentages of PSA and, where specified, to changes in the Index. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered. There can be no assurance that the pre-tax yields on the Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Certificates will be as assumed. In addition, there can be no assurance that the Index will correspond to the levels shown herein. Furthermore, because some of the Mortgage Loans will likely have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal distributions on the Certificates are likely to differ from those assumed, even if all such Mortgage Loans prepay at the indicated constant percentages of PSA. Moreover, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant.

     The Inverse Floating Rate Classes. THE YIELDS TO INVESTORS IN THE INVERSE FLOATING RATE CLASSES WILL BE VERY SENSITIVE TO THE LEVEL OF THE INDEX AND TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS UNDERLYING THE RELATED MBS GROUP. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. AS INDICATED IN THE APPLICABLE TABLES BELOW, IT IS POSSIBLE THAT, UNDER CERTAIN INDEX AND PREPAYMENT SCENARIOS, INVESTORS IN THE S, SC AND SB CLASSES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     Changes in the Index may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of the Index.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the Inverse Floating Rate Classes for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated levels of the Index and (ii) the aggregate purchase prices of the Inverse Floating Rate Classes (expressed in each case as a percentage of original principal balance) are as follows:

  CLASS                                            PRICE*
  ---------------------------------------------- --------
  S ............................................  7.1875%
  SC............................................  6.2500%
  SA............................................ 98.0000%
  SB............................................  8.2500%

  -------------------------------
  * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.



              SENSITIVITY OF THE S CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                   --------------------------------------------------
            LIBOR                   50%      100%       175%       350%        500%
------------------------------     -----     -----     ------     -------     -------

3.426%........................     75.0%     72.0%      67.3%       55.6%       44.7%
5.426%........................     41.3%     38.0%      32.8%       18.9%        6.1%
7.426%........................      8.8%      4.7%     (2.8)%     (22.8)%     (40.1)%
8.450%........................         *         *          *           *           *

     --------------------
     * The pre-tax yield to maturity will be less than (99.9)%.


             SENSITIVITY OF THE SC CLASS TO PREPAYMENTS AND LIBOR
                         (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                   --------------------------------------------------
            LIBOR                   50%      100%       175%       350%        500%
------------------------------     -----     -----     ------     -------     -------

3.426%........................     87.4%     83.3%      77.3%       62.6%       49.3%
5.426%........................     47.7%     43.5%      36.9%       19.8%        4.5%
7.426%........................     10.5%      5.0%     (4.7)%     (29.2)%     (48.8)%
8.500%........................         *         *          *           *           *

     --------------------
     * The pre-tax yield to maturity will be less than (99.9)%.


             SENSITIVITY OF THE SA CLASS TO PREPAYMENTS AND LIBOR
                         (PRE-TAX YIELDS TO MATURITY)

                                             PSA PREPAYMENT ASSUMPTION
                                   ---------------------------------------------
            LIBOR                   50%      100%      185%      250%      500%
------------------------------     -----     -----     -----     -----     -----

3.375%........................     27.3%     27.3%     27.6%     27.6%     28.1%
5.375%........................     16.4%     16.4%     16.8%     16.9%     17.5%
7.375%........................      5.8%      5.8%      6.4%      6.5%      7.3%
8.450%........................      0.2%      0.3%      0.9%      1.0%      2.0%


             SENSITIVITY OF THE SB CLASS TO PREPAYMENTS AND LIBOR
                         (PRE-TAX YIELDS TO MATURITY)

                                               PSA PREPAYMENT ASSUMPTION
                                   --------------------------------------------------
            LIBOR                   50%      100%       155%       350%        500%
------------------------------     -----     -----     ------     -------     -------

3.4375%.......................     68.1%     65.9%      61.9%       39.3%       17.0%
5.4375%.......................     38.5%     35.1%      29.7%        3.6%     (20.2)%
7.4375%.......................      7.8%      2.0%     (5.7)%     (38.7)%     (65.5)%
8.5000%.......................         *         *          *           *           *

     --------------------
     * The pre-tax yield to maturity will be less than (99.9)%.

     The H, PJ and PK Classes. AS INDICATED IN THE APPLICABLE TABLES BELOW, THE YIELDS TO INVESTORS IN THE H, PJ AND PK CLASSES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS UNDERLYING THE GROUP 1 MBS AND GROUP 2 MBS, AS APPLICABLE, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE H, PJ AND PK CLASSES WOULD BE 0% IF PREPAYMENTS WERE TO OCCUR AT CONSTANT RATES OF APPROXIMATELY 261% PSA, 483% PSA AND 460% PSA, RESPECTIVELY. IF THE ACTUAL PREPAYMENT RATES OF THE MORTGAGE LOANS UNDERLYING THE RELATED MBS GROUPS WERE TO EXCEED THE FOREGOING LEVELS FOR AS LITTLE

AS ONE MONTH WHILE EQUALING SUCH LEVELS FOR THE REMAINING MONTHS, INVESTORS IN THE H, PJ AND PK CLASSES, AS APPLICABLE, WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     The information set forth in the following tables was prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the H, PJ and PK Classes (expressed in each case as a percentage of original principal balance) are as follows:

        CLASS                                                           PRICE
        -------------------------------------------------------------   -----
        H ...........................................................    3.0%
        PJ ..........................................................   20.0%
        PK...........................................................   43.5%

        -----------------------
        * The prices do not include accrued interest. Accrued interest has been added to such prices in calculating the yields set forth in the tables below.

                  SENSITIVITY OF THE H CLASS TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)

                                              PSA PREPAYMENT ASSUMPTION
                                     -----------------------------------------
        CLASS                          50%     100%    175%     350%      500%
        ---------------------------   ----    ----    ----    ------    -------
        H..........................   6.1%    5.6%    3.7%    (4.9)%    (14.8)%

                  SENSITIVITY OF THE PJ CLASS TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)

                                              PSA PREPAYMENT ASSUMPTION
                                    ------------------------------------------
        CLASS                          50%     100%     185%     250%      500%
        ---------------------------   ----    -----    -----    -----    ------
        PJ.........................   27.8%    12.0%    12.0%    12.0%   (1.6)%

                  SENSITIVITY OF THE PK CLASS TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)

                                              PSA PREPAYMENT ASSUMPTION
                                    ------------------------------------------
        CLASS                          50%     100%     185%     250%      500%
        ---------------------------  ----     -----    -----    -----    ------
        PK.........................  14.8%    10.8%    10.8%    10.8%    (2.3)%

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). For a description of the factors which may influence the weighted average life of a Certificate, see "Description of the Certificates-- Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequences of distributions of principal of the Classes. The weighted average lives of certain Group 2 Classes will also depend on the distribution of principal of the PAC Classes and Components and Scheduled Components in accordance with the applicable Principal Balance Schedules herein. In particular, if certain principal distributions of the Group 2 Classes and Components on any Distribution Date exceed the amount required to reduce the principal balances of the PAC Classes and Components and Scheduled Components to their scheduled balances as set forth in the applicable Principal Balance Schedules, such excess principal will be distributed on certain of the remaining Group 2 Components on such Distribution Date. Conversely, if certain principal distributions on any Distribution Date are less than the amount so required to reduce the PAC Classes and Components and Scheduled Components to their scheduled balances, no principal will be distributed on certain of the remaining Group 2 Components on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans underlying the Group 2 MBS is expected to have a greater effect on the weighted average life of the Support Class than on the weighted average lives of the PAC Classes and the FA and SA Classes. See "--Distributions of Principal" herein.

     The effect of the foregoing factors may differ as to various Classes and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

     As described under "Distribution of Principal--Components" herein, for purposes of calculating payments of principal, the FC, FA, SA and ZB Classes are comprised of multiple payment components. Since such components are not divisible, the payment characteristics of each such Class will reflect a combination of the payment characteristics of the related Components.

DECREMENT TABLES

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each of the dates shown at various constant PSA levels and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Pricing Assumptions, except that with respect to the information set forth for each such Class under 0% PSA it has been assumed that each underlying Mortgage Loan has an original and remaining term to maturity and bears interest at the per annum rate specified below:

 MORTGAGE LOANS RELATING TO     ORIGINAL AND REMAINING     INTEREST
  THE MBS SPECIFIED BELOW         TERMS TO MATURITY         RATES
----------------------------    ----------------------     --------
          Group 1                     360 months            10.00 %
          Group 2                     360 months            10.00 %
          Group 3                     360 months             9.50 %
          Group 4                     360 months             9.50 %

     It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or remaining terms to maturity assumed or (ii) the underlying Mortgage Loans will prepay at a constant PSA level. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which will include recently originated Mortgage Loans) could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA levels, even if the weighted average remaining terms to maturity and the weighted average CAGEs of the Mortgage Loans are identical to the remaining terms to maturity and CAGEs specified in the Pricing Assumptions.


              PERCENT OF ORIGINAL PRINCIPAL BALANCES OUTSTANDING

                             A AND D CLASSES
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100
March 1998..........     98     91     87     76     67
March 1999..........     97     76     63     55     49
March 2000..........     95     62     56     43     34
March 2001..........     93     58     50     34      9
March 2002..........     91     53     44     20      0
March 2003..........     88     50     39      0      0
March 2004..........     85     46     34      0      0
March 2005..........     82     43     30      0      0
March 2006..........     79     39     21      0      0
March 2007..........     75     36      8      0      0
March 2008..........     71     34      0      0      0
March 2009..........     67     31      0      0      0
March 2010..........     63     27      0      0      0
March 2011..........     61     18      0      0      0
March 2012..........     60      9      0      0      0
March 2013..........     58      *      0      0      0
March 2014..........     56      0      0      0      0
March 2015..........     54      0      0      0      0
March 2016..........     52      0      0      0      0
March 2017..........     49      0      0      0      0
March 2018..........     46      0      0      0      0
March 2019..........     43      0      0      0      0
March 2020..........     39      0      0      0      0
March 2021..........     36      0      0      0      0
March 2022..........     31      0      0      0      0
March 2023..........     20      0      0      0      0
March 2024..........      0      0      0      0      0
March 2025..........      0      0      0      0      0
March 2026..........      0      0      0      0      0
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....   17.4    7.2    4.8    2.8    2.1



                                 B CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100     99     77     59
March 2000..........   100     96     79     43     16
March 2001..........   100     83     60     15      0
March 2002..........   100     72     44      0      0
March 2003..........   100     61     29      0      0
March 2004..........   100     50     16      0      0
March 2005..........   100     40      5      0      0
March 2006..........   100     31      0      0      0
March 2007..........   100     22      0      0      0
March 2008..........   100     14      0      0      0
March 2009..........   100      6      0      0      0
March 2010..........    99      0      0      0      0
March 2011..........    95      0      0      0      0
March 2012..........    90      0      0      0      0
March 2013..........    85      0      0      0      0
March 2014..........    80      0      0      0      0
March 2015..........    73      0      0      0      0
March 2016..........    67      0      0      0      0
March 2017..........    59      0      0      0      0
March 2018..........    51      0      0      0      0
March 2019..........    42      0      0      0      0
March 2020..........    31      0      0      0      0
March 2021..........    20      0      0      0      0
March 2022..........     7      0      0      0      0
March 2023..........     0      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  20.5    7.3    4.8    2.9    2.2



                                 C CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100    100
March 2002..........   100    100    100    100     47
March 2003..........   100    100    100     92      0
March 2004..........   100    100    100     45      0
March 2005..........   100    100    100      9      0
March 2006..........   100    100    100      0      0
March 2007..........   100    100    100      0      0
March 2008..........   100    100     91      0      0
March 2009..........   100    100     65      0      0
March 2010..........   100    100     42      0      0
March 2011..........   100    100     22      0      0
March 2012..........   100    100      4      0      0
March 2013..........   100    100      0      0      0
March 2014..........   100     80      0      0      0
March 2015..........   100     60      0      0      0
March 2016..........   100     41      0      0      0
March 2017..........   100     23      0      0      0
March 2018..........   100      6      0      0      0
March 2019..........   100      0      0      0      0
March 2020..........   100      0      0      0      0
March 2021..........   100      0      0      0      0
March 2022..........   100      0      0      0      0
March 2023..........   100      0      0      0      0
March 2024..........    96      0      0      0      0
March 2025..........    35      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  27.8   18.6   12.8    7.0    5.0



                             F AND S+ CLASSES
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100
March 1998..........     99     96     95     90     86
March 1999..........     99     90     85     72     62
March 2000..........     98     83     73     52     37
March 2001..........     97     75     62     36     19
March 2002..........     96     69     53     24      8
March 2003..........     95     62     44     15      0
March 2004..........     94     56     37      7      0
March 2005..........     93     51     30      1      0
March 2006..........     91     46     24      0      0
March 2007..........     90     41     19      0      0
March 2008..........     88     36     15      0      0
March 2009..........     86     31     10      0      0
March 2010..........     84     27      7      0      0
March 2011..........     82     23      3      0      0
March 2012..........     79     20      1      0      0
March 2013..........     76     16      0      0      0
March 2014..........     73     13      0      0      0
March 2015..........     70     10      0      0      0
March 2016..........     66      7      0      0      0
March 2017..........     62      4      0      0      0
March 2018..........     57      1      0      0      0
March 2019..........     51      0      0      0      0
March 2020..........     46      0      0      0      0
March 2021..........     39      0      0      0      0
March 2022..........     32      0      0      0      0
March 2023..........     24      0      0      0      0
March 2024..........     15      0      0      0      0
March 2025..........      6      0      0      0      0
March 2026..........      0      0      0      0      0
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....   20.4    9.1    6.1    3.5    2.6


                            FC AND SC+ CLASSES
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........    99     95     92     85     79
March 1999..........    98     85     77     64     53
March 2000..........    97     75     64     43     27
March 2001..........    95     67     54     27      5
March 2002..........    94     60     44     13      0
March 2003..........    93     54     35      0      0
March 2004..........    91     48     28      0      0
March 2005..........    89     42     21      0      0
March 2006..........    87     36     13      0      0
March 2007..........    85     31      5      0      0
March 2008..........    82     26      0      0      0
March 2009..........    79     22      0      0      0
March 2010..........    76     17      0      0      0
March 2011..........    74     11      0      0      0
March 2012..........    71      6      0      0      0
March 2013..........    68      *      0      0      0
March 2014..........    65      0      0      0      0
March 2015..........    61      0      0      0      0
March 2016..........    57      0      0      0      0
March 2017..........    53      0      0      0      0
March 2018..........    48      0      0      0      0
March 2019..........    42      0      0      0      0
March 2020..........    36      0      0      0      0
March 2021..........    30      0      0      0      0
March 2022..........    22      0      0      0      0
March 2023..........    12      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  18.6    7.3    4.8    2.8    2.2




                                 G CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100    100
March 2002..........   100    100    100    100    100
March 2003..........   100    100    100    100    100
March 2004..........   100    100    100    100    100
March 2005..........   100    100    100    100    100
March 2006..........   100    100    100    100     69
March 2007..........   100    100    100    100     48
March 2008..........   100    100    100    100     33
March 2009..........   100    100    100     84     22
March 2010..........   100    100    100     64     15
March 2011..........   100    100    100     49     10
March 2012..........   100    100    100     38      7
March 2013..........   100    100    100     29      5
March 2014..........   100    100    100     22      3
March 2015..........   100    100    100     16      2
March 2016..........   100    100    100     12      1
March 2017..........   100    100     96      9      1
March 2018..........   100    100     79      7      1
March 2019..........   100    100     65      5      *
March 2020..........   100    100     52      3      *
March 2021..........   100    100     41      2      *
March 2022..........   100    100     31      2      *
March 2023..........   100     77     23      1      *
March 2024..........   100     54     15      1      *
March 2025..........   100     33      9      *      *
March 2026..........   100     12      3      *      *
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.6   27.3   23.7   15.0   10.7


                            LL AND H+ CLASSES
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........    99     99     99     99     99
March 2002..........    98     98     98     98     98
March 2003..........    96     96     96     96     90
March 2004..........    95     95     95     95     37
March 2005..........    94     94     94     94      1
March 2006..........    93     93     93     65      0
March 2007..........    92     92     92     32      0
March 2008..........    90     90     90      7      0
March 2009..........    89     89     89      0      0
March 2010..........    88     88     88      0      0
March 2011..........    87     87     87      0      0
March 2012..........    86     86     86      0      0
March 2013..........    84     84     67      0      0
March 2014..........    83     83     46      0      0
March 2015..........    82     82     28      0      0
March 2016..........    81     81     11      0      0
March 2017..........    80     80      0      0      0
March 2018..........    78     78      0      0      0
March 2019..........    77     64      0      0      0
March 2020..........    76     42      0      0      0
March 2021..........    75     21      0      0      0
March 2022..........    74      1      0      0      0
March 2023..........    72      0      0      0      0
March 2024..........    71      0      0      0      0
March 2025..........    70      0      0      0      0
March 2026..........    24      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  24.9   20.8   16.1    9.4    6.8


---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.


                                 J CLASS
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100
March 1998..........     98     91     86     75     65
March 1999..........     96     75     61     52     46
March 2000..........     94     59     53     40     10
March 2001..........     92     55     46      9      0
March 2002..........     90     50     40      0      0
March 2003..........     88     46     30      0      0
March 2004..........     85     43     11      0      0
March 2005..........     82     39      0      0      0
March 2006..........     78     33      0      0      0
March 2007..........     74     20      0      0      0
March 2008..........     70      8      0      0      0
March 2009..........     65      0      0      0      0
March 2010..........     60      0      0      0      0
March 2011..........     59      0      0      0      0
March 2012..........     57      0      0      0      0
March 2013..........     55      0      0      0      0
March 2014..........     53      0      0      0      0
March 2015..........     51      0      0      0      0
March 2016..........     49      0      0      0      0
March 2017..........     46      0      0      0      0
March 2018..........     43      0      0      0      0
March 2019..........     39      0      0      0      0
March 2020..........     33      0      0      0      0
March 2021..........     16      0      0      0      0
March 2022..........      0      0      0      0      0
March 2023..........      0      0      0      0      0
March 2024..........      0      0      0      0      0
March 2025..........      0      0      0      0      0
March 2026..........      0      0      0      0      0
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....   16.3    5.7    3.8    2.3    1.8


                                 K CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100     67     39
March 2000..........   100     95     69     13      0
March 2001..........   100     76     40      0      0
March 2002..........   100     58     15      0      0
March 2003..........   100     41      0      0      0
March 2004..........   100     25      0      0      0
March 2005..........   100     10      0      0      0
March 2006..........   100      0      0      0      0
March 2007..........   100      0      0      0      0
March 2008..........   100      0      0      0      0
March 2009..........   100      0      0      0      0
March 2010..........    99      0      0      0      0
March 2011..........    93      0      0      0      0
March 2012..........    86      0      0      0      0
March 2013..........    78      0      0      0      0
March 2014..........    70      0      0      0      0
March 2015..........    61      0      0      0      0
March 2016..........    50      0      0      0      0
March 2017..........    39      0      0      0      0
March 2018..........    26      0      0      0      0
March 2019..........    12      0      0      0      0
March 2020..........     0      0      0      0      0
March 2021..........     0      0      0      0      0
March 2022..........     0      0      0      0      0
March 2023..........     0      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  18.6    5.6    3.7    2.3    1.9


                                 L CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100     21
March 2002..........   100    100    100     49      0
March 2003..........   100    100    100      0      0
March 2004..........   100    100    100      0      0
March 2005..........   100    100     86      0      0
March 2006..........   100    100     51      0      0
March 2007..........   100    100     19      0      0
March 2008..........   100    100      0      0      0
March 2009..........   100     92      0      0      0
March 2010..........   100     67      0      0      0
March 2011..........   100     44      0      0      0
March 2012..........   100     21      0      0      0
March 2013..........   100      *      0      0      0
March 2014..........   100      0      0      0      0
March 2015..........   100      0      0      0      0
March 2016..........   100      0      0      0      0
March 2017..........   100      0      0      0      0
March 2018..........   100      0      0      0      0
March 2019..........   100      0      0      0      0
March 2020..........   100      0      0      0      0
March 2021..........   100      0      0      0      0
March 2022..........    96      0      0      0      0
March 2023..........    48      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  26.0   13.8    9.1    5.0    3.7


                                 T CLASS
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   175%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100
March 1998..........    100    100    100    100    100
March 1999..........    100    100    100    100    100
March 2000..........    100    100    100    100    100
March 2001..........    100    100    100    100    100
March 2002..........    100    100    100    100    100
March 2003..........    100    100    100    100     96
March 2004..........    100    100    100    100     66
March 2005..........    100    100    100    100     46
March 2006..........    100    100    100     83     31
March 2007..........    100    100    100     65     22
March 2008..........    100    100    100     50     15
March 2009..........    100    100    100     38     10
March 2010..........    100    100    100     30      7
March 2011..........    100    100    100     23      5
March 2012..........    100    100    100     17      3
March 2013..........    100    100     89     13      2
March 2014..........    100    100     76     10      1
March 2015..........    100    100     65      7      1
March 2016..........    100    100     55      6      1
March 2017..........    100    100     46      4      *
March 2018..........    100    100     38      3      *
March 2019..........    100     91     31      2      *
March 2020..........    100     77     25      2      *
March 2021..........    100     64     20      1      *
March 2022..........    100     51     15      1      *
March 2023..........    100     39     11      *      *
March 2024..........    100     27      7      *      *
March 2025..........    100     16      4      *      *
March 2026..........     70      6      1      *      *
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....   29.3   25.2   20.4   12.1    8.6



                                    PA CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   100    100    100    100    100    100
March 1999..........   100    100    100    100    100    100
March 2000..........   100      0      0      0      0      0
March 2001..........   100      0      0      0      0      0
March 2002..........   100      0      0      0      0      0
March 2003..........   100      0      0      0      0      0
March 2004..........   100      0      0      0      0      0
March 2005..........   100      0      0      0      0      0
March 2006..........   100      0      0      0      0      0
March 2007..........    86      0      0      0      0      0
March 2008..........    61      0      0      0      0      0
March 2009..........    34      0      0      0      0      0
March 2010..........     4      0      0      0      0      0
March 2011..........     0      0      0      0      0      0
March 2012..........     0      0      0      0      0      0
March 2013..........     0      0      0      0      0      0
March 2014..........     0      0      0      0      0      0
March 2015..........     0      0      0      0      0      0
March 2016..........     0      0      0      0      0      0
March 2017..........     0      0      0      0      0      0
March 2018..........     0      0      0      0      0      0
March 2019..........     0      0      0      0      0      0
March 2020..........     0      0      0      0      0      0
March 2021..........     0      0      0      0      0      0
March 2022..........     0      0      0      0      0      0
March 2023..........     0      0      0      0      0      0
March 2024..........     0      0      0      0      0      0
March 2025..........     0      0      0      0      0      0
March 2026..........     0      0      0      0      0      0
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  11.4    2.5    2.5    2.5    2.5    2.4



                                    PB CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   100    100    100    100    100    100
March 1999..........   100    100    100    100    100    100
March 2000..........   100     95     95     95     95      0
March 2001..........   100      1      1      1      0      0
March 2002..........   100      0      0      0      0      0
March 2003..........   100      0      0      0      0      0
March 2004..........   100      0      0      0      0      0
March 2005..........   100      0      0      0      0      0
March 2006..........   100      0      0      0      0      0
March 2007..........   100      0      0      0      0      0
March 2008..........   100      0      0      0      0      0
March 2009..........   100      0      0      0      0      0
March 2010..........   100      0      0      0      0      0
March 2011..........    72      0      0      0      0      0
March 2012..........    36      0      0      0      0      0
March 2013..........     0      0      0      0      0      0
March 2014..........     0      0      0      0      0      0
March 2015..........     0      0      0      0      0      0
March 2016..........     0      0      0      0      0      0
March 2017..........     0      0      0      0      0      0
March 2018..........     0      0      0      0      0      0
March 2019..........     0      0      0      0      0      0
March 2020..........     0      0      0      0      0      0
March 2021..........     0      0      0      0      0      0
March 2022..........     0      0      0      0      0      0
March 2023..........     0      0      0      0      0      0
March 2024..........     0      0      0      0      0      0
March 2025..........     0      0      0      0      0      0
March 2026..........     0      0      0      0      0      0
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  14.6    3.5    3.5    3.5    3.4    2.7

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.



                                    PC CLASS
                    -----------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100    100
March 1998..........    100    100    100    100    100    100
March 1999..........    100    100    100    100    100    100
March 2000..........    100    100    100    100    100     59
March 2001..........    100    100    100    100     52      0
March 2002..........    100      0      0      0      0      0
March 2003..........    100      0      0      0      0      0
March 2004..........    100      0      0      0      0      0
March 2005..........    100      0      0      0      0      0
March 2006..........    100      0      0      0      0      0
March 2007..........    100      0      0      0      0      0
March 2008..........    100      0      0      0      0      0
March 2009..........    100      0      0      0      0      0
March 2010..........    100      0      0      0      0      0
March 2011..........    100      0      0      0      0      0
March 2012..........    100      0      0      0      0      0
March 2013..........     97      0      0      0      0      0
March 2014..........     46      0      0      0      0      0
March 2015..........      0      0      0      0      0      0
March 2016..........      0      0      0      0      0      0
March 2017..........      0      0      0      0      0      0
March 2018..........      0      0      0      0      0      0
March 2019..........      0      0      0      0      0      0
March 2020..........      0      0      0      0      0      0
March 2021..........      0      0      0      0      0      0
March 2022..........      0      0      0      0      0      0
March 2023..........      0      0      0      0      0      0
March 2024..........      0      0      0      0      0      0
March 2025..........      0      0      0      0      0      0
March 2026..........      0      0      0      0      0      0
March 2027..........      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   16.9    4.5    4.5    4.5    4.0    3.0


                                    PD CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   100    100    100    100    100    100
March 1999..........   100    100    100    100    100    100
March 2000..........   100    100    100    100    100    100
March 2001..........   100    100    100    100    100      0
March 2002..........   100     97     97     97     31      0
March 2003..........   100     48     48     48      0      0
March 2004..........   100      1      1      1      0      0
March 2005..........   100      0      0      0      0      0
March 2006..........   100      0      0      0      0      0
March 2007..........   100      0      0      0      0      0
March 2008..........   100      0      0      0      0      0
March 2009..........   100      0      0      0      0      0
March 2010..........   100      0      0      0      0      0
March 2011..........   100      0      0      0      0      0
March 2012..........   100      0      0      0      0      0
March 2013..........   100      0      0      0      0      0
March 2014..........   100      0      0      0      0      0
March 2015..........    95      0      0      0      0      0
March 2016..........    64      0      0      0      0      0
March 2017..........    30      0      0      0      0      0
March 2018..........     0      0      0      0      0      0
March 2019..........     0      0      0      0      0      0
March 2020..........     0      0      0      0      0      0
March 2021..........     0      0      0      0      0      0
March 2022..........     0      0      0      0      0      0
March 2023..........     0      0      0      0      0      0
March 2024..........     0      0      0      0      0      0
March 2025..........     0      0      0      0      0      0
March 2026..........     0      0      0      0      0      0
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  19.4    6.0    6.0    6.0    4.8    3.6



                                    PE CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   100    100    100    100    100    100
March 1999..........   100    100    100    100    100    100
March 2000..........   100    100    100    100    100    100
March 2001..........   100    100    100    100    100     98
March 2002..........   100    100    100    100    100     56
March 2003..........   100    100    100    100     80     27
March 2004..........   100    100    100    100     54      7
March 2005..........   100     81     81     81     34      0
March 2006..........   100     62     62     62     18      0
March 2007..........   100     45     45     45      5      0
March 2008..........   100     31     31     31      0      0
March 2009..........   100     20     20     20      0      0
March 2010..........   100     10     10     10      0      0
March 2011..........   100      1      1      1      0      0
March 2012..........   100      0      0      0      0      0
March 2013..........   100      0      0      0      0      0
March 2014..........   100      0      0      0      0      0
March 2015..........   100      0      0      0      0      0
March 2016..........   100      0      0      0      0      0
March 2017..........   100      0      0      0      0      0
March 2018..........    97      0      0      0      0      0
March 2019..........    78      0      0      0      0      0
March 2020..........    57      0      0      0      0      0
March 2021..........    34      0      0      0      0      0
March 2022..........     9      0      0      0      0      0
March 2023..........     0      0      0      0      0      0
March 2024..........     0      0      0      0      0      0
March 2025..........     0      0      0      0      0      0
March 2026..........     0      0      0      0      0      0
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  23.3   10.0   10.0   10.0    7.4    5.4



                                    PH CLASS
                    -----------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100    100
March 1998..........    100    100    100    100    100    100
March 1999..........    100    100    100    100    100    100
March 2000..........    100    100    100    100    100    100
March 2001..........    100    100    100    100    100    100
March 2002..........    100    100    100    100    100    100
March 2003..........    100    100    100    100    100    100
March 2004..........    100    100    100    100    100    100
March 2005..........    100    100    100    100    100     82
March 2006..........    100    100    100    100    100     56
March 2007..........    100    100    100    100    100     38
March 2008..........    100    100    100    100     88     26
March 2009..........    100    100    100    100     68     18
March 2010..........    100    100    100    100     52     12
March 2011..........    100    100    100    100     40      8
March 2012..........    100     85     85     85     31      6
March 2013..........    100     70     70     70     23      4
March 2014..........    100     57     57     57     18      3
March 2015..........    100     46     46     46     13      2
March 2016..........    100     37     37     37     10      1
March 2017..........    100     29     29     29      7      1
March 2018..........    100     23     23     23      5      *
March 2019..........    100     18     18     18      4      *
March 2020..........    100     14     14     14      3      *
March 2021..........    100     10     10     10      2      *
March 2022..........    100      7      7      7      1      *
March 2023..........     51      5      5      5      1      *
March 2024..........      3      3      3      3      *      *
March 2025..........      2      2      2      2      *      *
March 2026..........      1      1      1      1      *      *
March 2027..........      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   26.1   18.6   18.6   18.6   14.2   10.1


                                    PJ+ CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   100    100    100    100    100    100
March 1999..........   100    100    100    100    100    100
March 2000..........   100     58     58     58     58     14
March 2001..........   100     24     24     24     12      0
March 2002..........   100      0      0      0      0      0
March 2003..........   100      0      0      0      0      0
March 2004..........   100      0      0      0      0      0
March 2005..........   100      0      0      0      0      0
March 2006..........   100      0      0      0      0      0
March 2007..........    94      0      0      0      0      0
March 2008..........    84      0      0      0      0      0
March 2009..........    73      0      0      0      0      0
March 2010..........    61      0      0      0      0      0
March 2011..........    49      0      0      0      0      0
March 2012..........    37      0      0      0      0      0
March 2013..........    23      0      0      0      0      0
March 2014..........    11      0      0      0      0      0
March 2015..........     0      0      0      0      0      0
March 2016..........     0      0      0      0      0      0
March 2017..........     0      0      0      0      0      0
March 2018..........     0      0      0      0      0      0
March 2019..........     0      0      0      0      0      0
March 2020..........     0      0      0      0      0      0
March 2021..........     0      0      0      0      0      0
March 2022..........     0      0      0      0      0      0
March 2023..........     0      0      0      0      0      0
March 2024..........     0      0      0      0      0      0
March 2025..........     0      0      0      0      0      0
March 2026..........     0      0      0      0      0      0
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  13.8    3.3    3.3    3.3    3.2    2.7



                                    PK+ CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   100    100    100    100    100    100
March 1999..........   100    100    100    100    100    100
March 2000..........   100    100    100    100    100    100
March 2001..........   100    100    100    100    100     71
March 2002..........   100     99     99     99     81     46
March 2003..........   100     86     86     86     61     28
March 2004..........   100     73     73     73     45     16
March 2005..........   100     61     61     61     32      9
March 2006..........   100     49     49     49     22      6
March 2007..........   100     39     39     39     15      4
March 2008..........   100     31     31     31     10      3
March 2009..........   100     23     23     23      8      2
March 2010..........   100     17     17     17      6      1
March 2011..........   100     12     12     12      5      1
March 2012..........   100     10     10     10      4      1
March 2013..........   100      8      8      8      3      *
March 2014..........   100      7      7      7      2      *
March 2015..........    99      5      5      5      2      *
March 2016..........    90      4      4      4      1      *
March 2017..........    81      3      3      3      1      *
March 2018..........    70      3      3      3      1      *
March 2019..........    59      2      2      2      *      *
March 2020..........    46      2      2      2      *      *
March 2021..........    33      1      1      1      *      *
March 2022..........    17      1      1      1      *      *
March 2023..........     6      1      1      1      *      *
March 2024..........     *      *      *      *      *      *
March 2025..........     *      *      *      *      *      *
March 2026..........     *      *      *      *      *      *
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  22.5    9.9    9.9    9.9    7.5    5.4

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.



                                FA AND SA CLASSES
                    -----------------------------------------
                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100    100
March 1998..........     97     90     85     85     85     80
March 1999..........     94     73     57     57     44     18
March 2000..........     91     72     44     42     13      0
March 2001..........     87     71     33     27      0      0
March 2002..........     83     69     25     16      0      0
March 2003..........     79     68     17      8      0      0
March 2004..........     74     66     12      3      0      0
March 2005..........     69     64      7      1      0      0
March 2006..........     64     62      4      0      0      0
March 2007..........     60     59      *      0      0      0
March 2008..........     58     55      0      0      0      0
March 2009..........     55     50      0      0      0      0
March 2010..........     53     43      0      0      0      0
March 2011..........     50     36      0      0      0      0
March 2012..........     47     29      0      0      0      0
March 2013..........     43     21      0      0      0      0
March 2014..........     40     12      0      0      0      0
March 2015..........     36      3      0      0      0      0
March 2016..........     32      0      0      0      0      0
March 2017..........     27      0      0      0      0      0
March 2018..........     22      0      0      0      0      0
March 2019..........     17      0      0      0      0      0
March 2020..........     11      0      0      0      0      0
March 2021..........      5      0      0      0      0      0
March 2022..........      0      0      0      0      0      0
March 2023..........      0      0      0      0      0      0
March 2024..........      0      0      0      0      0      0
March 2025..........      0      0      0      0      0      0
March 2026..........      0      0      0      0      0      0
March 2027..........      0      0      0      0      0      0
Weighted Average
 Life (years)**.....   13.5   10.0    3.4    2.9    1.9    1.5


                                    ZB CLASS
                    -----------------------------------------

                                 PSA PREPAYMENT
                                   ASSUMPTION
                    -----------------------------------------
        DATE          0%    100%   185%   250%   350%   500%
-------------------------- ------ ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100    100
March 1998..........   108    108    108     79     34      0
March 1999..........   116    116    116     32      0      0
March 2000..........   125    125    125      1      0      0
March 2001..........   135    135    135      1      0      0
March 2002..........   145    145    145      1      0      0
March 2003..........   157    157    157      1      0      0
March 2004..........   169    169    169      1      0      0
March 2005..........   182    182    182      1      0      0
March 2006..........   196    196    196      *      0      0
March 2007..........   211    211    211      *      0      0
March 2008..........   228    228    202      *      0      0
March 2009..........   245    245    189      *      0      0
March 2010..........   264    264    174      *      0      0
March 2011..........   285    285    160      *      0      0
March 2012..........   307    307    145      *      0      0
March 2013..........   331    331    130      *      0      0
March 2014..........   356    356    116      *      0      0
March 2015..........   384    384    102      *      0      0
March 2016..........   414    368     89      *      0      0
March 2017..........   446    330     77      *      0      0
March 2018..........   481    292     65      *      0      0
March 2019..........   518    255     55      *      0      0
March 2020..........   558    219     45      *      0      0
March 2021..........   602    183     36      *      0      0
March 2022..........   640    148     28      *      0      0
March 2023..........   640    114     21      *      0      0
March 2024..........   574     81     14      *      0      0
March 2025..........   403     49      8      *      0      0
March 2026..........   212     18      3      *      0      0
March 2027..........     0      0      0      0      0      0
Weighted Average
 Life (years)**.....  28.4   23.8   18.3    1.6    0.8    0.5


                                 AC CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........    97     86     80     60     45
March 1999..........    94     60     44      0      0
March 2000..........    90     29      0      0      0
March 2001..........    86      0      0      0      0
March 2002..........    82      0      0      0      0
March 2003..........    77      0      0      0      0
March 2004..........    72      0      0      0      0
March 2005..........    66      0      0      0      0
March 2006..........    60      0      0      0      0
March 2007..........    53      0      0      0      0
March 2008..........    45      0      0      0      0
March 2009..........    37      0      0      0      0
March 2010..........    28      0      0      0      0
March 2011..........    18      0      0      0      0
March 2012..........     7      0      0      0      0
March 2013..........     0      0      0      0      0
March 2014..........     0      0      0      0      0
March 2015..........     0      0      0      0      0
March 2016..........     0      0      0      0      0
March 2017..........     0      0      0      0      0
March 2018..........     0      0      0      0      0
March 2019..........     0      0      0      0      0
March 2020..........     0      0      0      0      0
March 2021..........     0      0      0      0      0
March 2022..........     0      0      0      0      0
March 2023..........     0      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....   9.6    2.3    1.8    1.1    0.9


                                 AB CLASS
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100
March 1998..........    100    100    100    100    100
March 1999..........    100    100    100     94     73
March 2000..........    100    100    100     54     24
March 2001..........    100    100     80     23      0
March 2002..........    100     86     63      0      0
March 2003..........    100     73     47      0      0
March 2004..........    100     61     32      0      0
March 2005..........    100     50     19      0      0
March 2006..........    100     39      7      0      0
March 2007..........    100     29      0      0      0
March 2008..........    100     19      0      0      0
March 2009..........    100     10      0      0      0
March 2010..........    100      2      0      0      0
March 2011..........    100      0      0      0      0
March 2012..........    100      0      0      0      0
March 2013..........     97      0      0      0      0
March 2014..........     91      0      0      0      0
March 2015..........     83      0      0      0      0
March 2016..........     75      0      0      0      0
March 2017..........     66      0      0      0      0
March 2018..........     57      0      0      0      0
March 2019..........     46      0      0      0      0
March 2020..........     34      0      0      0      0
March 2021..........     21      0      0      0      0
March 2022..........      7      0      0      0      0
March 2023..........      0      0      0      0      0
March 2024..........      0      0      0      0      0
March 2025..........      0      0      0      0      0
March 2026..........      0      0      0      0      0
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....   21.3    8.2    6.0    3.2    2.5



                                 AD CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100     56
March 2002..........   100    100    100     93      0
March 2003..........   100    100    100     16      0
March 2004..........   100    100    100      0      0
March 2005..........   100    100    100      0      0
March 2006..........   100    100    100      0      0
March 2007..........   100    100     86      0      0
March 2008..........   100    100     47      0      0
March 2009..........   100    100     13      0      0
March 2010..........   100    100      0      0      0
March 2011..........   100     75      0      0      0
March 2012..........   100     45      0      0      0
March 2013..........   100     16      0      0      0
March 2014..........   100      0      0      0      0
March 2015..........   100      0      0      0      0
March 2016..........   100      0      0      0      0
March 2017..........   100      0      0      0      0
March 2018..........   100      0      0      0      0
March 2019..........   100      0      0      0      0
March 2020..........   100      0      0      0      0
March 2021..........   100      0      0      0      0
March 2022..........   100      0      0      0      0
March 2023..........    65      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  26.2   14.9   11.0    5.6    4.1



                                 AE CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100    100
March 2002..........   100    100    100    100     56
March 2003..........   100    100    100    100      0
March 2004..........   100    100    100     52      0
March 2005..........   100    100    100      0      0
March 2006..........   100    100    100      0      0
March 2007..........   100    100    100      0      0
March 2008..........   100    100    100      0      0
March 2009..........   100    100    100      0      0
March 2010..........   100    100     79      0      0
March 2011..........   100    100     47      0      0
March 2012..........   100    100     19      0      0
March 2013..........   100    100      0      0      0
March 2014..........   100     87      0      0      0
March 2015..........   100     59      0      0      0
March 2016..........   100     32      0      0      0
March 2017..........   100      6      0      0      0
March 2018..........   100      0      0      0      0
March 2019..........   100      0      0      0      0
March 2020..........   100      0      0      0      0
March 2021..........   100      0      0      0      0
March 2022..........   100      0      0      0      0
March 2023..........   100      0      0      0      0
March 2024..........    96      0      0      0      0
March 2025..........    13      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  27.6   18.4   14.0    7.1    5.1


                                 AG CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........    83     83     83     83     83
March 1999..........    64     64     64     64     64
March 2000..........    44     44     44     44     44
March 2001..........    23     23     23     23     23
March 2002..........     0      0      0      0      0
March 2003..........     0      0      0      0      0
March 2004..........     0      0      0      0      0
March 2005..........     0      0      0      0      0
March 2006..........     0      0      0      0      0
March 2007..........     0      0      0      0      0
March 2008..........     0      0      0      0      0
March 2009..........     0      0      0      0      0
March 2010..........     0      0      0      0      0
March 2011..........     0      0      0      0      0
March 2012..........     0      0      0      0      0
March 2013..........     0      0      0      0      0
March 2014..........     0      0      0      0      0
March 2015..........     0      0      0      0      0
March 2016..........     0      0      0      0      0
March 2017..........     0      0      0      0      0
March 2018..........     0      0      0      0      0
March 2019..........     0      0      0      0      0
March 2020..........     0      0      0      0      0
March 2021..........     0      0      0      0      0
March 2022..........     0      0      0      0      0
March 2023..........     0      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....   2.7    2.7    2.7    2.7    2.7

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.


                                 AH CLASS
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------
Initial Percent.....    100    100    100    100    100
March 1998..........    100    100    100    100    100
March 1999..........    100    100    100    100    100
March 2000..........    100    100    100    100    100
March 2001..........    100    100    100    100    100
March 2002..........    100    100    100    100    100
March 2003..........     85     85     85     85     43
March 2004..........     68     68     68     68      0
March 2005..........     51     51     51     50      0
March 2006..........     32     32     32      0      0
March 2007..........     12     12     12      0      0
March 2008..........      0      0      0      0      0
March 2009..........      0      0      0      0      0
March 2010..........      0      0      0      0      0
March 2011..........      0      0      0      0      0
March 2012..........      0      0      0      0      0
March 2013..........      0      0      0      0      0
March 2014..........      0      0      0      0      0
March 2015..........      0      0      0      0      0
March 2016..........      0      0      0      0      0
March 2017..........      0      0      0      0      0
March 2018..........      0      0      0      0      0
March 2019..........      0      0      0      0      0
March 2020..........      0      0      0      0      0
March 2021..........      0      0      0      0      0
March 2022..........      0      0      0      0      0
March 2023..........      0      0      0      0      0
March 2024..........      0      0      0      0      0
March 2025..........      0      0      0      0      0
March 2026..........      0      0      0      0      0
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....    8.0    8.0    8.0    7.4    5.9


                                 AJ CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100    100
March 2002..........   100    100    100    100    100
March 2003..........   100    100    100    100    100
March 2004..........   100    100    100    100     26
March 2005..........   100    100    100    100      0
March 2006..........   100    100    100     49      0
March 2007..........   100    100    100      0      0
March 2008..........    93     93     93      0      0
March 2009..........    75     75     75      0      0
March 2010..........    57     57     57      0      0
March 2011..........    37     37     37      0      0
March 2012..........    15     15     15      0      0
March 2013..........     0      0      0      0      0
March 2014..........     0      0      0      0      0
March 2015..........     0      0      0      0      0
March 2016..........     0      0      0      0      0
March 2017..........     0      0      0      0      0
March 2018..........     0      0      0      0      0
March 2019..........     0      0      0      0      0
March 2020..........     0      0      0      0      0
March 2021..........     0      0      0      0      0
March 2022..........     0      0      0      0      0
March 2023..........     0      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  13.3   13.3   13.3    9.0    6.8


                                 ZC CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   107    107    107    107    107
March 1999..........   115    115    115    115    115
March 2000..........   123    123    123    123    123
March 2001..........   132    132    132    132    132
March 2002..........   142    142    142    142    142
March 2003..........   152    152    152    152    152
March 2004..........   163    163    163    163    163
March 2005..........   175    175    175    175    128
March 2006..........   187    187    187    187     88
March 2007..........   201    201    201    179     60
March 2008..........   215    215    215    138     41
March 2009..........   231    231    231    106     28
March 2010..........   248    248    248     81     19
March 2011..........   266    266    266     62     13
March 2012..........   285    285    285     48      9
March 2013..........   298    298    288     36      6
March 2014..........   298    298    249     27      4
March 2015..........   298    298    215     20      3
March 2016..........   298    298    184     15      2
March 2017..........   298    298    156     11      1
March 2018..........   298    269    131      8      1
March 2019..........   298    231    109      6      *
March 2020..........   298    195     89      4      *
March 2021..........   298    161     71      3      *
March 2022..........   298    129     55      2      *
March 2023..........   298     98     40      1      *
March 2024..........   298     69     27      1      *
March 2025..........   298     41     16      *      *
March 2026..........   167     15      5      *      *
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  29.1   24.6   21.0   13.4   10.0


                                 U CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........    97     67     52      0      0
March 1999..........    93     30      0      0      0
March 2000..........    89      0      0      0      0
March 2001..........    84      0      0      0      0
March 2002..........    79      0      0      0      0
March 2003..........    74      0      0      0      0
March 2004..........    68      0      0      0      0
March 2005..........    61      0      0      0      0
March 2006..........    54      0      0      0      0
March 2007..........    46      0      0      0      0
March 2008..........    37      0      0      0      0
March 2009..........    27      0      0      0      0
March 2010..........    17      0      0      0      0
March 2011..........     5      0      0      0      0
March 2012..........     0      0      0      0      0
March 2013..........     0      0      0      0      0
March 2014..........     0      0      0      0      0
March 2015..........     0      0      0      0      0
March 2016..........     0      0      0      0      0
March 2017..........     0      0      0      0      0
March 2018..........     0      0      0      0      0
March 2019..........     0      0      0      0      0
March 2020..........     0      0      0      0      0
March 2021..........     0      0      0      0      0
March 2022..........     0      0      0      0      0
March 2023..........     0      0      0      0      0
March 2024..........     0      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....   8.8    1.5    1.1    0.5    0.4


                                 V CLASS
                    ----------------------------------
                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....    100    100    100    100    100
March 1998..........    100    100    100    100     82
March 1999..........    100    100    100     57     27
March 2000..........    100     98     79     23      0
March 2001..........    100     84     61      0      0
March 2002..........    100     70     44      0      0
March 2003..........    100     58     28      0      0
March 2004..........    100     46     15      0      0
March 2005..........    100     34      2      0      0
March 2006..........    100     24      0      0      0
March 2007..........    100     14      0      0      0
March 2008..........    100      4      0      0      0
March 2009..........    100      0      0      0      0
March 2010..........    100      0      0      0      0
March 2011..........    100      0      0      0      0
March 2012..........     97      0      0      0      0
March 2013..........     90      0      0      0      0
March 2014..........     84      0      0      0      0
March 2015..........     76      0      0      0      0
March 2016..........     68      0      0      0      0
March 2017..........     59      0      0      0      0
March 2018..........     49      0      0      0      0
March 2019..........     38      0      0      0      0
March 2020..........     26      0      0      0      0
March 2021..........     13      0      0      0      0
March 2022..........      0      0      0      0      0
March 2023..........      0      0      0      0      0
March 2024..........      0      0      0      0      0
March 2025..........      0      0      0      0      0
March 2026..........      0      0      0      0      0
March 2027..........      0      0      0      0      0
Weighted Average
 Life (years)**.....   20.5    6.8    4.8    2.3    1.6


                                 W CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100     76
March 2001..........   100    100    100     92     22
March 2002..........   100    100    100     49      0
March 2003..........   100    100    100     16      0
March 2004..........   100    100    100      0      0
March 2005..........   100    100    100      0      0
March 2006..........   100    100     81      0      0
March 2007..........   100    100     61      0      0
March 2008..........   100    100     42      0      0
March 2009..........   100     90     25      0      0
March 2010..........   100     73     10      0      0
March 2011..........   100     57      0      0      0
March 2012..........   100     42      0      0      0
March 2013..........   100     27      0      0      0
March 2014..........   100     13      0      0      0
March 2015..........   100      *      0      0      0
March 2016..........   100      0      0      0      0
March 2017..........   100      0      0      0      0
March 2018..........   100      0      0      0      0
March 2019..........   100      0      0      0      0
March 2020..........   100      0      0      0      0
March 2021..........   100      0      0      0      0
March 2022..........    98      0      0      0      0
March 2023..........    65      0      0      0      0
March 2024..........    30      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  26.4   14.6   10.7    5.1    3.5



                            FB AND SB+ CLASSES
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100     86
March 1999..........   100    100    100     66     42
March 2000..........   100     98     84     39     16
March 2001..........   100     87     69     20      5
March 2002..........   100     77     56     11      0
March 2003..........   100     67     44      3      0
March 2004..........   100     57     33      0      0
March 2005..........   100     48     23      0      0
March 2006..........   100     40     17      0      0
March 2007..........   100     32     13      0      0
March 2008..........   100     25      9      0      0
March 2009..........   100     19      5      0      0
March 2010..........   100     16      2      0      0
March 2011..........   100     12      0      0      0
March 2012..........    97      9      0      0      0
March 2013..........    92      6      0      0      0
March 2014..........    87      3      0      0      0
March 2015..........    81      *      0      0      0
March 2016..........    75      0      0      0      0
March 2017..........    68      0      0      0      0
March 2018..........    60      0      0      0      0
March 2019..........    51      0      0      0      0
March 2020..........    42      0      0      0      0
March 2021..........    32      0      0      0      0
March 2022..........    21      0      0      0      0
March 2023..........    14      0      0      0      0
March 2024..........     6      0      0      0      0
March 2025..........     0      0      0      0      0
March 2026..........     0      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  21.8    8.5    6.1    2.9    2.0


                                 M CLASS
                    ----------------------------------

                              PSA PREPAYMENT
                                ASSUMPTION
                    ----------------------------------
        DATE          0%    100%   155%   350%   500%
-------------------------- ------ ------ ------ ------

Initial Percent.....   100    100    100    100    100
March 1998..........   100    100    100    100    100
March 1999..........   100    100    100    100    100
March 2000..........   100    100    100    100    100
March 2001..........   100    100    100    100    100
March 2002..........   100    100    100    100     84
March 2003..........   100    100    100    100     58
March 2004..........   100    100    100     90     40
March 2005..........   100    100    100     70     27
March 2006..........   100    100    100     54     19
March 2007..........   100    100    100     42     13
March 2008..........   100    100    100     32      9
March 2009..........   100    100    100     25      6
March 2010..........   100    100    100     19      4
March 2011..........   100    100     96     14      3
March 2012..........   100    100     84     11      2
March 2013..........   100    100     72      8      1
March 2014..........   100    100     62      6      1
March 2015..........   100    100     53      5      1
March 2016..........   100     88     45      3      *
March 2017..........   100     76     38      2      *
March 2018..........   100     65     31      2      *
March 2019..........   100     55     25      1      *
March 2020..........   100     45     20      1      *
March 2021..........   100     36     15      1      *
March 2022..........   100     27     11      *      *
March 2023..........   100     18      7      *      *
March 2024..........   100     10      4      *      *
March 2025..........    91      2      1      *      *
March 2026..........    47      0      0      0      0
March 2027..........     0      0      0      0      0
Weighted Average
 Life (years)**.....  28.9   22.7   19.2   10.4    7.2


---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "Weighted Average Lives of the Certificates" herein.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.


CHARACTERISTICS OF THE R AND RL CLASSES

     The R and RL Classes will not have principal balances and will not bear interest. The Holder of the R Class will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the principal balances of all Classes have been reduced to zero, and the Holder of the RL Class will be entitled to receive the proceeds of the remaining assets of the Lower Tier REMIC, if any, after the principal balances of the Lower Tier Regular Interests have been reduced to zero. It is not anticipated that there will be any material assets remaining in either such circumstance.

     The R and RL Classes will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R or RL Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R or RL Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Classes will constitute noneconomic residual interests under the Regulations. Any transferee of an R or RL Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R or RL Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holder of the R Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the R or RL Class that may be required under the Code.

              CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC ELECTIONS AND SPECIAL TAX ATTRIBUTES

     Elections will be made to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests," and the RL Class will be designated as the "residual interest," in the Lower Tier REMIC.

     As a consequence of the qualification of the Lower Tier REMIC and the Trust as REMICs, the Certificates generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICs. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans." See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     The Notional Classes and the Accrual Classes will be, and certain other Classes of Certificates may be, issued with original issue discount for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 175% PSA in the case of the Group 1 Classes, 185% PSA in the case of the Group 2 Classes and 155% PSA in the case of the Group 3 and Group 4 Classes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at any of these rates or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus. In addition, certain classes of Certificates may be treated as having been issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Certificates Purchased at a Premium" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

     Under the Regulations, neither the R Class nor the RL Class will have significant value. Special rules regarding the treatment of "excess inclusions" by certain thrift institutions no longer apply because of the amendment of section 593 of the Code by the Small Business Job Protection Act of 1996. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 120% of the "federal long-term rate." The rate will be published on or about February 20, 1997. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of an R or RL Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

                             PLAN OF DISTRIBUTION

     General. The Dealer will receive the Certificates in exchange for the MBS pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

     Increase in Certificates. Before the Settlement Date, Fannie Mae and the Dealer may agree to offer hereby Certificates in addition to those contemplated as of the date hereof. In such event, the MBS in the related MBS Group will be increased in principal balance, but it is expected that all additional MBS will have the same characteristics as described herein under "Description of the Certificates--The MBS." The proportion that the original principal balance of each Group 1, Group 2, Group 3 and Group 4 Class bears to the aggregate original principal balance of all the Group 1, Group 2, Group 3 and Group 4 Classes, respectively, will remain the same. In addition, the dollar amounts reflected in the Principal Balance Schedules with respect to any Group 2 Class or Component will be increased in a pro rata amount that corresponds to the increase of the principal balances of the Group 2 Classes.

                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Cleary, Gottlieb, Steen & Hamilton.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

======================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ADDITIONAL DISCLOSURE DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                           ------------------------

                              TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Table of Contents.....................  S- 3
Reference Sheet.......................  S- 4
Additional Risk Factors...............  S- 9
Description of the Certificates.......  S- 9
Certain Additional Federal Income Tax
  Consequences........................  S-42
Plan of Distribution..................  S-43
Legal Matters.........................  S-43
              REMIC PROSPECTUS
Prospectus Supplement.................     2
Summary of Prospectus.................     3
Risk Factors..........................     8
Description of the Certificates.......    10
The Trust Agreement Certain Federal
  Income Tax..........................    23
Consequences..........................    25
Legal Investment Considerations.......    37
Legal Opinion.........................    37
ERISA Considerations..................    37
Glossary..............................    39

                                $1,002,600,000

                                     LOGO

                               GUARANTEED REMIC
                          PASS-THROUGH CERTIFICATES
                        FANNIE MAE REMIC TRUST 1997-17
                           ------------------------

                            PROSPECTUS SUPPLEMENT
                           ------------------------
                               LEHMAN BROTHERS
                              FEBRUARY 13, 1997

======================================================

                                                                 Exhibit III

                             Offering Circular Supplement
                             dated February 22, 1993
                                       to
                                Offering Circular
                               dated January 1, 1993
                                  relating to

                     Federal Home Loan Mortgage Corporation
                Multiclass Mortgage Participation Certificates,
               Callable Pass-Through Certificates and Modifiable
                 and Combinable REMIC Certificates, Series 1486

OFFERING CIRCULAR SUPPLEMENT
(To Offering Circular Dated January 1, 1993)

                                 $1,000,000,000

Federal Home Loan
Mortgage Corporation

          Multiclass Mortgage Participation Certificates, Series 1486

                                  ------------

  The Federal Home Loan Mortgage Corporation ("Freddie Mac") is offering its Multiclass Mortgage Participation Certificates, Series 1486 (the "Multiclass PCs"). The Multiclass PCs will consist of the various "Classes" listed below. The Classes will receive principal and interest payments, in differing proportions and at differing times, from the cash flows provided by Freddie Mac "Gold PCs" and "Gold Giant PCs" with interest rates of 8% per annum. This Supplement sometimes refers to the Gold PCs and Gold Giant PCs that will back the Multiclass PCs as the "PCs." Underlying the PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "Mortgages"). See "General Information-Structure of Transaction" in this Supplement.

  Freddie Mac guarantees to each "Holder" of a Multiclass PC (i) the timely payment of interest at the applicable "Class Coupon" and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in this Supplement.

  Freddie Mac will make interest and principal payments on each monthly "Payment Date," beginning May 15, 1993, on the Classes entitled to such payments. See "Payments" in this Supplement.

  This Series will involve the creation of an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool." Elections will be made to treat both REMIC Pools as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code. The R and RS Classes will be "Residual Classes" and, for federal income tax purposes, will be the residual interests in the Upper-Tier and Lower-Tier REMIC Pools, respectively. The other Classes will be "Regular Classes" and, for federal income tax purposes, will be the regular interests in the Upper-Tier REMIC Pool. The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass PC Offering Circular.

  Investors should read this Supplement in conjunction with the documents listed at the bottom of page S-2.

                                  ------------

THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE MULTICLASS PCs ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE MULTICLASS PCs, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE MULTICLASS PCs HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE MULTICLASS PCs ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.

                                  ------------

                                                                            Weighted
                                                                            Average
                                                                              Life
        Original                                              Final            at
Class   Principal  Principal  Class  Interest   CUSIP        Payment          225%
1486-   Amount(1)   Type(2)   Coupon  Type(2)   Number       Date(3)         PSA(4)
----- ------------ --------- ------- -------- --------- ----------------- -----------
A ... $313,324,000    TAC       6.0%    FIX   312915AY7 November 15, 2019  3.4 Yrs
B ...   55,196,000    TAC       7.0     FIX   312915AZ4 December 15, 2020  7.9
C ...  110,356,000    TAC       7.0     FIX   312915BA8 November 15, 2022 10.9
D ...   28,696,000    TAC       7.0     FIX   312915BB6    April 15, 2023 14.8
F ...  205,224,000    TAC       (5)     FLT   312915BC4    April 15, 2023  5.1
FA ..   32,792,000    CPT       (5)     FLT   312915BD2    April 15, 2023 20.4
FB ..  205,224,000    TAC       (5)     FLT   312915BE0    April 15, 2023  5.1
FC ..   32,792,000    CPT       (5)     FLT   312915BF7    April 15, 2023 20.4
S ...          (6)  NTL(TAC)    (5)   INV/IO  312915BJ9    April 15, 2023   -
SA ..    8,198,000    CPT       (5)     INV   312915BK6    April 15, 2023 20.4
SB ..          (6)  NTL(TAC)    (5)   INV/IO  312915BL4    April 15, 2023   -
SC ..    8,198,000    CPT       (5)     INV   312915BM2    April 15, 2023 20.4
R ...            0    NPR         0     NPR   312915BG5    April 15, 2023   -
RS ..            0    NPR         0     NPR   312915BH3    April 15, 2023   -
------

(1) Subject to proportionate increase as described under "Increase in Size" in this Supplement.
(2) See "Description of Multiclass PCs-Standard Definitions and Abbreviations for Classes" on pages 7-9 of the Multiclass PC Offering Circular. The type of Class with which the notional principal amount of a Notional Class will be reduced is indicated in parentheses.
(3) Determined as described under "Final Payment Dates" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the assumed rate of 225% PSA or any other constant rate, and the actual weighted average lives of many Classes are likely to differ from those shown, perhaps significantly.
(5) The F, FA, FB, FC, S, SA, SB and SC Classes will bear interest based on
    "LIBOR," as described under "Payments-Interest" in this Supplement.
(6) The S and SB Classes will not receive principal payments, will have original notional principal amounts of $205,224,000 in each case, and will bear interest on their notional principal amounts based on LIBOR, as described under "Payments-Interest" in this Supplement. The notional principal amounts of the S and SB Classes will be reduced proportionately with reductions in the principal amounts of the F and FB Classes.

  The Multiclass PCs are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") to the public from time to time for sale in negotiated transactions at varying prices to be determined, in each case, at the time of sale, plus accrued interest from April 1, 1993 on the Fixed Rate Classes and from April 15, 1993 on the Floating Rate and Inverse Floating Rate Classes. The Multiclass PCs are offered by the Underwriter when, as and if issued and subject to delivery by Freddie Mac and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Regular Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Classes (in certificated form) will be made at the offices of the Underwriter, on or about April 30, 1993 (the "Closing Date").


                              MORGAN STANLEY & CO.

                                  Incorporated
February 22, 1993

MULTICLASS PCS ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN
PARTICULAR, NO INVESTOR SHOULD PURCHASE MULTICLASS PCS OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD AND LIQUIDITY RISKS ASSOCIATED WITH THAT CLASS.

                               --------------

THE YIELD OF EACH CLASS WILL DEPEND UPON ITS PURCHASE PRICE, ITS SENSITIVITY
TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGES, THE ACTUAL CHARACTERISTICS OF THE MORTGAGES AND, IN THE CASE OF EACH FLOATING RATE OR INVERSE FLOATING RATE CLASS, ITS SENSITIVITY TO THE LEVEL OF LIBOR. THE MORTGAGES ARE SUBJECT TO PREPAYMENT AT ANY TIME WITHOUT PENALTY. MORTGAGE PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AS IS THE LEVEL OF LIBOR. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

      . FAST MORTGAGE PREPAYMENT RATES CAN REDUCE THE YIELDS OF CLASSES
        PURCHASED AT A PREMIUM, ESPECIALLY THE S AND SB CLASSES, WHICH ARE INTEREST ONLY CLASSES. UNDER CERTAIN PREPAYMENT SCENARIOS, INVESTORS IN THE S AND SB CLASSES COULD FAIL TO FULLY RECOVER THEIR INVESTMENTS.

      . SLOW MORTGAGE PREPAYMENT RATES CAN INCREASE THE WEIGHTED AVERAGE
        LIVES AND, THUS, REDUCE THE YIELDS OF CLASSES PURCHASED AT A
        DISCOUNT.

      . SMALL DIFFERENCES IN THE CHARACTERISTICS OF THE MORTGAGES CAN HAVE A
        SIGNIFICANT EFFECT ON THE WEIGHTED AVERAGE LIVES AND YIELDS OF THE CLASSES.

      . LOW LEVELS OF LIBOR CAN REDUCE THE YIELDS OF THE FLOATING RATE CLASSES.
        CONVERSELY, HIGH LEVELS OF LIBOR CAN SIGNIFICANTLY REDUCE THE YIELDS OF THE INVERSE FLOATING RATE CLASSES AND (ESPECIALLY IN COMBINATION WITH FAST MORTGAGE PREPAYMENT RATES) MAY RESULT IN THE FAILURE OF INVESTORS IN THOSE CLASSES TO FULLY RECOVER THEIR INVESTMENTS.

      . IN GENERAL, PRINCIPAL PAYMENT RATES ON THE FA, FC, SA AND SC CLASSES,
        WHICH CONSIST PRIMARILY OF SUPPORT COMPONENTS, ARE LIKELY TO EXHIBIT A HIGHER SENSITIVITY TO MORTGAGE PREPAYMENTS THAN ARE PRINCIPAL PAYMENT RATES ON THE TAC CLASSES.

SEE "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

                               --------------

THE UNDERWRITER INTENDS TO MAKE A MARKET FOR THE PURCHASE AND SALE OF THE MULTICLASS PCS AFTER THEIR INITIAL ISSUANCE BUT HAS NO OBLIGATION TO DO SO. THERE IS NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF IT DEVELOPS, THAT IT WILL CONTINUE. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO SELL THEIR MULTICLASS PCS READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR DESIRED YIELD.

                               --------------

  Investors should purchase Multiclass PCs only if they have read and understand this Supplement and the following documents:

      . Freddie Mac's Multiclass Mortgage Participation Certificates
        Offering Circular dated January 1, 1993 (the "Multiclass PC Offering Circular"), which is attached to this Supplement;

      . Freddie Mac's Mortgage Participation Certificates Offering Circular dated June 30, 1992 and its Mortgage Participation Certificates Offering Circular Supplements dated August 3, 1992 and November 2, 1992 (collectively, the "PC Offering Circular");

      . Freddie Mac's Giant Mortgage Participation Certificates Offering
        Circular dated December 23, 1991 and its Giant Mortgage
        Participation Certificates Offering Circular Supplement dated December 3, 1992 (together, the "Giant PC Offering Circular"); and

      . Freddie Mac's Information Statement dated March 19, 1992, its
        Information Statement Supplements dated April 28, 1992, July 30, 1992, November 13, 1992 and February 5, 1993 and any other Information Statement Supplements published by Freddie Mac through the time of purchase (collectively, the "Information Statement").

  This Supplement incorporates by reference the PC Offering Circular, the Giant PC Offering Circular and the Information Statement. Investors can order those documents: from Freddie Mac, by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/759-8160); or from the Underwriter, by writing or calling its Prospectus Department at 1251 Avenue of the Americas, New York, New York 10020 (phone 212/703-7630).

  Investors can obtain additional information regarding the PCs and Mortgages from the sources described under "General Information--Additional Information" in this Supplement.

                          SERIES 1486 TERMS SHEET

THIS TERMS SHEET CONTAINS SELECTED INFORMATION FOR QUICK REFERENCE ONLY. IT IS NOT A SUMMARY OF THE TRANSACTION. INVESTORS SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

 CLASS COUPONS

The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement.

The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                  CLASS COUPON SUBJECT TO
                                                 -------------------------
      CLASS     INITIAL RATE    CLASS COUPON     MINIMUM RATE MAXIMUM RATE
      -----     ------------ ------------------- ------------ ------------
      F........     3.725%   LIBOR  + 0.6%           0.6%         10.0%
      FA.......     4.425    LIBOR  + 1.3%           1.3          10.0
      FB.......     3.625    LIBOR + 0.5%            0.5          10.0
      FC.......     4.375    LIBOR + 1.25%           1.25         10.0
      S........     6.275    9.4% - LIBOR             0            9.4
      SA.......    22.3      34.8% - (LIBOR X 4)      0           34.8
      SB.......     6.375    9.5% - LIBOR             0            9.5
      SC.......    22.5      35% - (LIBOR X 4)        0           35.0

 See "Payments--Interest" in this Supplement.

 NOTIONAL CLASSES

                        NOTIONAL CLASS   REDUCES WITH
                        --------------   ------------
                            S            F (TAC Class)
                            SB          FB (TAC Class)

 See "Payments--Interest--Notional Classes" in this Supplement.

 ALLOCATION OF PRINCIPAL

    1. TAC Classes and Components to their Targeted Balances (to be structured at 225% PSA), allocated:

      1/2 to A and 1/2 to F and FB, pro rata
      2/3 to B, C and D, in that order, and 1/3 to F and FB, pro rata FA-1, FC-1, SA-1 and SC-1, pro rata

    2. FA-2, FC-2, SA-2 and SC-2, pro rata, until retired

    3. TAC Classes and Components as in step 1 until retired

 See "Payments--Principal" in this Supplement.

 WEIGHTED AVERAGE LIVES (IN YEARS)*

                                     PSA PREPAYMENT ASSUMPTION
                                   -----------------------------
                                    0%   100%  225%  300%  500%
                                   ----- ----- ----- ----- -----
          A....................... 18.1   6.3   3.4   3.3   2.3
          B....................... 26.3  14.7   7.9   7.4   4.7
          C....................... 27.9  19.2  10.9  10.9   6.7
          D....................... 29.0  23.7  14.8  18.5  11.5
          F and FB................ 20.3   9.2   5.1   5.2   3.4
          FA, FC, SA and SC....... 29.6  27.0  20.4   2.5   1.2
          Underlying PCs.......... 21.8  11.6   6.9   5.5   3.5
       ------
       * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of many Classes and of the PCs are likely to differ from those shown, perhaps significantly.

 ASSUMED MORTGAGE CHARACTERISTICS (AS OF APRIL 1, 1993)

                            APPROXIMATE
                          WEIGHTED AVERAGE   APPROXIMATE      APPROXIMATE
           APPROXIMATE     REMAINING TERM  WEIGHTED AVERAGE WEIGHTED AVERAGE
            PRINCIPAL       TO MATURITY        LOAN AGE        PER ANNUM
             BALANCE        (IN MONTHS)      (IN MONTHS)     INTEREST RATE
           -----------    ---------------- ---------------- ----------------
          $  200,000,000        357                2             8.65%
             200,000,000        356                3             8.65%
             300,000,000        354                4             8.65%
             100,000,000        352                6             8.65%
             150,000,000        346               10             8.65%
              50,000,000        344               12             8.65%
         ----------------
          $1,000,000,000        353*               5*
         ================
       ------
       *Weighted average by principal balance.

The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages will differ from the weighted averages shown above, perhaps significantly. See "General Information--The Mortgages" in this Supplement.

                             GENERAL INFORMATION

MULTICLASS PC AGREEMENT

Freddie Mac will create the Multiclass PCs under the Multiclass Mortgage Participation Certificate Agreement, dated as of January 1, 1993 and included in the Multiclass PC Offering Circular as Exhibit A, and a Terms Supplement, to be dated the Closing Date, in substantially the form of Exhibit I to this Supplement (together, the "Multiclass PC Agreement"). Investors can order copies of the Terms Supplement in its final form on or after the Closing Date by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown on page S-2.

Holders and anyone having a beneficial interest in the Multiclass PCs should refer to the Multiclass PC Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Multiclass PCs will acquire their Multiclass PCs subject to all terms and conditions of the Multiclass PC Agreement, including the Terms Supplement.

FORM OF MULTICLASS PCS

The Regular Classes will be issued and may be held of record and transferred only on the book-entry system of a Federal Reserve Bank, in minimum original principal amounts (or, in the case of the S and SB Classes, original notional principal amounts) of $1 and additional increments of $1. The Residual Classes will be issued and may be held of record and transferred only in certificated form, in minimum percentage interests of 1% in the residual interests in the REMIC Pools. The Residual Classes will be transferable at Texas Commerce Bank National Association or its successor (the "Registrar").

HOLDERS

The term "Holders" means (i) in the case of a Regular Class, the entities that appear on the book-entry records of a Federal Reserve Bank as holders of that Class and (ii) in the case of a Residual Class, the entities or individuals that appear on the records of the Registrar as registered holders of that Class. The beneficial owner of a Multiclass PC is not necessarily the Holder.

STRUCTURE OF TRANSACTION

This Series will be a "Double-Tier Series." The Regular Classes and the R Class will represent beneficial ownership interests in the Upper-Tier REMIC Pool. The Upper-Tier REMIC Pool will consist of the classes of "regular interests" in the Lower-Tier REMIC Pool (the "Mortgage Securities"). Exhibit I to this Supplement shows additional information regarding the Mortgage Securities. The RS Class will represent the residual interest in the Lower- Tier REMIC Pool. The creation of both an Upper-Tier and a Lower-Tier REMIC Pool is designed to satisfy federal income tax requirements to permit the issuance of the S and SB Classes, which will receive specified portions of the interest payments on certain of the Mortgage Securities.

The Lower-Tier REMIC Pool will consist of the PCs. The PCs may include Gold Mortgage Participation Certificates ("Gold PCs") and Gold Giant Mortgage Participation Certificates ("Gold Giant PCs"). Any Gold PCs in the Lower-Tier REMIC Pool will represent undivided interests in discrete pools ("Gold PC Pools") consisting of specified Mortgages. Any Gold Giant PCs in the Lower- Tier REMIC Pool will represent beneficial ownership interests in discrete pools ("Gold Giant PC Pools") consisting of specified Gold PCs (or, in some cases, other Gold Giant PCs).

  The following diagram illustrates this structure:


                          HOLDERS OF MULTICLASS PCS


 A through SC Classes              R Class                    RS Class
  (Regular Classes of         (Residual Class of         (Residual Class of
Upper-Tier REMIC Pool)      Upper-Tier REMIC Pool)        Lower-Tier REMIC
                                                                Pool)




                            UPPER-TIER REMIC POOL


                             Mortgage Securities
                            (Regular Interests in
                            Lower-Tier REMIC Pool)




                           LOWER-TIER REMIC POOL




                                     PCS
                                (GOLD PCS AND
                               GOLD GIANT PCS)



                                  MORTGAGES



THE PCS

The PCs will have interest rates of 8% per annum and an aggregate principal balance, as of the Closing Date, that at least equals the aggregate original principal amount of the Multiclass PCs. The specific PCs and their particular characteristics will be determined shortly before the Closing Date. The Underwriter intends to acquire the PCs in privately negotiated transactions before delivering them to Freddie Mac on the Closing Date. On the Closing Date, Freddie Mac expects to acquire the PCs from the Underwriter in exchange for the Multiclass PCs.

Some of the PCs may be "Converted Gold PCs" (as defined in the PC Offering Circular). Converted Gold PCs may exhibit slightly different principal payment behavior in their initial months than other PCs. See "Payments on PCs--Calculation of Principal" in the PC Offering Circular. In addition, up to 10% of the PCs by principal amount may have pool numbers or legends denoting that the underlying Mortgages include any one of the following: Relocation Mortgages, Cooperative Share Mortgages, Extended Buydown Mortgages, Biweekly Mortgages or Mortgages that are assumable by a creditworthy transferee upon transfer of the mortgaged property; but such PCs, in the aggregate, may not constitute more than 15% of the PCs by principal amount. The PC Offering Circular describes these types of Mortgages and the characteristics that distinguish them from other Mortgages.

THE MORTGAGES

The weighted average remaining term to maturity, weighted average loan age and weighted average interest rate of the Mortgages, in each case as of April 1, 1993 and in each case to be determined on the basis of the information available as of the Closing Date, are expected to be approximately 353 months, approximately 5 months and approximately 8.65% per annum. However, the actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages will differ from those weighted averages, perhaps significantly. Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the Classes. See "Prepayment and Yield Analysis" in this Supplement.

ADDITIONAL INFORMATION

Investors can obtain additional information regarding the PCs and Mortgages from various sources, including these:

   . A Supplemental Statement applicable to this Series will be available shortly after the Closing Date and will contain a schedule of the PCs and additional related information.

   . The PC Offering Circular describes Gold PCs generally.

   . PC Offering Circular Supplements describe particular characteristics of certain Gold PC Pools.

   . The Giant PC Offering Circular describes Gold Giant PCs generally.

   . Giant PC Offering Circular Supplements describe particular characteristics of Gold Giant PC Pools.

   . Exchange Pool Supplements describe Converted Gold PCs.

   . Freddie Mac's Resecuritization Electronic Data Base ("FRED") will display a schedule of the PCs and additional related information shortly after the Closing Date.

Investors can order the documents listed above, as well as any updated information concerning specific Gold PC Pools and Gold Giant PC Pools prepared by Freddie Mac, by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown on page S-2. FRED is available through the AT&T Mail Service (an electronic mail system). Investors can obtain information about access to FRED by writing or calling the Investor Inquiry Department.

                                   PAYMENTS

PAYMENT DATES; RECORD DATES

Freddie Mac will make payments of principal and interest on the Multiclass PCs to Holders entitled to such payments on the 15th of each month or, if the 15th is not a "Business Day" (as defined in the Multiclass PC Agreement), on the next Business Day (a "Payment Date"), beginning May 15, 1993.

On each Payment Date, any payment on a Multiclass PC of any Class will be made to the Holder of record as of the end of the preceding calendar month.

METHOD OF PAYMENT

A Federal Reserve Bank will credit payments on the Regular Classes to the accounts of Holders of these Classes monthly on each Payment Date. The Registrar will mail payments, if any, on the Residual Classes by check to the addresses of the Holders of these Classes as they appear on the Registrar's records, not later than the applicable Payment Date. However, a Holder will receive the final payment on a Residual Class only upon surrender of the Holder's certificate to the Registrar. A Holder that is not also the beneficial owner of a Multiclass PC, and each other financial intermediary in the chain to the beneficial owner, will be responsible for remitting payments to their customers.

INTEREST

Freddie Mac will pay interest on each Payment Date to the Holders of each Class on which interest has accrued. Investors can calculate the amount of interest to be paid on each Class on any Payment Date by using the "Class Factors" published in the preceding month. See "Class Factors; Component Factors" below.

  Categories of Classes

  For purposes of interest payments, the Classes will be categorized as follows:

     INTEREST TYPE*         CLASSES          STANDARD ABBREVIATION*
     --------------         -------          ----------------------
     Fixed Rate             A, B, C and D    FIX
     Floating Rate          F, FA, FB and FC FLT
     Inverse Floating Rate  S, SA, SB and SC INV
     Interest Only          S and SB         IO
     No Payment Residual    R and RS         NPR
   ------
   * See "Description of Multiclass PCs--Standard Definitions and Abbreviations for Classes" on pages 7-9 of the Multiclass PC Offering Circular.

  Accrual Periods

Interest on the Fixed Rate Classes will accrue during the calendar month preceding the related Payment Date (an "Interest Accrual Period"). Interest on the Floating Rate and Inverse Floating Rate Classes will accrue from the 15th of the month preceding the related Payment Date to the 15th of the month of that Payment Date (a "Floating Interest Accrual Period"). In each case, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on any Class on any Payment Date will consist of 30 days' interest on its outstanding principal amount (or, in the case of a Notional Class, notional principal amount) after giving effect to any principal payment (or reduction in notional principal amount) that was made on the preceding Payment Date.

  Fixed Rate Classes

The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement.

  Notional Classes

For convenience in describing interest payments, the S and SB Classes will have original notional principal amounts equal to the original principal amounts of the F and FB Classes, or $205,224,000 in each case, and will bear interest on their notional principal amounts based on LIBOR as described below. The notional principal amounts of the S and SB Classes will be reduced proportionately with reductions in the principal amounts of the F and FB Classes.

  Floating Rate and Inverse Floating Rate Classes

The Floating Rate and Inverse Floating Rate Classes will bear interest from April 15, 1993 to May 15, 1993 at the per annum "Initial Rates" shown in the following table. They will bear interest during subsequent Floating Interest Accrual Periods at per annum rates that will be calculated monthly using the formulas and minimum and maximum rates shown in the table. Such rates will be based on the arithmetic mean of the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR").

               FLOATING RATE AND INVERSE FLOATING RATE CLASSES
                                                            CLASS COUPON
                                                             SUBJECT TO
                                                          ---------------
                              INITIAL                     MINIMUM MAXIMUM
     CLASS                     RATE       CLASS COUPON      RATE    RATE
     -----                    ------- ------------------- ------- -------
     F.......................  3.725% LIBOR  + 0.6%         0.6%    10.0%
     FA......................  4.425  LIBOR  + 1.3%         1.3     10.0
     FB......................  3.625  LIBOR + 0.5%          0.5     10.0
     FC......................  4.375  LIBOR + 1.25%         1.25    10.0
     S.......................  6.275  9.4% - LIBOR           0       9.4
     SA...................... 22.3    34.8% - (LIBOR X 4)    0      34.8
     SB......................  6.375  9.5% - LIBOR           0       9.5
     SC...................... 22.5    35% - (LIBOR X 4)      0      35.0

For information regarding (i) the manner in which Freddie Mac determines LIBOR and calculates the Class Coupons for the Floating Rate and Inverse Floating Rate Classes and (ii) historical levels of LIBOR through January 1993, see "Description of Multiclass PCs--Interest Rate Indices" in the Multiclass PC Offering Circular. The levels of LIBOR published on the first business days of February and March 1993 were 3.125% and 3.1875%, respectively. The level of LIBOR used in calculating the Initial Rates was 3.125%.

Freddie Mac's determination of LIBOR and its calculation of the Class Coupons for each Floating Interest Accrual Period will be final, except in the case of clear error. Investors can get the LIBOR levels and Class Coupons for the current and preceding Floating Interest Accrual Periods from FRED or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown on page S-2.

PRINCIPAL

Freddie Mac will pay principal on each Payment Date to the Holders of each Class on which principal is then due. The Holders of each such Class will receive principal payments on a pro rata basis among the Multiclass PCs of that Class. Holders of the Notional and Residual Classes will not receive principal payments. Investors can calculate the amount of principal to be paid on each Class on any Payment Date by using the Class Factors published in the preceding and current months. See "Class Factors; Component Factors" below.

  Component Classes

For convenience in describing principal payments, the FA, FC, SA and SC Classes will be "Component Classes." Each will be deemed to consist of "Components," having the designations and original principal amounts shown in the following table. The Components of each Component Class, together, will constitute a single Class and will not be separately issued or transferable.

                         FA, FC, SA AND SC COMPONENTS

                               ORIGINAL
                               PRINCIPAL
     DESIGNATION                AMOUNT
     -----------              -----------
     FA-1.................... $   960,000
     FA-2....................  31,832,000
                              -----------
                              $32,792,000
                              ===========
     FC-1.................... $   960,000
     FC-2....................  31,832,000
                              -----------
                              $32,792,000
                              ===========
     SA-1.................... $   240,000
     SA-2....................   7,958,000
                              -----------
                              $ 8,198,000
                              ===========
     SC-1.................... $   240,000
     SC-2....................   7,958,000
                              -----------
                              $ 8,198,000
                              ===========

  Categories of Classes and Components

  For purposes of principal payments, the Classes and Components will be categorized as follows:

     PRINCIPAL TYPE* CLASSES AND COMPONENTS                       STANDARD
                                                                  ABBREVIATIONS*
     --------------- ----------------------                       --------------
     TAC             A, B, C, D, F, FA-1, FB, FC-1, SA-1 and SC-1 TAC
     Support         FA-2, FC-2, SA-2 and SC-2                    SUP
     Component       FA, FC, SA and SC                            CPT
     Notional        S and SB                                     NTL
     No Payment
        Residual     R and RS                                     NPR
   ------
   * See "Description of Multiclass PCs--Standard Definitions and Abbreviations for Classes" on pages 7-9 of the Multiclass PC Offering Circular.

  Different categories of Classes and Components will exhibit different degrees of sensitivity to Mortgage prepayment rates. In general:

   . The TAC Classes and Components (also called "Targeted Amortization Classes and Components") are designed to be less sensitive to Mortgage prepayment rates than are the Support Components and, under certain prepayment scenarios, the underlying PCs. The TAC Classes and Components will have payment schedules, but they will adhere to their schedules only under limited Mortgage prepayment scenarios.

   . The Support Components (also called "Companion Components") will help support the principal payment stability of the TAC Classes and Components. The Support Components will be more sensitive to Mortgage prepayment rates than will be the TAC Classes and Components and the underlying PCs.

See "Prepayment and Yield Analysis" in this Supplement.

  Amount of Payments

The total amount of principal payments that will be made on the Multiclass PCs on each Payment Date will equal the amount of principal payments required to be made on that Payment Date on the PCs (the "PC Principal Amount").

  Allocation of Payments

  On each Payment Date, Freddie Mac will pay the PC Principal Amount as follows:

              First, to the TAC Classes and Components, until each has been reduced to its "Targeted Balance" for that Payment Date, allocated:
           +
TAC        +       (i) concurrently 1/2 to the A Class and 1/2 to the F and FB
CLASSES    +     Classes, pro rata, and then
AND       ++
COMPONENTS + (ii) concurrently 2/3 to the B, C and D Classes, in that order, +
           and 1/3 to the F and FB Classes, pro rata, and then + + (iii) concurrently to the FA-1, FC-1, SA-1 and SC-1 Components, + pro rata;
           +

           +
SUPPORT + Second, concurrently to the FA-2, FC-2, SA-2 and SC-2 Components, COMPONENTS + pro rata, until they have been retired; and
           +

           +
TAC + Third, to the TAC Classes and Components, allocated as described in CLASSES + step First but without regard to their Targeted Balances, until each AND + has been retired. COMPONENTS +
            +

Targeted Balances Schedules for the TAC Classes and Components

Freddie Mac will prepare the schedules of Targeted Balances for the TAC Classes and Components by the Closing Date, using information regarding the underlying Mortgages available at that time. The Targeted Balances for the TAC Classes and Components for each Payment Date will equal the principal balances to which they would be reduced on that Payment Date, assuming, among other things, that:

   . The Mortgages prepay at a constant rate of 225% PSA;

   . On each Payment Date, the PC Principal Amount will be allocated entirely to the TAC Classes and Components, in the order and proportions specified in step First under "Allocation of Payments" above, until each TAC Class and Component has been retired;

   . As of April 1, 1993, each Mortgage has a remaining term to maturity equal to the weighted average remaining term to maturity, a loan age equal to the weighted average loan age, and an interest rate equal to the weighted average interest rate, of all Mortgages underlying the same PC; and

   . None of the PCs are Converted Gold PCs.

Notwithstanding these assumptions, the Mortgages will not prepay at 225% PSA or at any other constant rate, the actual characteristics of individual Mortgages will differ from the weighted average characteristics assumed and certain of the PCs may be Converted Gold PCs.

The Targeted Balances schedules for the TAC Classes and Components will be included in the Supplemental Statement and the Terms Supplement. They will also be available on FRED. Freddie Mac's calculation of the Targeted Balances for the TAC Classes and Components will be final and binding, regardless of any defect or alleged defect in the method or information that Freddie Mac uses to make the calculation.

Exhibit II to this Supplement contains illustrative schedules of Targeted Balances for the TAC Classes and Components. Freddie Mac has prepared these schedules using the "Modeling Assumptions" (as defined under "Prepayment and Yield Analysis" in this Supplement). The Mortgage characteristics that will be assumed in preparing the actual Targeted Balances schedules for the TAC Classes and Components will differ from those of the Modeling Assumptions, so the actual Targeted Balances schedules will differ from the illustrative schedules in
Exhibit II.

CLASS FACTORS; COMPONENT FACTORS

  Description of Factors

On or about the first business day of each month, beginning in May 1993, Freddie Mac will publish a Class Factor for each Class having a principal amount. The Class Factor for any Class for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that Class, will equal its remaining principal amount, after giving effect to any principal payment to be made on the Payment Date in the same month. For example, the May 1, 1993 Class Factor for any Class will reflect its remaining principal amount, after giving effect to any principal payment to be made on May 15, 1993. Freddie Mac will also publish Class Factors for the S and SB Classes, which will reflect the remaining notional principal amounts of those Classes in an analogous manner. The April 1, 1993 Class Factor for each Class is 1.0000000.

On or about the first business day of each month, beginning in May 1993, a Component Factor for each Component will be available upon request by writing or calling the Investor Inquiry Department of Freddie Mac at the address or phone numbers shown on page S-2. The Component Factor for each Component is analogous to the Class Factor for the corresponding Class.

  Use of Factors

For any Payment Date, investors can calculate the amount of principal to be paid on any Class or Component entitled to principal payments by multiplying the original principal amount of that Class or Component by the difference between its Class or Component Factors for the preceding and current months. The amount of interest to be paid on each Class on each Payment Date will equal 30 days' interest on its outstanding principal amount (or, in the case of a Notional Class, its notional principal amount) as determined by its Class Factor for the preceding month.

For example, the amount of principal to be paid on any Class or Component on June 15, 1993 will reflect the difference between its May 1, 1993 and June 1, 1993 Class or Component Factors. The amount of interest to be paid on any Class on June 15, 1993 will equal 30 days' interest at its Class Coupon, accrued during the month of May 1993 (in the case of the Fixed Rate Classes) or from May 15, 1993 to June 15, 1993 (in the case of the Floating Rate and Inverse Floating Rate Classes), on the principal amount (or notional principal amount) of such Class determined by reference to its May 1, 1993 Class Factor.

GUARANTEES

Freddie Mac guarantees to each Holder of a Multiclass PC (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in this Supplement. See "Description of Multiclass PCs -- Guarantees" in the Multiclass PC Offering Circular.

Freddie Mac also guarantees the payment of interest and principal on Gold PCs and Gold Giant PCs. See "Guarantees" in the PC Offering Circular and "Description of Freddie Mac Giants -- Guarantees" in the Giant PC Offering Circular.

OPTIONAL REDEMPTION

Freddie Mac may redeem the Mortgage Securities and the RS Class, in whole but not in part, on any Payment Date when their aggregate outstanding principal amount would be less than 1% of their aggregate original principal amount. Upon any redemption, the redemption price of the Mortgage Securities will be applied to retire the outstanding Regular Classes and the R Class. The PCs are not redeemable. See "Description of Multiclass PCs--Optional Redemption" in the Multiclass PC Offering Circular.

RESIDUAL PROCEEDS

Upon surrender of their certificates to the Registrar, the Holders of the RS Class will receive the proceeds of the remaining assets of the Lower-Tier REMIC Pool, if any, after the principal amounts of the Mortgage Securities have been paid in full. Upon like surrender, the Holders of the R Class will receive the proceeds of the remaining assets of the Upper-Tier REMIC Pool, if any, after the principal amounts of the Regular Classes have been paid in full. In both cases, any remaining assets are not likely to be significant.

                        PREPAYMENT AND YIELD ANALYSIS

GENERAL

  Mortgage Prepayments

The rate of principal payments on the PCs, and therefore of payments on the Multiclass PCs, will depend primarily on the rate of principal payments on the Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. "Prepayments" include prepayments by the borrower, liquidations resulting from default, casualty or condemnation and payments made by Freddie Mac pursuant to its guarantee of principal (other than scheduled amortization) on PCs. The Mortgages are subject to prepayment at any time without penalty.

Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgages, the prepayment rate on the Mortgages is likely to increase, although a number of other factors also may influence the prepayment rate. See "Prepayment, Weighted Average Life and Yield Analysis" in the PC Offering Circular.

Acceleration of mortgage payments as a result of transfers of mortgaged properties is an important factor affecting prepayment rates. The Mortgages generally provide that, in the event of the transfer or prospective transfer of the underlying mortgaged property, the full unpaid principal balance is due and payable at the option of the holder. Freddie Mac, in most cases, requires mortgage servicers to enforce such "due-on-transfer" provisions where permitted by applicable law. See "Mortgage Purchase and Servicing Standards--Mortgage Servicing--Assumption and Due-on-Transfer Policies" in the PC Offering Circular.

  PSA Model

Prepayments on pools of mortgages are commonly measured relative to a variety of prepayment models. The particular model used in this Supplement is the Public Securities Association's standard prepayment model, or "PSA." This model assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgages with a loan age of five months (i.e., mortgages in their sixth month after origination) are assumed to prepay at an annual rate of 1.2%. "0% PSA" assumes no prepayments; "225% PSA" assumes prepayment rates equal to 2.25 times 100% PSA; "300% PSA" assumes prepayment rates equal to 3.00 times 100% PSA; and so forth. PSA is not a description of historical prepayment experience or a prediction of the rate of prepayment of the Mortgages.

  Weighted Average Life

The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the Classes of Multiclass PCs will depend primarily on the rate at which principal is paid on the Mortgages. This Supplement shows weighted average lives under various Mortgage prepayment assumptions for the Classes having principal amounts and for the underlying PCs. In each case, Freddie Mac has calculated the weighted average life by (i) multiplying the assumed net reduction, if any, in the principal amount on each Payment Date by the number of years from the Closing Date to such Payment Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

  Yield

The yield of each Class will depend upon its purchase price, its sensitivity to the rate of principal payments on the Mortgages, the actual characteristics of the Mortgages and, in the case of a Floating Rate or Inverse Floating Rate Class, its sensitivity to the level of LIBOR. This Supplement shows pre-tax yields to maturity of certain particularly sensitive Classes under various scenarios. In each case, Freddie Mac has calculated the pre-tax yield by (i) determining the monthly discount rates (whether positive or negative) that, when applied to an assumed stream of cash flows to be paid on the applicable Class, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price (including accrued interest) of that Class and
(ii) converting such monthly rates to corporate bond equivalent (i.e., semiannual payment) rates. The yield calculations do not take into account any variations in the interest rates at which investors may be able to reinvest payments received on any Class. Consequently, they do not reflect the return on any investment when reinvestment rates other than the discount rate are considered.

  Modeling Assumptions

In order to prepare the various tables and other statistical information that follow, Freddie Mac has made certain assumptions regarding the PCs and underlying Mortgages. The actual PCs will not be identified until shortly before the Closing Date. Unless otherwise noted, each table is based on the following assumptions (the "Modeling Assumptions"), among others:

   . The Mortgages have the following characteristics as of April 1, 1993:

                            REMAINING TERM       LOAN AGE     PER ANNUM
     PRINCIPAL BALANCE  TO MATURITY (IN MONTHS) (IN MONTHS) INTEREST RATE
     -----------------  ----------------------- ----------- -------------
      $  200,000,000              357                2          8.65%
         200,000,000              356                3          8.65%
         300,000,000              354                4          8.65%
         100,000,000              352                6          8.65%
         150,000,000              346               10          8.65%
          50,000,000              344               12          8.65%
    -------------------
      $1,000,000,000              353*               5*
    ===================
   ------
   *Weighted average by principal amount.

   . The PCs bear interest at 8% per annum and none are Converted Gold PCs;

   . Payments on the Multiclass PCs are always received on the 15th of the month, whether or not a Business Day; and

   . Freddie Mac does not make an optional redemption.

When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgages will not have the characteristics assumed, certain of the PCs may be Converted Gold PCs, many Payment Dates will occur on the first Business Day after the 15th of the month, and Freddie Mac may make an optional redemption as described under "Payments--Optional Redemption" above.

  Principal Payment Stability

Mortgages and mortgage securities, such as the PCs and Multiclass PCs, are subject to prepayment uncertainty. The rate of principal payments on the PCs will depend directly, and the rate of principal payments on the Classes will depend indirectly, on the rate of principal payments on the Mortgages. However, within certain limits, some Classes, such as the TAC Classes, are expected to exhibit a lower level of prepayment uncertainty than the underlying Mortgages and PCs. Such Classes are said to have a degree of "stability." Stability in one Class or group of Classes is necessarily offset by instability in other Classes, such as the FA, FC, SA and SC Classes, which are said to "support" the more stable Classes.

  Suitability

Multiclass PCs, especially the Component, Interest Only and Residual Classes, are not suitable investments for all investors. Multiclass PCs are not appropriate investments for any investor that requires a single lump sum payment on a predetermined date or an otherwise certain payment stream. In addition, although the Underwriter intends to make a market for the purchase and sale of the Multiclass PCs after their initial issuance, it has no obligation to do so. There is no assurance that such a secondary market will develop, that any secondary market will continue, or that the price at which an investor can sell an investment in any Class will enable the investor to realize a desired yield on that investment. Investors are encouraged to consult their own advisors regarding the financial, legal, tax and other aspects of an investment in Multiclass PCs. No investor should purchase Multiclass PCs of any Class unless the investor understands and is able to bear the prepayment, yield and liquidity risks associated with that Class.

PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

  TAC Classes and Components

Payments of principal on the TAC Classes and Components are expected to be more stable than would be the case if the TAC Classes and Components were not entitled to receive payments, to the extent of available principal, according to their schedules of Targeted Balances. Based on the Modeling Assumptions, each TAC Class or Component would adhere to its illustrative Targeted Balances schedule shown in Exhibit II if the Mortgages were to prepay at a constant rate of 225% PSA until that TAC Class or Component has been retired. However, because the characteristics of the Mortgages and PCs will differ from those assumed, and because the Mortgages will not prepay at 225% PSA or any other constant rate, it is not likely that the TAC Classes and Components will consistently adhere to their Targeted Balances schedules.

The principal payment stability of the TAC Classes and Components will be supported in part by the Support Components. When the Support Components are retired, any outstanding TAC Class or Component will become more sensitive to Mortgage prepayments.

If the Mortgages prepay at rates that are generally below approximately 225% PSA, the PC Principal Amount will be insufficient to reduce the TAC Classes and Components to their Targeted Balances and their weighted average lives may be extended, perhaps significantly. If the Mortgages prepay at rates that are generally above approximately 225% PSA, the weighted average lives of the TAC Classes and Components may be shortened, perhaps significantly. However, the weighted average lives of one or more TAC Classes and Components could be extended under certain scenarios involving Mortgage prepayments at rates that are generally above 225% PSA.

The entire PC Principal Amount will be distributed monthly on each Payment Date and will not be retained for distribution on subsequent Payment Dates. Thus, the likelihood that the TAC Classes and Components will adhere to their Targeted Balances schedules will not be enhanced by averaging high and low principal payments in different months.

  Support Components

The FA, FC, SA and SC Classes consist primarily of Support Components. The Support Components will support the principal payment stability of the TAC Classes and Components. Thus, the Support Components and the FA, FC, SA and SC Classes as a whole are likely to be much more sensitive to Mortgage prepayments than either the PCs or the TAC Classes and Components. The Support Components and the FA, FC, SA and SC Classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. Relatively fast Mortgage prepayments may significantly shorten, and relatively slow Mortgage prepayments may significantly extend, the weighted average lives of the Support Components and the FA, FC, SA and SC Classes.

  Declining Balances Table

The following table shows, for each Class having a principal amount and for the underlying PCs, (i) the percentages of their original principal amounts that would be outstanding after each of the dates shown at various constant percentages of PSA and (ii) their corresponding weighted average lives. Freddie Mac has prepared this table using the Modeling Assumptions and the illustrative Targeted Balances schedules shown in Exhibit II. However, for 0% PSA, Freddie Mac has assumed that each Mortgage bears interest at a rate of 10.5% per annum and, as of April 1, 1993, has a remaining term to maturity of 360 months and a loan age of 0 months. The Mortgages and PCs will not have the characteristics assumed, and Mortgage prepayment rates will differ from the constant rates shown. These differences may have a significant effect upon the actual payment behavior and weighted average life of any Class, especially the FA, FC, SA and SC Classes, and of the underlying PCs. For example, because of the diverse remaining terms to maturity, loan ages and interest rates of the Mortgages, principal payments on any Class may be faster or (except at 0% PSA) slower than indicated, even if the Mortgages were to prepay at the rates shown. This may be the case even if the weighted average remaining term to maturity, weighted average loan age and weighted average interest rate of the Mortgages are the same as those of mortgages having the characteristics assumed. Percentages of Original Principal Amounts Outstanding* and Weighted Average Lives

                                    A                          B
                        ------------------------   ------------------------
                             PSA Prepayment             PSA Prepayment
                               Assumption                 Assumption
                        ------------------------   ------------------------
Date                     0%  100% 225% 300% 500%    0%  100% 225% 300% 500%
---------------------   ---- ---- ---- ---- ----   ---- ---- ---- ---- ----
Closing Date.........    100  100  100  100  100    100  100  100  100  100
April 15, 1994.......     99   95   91   91   91    100  100  100  100  100
April 15, 1995.......     98   87   74   74   60    100  100  100  100  100
April 15, 1996.......     97   77   55   55   27    100  100  100  100  100
April 15, 1997.......     96   67   38   36    5    100  100  100  100  100
April 15, 1998.......     95   58   24   20    0    100  100  100  100   15
April 15, 1999.......     94   50   12    8    0    100  100  100  100    0
April 15, 2000.......     92   42    1    0    0    100  100  100   79    0
April 15, 2001.......     91   34    0    0    0    100  100   43   15    0
April 15, 2002.......     89   27    0    0    0    100  100    0    0    0
April 15, 2003.......     87   20    0    0    0    100  100    0    0    0
April 15, 2004.......     84   14    0    0    0    100  100    0    0    0
April 15, 2005.......     82    8    0    0    0    100  100    0    0    0
April 15, 2006.......     79    2    0    0    0    100  100    0    0    0
April 15, 2007.......     76    0    0    0    0    100   77    0    0    0
April 15, 2008.......     72    0    0    0    0    100   38    0    0    0
April 15, 2009.......     69    0    0    0    0    100    2    0    0    0
April 15, 2010.......     64    0    0    0    0    100    0    0    0    0
April 15, 2011.......     60    0    0    0    0    100    0    0    0    0
April 15, 2012.......     54    0    0    0    0    100    0    0    0    0
April 15, 2013.......     49    0    0    0    0    100    0    0    0    0
April 15, 2014.......     42    0    0    0    0    100    0    0    0    0
April 15, 2015.......     35    0    0    0    0    100    0    0    0    0
April 15, 2016.......     27    0    0    0    0    100    0    0    0    0
April 15, 2017.......     18    0    0    0    0    100    0    0    0    0
April 15, 2018.......      8    0    0    0    0    100    0    0    0    0
April 15, 2019.......      0    0    0    0    0     81    0    0    0    0
April 15, 2020.......      0    0    0    0    0      0    0    0    0    0
April 15, 2021.......      0    0    0    0    0      0    0    0    0    0
April 15, 2022.......      0    0    0    0    0      0    0    0    0    0
April 15, 2023.......      0    0    0    0    0      0    0    0    0    0
Weighted Average
Life (Years).........   18.1  6.3  3.4  3.3  2.3   26.3 14.7  7.9  7.4  4.7


                                    C                          D
                        ------------------------   ------------------------
                             PSA Prepayment             PSA Prepayment
                               Assumption                 Assumption
                        ------------------------   ------------------------
Date                     0%  100% 225% 300% 500%    0%  100% 225% 300% 500%
---------------------   ---- ---- ---- ---- ----   ---- ---- ---- ---- ----
Closing Date.........    100  100  100  100  100    100  100  100  100  100
April 15, 1994.......    100  100  100  100  100    100  100  100  100  100
April 15, 1995.......    100  100  100  100  100    100  100  100  100  100
April 15, 1996.......    100  100  100  100  100    100  100  100  100  100
April 15, 1997.......    100  100  100  100  100    100  100  100  100  100
April 15, 1998.......    100  100  100  100  100    100  100  100  100  100
April 15, 1999.......    100  100  100  100   66    100  100  100  100  100
April 15, 2000.......    100  100  100  100   37    100  100  100  100  100
April 15, 2001.......    100  100  100  100   17    100  100  100  100  100
April 15, 2002.......    100  100   92   81    3    100  100  100  100  100
April 15, 2003.......    100  100   67   60    0    100  100  100  100   75
April 15, 2004.......    100  100   45   43    0    100  100  100  100   50
April 15, 2005.......    100  100   26   29    0    100  100  100  100   32
April 15, 2006.......    100  100   10   18    0    100  100  100  100   20
April 15, 2007.......    100  100    0    8    0    100  100   86  100   12
April 15, 2008.......    100  100    0    1    0    100  100   41  100    6
April 15, 2009.......    100  100    0    0    0    100  100    3   81    2
April 15, 2010.......    100   83    0    0    0    100  100    0   62    0
April 15, 2011.......    100   67    0    0    0    100  100    0   47    0
April 15, 2012.......    100   51    0    0    0    100  100    0   36    0
April 15, 2013.......    100   36    0    0    0    100  100    0   26    0
April 15, 2014.......    100   22    0    0    0    100  100    0   19    0
April 15, 2015.......    100    8    0    0    0    100  100    0   13    0
April 15, 2016.......    100    0    0    0    0    100   82    0    8    0
April 15, 2017.......    100    0    0    0    0    100   35    0    4    0
April 15, 2018.......    100    0    0    0    0    100    0    0    1    0
April 15, 2019.......    100    0    0    0    0    100    0    0    0    0
April 15, 2020.......     94    0    0    0    0    100    0    0    0    0
April 15, 2021.......     44    0    0    0    0    100    0    0    0    0
April 15, 2022.......      0    0    0    0    0     51    0    0    0    0
April 15, 2023.......      0    0    0    0    0      0    0    0    0    0
Weighted Average
Life (Years).........   27.9 19.2 10.9 10.9  6.7   29.0 23.7 14.8 18.5 11.5

------
* Rounded to nearest whole percentage.

                                  F and                 FA, FC, SA and
                                   FB                         SC
                        ------------------------   ------------------------
                             PSA Prepayment             PSA Prepayment
                               Assumption                 Assumption
                        ------------------------   ------------------------
Date                     0%  100% 225% 300% 500%    0%  100% 225% 300% 500%
---------------------   ---- ---- ---- ---- ----   ---- ---- ---- ---- ----
Closing Date.........    100  100  100  100  100    100  100  100  100  100
April 15, 1994.......     99   96   93   93   93    100  100  100   79   23
April 15, 1995.......     99   90   80   80   69    100  100  100   43    3
April 15, 1996.......     98   82   66   66   45    100  100  100    8    3
April 15, 1997.......     97   75   53   51   27    100  100  100    3    3
April 15, 1998.......     96   68   42   39   18    100  100  100    3    3
April 15, 1999.......     95   62   33   30   12    100  100  100    3    3
April 15, 2000.......     94   56   25   22    8    100  100  100    3    3
April 15, 2001.......     93   50   20   18    6    100  100  100    3    3
April 15, 2002.......     91   44   16   14    4    100  100  100    3    3
April 15, 2003.......     90   39   12   12    3    100  100  100    3    3
April 15, 2004.......     88   34   10    9    2    100  100  100    3    3
April 15, 2005.......     86   30    7    7    1    100  100  100    3    3
April 15, 2006.......     84   25    5    6    1    100  100  100    3    3
April 15, 2007.......     82   22    3    5    0    100  100  100    3    3
April 15, 2008.......     79   20    1    4    0    100  100  100    3    3
April 15, 2009.......     76   17    0    3    0    100  100  100    3    3
April 15, 2010.......     73   15    0    2    0    100  100   84    3    3
April 15, 2011.......     69   12    0    2    0    100  100   69    3    2
April 15, 2012.......     65   10    0    1    0    100  100   57    3    1
April 15, 2013.......     61    8    0    1    0    100  100   46    3    1
April 15, 2014.......     56    6    0    1    0    100  100   37    3    1
April 15, 2015.......     50    5    0    0    0    100  100   29    3    0
April 15, 2016.......     44    3    0    0    0    100  100   23    3    0
April 15, 2017.......     38    1    0    0    0    100  100   17    3    0
April 15, 2018.......     30    0    0    0    0    100   94   13    3    0
April 15, 2019.......     22    0    0    0    0    100   71    9    2    0
April 15, 2020.......     16    0    0    0    0    100   50    6    1    0
April 15, 2021.......      9    0    0    0    0    100   29    3    1    0
April 15, 2022.......      2    0    0    0    0    100    9    1    0    0
April 15, 2023.......      0    0    0    0    0      0    0    0    0    0
Weighted Average
Life (Years).........   20.3  9.2  5.1  5.2  3.4   29.6 27.0 20.4  2.5  1.2


                                   PCs
                        ------------------------
                             PSA Prepayment
                               Assumption
                        ------------------------
Date                     0%  100% 225% 300% 500%
---------------------   ---- ---- ---- ---- ----
Closing Date.........    100  100  100  100  100
April 15, 1994.......     99   97   94   92   88
April 15, 1995.......     99   92   84   79   67
April 15, 1996.......     98   85   72   64   47
April 15, 1997.......     98   79   61   52   32
April 15, 1998.......     97   74   52   42   22
April 15, 1999.......     96   69   45   34   15
April 15, 2000.......     95   64   38   28   11
April 15, 2001.......     94   59   33   22    7
April 15, 2002.......     93   54   28   18    5
April 15, 2003.......     92   50   24   14    3
April 15, 2004.......     90   46   20   12    2
April 15, 2005.......     89   42   17    9    2
April 15, 2006.......     87   39   14    7    1
April 15, 2007.......     85   35   12    6    1
April 15, 2008.......     83   32   10    5    1
April 15, 2009.......     80   29    8    4    0
April 15, 2010.......     78   26    7    3    0
April 15, 2011.......     75   24    6    2    0
April 15, 2012.......     71   21    5    2    0
April 15, 2013.......     68   18    4    1    0
April 15, 2014.......     64   16    3    1    0
April 15, 2015.......     59   14    2    1    0
April 15, 2016.......     54   12    2    1    0
April 15, 2017.......     49   10    1    0    0
April 15, 2018.......     43    8    1    0    0
April 15, 2019.......     36    6    1    0    0
April 15, 2020.......     28    4    0    0    0
April 15, 2021.......     20    2    0    0    0
April 15, 2022.......     10    1    0    0    0
April 15, 2023.......      0    0    0    0    0
Weighted Average
Life (Years).........   21.8 11.6  6.9  5.5  3.5


Yield Considerations

An investor seeking to maximize yield should make a decision whether to invest in any Class based on the anticipated yield of that Class resulting from its purchase price, the investor's own projection of Mortgage prepayment rates under a variety of scenarios and, in the case of a Floating Rate or Inverse Floating Rate Class, the investor's own projection of levels of LIBOR under a variety of scenarios. Freddie Mac makes no representation regarding Mortgage prepayment rates, LIBOR levels or the yield of any Class.

  Prepayments: Effect on Yields

The yields to investors will be sensitive in varying degrees to the rate of Mortgage prepayments. In the case of Classes (especially the S and SB Classes) purchased at a premium, faster than anticipated rates of Mortgage principal payments could result in actual yields to investors that are lower than the anticipated yields. Investors in the S and SB Classes should also consider the risk that rapid rates of Mortgage principal payments could result in the failure of investors to fully recover their investments. In the case of Classes purchased at a discount, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

Rapid rates of prepayments on the Mortgages are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class of Multiclass PCs may be lower than the yield on that Class. Conversely, slow rates of prepayments on the Mortgages are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

The Mortgages will not prepay at any constant rate until maturity, nor will all of the Mortgages prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgages, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

  LIBOR: Effect on Yields of Floating Rate and Inverse Floating Rate Classes

Investors in the Floating Rate Classes should consider the risk that lower than anticipated levels of LIBOR could result in actual yields to investors that are lower than the anticipated yields and the fact that the Class Coupons of the Floating Rate Classes cannot exceed 10% per annum. Conversely, investors in the Inverse Floating Rate Classes should consider the risk that higher than anticipated levels of LIBOR could result in actual yields to investors that are significantly lower than the anticipated yields and the fact that the Class Coupons of the Inverse Floating Rate Classes can fall as low as 0%. Further, high levels of LIBOR (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the Inverse Floating Rate Classes to fully recover their investments.

Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR.

LIBOR will not remain constant at any level. The timing of changes in the level of LIBOR may affect the actual yield to an investor, even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of a LIBOR level that is higher (or lower) than the rate anticipated by the investor during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

  Payment Delay: Effect on Yields of Fixed Rate Classes

The effective yield on any Fixed Rate Class will be less than the yield otherwise produced by its Class Coupon and purchase price because (i) on the first Payment Date 30 days' interest will be payable on that Class even though interest began to accrue approximately 45 days earlier and (ii) on each subsequent Payment Date the interest payable will accrue during the related Interest Accrual Period, which will end approximately 15 days earlier. If the outstanding principal balance of a Fixed Rate Class is reduced on the Payment Date that falls within an Interest Accrual Period, that Class will accrue interest during such Interest Accrual Period on its reduced balance, even though its balance had been higher for approximately the first 15 days of the Interest Accrual Period. The payment that is made on the Payment Date following such Interest Accrual Period will include interest on the reduced balance only, not on the amount that was paid on the preceding Payment Date, and no interest at all will be paid on any Class after its balance has been reduced to zero.

  Interest Payment and Yield Tables

The following tables show the pre-tax yields to maturity (corporate bond equivalent) of the Inverse Floating Rate Classes at various constant percentages of PSA and at various constant levels of LIBOR. The tables for the S and SB Classes also show annual and total interest payments for those Classes. Freddie Mac has prepared these tables using the Modeling Assumptions, the illustrative Targeted Balances schedules shown in Exhibit II and the assumed purchase prices shown in the table captions. Where any assumed purchase price is expressed as a dollar amount, it includes accrued interest. Where any assumed price is expressed as a percentage of original principal amount, it excludes accrued interest and Freddie Mac has added accrued interest in calculating the yields shown. The assumed prices are not necessarily those at which actual sales will occur.

                      Interest Payments and Pre-Tax Yields
                                    S Class
                        (Assumed Price: $29,717,375.81)

                            (Payments in Thousands)

                              2.6250% LIBOR                     3.1250% LIBOR
                    --------------------------------  --------------------------------
                             PSA Prepayment                    PSA Prepayment
                               Assumption                        Assumption
Twelve Consecutive  --------------------------------  --------------------------------
  Months Through      100%     225%    300%    500%     100%     225%    300%    500%
------------------  -------- ------- ------- -------  -------- ------- ------- -------
April 15, 1994....   $13,616 $13,436 $13,436 $13,436   $12,690 $12,523 $12,523 $12,523
April 15, 1995....    13,007  12,144  12,144  11,608    12,047  11,248  11,248  10,751
April 15, 1996....    12,005  10,182  10,182   7,974    11,119   9,430   9,430   7,386
April 15, 1997....    10,965   8,288   8,199   5,013    10,156   7,676   7,594   4,643
April 15, 1998....     9,984   6,654   6,342   3,092     9,247   6,163   5,874   2,864
April 15, 1999....     9,058   5,247   4,819   2,112     8,389   4,860   4,463   1,956
April 15, 2000....     8,184   4,036   3,589   1,451     7,580   3,738   3,324   1,344
April 15, 2001....     7,359   3,098   2,809     993     6,816   2,870   2,602     919
April 15, 2002....     6,579   2,494   2,262     675     6,094   2,310   2,095     626
April 15, 2003....     5,843   1,980   1,817     456     5,412   1,834   1,683     422
April 15, 2004....     5,147   1,539   1,455     304     4,767   1,425   1,348     282
April 15, 2005....     4,488   1,160   1,162     200     4,157   1,074   1,076     185
April 15, 2006....     3,865     834     924     128     3,580     773     856     119
April 15, 2007....     3,301     556     732      79     3,058     515     678      73
April 15, 2008....     2,907     317     576      45     2,693     293     534      41
April 15, 2009....     2,554     112     451      21     2,366     104     418      20
April 15, 2010....     2,219       1     350       6     2,055       1     324       5
April 15, 2011....     1,901       0     268       0     1,761       0     249       0
April 15, 2012....     1,599       0     203       0     1,481       0     188       0
April 15, 2013....     1,312       0     151       0     1,215       0     140       0
April 15, 2014....     1,038       0     109       0       962       0     101       0
April 15, 2015....       778       0      76       0       721       0      71       0
April 15, 2016....       530       0      50       0       491       0      46       0
April 15, 2017....       293       0      29       0       271       0      27       0
April 15, 2018....        71       0      13       0        65       0      12       0
April 15, 2019....         0       0       1       0         0       0       1       0
April 15, 2020 and
after.............         0       0       0       0         0       0       0       0
                    -------- ------- ------- -------  -------- ------- ------- -------
Total Payments*...  $128,603 $72,078 $72,149 $47,593  $119,191 $66,838 $66,904 $44,160
                    ======== ======= ======= =======  ======== ======= ======= =======
Pre-Tax Yield.....     44.5%   35.5%   34.9%   23.9%     40.2%   31.1%   30.6%   19.3%


                             6.2500% LIBOR             9.4375% LIBOR and Higher
                    -------------------------------  ---------------------------
                             PSA Prepayment                 PSA Prepayment
                               Assumption                     Assumption
Twelve Consecutive  -------------------------------  ---------------------------
  Months Through      100%    225%    300%    500%    100%   225%   300%   500%
------------------  ------- ------- ------- -------  ------ ------ ------ ------
April 15, 1994....   $6,905  $6,821  $6,821  $6,821  $1,073 $1,073 $1,073 $1,073
April 15, 1995....    6,047   5,646   5,646   5,397       0      0      0      0
April 15, 1996....    5,582   4,734   4,734   3,708       0      0      0      0
April 15, 1997....    5,098   3,853   3,812   2,331       0      0      0      0
April 15, 1998....    4,642   3,094   2,949   1,438       0      0      0      0
April 15, 1999....    4,211   2,440   2,241     982       0      0      0      0
April 15, 2000....    3,805   1,876   1,669     675       0      0      0      0
April 15, 2001....    3,421   1,441   1,306     462       0      0      0      0
April 15, 2002....    3,059   1,160   1,052     314       0      0      0      0
April 15, 2003....    2,717     921     845     212       0      0      0      0
April 15, 2004....    2,393     716     677     142       0      0      0      0
April 15, 2005....    2,087     539     540      93       0      0      0      0
April 15, 2006....    1,797     388     430      60       0      0      0      0
April 15, 2007....    1,535     258     340      37       0      0      0      0
April 15, 2008....    1,352     147     268      21       0      0      0      0
April 15, 2009....    1,188      52     210      10       0      0      0      0
April 15, 2010....    1,032       1     163       3       0      0      0      0
April 15, 2011....      884       0     125       0       0      0      0      0
April 15, 2012....      743       0      94       0       0      0      0      0
April 15, 2013....      610       0      70       0       0      0      0      0
April 15, 2014....      483       0      51       0       0      0      0      0
April 15, 2015....      362       0      35       0       0      0      0      0
April 15, 2016....      246       0      23       0       0      0      0      0
April 15, 2017....      136       0      14       0       0      0      0      0
April 15, 2018....       33       0       6       0       0      0      0      0
April 15, 2019....        0       0       1       0       0      0      0      0
April 15, 2020 and
after.............        0       0       0       0       0      0      0      0
                    ------- ------- ------- -------  ------ ------ ------ ------
Total Payments*...  $60,367 $34,086 $34,120 $22,702  $1,073 $1,073 $1,073 $1,073
                    ======= ======= ======= =======  ====== ====== ====== ======
Pre-Tax Yield.....    14.2%    3.8%    3.6%  (9.3)%    **     **     **     **

                                    SB Class
                        (Assumed Price: $30,737,681.13)

                            (Payments in Thousands)

                              2.6250% LIBOR                     3.1250% LIBOR
                    --------------------------------  --------------------------------
                             PSA Prepayment                    PSA Prepayment
                               Assumption                        Assumption
Twelve Consecutive  --------------------------------  --------------------------------
  Months Through      100%     225%    300%    500%     100%     225%    300%    500%
------------------  -------- ------- ------- -------  -------- ------- ------- -------
April 15, 1994....   $13,818 $13,635 $13,635 $13,635   $12,893 $12,723 $12,723 $12,723
April 15, 1995....    13,199  12,323  12,323  11,779    12,239  11,427  11,427  10,923
April 15, 1996....    12,182  10,332  10,332   8,092    11,296   9,581   9,581   7,503
April 15, 1997....    11,127   8,410   8,320   5,087    10,318   7,798   7,715   4,717
April 15, 1998....    10,131   6,752   6,435   3,138     9,394   6,261   5,967   2,910
April 15, 1999....     9,192   5,325   4,890   2,143     8,523   4,937   4,534   1,987
April 15, 2000....     8,305   4,095   3,642   1,472     7,701   3,798   3,377   1,365
April 15, 2001....     7,467   3,144   2,851   1,007     6,924   2,916   2,643     934
April 15, 2002....     6,676   2,531   2,295     685     6,191   2,347   2,128     636
April 15, 2003....     5,929   2,010   1,843     463     5,498   1,864   1,709     429
April 15, 2004....     5,223   1,562   1,477     309     4,843   1,448   1,369     286
April 15, 2005....     4,554   1,177   1,179     203     4,223   1,091   1,093     188
April 15, 2006....     3,922     847     938     130     3,637     785     870     120
April 15, 2007....     3,350     564     743      80     3,107     523     689      74
April 15, 2008....     2,950     321     585      45     2,736     298     542      42
April 15, 2009....     2,592     114     458      22     2,403     106     424      20
April 15, 2010....     2,252       1     355       6     2,088       1     329       5
April 15, 2011....     1,929       0     272       0     1,789       0     253       0
April 15, 2012....     1,623       0     206       0     1,505       0     191       0
April 15, 2013....     1,331       0     153       0     1,234       0     142       0
April 15, 2014....     1,054       0     111       0       977       0     103       0
April 15, 2015....       790       0      77       0       732       0      72       0
April 15, 2016....       538       0      51       0       498       0      47       0
April 15, 2017....       297       0      30       0       275       0      27       0
April 15, 2018....        72       0      13       0        66       0      12       0
April 15, 2019....         0       0       2       0         0       0       1       0
April 15, 2020 and
after.............         0       0       0       0         0       0       0       0
                    -------- ------- ------- -------  -------- ------- ------- -------
Total Payments*...  $130,502 $73,143 $73,215 $48,296  $121,091 $67,903 $67,970 $44,863
                    ======== ======= ======= =======  ======== ======= ======= =======
Pre-Tax Yield.....     43.4%   34.3%   33.8%   22.7%     39.3%   30.1%   29.5%   18.2%


                             6.3125% LIBOR                9.5000% LIBOR and Higher
                    --------------------------------    ---------------------------
                            PSA PREPAYMENT                     PSA Prepayment
                              ASSUMPTION                         Assumption
Twelve Consecutive  --------------------------------    ---------------------------
  Months Through     100%     225%    300%    500%       100%   225%   300%   500%
------------------  -------- ------- ------- -------    ------ ------ ------ ------
April 15, 1994....  $ 6,991  $ 6,907 $ 6,907 $ 6,907    $1,090 $1,090 $1,090 $1,090
April 15, 1995....    6,119    5,713   5,713   5,461         0      0      0      0
April 15, 1996....    5,648    4,790   4,790   3,752         0      0      0      0
April 15, 1997....    5,159    3,899   3,858   2,359         0      0      0      0
April 15, 1998....    4,697    3,131   2,984   1,455         0      0      0      0
April 15, 1999....    4,262    2,469   2,267     994         0      0      0      0
April 15, 2000....    3,850    1,899   1,688     683         0      0      0      0
April 15, 2001....    3,462    1,458   1,322     467         0      0      0      0
April 15, 2002....    3,095    1,174   1,064     318         0      0      0      0
April 15, 2003....    2,749      932     855     215         0      0      0      0
April 15, 2004....    2,421      724     685     143         0      0      0      0
April 15, 2005....    2,112      546     547      94         0      0      0      0
April 15, 2006....    1,818      393     435      60         0      0      0      0
April 15, 2007....    1,553      261     344      37         0      0      0      0
April 15, 2008....    1,368      149     271      21         0      0      0      0
April 15, 2009....    1,202       53     212      10         0      0      0      0
April 15, 2010....    1,044        1     165       3         0      0      0      0
April 15, 2011....      894        0     126       0         0      0      0      0
April 15, 2012....      752        0      96       0         0      0      0      0
April 15, 2013....      617        0      71       0         0      0      0      0
April 15, 2014....      489        0      51       0         0      0      0      0
April 15, 2015....      366        0      36       0         0      0      0      0
April 15, 2016....      249        0      23       0         0      0      0      0
April 15, 2017....      138        0      14       0         0      0      0      0
April 15, 2018....       33        0       6       0         0      0      0      0
April 15, 2019....        0        0       1       0         0      0      0      0
April 15, 2020 and
after.............        0        0       0       0         0      0      0      0
                    -------  ------- ------- -------    ------ ------ ------ ------
Total Payments*...  $61,090  $34,497 $34,530 $22,977    $1,090 $1,090 $1,090 $1,090
                    =======  ======= ======= =======    ====== ====== ====== ======
Pre-Tax Yield.....    13.7%     3.2%    3.0% (10.0)%      **     **     **     **
------
 *Total payments may not equal sums of columns due to rounding. **Indicates that investors will receive no payments after the first Payment Date and will therefore suffer a loss of virtually all of their initial investment.


                                PRE-TAX YIELDS

                                   SA CLASS

                            (ASSUMED PRICE: 109%)

                                                100%  225%  300%  500%
     LIBOR                                      PSA   PSA   PSA   PSA
     -----                                      ----- ----- ----- -----
     2.6250%................................... 23.3% 23.3% 19.2% 13.7%
     3.1250.................................... 21.3  21.3  17.2  12.1
     5.9375.................................... 10.3  10.3   6.7   3.2
     8.7500 and Higher......................... (0.3) (0.4) (2.7) (4.9)

                                   SC CLASS

                            (ASSUMED PRICE: 109%)

                                                100%  225%  300%  500%
     LIBOR                                      PSA   PSA   PSA   PSA
     -----                                      ----- ----- ----- -----
     2.6250%................................... 23.5% 23.5% 19.4% 13.9%
     3.1250.................................... 21.5  21.5  17.4  12.2
     5.9375.................................... 10.5  10.5   6.9   3.3
     8.7500 and Higher......................... (0.3) (0.4) (2.7) (4.9)

The Mortgages will not prepay at any constant rate until maturity, nor will LIBOR remain constant at any level. Moreover, the Mortgages and PCs will have characteristics that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yields for any Class may differ from any of those shown in the table for that Class, even if purchased at the assumed price shown, and the actual annual and total payments on the S and SB Classes may also differ from any of those shown in the tables for those Classes.

                             FINAL PAYMENT DATES

The Final Payment Date for each Class is the latest date by which it will be retired. The assumptions used in calculating Final Payment Dates are highly conservative, and the actual retirement of any Class may occur earlier than its Final Payment Date.

Freddie Mac has calculated the Final Payment Dates for the Regular Classes by assuming, among other things, that (i) each Mortgage bears interest at a rate of 10.5% per annum and, as of April 1, 1993, has a remaining term to maturity of 360 months; (ii) the PCs do not include Converted Gold PCs; (iii) the Targeted Balances schedules for the TAC Classes and Components are those shown in Exhibit II; and (iv) on May 15, 1993, the TAC Classes are reduced to their Targeted Balances, the Support Components are retired and no further Mortgage prepayments occur.

The Final Payment Date for the Residual Classes is the latest Final Payment Date for the Regular Classes.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Lower-Tier REMIC Pool and the Upper-Tier REMIC Pool will both qualify as REMICs for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

The Regular Classes will be the "regular interests" in the Upper-Tier REMIC Pool. The Regular Classes will be treated as debt instruments for federal income tax purposes and may be issued with original issue discount or at a premium. Based in part on assumptions regarding the initial prices at which substantial portions of the Regular Classes will be sold to the public, Freddie Mac expects to report income to the Internal Revenue Service and to Holders of the Regular Classes assuming they are issued as follows:

      . Original Issue Discount: C, S and SB Classes.

      . De Minimis Original Issue Discount: A, B, D, F, FA, FB and FC
        Classes.

      . Premium: SA and SC Classes.

Original issue discount generally will result in recognition of taxable income in advance of the receipt of cash attributable to such income. The "Prepayment Assumption" used in determining whether original issue discount is de minimis and in computing the rate of accrual of original issue discount or the amortization of premium is 225% PSA. See "Certain Federal Income Tax Consequences--Taxation of Regular Classes--Original Issue Discount" and "-- Premium" in the Multiclass PC Offering Circular.

THE RESIDUAL CLASSES

The R Class will be the "residual interest" in the Upper-Tier REMIC Pool, and the RS Class will be the "residual interest" in the Lower-Tier REMIC Pool. Special tax considerations apply to the Residual Classes. The taxation of the Residual Classes can produce a significantly less favorable after-tax return than if (i) the Residual Classes were taxable as debt instruments or (ii) no portion of the taxable income on the Residual Classes were treated as "excess inclusions." In certain periods, taxable income and the resulting tax liability on the R Class may exceed any payments on that Class. See "Certain Federal Income Tax Consequences--Taxation of Residual Classes" in the Multiclass PC Offering Circular. In addition, a substantial tax may be imposed on certain transferors of the Residual Classes and certain beneficial owners of such Classes that are "pass-thru entities." See "Certain Federal Income Tax Consequences--Transfers of Interests in a Residual Class-- Disqualified Organizations" in the Multiclass PC Offering Circular. Investors should not purchase either Residual Class before consulting their tax advisors.

  Excess Inclusions

The fair market values of the R and RS Classes are less than 2% of the aggregate fair market values of all interests in the Upper-Tier and Lower-Tier REMIC Pools, respectively. Thus, under the REMIC Regulations (as defined under "Certain Federal Income Tax Consequences--Taxation of Residual Classes--Excess Inclusions" in the Multiclass PC Offering Circular), the special rule permitting thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from the Residual Classes is not available.

  The rate to be used for purposes of computing excess inclusions (which is 120% of the federal long-term rate) is 7.63% per annum (based on quarterly compounding). See "Certain Federal Income Tax Consequences--Taxation of Residual Classes--Excess Inclusions" in the Multiclass PC Offering Circular.

  Certain Transfers of Residual Classes

  The REMIC Regulations disregard:

      . A transfer of a "noneconomic residual" unless no significant purpose of the transfer is to impede the assessment or collection of tax; and

      . Except in certain cases, a transfer of a residual interest to a foreign investor or a transfer of a residual interest from a foreign investor to a U.S. investor (accordingly, the Multiclass PC Agreement prohibits the transfer of an interest in a Residual Class to or from a foreign investor without Freddie Mac's written consent).

In such cases, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. See "Certain Federal Income Tax Consequences--Transfers of Interests in a Residual Class-- Additional Transfer Restrictions" in the Multiclass PC Offering Circular.

  Residual Classes with Negative Fair Market Values

The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Class are unclear. The REMIC Regulations do not address whether a residual interest could have a negative basis and a negative issue price. The preamble indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. Any transferee receiving consideration should consult its tax advisors.

  Reporting and Administrative Matters

Freddie Mac will furnish Holders of the Residual Classes the information it deems necessary or appropriate to enable them to prepare any reports required under the Internal Revenue Code or applicable Treasury regulations. Freddie Mac does not intend to hold the Residual Classes for its account, and applicable law may not permit Freddie Mac to perform tax administrative functions for the REMIC Pools. Accordingly, the Holders of the Residual Classes may have certain tax administrative obligations (for which Freddie Mac will act as attorney-in-fact and agent). See "Certain Federal Income Tax Consequences--Reporting and Administrative Matters" in the Multiclass PC Offering Circular.

    LEGALITY OF INVESTMENT; REGULATORY CONSTRAINTS; ERISA CONSIDERATIONS

Investors should consult their legal advisors to determine whether and to what extent any Classes constitute legal investments for such investors. An institution under the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or any other federal or state agency with similar authority should review any applicable regulations, policy statements and guidelines before purchasing or pledging any Class. See "Legality of Investment" and "Regulatory Constraints" in the Multiclass PC Offering Circular. Fiduciaries of ERISA plans should review "ERISA Considerations" in the Multiclass PC Offering Circular.

                            PLAN OF DISTRIBUTION

Subject to the terms and conditions of the Purchase Agreement between Freddie Mac and the Underwriter, Freddie Mac has agreed to sell, and the Underwriter has agreed to purchase, all of the Multiclass PCs, if any are sold and purchased.

The Underwriter proposes to offer the Multiclass PCs to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from April 1, 1993 on the Fixed Rate Classes and from April 15, 1993 on the Floating Rate and Inverse Floating Rate Classes. The Underwriter may effect such transactions by sales to or through certain securities dealers (which may include Freddie Mac through its Securities Sales and Trading Group). Such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and commissions from any purchasers for which they act as agents.

The Purchase Agreement provides that Freddie Mac will indemnify the Underwriter against certain liabilities.

                               INCREASE IN SIZE

Before the Closing Date, Freddie Mac and the Underwriter may agree to increase the size of this offering. In that event, the Multiclass PCs will have the same characteristics as described in this Supplement, except that the original principal amounts (or original notional principal amounts) of the Classes, Components and Mortgage Securities will increase by the same proportion. The Terms Supplement and the Supplemental Statement will reflect any increase in size of the transaction.

                                LEGAL MATTERS

The legality of the Multiclass PCs will be passed upon for Freddie Mac by Maud Mater, Esq., Senior Vice President--General Counsel and Secretary of Freddie Mac. Certain legal matters relating to the Multiclass PCs will be passed upon for the Underwriter by Cleary, Gottlieb, Steen & Hamilton. The material federal income tax consequences of the Multiclass PCs will be passed upon for Freddie Mac by Cadwalader, Wickersham & Taft.

                  EXHIBIT I--PRELIMINARY TERMS SUPPLEMENT

                  FEDERAL HOME LOAN MORTGAGE CORPORATION

                             TERMS SUPPLEMENT

                                    TO

          MULTICLASS MORTGAGE PARTICIPATION CERTIFICATE AGREEMENT

SERIES 1486 MULTICLASS PCS                                   APRIL 30, 1993

THIS TERMS SUPPLEMENT accompanies and supplements the Multiclass Mortgage Participation Certificate Agreement, dated as of January 1, 1993, among the Federal Home Loan Mortgage Corporation ("Freddie Mac") and Holders of Multiclass Mortgage Participation Certificates (the "Agreement"). Unless otherwise defined herein, words and phrases appearing herein that are defined in the Agreement shall have the meanings given them therein.

The terms of the Agreement and this Supplement together shall govern the Series of Multiclass PCs having the above designation and the Lower-Tier REMIC Pool and Upper-Tier REMIC Pool formed in respect of such Series and shall have no applicability to any other Series.

Freddie Mac hereby establishes, for and on behalf of the Holders, (i) a Lower-Tier REMIC Pool consisting of the PCs identified in Schedule 1* attached hereto, including all principal, interest, guarantee and other payments in respect of such PCs received during any Deposit Period, and (ii) an Upper-Tier REMIC Pool consisting of the Mortgage Securities identified in Schedule 2 attached hereto, including all principal, interest, guarantee and other payments in respect of such Mortgage Securities received during any Deposit Period.

Freddie Mac hereby declares its intent that each of the REMIC Pools formed under the Agreement and this Terms Supplement shall constitute, and the affairs of each such REMIC Pool shall be conducted so as to qualify as, a REMIC. The provisions of the Agreement and this Terms Supplement shall be construed to be consistent with this intent. The date designated as the Startup Day of each such REMIC within the meaning of Section 860G(a)(9) of the Code shall be April 30, 1993.

Section 1. Upper-Tier Classes. The Upper-Tier Classes authorized by the Agreement and this Terms Supplement shall consist of the Classes identified in the table below. The Class designations, Original Principal Amounts, Class Coupons and Final Payment Dates of the Upper-Tier Classes shall be as follows:

                                       ORIGINAL                FINAL
                                      PRINCIPAL   CLASS       PAYMENT
CLASS 1486                              AMOUNT    COUPON        DATE
----------                           ------------ ------ ------------------
A (1) .............................. $313,324,000  6.00%  November 15, 2019
B (1) ..............................   55,196,000  7.00  December, 15, 2020
C (1) ..............................  110,356,000  7.00   November 15, 2022
D (1) ..............................   28,696,000  7.00      April 15, 2023
F (1) ..............................  205,224,000  (2)       April 15, 2023
FA    ..............................   32,792,000  (2)       April 15, 2023
FB(1) ..............................  205,224,000  (2)       April 15, 2023
FC    ..............................   32,792,000  (2)       April 15, 2023
S     ..............................     (3)       (2)       April 15, 2023
SA    ..............................    8,198,000  (2)       April 15, 2023
SB    ..............................     (3)       (2)       April 15, 2023
SC    ..............................    8,198,000  (2)       April 15, 2023
R     ..............................            0   0        April 15, 2023
------
(1) TAC Class.
(2) LIBOR Class, which shall bear interest as described in Section 3 hereof.
(3) The S and SB Classes shall not receive principal payments, shall have original notional principal amounts of $205,224,000 in each case and shall bear interest on their notional principal amounts based on LIBOR as described in Section 3 hereof.
------
* Schedule 1 will be attached to the final Terms Supplement. See "General Information--The PCs" in the Supplement.

The Upper-Tier Classes other than the R Class are hereby designated as Regular Classes and constitute "regular interests" in the Upper-Tier REMIC Pool within the meaning of Section 860G(a)(1) of the Code.

The R Class is hereby designated as a Residual Class and constitutes the "residual interest" in the Upper-Tier REMIC Pool within the meaning of Section 860G(a)(2) of the Code.

Section 2. Lower-Tier Classes. The Lower-Tier Classes authorized by the Agreement and this Terms Supplement shall consist of the Mortgage Securities identified in Schedule 2, each having a Final Payment Date of April 15, 2023, and Class 1486-RS, having an Original Principal Amount of $0, a Class Coupon of 0% and a Final Payment Date of April 15, 2023. On each Payment Date, (a) principal payments received on the PCs shall be allocated to the payment of principal on the Lower-Tier Classes in a manner such that the principal amount of each Mortgage Security will at all times equal the aggregate principal amount of its corresponding Upper-Tier Classes or Components set forth in Schedule 2,
(b) interest payments received on the PCs shall be allocated to the payment of interest on the Lower-Tier Classes entitled thereto at their respective Class Coupons and (c) payments made on each Mortgage Security shall be allocated to its corresponding Upper-Tier Classes or Components as set forth in Schedule 2.

The Lower-Tier Classes other than the RS Class are hereby designated as Regular Classes and constitute "regular interests" in the Lower-Tier REMIC Pool within the meaning of Section 860G(a)(1) of the Code.

The RS Class is hereby designated as a Residual Class and constitutes the "residual interest" in the Lower-Tier REMIC Pool within the meaning of Section 860G(a)(2) of the Code.

Section 3. Payments of Interest. The Upper-Tier Classes other than the LIBOR and R Classes (the "Fixed Rate Classes") shall bear interest at the respective Class Coupons specified in the table above, and the LIBOR Classes shall bear interest as set forth below.

Interest shall accrue on the Fixed Rate Classes during each Interest Accrual Period. Interest shall accrue on the LIBOR Classes during each Floating Interest Accrual Period.

The notional principal amounts of the S and SB Classes shall be reduced proportionately with reductions in the principal amounts of the F and FB Classes.

The LIBOR Classes shall bear interest from April 15, 1993 to May 15, 1993 at the per annum "Initial Rates" shown in the following table. Such Classes shall bear interest during subsequent Floating Interest Accrual Periods at per annum rates that will be calculated monthly using the formulas and minimum and maximum rates shown in the table. Such rates shall be based on the arithmetic mean of the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR").

                                                            CLASS COUPON
                                                             SUBJECT TO
                                                          ---------------
                              INITIAL                     MINIMUM MAXIMUM
  CLASS                        RATE       CLASS COUPON      RATE    RATE
  -----                       ------- ------------------- ------- -------
  F..........................  3.725% LIBOR  + 0.6%         0.6%    10.0%
  FA.........................  4.425  LIBOR  + 1.3%         1.3     10.0
  FB.........................  3.625  LIBOR + 0.5%          0.5     10.0
  FC.........................  4.375  LIBOR + 1.25%         1.25    10.0
  S..........................  6.275  9.4% - LIBOR           0       9.4
  SA......................... 22.3    34.8% - (LIBOR X 4)    0      34.8
  SB.........................  6.375  9.5% - LIBOR           0       9.5
  SC......................... 22.5    35% - (LIBOR X 4)      0      35

The amount of interest accrued on each Class during an Interest Accrual Period or Floating Interest Accrual Period, as the case may be, and to be paid thereon on the related Payment Date shall be 1/12th of the applicable Class Coupon multiplied by the principal amount (or notional principal amount) of such Class as determined from the applicable Class Factor published or otherwise determined on or about the first business day of the month preceding the month of such Payment Date.

Section 4. Payments of Principal. The FA, FC, SA and SC Classes are "Component Classes." Each will be deemed to consist of "Components," having the designations and original principal amounts shown below.

                         FA, FC, SA AND SC COMPONENTS

                                                               ORIGINAL
   DESIGNATION                                             PRINCIPAL AMOUNT
   -----------                                             ----------------
   FA-1 (1)...............................................   $   960,000
   FA-2...................................................    31,832,000
   FC-1 (1)...............................................       960,000
   FC-2...................................................    31,832,000
   SA-1 (1)...............................................       240,000
   SA-2...................................................     7,958,000
   SC-1 (1)...............................................       240,000
   SC-2...................................................     7,958,000
   ------
   (1) TAC Component.

The amount and allocation of principal payments on the Multiclass PCs on each Payment Date shall be as set forth in Schedule 3* attached hereto.


Section 5. Payment Dates. A Payment Date for the Lower-Tier and Upper-Tier Classes authorized hereby shall occur each month, commencing May 15, 1993.

                                       FEDERAL HOME LOAN MORTGAGE CORPORATION


                                       By: -----------------------------------
                                                 Authorized Signatory

------
* Schedule 3 will be attached to the final Terms Supplement. See "Payments-- Principal" in the Supplement.

                                   SCHEDULE 2

                      SCHEDULE OF MORTGAGE SECURITIES

                          MORTGAGE   CORRESPONDING UPPER-TIER CLASSES AND COMPONENTS
               ORIGINAL   SECURITY ---------------------------------------------------
              PRINCIPAL    CLASS    ALLOCATION OF MORTGAGE    ALLOCATION OF MORTGAGE
CLASS 1486-     AMOUNT     COUPON     SECURITY PRINCIPAL       SECURITY CLASS COUPON
-----------  ------------ -------- ------------------------- -------------------------
AS.......... $313,324,000     6%   A                         A
BS..........  194,248,000     7    B, C and D                B, C and D
CS..........  205,224,000    10    F                         F and S*
DS..........    2,400,000     8    FA-1, FC-1, SA-1 and SC-1 FA-1, FC-1, SA-1 and SC-1
ES..........   79,580,000     8    FA-2, FC-2, SA-2 and SC-2 FA-2, FC-2, SA-2 and SC-2
FS..........  205,224,000    10    FB                        FB and SB**

------
 * The S Class will receive a portion of the interest payments on the CS Mortgage Security at a rate equal to the excess, if any, of 10% over the current interest rate on the F Class.
** The SB Class will receive a portion of the interest payments on the FS
   Mortgage Security at a rate equal to the excess, if any, of 10% over the current interest rate on the FB Class.

 EXHIBIT II--ILLUSTRATIVE SCHEDULES OF TARGETED BALANCES FOR THE TAC CLASSES
                                AND COMPONENTS

Freddie Mac has prepared the following Targeted Balances schedules using the Modeling Assumptions. Freddie Mac will calculate the actual Targeted Balances for the TAC Classes and Components based on the assumptions listed under "Payments--Principal" in this Supplement, by the Closing Date. The actual Targeted Balances, which Freddie Mac will use to determine principal payments, will differ from those shown below, which are for illustrative purposes only.

PAYMENT DATE
------------
                                A               F              FB
May 15, 1993............ $311,890,926.85 $204,507,463.43 $204,507,463.43
June 15, 1993...........  310,268,307.02  203,696,153.51  203,696,153.51
July 15, 1993...........  308,457,117.85  202,790,558.93  202,790,558.93
August 15, 1993.........  306,458,555.33  201,791,277.66  201,791,277.66
September 15, 1993......  304,274,033.51  200,699,016.76  200,699,016.76
October 15, 1993........  301,905,183.46  199,514,591.73  199,514,591.73
November 15, 1993.......  299,353,851.87  198,238,925.94  198,238,925.94
December 15, 1993.......  296,622,099.17  196,873,049.59  196,873,049.59
January 15, 1994........  293,712,197.29  195,418,098.65  195,418,098.65
February 15, 1994.......  290,626,626.94  193,875,313.47  193,875,313.47
March 15, 1994..........  287,368,074.51  192,246,037.26  192,246,037.26
April 15, 1994..........  283,939,428.58  190,531,714.29  190,531,714.29
May 15, 1994............  280,343,775.97  188,733,887.99  188,733,887.99
June 15, 1994...........  276,584,397.42  186,854,198.71  186,854,198.71
July 15, 1994...........  272,664,762.88  184,894,381.44  184,894,381.44
August 15, 1994.........  268,588,526.42  182,856,263.21  182,856,263.21
September 15, 1994......  264,359,520.74  180,741,760.37  180,741,760.37
October 15, 1994........  259,981,751.31  178,552,875.66  178,552,875.66
November 15, 1994.......  255,468,475.43  176,296,237.72  176,296,237.72
December 15, 1994.......  250,823,712.28  173,973,856.14  173,973,856.14
January 15, 1995........  246,078,609.56  171,601,304.78  171,601,304.78
February 15, 1995.......  241,236,547.74  169,180,273.87  169,180,273.87
March 15, 1995..........  236,301,028.87  166,712,514.44  166,712,514.44
April 15, 1995..........  231,275,670.65  164,199,835.33  164,199,835.33
May 15, 1995............  226,181,913.71  161,652,956.86  161,652,956.86
June 15, 1995...........  221,022,978.84  159,073,489.42  159,073,489.42
July 15, 1995...........  215,855,027.95  156,489,513.98  156,489,513.98
August 15, 1995.........  210,714,798.79  153,919,399.40  153,919,399.40
September 15, 1995......  205,637,808.31  151,380,904.16  151,380,904.16
October 15, 1995........  200,623,289.55  148,873,644.78  148,873,644.78
November 15, 1995.......  195,670,484.80  146,397,242.40  146,397,242.40
December 15, 1995.......  190,778,645.49  143,951,322.75  143,951,322.75
January 15, 1996........  185,947,032.07  141,535,516.04  141,535,516.04
February 15, 1996.......  181,174,913.91  139,149,456.96  139,149,456.96
March 15, 1996..........  176,461,569.20  136,792,784.60  136,792,784.60
April 15, 1996..........  171,806,284.83  134,465,142.41  134,465,142.41
May 15, 1996............  167,208,356.30  132,166,178.15  132,166,178.15
June 15, 1996...........  162,667,087.59  129,895,543.80  129,895,543.80
July 15, 1996...........  158,181,791.09  127,652,895.55  127,652,895.55
August 15, 1996.........  153,751,787.48  125,437,893.74  125,437,893.74
September 15, 1996......  149,376,405.63  123,250,202.82  123,250,202.82
October 15, 1996........  145,054,982.51  121,089,491.26  121,089,491.26
November 15, 1996.......  140,786,863.09  118,955,431.55  118,955,431.55
December 15, 1996.......  136,571,400.24  116,847,700.12  116,847,700.12
January 15, 1997........  132,407,954.64  114,765,977.32  114,765,977.32
February 15, 1997.......  128,295,894.67  112,709,947.33  112,709,947.33
March 15, 1997..........  124,234,596.35  110,679,298.18  110,679,298.18
April 15, 1997..........  120,223,443.22  108,673,721.61  108,673,721.61
May 15, 1997............  116,261,826.25  106,692,913.13  106,692,913.13
June 15, 1997...........  112,349,143.78  104,736,571.89  104,736,571.89
July 15, 1997...........  108,484,801.38  102,804,400.69  102,804,400.69
August 15, 1997.........  104,668,211.82  100,896,105.91  100,896,105.91
September 15, 1997......  100,898,794.94   99,011,397.47   99,011,397.47
October 15, 1997........   97,175,977.59   97,149,988.79   97,149,988.79
November 15, 1997.......   93,499,193.53   95,311,596.76   95,311,596.76
December 15, 1997.......   89,867,883.35   93,495,941.67   93,495,941.67
January 15, 1998........   86,281,494.41   91,702,747.20   91,702,747.20
February 15, 1998.......   82,739,480.72   89,931,740.36   89,931,740.36
March 15, 1998..........   79,241,302.89   88,182,651.44   88,182,651.44
April 15, 1998..........   75,786,428.04   86,455,214.02   86,455,214.02
May 15, 1998............   72,374,329.72   84,749,164.86   84,749,164.86
June 15, 1998...........   69,004,487.83   83,064,243.91   83,064,243.91
July 15, 1998...........   65,676,388.56   81,400,194.28   81,400,194.28
August 15, 1998.........   62,389,524.30   79,756,762.15   79,756,762.15
September 15, 1998......   59,143,393.56   78,133,696.78   78,133,696.78
October 15, 1998........   55,937,500.90   76,530,750.45   76,530,750.45
November 15, 1998.......   52,771,356.88   74,947,678.44   74,947,678.44
December 15, 1998.......   49,644,477.96   73,384,238.98   73,384,238.98
January 15, 1999........   46,556,386.43   71,840,193.21   71,840,193.21
February 15, 1999.......   43,506,610.36   70,315,305.18   70,315,305.18
March 15, 1999..........   40,494,683.52   68,809,341.76   68,809,341.76
April 15, 1999..........   37,520,145.29   67,322,072.64   67,322,072.64
May 15, 1999............   34,582,540.64   65,853,270.32   65,853,270.32
June 15, 1999...........   31,681,420.01   64,402,710.00   64,402,710.00
July 15, 1999...........   28,816,339.29   62,970,169.64   62,970,169.64
August 15, 1999.........   25,986,859.72   61,555,429.86   61,555,429.86
September 15, 1999......   23,192,547.84   60,158,273.92   60,158,273.92
October 15, 1999........   20,432,975.43   58,778,487.71   58,778,487.71
November 15, 1999.......   17,707,719.44   57,415,859.72   57,415,859.72
December 15, 1999.......   15,016,361.94   56,070,180.97   56,070,180.97
January 15, 2000........   12,358,490.03   54,741,245.01   54,741,245.01
February 15, 2000.......    9,733,695.81   53,428,847.90   53,428,847.90
March 15, 2000..........    7,141,576.30   52,132,788.15   52,132,788.15
April 15, 2000..........    4,581,733.40   50,852,866.70   50,852,866.70
May 15, 2000............    2,053,773.81   49,588,886.90   49,588,886.90
June 15, 2000
  and after.............            0.00       --             --
                                 B
May 15, 2000
  and before............   55,196,000.00        --              --
June 15, 2000...........   54,605,745.31   48,414,436.33   48,414,436.33
July 15, 2000...........   51,318,606.75   47,592,651.69   47,592,651.69
August 15, 2000.........   48,072,443.79   46,781,110.95   46,781,110.95
September 15, 2000......   44,866,756.92   45,979,689.23   45,979,689.23
October 15, 2000........   41,701,052.68   45,188,263.17   45,188,263.17
November 15, 2000.......   38,574,843.56   44,406,710.89   44,406,710.89
December 15, 2000.......   35,487,647.93   43,634,911.98   43,634,911.98
January 15, 2001........   32,438,990.00   42,872,747.50   42,872,747.50
February 15, 2001.......   29,428,399.73   42,120,099.93   42,120,099.93
March 15, 2001..........   26,455,412.75   41,376,853.19   41,376,853.19
April 15, 2001..........   23,519,570.31   40,642,892.58   40,642,892.58
May 15, 2001............   20,620,419.20   39,918,104.80   39,918,104.80
June 15, 2001...........   17,757,511.71   39,202,377.93   39,202,377.93
July 15, 2001...........   14,930,405.49   38,495,601.37   38,495,601.37
August 15, 2001.........   12,138,663.61   37,797,665.90   37,797,665.90
September 15, 2001......    9,381,854.37   37,108,463.59   37,108,463.59
October 15, 2001........    6,659,551.31   36,427,887.83   36,427,887.83
November 15, 2001.......    3,971,333.11   35,755,833.28   35,755,833.28
December 15, 2001.......    1,316,783.55   35,092,195.89   35,092,195.89
January 15, 2002
  and after.............            0.00        --              --

PAYMENT DATE
-----------
                                C               F              FB
                             CONTINUED      CONTINUED
December 15, 2001
  and before............  110,356,000.00        --              --
January 15, 2002........  109,051,491.47   34,436,872.87   34,436,872.87
February 15, 2002.......  106,463,050.64   33,789,762.66   33,789,762.66
March 15, 2002..........  103,907,059.77   33,150,764.94   33,150,764.94
April 15, 2002..........  101,383,122.43   32,519,780.61   32,519,780.61
May 15, 2002............   98,890,846.95   31,896,711.74   31,896,711.74
June 15, 2002...........   96,429,846.43   31,281,461.61   31,281,461.61
July 15, 2002...........   93,999,738.63   30,673,934.66   30,673,934.66
August 15, 2002.........   91,600,145.95   30,074,036.49   30,074,036.49
September 15, 2002......   89,230,695.35   29,481,673.84   29,481,673.84
October 15, 2002........   86,891,018.29   28,896,754.57   28,896,754.57
November 15, 2002.......   84,580,750.72   28,319,187.68   28,319,187.68
December 15, 2002.......   82,299,532.96   27,748,883.24   27,748,883.24
January 15, 2003........   80,047,009.71   27,185,752.43   27,185,752.43
February 15, 2003.......   77,822,829.95   26,629,707.49   26,629,707.49
March 15, 2003..........   75,626,646.91   26,080,661.73   26,080,661.73
April 15, 2003..........   73,458,118.03   25,538,529.51   25,538,529.51
May 15, 2003............   71,316,904.88   25,003,226.22   25,003,226.22
June 15, 2003...........   69,202,673.13   24,474,668.28   24,474,668.28
July 15, 2003...........   67,115,092.51   23,952,773.13   23,952,773.13
August 15, 2003.........   65,053,836.72   23,437,459.18   23,437,459.18
September 15, 2003......   63,018,583.44   22,928,645.86   22,928,645.86
October 15, 2003........   61,009,014.24   22,426,253.56   22,426,253.56
November 15, 2003.......   59,024,814.53   21,930,203.63   21,930,203.63
December 15, 2003.......   57,065,673.56   21,440,418.39   21,440,418.39
January 15, 2004........   55,131,284.31   20,956,821.08   20,956,821.08
February 15, 2004.......   53,221,343.48   20,479,335.87   20,479,335.87
March 15, 2004..........   51,335,551.48   20,007,887.87   20,007,887.87
April 15, 2004..........   49,473,612.31   19,542,403.08   19,542,403.08
May 15, 2004............   47,635,233.56   19,082,808.39   19,082,808.39
June 15, 2004...........   45,820,126.37   18,629,031.59   18,629,031.59
July 15, 2004...........   44,028,005.39   18,181,001.35   18,181,001.35
August 15, 2004.........   42,258,588.68   17,738,647.17   17,738,647.17
September 15, 2004......   40,511,597.77   17,301,899.44   17,301,899.44
October 15, 2004........   38,786,757.55   16,870,689.39   16,870,689.39
November 15, 2004.......   37,083,796.21   16,444,949.05   16,444,949.05
December 15, 2004.......   35,402,445.28   16,024,611.32   16,024,611.32
January 15, 2005........   33,742,439.51   15,609,609.88   15,609,609.88
February 15, 2005.......   32,103,516.87   15,199,879.22   15,199,879.22
March 15, 2005..........   30,485,418.51   14,795,354.63   14,795,354.63
April 15, 2005..........   28,887,888.72   14,395,972.18   14,395,972.18
May 15, 2005............   27,310,674.88   14,001,668.72   14,001,668.72
June 15, 2005...........   25,753,527.44   13,612,381.86   13,612,381.86
July 15, 2005...........   24,216,199.87   13,228,049.97   13,228,049.97
August 15, 2005.........   22,698,448.63   12,848,612.16   12,848,612.16
September 15, 2005......   21,200,033.12   12,474,008.28   12,474,008.28
October 15, 2005........   19,720,715.68   12,104,178.92   12,104,178.92
November 15, 2005.......   18,260,261.52   11,739,065.38   11,739,065.38
December 15, 2005.......   16,818,438.69   11,378,609.67   11,378,609.67
January 15, 2006........   15,395,018.07   11,022,754.52   11,022,754.52
February 15, 2006.......   13,989,773.29   10,671,443.32   10,671,443.32
March 15, 2006..........   12,602,480.76   10,324,620.19   10,324,620.19
April 15, 2006..........   11,232,919.57    9,982,229.89    9,982,229.89
May 15, 2006............    9,880,871.52    9,644,217.88    9,644,217.88
June 15, 2006...........    8,546,121.03    9,310,530.26    9,310,530.26
July 15, 2006...........    7,228,455.13    8,981,113.78    8,981,113.78
August 15, 2006.........    5,927,663.47    8,655,915.87    8,655,915.87
September 15, 2006......    4,643,538.21    8,334,884.55    8,334,884.55
October 15, 2006........    3,375,874.08    8,017,968.52    8,017,968.52
November 15, 2006.......    2,124,468.25    7,705,117.06    7,705,117.06
December 15, 2006.......      889,120.40    7,396,280.10    7,396,280.10
January 15, 2007
  and after.............            0.00        --              --

PAYMENT DATE
------------
                                  D              F              FB
                                             CONTINUED       CONTINUED
December 15, 2006
  and before............   28,696,000.00         --              --
January 15, 2007........   28,365,632.59    7,091,408.15    7,091,408.15
February 15, 2007.......   27,161,809.32    6,790,452.33    6,790,452.33
March 15, 2007..........   25,973,457.44    6,493,364.36    6,493,364.36
April 15, 2007..........   24,800,386.17    6,200,096.54    6,200,096.54
May 15, 2007............   23,642,407.03    5,910,601.76    5,910,601.76
June 15, 2007...........   22,499,333.81    5,624,833.45    5,624,833.45
July 15, 2007...........   21,370,982.61    5,342,745.65    5,342,745.65
August 15, 2007.........   20,257,171.72    5,064,292.93    5,064,292.93
September 15, 2007......   19,157,721.64    4,789,430.41    4,789,430.41
October 15, 2007........   18,072,455.07    4,518,113.77    4,518,113.77
November 15, 2007.......   17,001,196.84    4,250,299.21    4,250,299.21
December 15, 2007.......   15,943,773.93    3,985,943.48    3,985,943.48
January 15, 2008........   14,900,015.43    3,725,003.86    3,725,003.86
February 15, 2008.......   13,869,752.47    3,467,438.12    3,467,438.12
March 15, 2008..........   12,852,818.24    3,213,204.56    3,213,204.56
April 15, 2008..........   11,849,047.99    2,962,262.00    2,962,262.00
May 15, 2008............   10,858,278.93    2,714,569.73    2,714,569.73
June 15, 2008...........    9,880,350.28    2,470,087.57    2,470,087.57
July 15, 2008...........    8,915,103.20    2,228,775.80    2,228,775.80
August 15, 2008.........    7,962,380.77    1,990,595.19    1,990,595.19
September 15, 2008......    7,022,028.00    1,755,507.00    1,755,507.00
October 15, 2008........    6,093,891.77    1,523,472.94    1,523,472.94
November 15, 2008.......    5,177,820.83    1,294,455.21    1,294,455.21
December 15, 2008.......    4,273,665.75    1,068,416.44    1,068,416.44
January 15, 2009........    3,381,278.93      845,319.73      845,319.73
February 15, 2009.......    2,500,514.59      625,128.65      625,128.65
March 15, 2009..........    1,631,228.67      407,807.17      407,807.17
April 15, 2009..........      773,278.91      193,319.73      193,319.73
May 15, 2009
  and after.............            0.00            0.00            0.00

                          FA-1         FC-1         SA-1         SC-1
April 15, 2009
  and before......    $960,000.00   960,000.00   240,000.00   240,000.00
May 15, 2009......     915,914.85   915,914.85   228,978.71   228,978.71
June 15, 2009.....     414,496.41   414,496.41   103,624.10   103,624.10
July 15, 2009
  and after.......           0.00         0.00         0.00         0.00

------------------------------------------------------------------------------
------------------------------------------------------------------------------

THIS SUPPLEMENT, TOGETHER WITH THE MULTICLASS PC OFFERING CIRCULAR, CONSTITUTES AN OFFER TO SELL ONLY THE MULTICLASS PCS OFFERED HEREBY. FREDDIE MAC HAS NOT AUTHORIZED ANY BROKER, DEALER OR SALESPERSON, OR ANYONE ELSE, TO MAKE ANY STATEMENTS, WRITTEN OR ORAL, IN CONNECTION WITH THE OFFER, EXCEPT FOR THOSE CONTAINED IN THIS SUPPLEMENT AND IN THE OTHER DOCUMENTS AND SOURCES OF INFORMATION PREPARED BY FREDDIE MAC THAT ARE LISTED ON PAGE S-2 AND UNDER "GENERAL INFORMATION-- ADDITIONAL INFORMATION." INVESTORS MUST NOT RELY ON ANY OTHER STATEMENTS AS HAVING BEEN AUTHORIZED BY EITHER FREDDIE MAC OR THE UNDERWRITER. THIS SUPPLEMENT AND THE MULTICLASS PC OFFERING CIRCULAR DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE MULTICLASS PCS BY ANYONE IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR WHERE THE PERSON MAKING SUCH AN OFFER OR SOLICITATION WOULD NOT BE QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. FREDDIE MAC MAKES NO REPRESENTATION THAT THE STATEMENTS IN THIS SUPPLEMENT OR ANY OTHER DOCUMENT WILL BE CORRECT AT ANY TIME AFTER THE DATE OF SUCH DOCUMENT, EVEN THOUGH DELIVERY OF THE DOCUMENT AND THE SALE OF THE MULTICLASS PCS TAKE PLACE ON A LATER DATE.

                                                                 Exhibit IV

                          Offering Circular Supplement
                             dated January 16, 1997
                                       to
                                Offering Circular
                               dated January 1, 1997
                                   relating to

                     Federal Home Loan Mortgage Corporation
                Multiclass Mortgage Participation Certificates,
               Callable Pass-Through Certificates and Modifiable
                 and Combinable REMIC Certificates, Series 1933

Offering Circular Supplement
(To Offering Circular Dated January 1, 1997)

$2,274,450,004

Federal Home Loan Mortgage Corporation
Multiclass Mortgage Participation Certificates and Modifiable and Combinable REMIC Certificates, Series 1933

Offered Securities: Classes of Multiclass PCs listed below; MACR Classes listed on Appendix 1 to this Supplement Guarantee: Principal and interest guaranteed by Freddie Mac, as described in this Supplement Tax Status: REMIC (Double-Tier, consisting of one Upper-Tier REMIC Pool and two Lower-Tier REMIC Pools) Underlying Assets: Four Asset Groups, consisting of two Groups of Freddie Mac PCs (Gold PCs and Gold Giant PCs), one Group of Freddie Mac Callable Pass-Through Certificates (CPCs), and one Group of Freddie Mac Multiclass PCs

Payment Dates:        Monthly, beginning March 15, 1997
Redemption of
  Callable Classes:   CPCs underlying Callable Classes are redeemable beginning
                      February 15, 1998; upon redemption the
                      Callable Classes would be retired
Form of Securities:   Regular and MACR Classes: Book-entry (Federal Reserve
                      Banks) Residual Classes (R, RA and RB): Certificated
Offering Terms:       Classes offered in negotiated transactions at varying
                      prices through the Underwriter named below
Closing Date:         February 28, 1997

The risks associated with the Securities may make them unsuitable for some investors. See "Certain Risk Considerations" and "Prepayment and Yield Analysis" in this Supplement.

Investors should read this Supplement in conjunction with the documents listed under "Available Information" in this Supplement.

The obligations of Freddie Mac under its guarantees of the Securities are obligations of Freddie Mac only. The Securities, including any interest thereon, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentality of the United States other than Freddie Mac. Income on the Securities has no exemption under federal law from federal, state or local taxation. The Securities are exempt from the registration requirements of the Securities Act of 1933 and are "exempted securities" within the meaning of the Securities Exchange Act of 1934.

==============================================================================

Class of    Original                                                                              Weighted
Multiclass  Principal     Principal or    Class    Interest     CUSIP        Final Payment        Average
   PCs      Amount(1)    Other Type(2)    Coupon    Type(2)     Number          Date(3)           Life(4)
---------------------  ------------------ ------  ----------- ----------    ------------------    --------
A ....... $ 80,000,000        TAC          7.00%      FIX     3133T9 D A 0     March 15, 2025      4.4Yrs
AA.......    6,647,000        PAC          7.00       FIX     3133T9 D B 8     March 15, 2025      3.0
AB.......   25,022,000        TAC          7.00       FIX     3133T9 D C 6     March 15, 2025      4.8
AC.......   30,000,000        TAC          7.00       FIX     3133T9 D D 4     March 15, 2020      2.5
AD.......   30,000,000        TAC          7.00       FIX     3133T9 D E 2     March 15, 2020      2.5
AE.......   45,006,300        TAC          7.00       FIX     3133T9 D F 9     March 15, 2025      7.0
B .......  117,422,900        TAC          7.00       FIX     3133T9 D J 1     March 15, 2022      3.0
C .......   46,644,800        TAC          7.00       FIX     3133T9 D K 8     March 15, 2025      7.8
D .......   20,000,000        TAC          7.25       FIX     3133T9 D L 6     March 15, 2025      4.4
E .......   73,155,000        PAC          6.50       FIX     3133T9 D M 4     March 15, 2025      3.5
F .......   21,900,000      CPT/SCH         (5)       FLT     3133T9 D N 2  February 15, 2027      3.9
FA ......   37,600,000      CPT/SCH         (5)       FLT     3133T9 D P 7  February 15, 2027      3.9
FB ......   33,700,000      CPT/SCH         (5)       FLT     3133T9 D Q 5  February 15, 2027      3.9
FC ......   23,131,927       TAC/AD         (5)       FLT     3133T9 D R 3  February 15, 2027      8.9
FD ......   36,300,000      CPT/SCH         (5)       FLT     3133T9 D S 1  February 15, 2027      3.9
FE ......   20,000,000      CPT/SCH         (5)       FLT     3133T9 D T 9  February 15, 2027      3.9
FG.......   36,200,000        TAC           (5)       FLT     3133T9 D U 6     March 15, 2025      4.4
FH.......   53,680,000        SUP           (5)       FLT     3133T9 D V 4      June 15, 2022     10.8
FJ ......   62,079,000       AD/SEQ         (5)       FLT     3133T9 D W 2     March 15, 2012      7.7
FK ......   38,800,000        TAC           (5)       FLT     3133T9 D X 0     March 15, 2025      4.4
FL ......  135,634,000        TAC           (5)       FLT     3133T9 D Y 8     March 15, 2025      4.4
FM.......   31,500,000        TAC           (5)       FLT     3133T9 D Z 5     March 15, 2025      4.8
FN.......   36,600,000        TAC           (5)       FLT     3133T9 E 2 7     March 15, 2025      4.8
FO ......   34,300,000        TAC           (5)       FLT     3133T9 E 3 5     March 15, 2025      4.8
FP ......   30,819,800        TAC           (5)       FLT     3133T9 E 4 3     March 15, 2025      4.8
FQ.......   20,509,200        TAC           (5)       FLT     3133T9 E 5 0     March 15, 2025      4.8
FR ......   25,000,000    Callable/SEQ      (5)       FLT     3133T9 E 6 8 September 15, 2020      2.5
FT ......  132,840,900    Callable/SEQ      (5)       FLT     3133T9 E 7 6       May 15, 2026      5.5
G .......    4,275,000        TAC          7.00       FIX     3133T9 E A 9     March 15, 2025      2.7
H .......   75,000,000        SCH          7.00       FIX     3133T9 E B 7     March 15, 2025      4.5
IA ......   33,069,784      NTL(PAC)       7.50     FIX/IO    3133T9 E C 5  December 15, 2025       --
IB ......   22,860,938      NTL(PAC)       8.00     FIX/IO    3133T9 E D 3     March 15, 2025       --
J .......   20,000,000    Callable/SEQ     7.00       FIX     3133T9 E E 1 September 15, 2020      2.5
JA ......   30,000,000    Callable/SEQ     7.00       FIX     3133T9 E F 8 September 15, 2020      2.5
K .......   38,044,600    Callable/SEQ     7.50       FIX     3133T9 E G 6     March 15, 2025      4.5
KA.......   26,103,600    Callable/SEQ     7.25       FIX     3133T9 E H 4     March 15, 2025      4.5
KB.......    2,763,900    Callable/SEQ     7.50       FIX     3133T9 E J 0  November 15, 2025     12.0
KC.......    1,896,400    Callable/SEQ     7.25       FIX     3133T9 E K 7  November 15, 2025     12.0
L .......   23,223,700    Callable/SEQ     7.50       FIX     3133T9 E N 1   January 15, 2023      5.9
M .......   14,870,400    Callable/SEQ     7.50       FIX     3133T9 E P 6       May 15, 2024      8.0
N .......    3,747,275    Callable/SEQ      (5)       FIX     3133T9 E Q 4       May 15, 2026     14.3
P .......   15,105,653       TAC/AD        0.00       PO      3133T9 E R 2  February 15, 2027      5.5


Class of    Original                                                                          Weighted
Multiclass  Principal     Principal or     Class    Interest     CUSIP        Final Payment     Average
   PCs      Amount(1)     Other Type(2)    Coupon    Type(2)     Number          Date(3)        Life(4)
---------------------  ------------------ ------  ----------- ---------- ------------------    --------
PA ...... $ 35,387,120        PAC          5.00%      FIX     3133T9 E S 0     January 15, 2013    1.7Yrs
PB ......   39,288,000        PAC          6.50       FIX     3133T9 E T 8         May 15, 2016    3.5
PC ......   28,964,000        PAC          6.50       FIX     3133T9 E U 5       April 15, 2018    4.5
PD ......   65,445,000        PAC          6.75       FIX     3133T9 E V 3        July 15, 2021    6.0
PE ......   15,953,900        PAC          7.00       FIX     3133T9 E W 1       March 15, 2022    7.4
PG.......   90,896,800      CPT/PAC        6.15       FIX     3133T9 E X 9    December 15, 2025   10.0
PJ ......   26,428,000        PAC          7.50       FIX     3133T9 E Y 7    February 15, 2027   20.2
PK ......   40,975,300        PAC          7.50       FIX     3133T9 E Z 4        June 15, 2026   12.9
PN.......   17,056,000        SUP          0.00       PO      3133T9 F 2 6    February 15, 2027   13.9
PO ......    5,734,000        TAC          0.00       PO      3133T9 F 3 4    February 15, 2027    3.5
PQ.......    9,763,004       SC/PT         0.00       PO      3133T9 F 4 2    February 15, 2024   20.2
Q .......   66,420,450    Callable/SEQ     7.50       FIX     3133T9 F 6 7         May 15, 2026    5.5
S .......   75,000,000      NTL(TAC)        (5)     INV/IO    3133T9 F A 8       March 15, 2025     --
SA ......   44,233,880      NTL(PAC)        (5)     INV/IO    3133T9 F B 6     January 15, 2013     --
SB ......  128,398,047    NTL(TAC/AD)       (5)     INV/IO    3133T9 F C 4    February 15, 2027     --
SC ......   15,105,653    NTL(TAC/AD)       (5)     INV/IO    3133T9 F D 2    February 15, 2027     --
SD ......   44,233,880      NTL(PAC)        (5)     INV/IO    3133T9 F E 0     January 15, 2013     --
SE ......    9,763,004     SC/NTL(PT)       (5)     INV/IO    3133T9 F F 7    February 15, 2024     --
SH.......   13,420,000        SUP           (5)       INV     3133T9 F H 3        June 15, 2022   10.8
SJ ......   62,079,000    NTL(AD/SEQ)       (5)     INV/IO    3133T9 F J 9       March 15, 2012     --
SK ......   75,000,000      NTL(TAC)        (5)     INV/IO    3133T9 F K 6       March 15, 2025     --
SO ......  153,729,000      NTL(TAC)        (5)     INV/IO    3133T9 F P 5       March 15, 2025     --
SQ.......   25,000,000 Callable/NTL(SEQ)    (5)     INV/IO    3133T9 F R 1   September 15, 2020     --
SS ......  135,634,000      NTL(TAC)        (5)     INV/IO    3133T9 F T 7       March 15, 2025     --
ST ......  132,840,900 Callable/NTL(SEQ)    (5)     INV/IO    3133T9 F U 4         May 15, 2026     --
SV ......   14,760,100    Callable/SEQ      (5)       INV     3133T9 F W 0         May 15, 2026    5.5
SX ......   75,000,000      NTL(TAC)        (5)     INV/IO    3133T9 F Y 6       March 15, 2025     --
SY ......  135,634,000      NTL(TAC)        (5)     INV/IO    3133T9 F Z 3       March 15, 2025     --
T .......   40,597,000    Callable/SEQ     8.00       FIX     3133T9 G 2 5    February 15, 2027   20.0
U .......   20,860,400    Callable/SEQ     7.50       FIX     3133T9 G 3 3    November 15, 2025   10.8
V .......   14,000,000    Callable/SEQ     8.00       FIX     3133T9 G 4 1    November 15, 2025    5.0
VA.......   21,328,000       AD/SEQ        6.75       FIX     3133T9 G 5 8    February 15, 2004    3.8
VB ......   17,172,600       AD/SEQ        7.25       FIX     3133T9 G 6 6    February 15, 2007    8.5
VC.......   50,088,400       AD/SEQ        7.55       FIX     3133T9 G 7 4       March 15, 2012   11.8
W .......    3,747,275    Callable/SEQ     7.75       FIX     3133T9 G 8 2         May 15, 2026   14.3
X .......    4,524,000    Callable/SEQ     7.50       FIX     3133T9 G 9 0         May 15, 2026   14.3
Z .......   27,421,300        SUP          8.50      FIX/Z    3133T9 G A 7    February 15, 2027   19.5
ZA.......   64,696,000        SEQ          8.00      FIX/Z    3133T9 G B 5    February 15, 2027   17.7
R .......            0        NPR          0.00       NPR     3133T9 F 7 5    February 15, 2027     --
RA.......            0        NPR          0.00       NPR     3133T9 F 8 3    February 15, 2027     --
RB.......            0        NPR          0.00(6)     NPR    3133T9 F 9 1    February 15, 2027     --

==============================================================================

(1) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.
(2) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which a Notional Class will reduce is indicated in parentheses.
(3) See "Final Payment Dates" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Weighted average lives are calculated at the "Prepayment Assumption" shown under "Certain Federal Income Tax Consequences -- Regular Classes" in this Supplement. Prepayments will not occur at the rates assumed, and the actual weighted average lives of the Classes may differ significantly from those shown.
(5) Calculated as shown under "Terms Sheet -- Class Coupons" in this Supplement.
(6) The RB Class may receive certain payments as described under "General Information -- Structure of Transaction -- The Group 3 Asset" and "Payments -- Interest -- Fixed Rate Classes" in this Supplement.
                           ------------------------
                           Bear, Stearns & Co. Inc.
             Offering Circular Supplement Dated January 16, 1997
                                                                        (LOGO)

                           CERTAIN RISK CONSIDERATIONS

     THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, REDEMPTION, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS. ------------------------

     The Securities are complex securities and it is important that each investor in any Class possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Supplement in the context of that investor's financial situation. ------------------------

     The yield of each Class will depend upon its purchase price, the rate of principal payments on the related Asset or Assets (which will be sensitive to the rate of principal payments on the related Mortgages), the actual characteristics of the related Mortgages and, in the case of the Callable Classes, whether a redemption of the Group 3 Asset occurs (as described under "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement). In addition, the yields of the Floating Rate and Inverse Floating Rate Classes will be sensitive to the level of LIBOR. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. In addition, principal payments on the Mortgages underlying the Group 4 Asset will be allocated among the various classes of Series 1669, and such allocations will affect the sensitivity of each related Class of this Series to Mortgage prepayment rates generally. Investors should consider the associated risks, including:

       -Fast prepayment rates on the related Mortgages or, in the case of the Callable Classes, a redemption of the Group 3 Asset, can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment and redemption scenarios, investors in such Classes (especially Interest Only and Callable Classes) could fail to fully recover their investments.

       -Slow prepayment rates on the related Mortgages and, in the case of the Callable Classes, the absence of a redemption of the Group 3 Asset, can reduce the yields of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts.

       -Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the related Classes.

       -Low levels of LIBOR can reduce the yields of the Floating Rate Classes.
        Conversely, high levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate Classes and (especially in combination with fast Mortgage prepayment rates or, if applicable, a redemption of the Group 3 Asset) may result in the failure of investors in the Inverse Floating Rate Classes that are also Interest Only Classes to fully recover their investments.

       -The Group 3 Asset consists of a Callable Class of Freddie Mac's CPCs,
        Series C035 ("Series C035"). As further described under "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement, the Group 3 Asset may be redeemed on any Payment Date beginning in February 1998 at the direction of the holder of the Call Class of Series C035. The holder of the Call Class, which may include the Underwriter (or an affiliate), may also be a Holder of one or more Callable Classes of this Series, such as an Interest Only Class, which may affect such holder's decision whether to direct a redemption of the Group 3 Asset. The redemption of the Group 3 Asset would result in the concurrent retirement of all Callable Classes then outstanding and would reduce the weighted average lives of such Classes, perhaps significantly.

       -In general, principal payment rates on the Support and Sequential Pay
        Classes (other than those which are also Accretion Directed Classes) are likely to exhibit a higher sensitivity to prepayments on the related Mortgages than are principal payment rates on the PAC, TAC, Scheduled and Accretion Directed Classes.

       -The Group 4 Asset is a Support Class. In general, principal payment rates on the Group 4 Asset (and, therefore, on the related Classes of this Series) are likely to exhibit a high degree of sensitivity to Mortgage prepayments.

See "Prepayment and Yield Analysis" in this Supplement.
                           ------------------------

     The Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, investors may not be able to sell their Securities readily or at prices that will enable them to realize their desired yield. The market values of the Securities are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. In addition, the redemption feature of the Group 3 Asset may affect the market values of the Callable Classes. ------------------------

     The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Securities that are especially sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

    Freddie Mac's Multiclass Mortgage Participation Certificates Offering Circular dated January 1, 1997 (the "Multiclass PC Offering Circular") accompanies this Supplement. Capitalized terms that are used in this Supplement without further definition have the meanings given them in the Multiclass PC Offering Circular. Investors should purchase Securities only if they have read and understood this Supplement, the Multiclass PC Offering Circular and the documents listed under "Available Information" in this Supplement.

                                   TERMS SHEET

     This Terms Sheet contains selected information about this Series. Investors should refer to the remainder of this Supplement for further information.

MACR Certificates

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of Multiclass PCs. Holders of such Multiclass PCs will be entitled to exchange all or a portion of their Multiclass PCs for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related Multiclass PCs. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of Multiclass PCs and MACR Certificates. As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass PCs and MACR Certificates and the term "Classes" includes Classes of Multiclass PCs and MACR Certificates.

     See "MACR Certificates" in the Multiclass PC Offering Circular for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with each exchange will equal 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities submitted for exchange (but not less than $5,000). The fee payable to Freddie Mac in connection with an exchange involving Combination 5, 6, 7, 8, 9 or 10 will equal 2/32 of 1% of the outstanding notional principal amount of the Securities submitted for exchange (but not more than $60,000).

Class Coupons

     The Fixed Rate Classes (other than the N Class) will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     The N Class will bear interest during the first 12 Accrual Periods at a Class Coupon of 9.00% per annum and will bear interest thereafter at a Class Coupon of 7.25% per annum.

     The P, PN, PO, PQ and PR Classes are Principal Only Classes and will not bear interest.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

Multiclass PCs

                                                                             Class Coupon Subject to
                                                                           ----------------------------
         Class            Initial Rate*            Class Coupon            Minimum Rate    Maximum Rate
-----------------------   -------------    -----------------------------   ------------    ------------
F, FA, FB, FC, FD and
  FE...................       6.4%         LIBOR + 0.90%                       0.90%            9.5%
FG and FK..............       6.3375       LIBOR + 0.90%                       0.90             9.5
FH.....................       6.1375       LIBOR + 0.70%                       0.70            10.0
FJ.....................       5.9375       LIBOR + 0.50%                       0.50             9.0
FL.....................       5.9875       LIBOR + 0.55%                       0.55             9.0
FM, FN, FO, FP and FQ..       6.1875       LIBOR + 0.75%                       0.75             9.0
FR.....................       5.9375       LIBOR + .50%                        0.50             8.5
FT.....................       5.8875       LIBOR + .45%                        0.45            10.0
S and SY...............       0.95         8.45% - LIBOR                       0                0.95
SA.....................       1.5          7.0% - LIBOR                        0                7.0
SB.....................       2.6          8.1% - LIBOR                        0                8.1
SC.....................       4.25         73.1% - (LIBOR X 8.5)               0                4.25
SD.....................       1.6          8.6% - LIBOR                        0                1.6
SE.....................      10.5          102.375% - (LIBOR X 13.125)         0               10.5
SK and SS..............       2.0625       7.5% - LIBOR                        0                7.5
SH.....................      15.45         37.2% - (LIBOR X 4)                 0               37.2
SJ.....................       3.0625       8.5% - LIBOR                        0                8.5
SO.....................       2.8125       8.25% - LIBOR                       0                8.25
SQ.....................       2.5625       8.00% - LIBOR                       0                8.00
ST.....................       2.8625       8.3% - LIBOR                        0                8.3
SV.....................      11.25         85.95% - (LIBOR X 9)                0               11.25
SX.....................       0.15         8.6% - LIBOR                        0                0.15

MACR Classes

                                                                             Class Coupon Subject to
                                                                           ----------------------------
         Class            Initial Rate*           Class Coupon(1)          Minimum Rate    Maximum Rate
-----------------------   -------------    -----------------------------   ------------    ------------
FW.....................       6.4%         LIBOR + 0.90%                       0.90%            9.5%
FX.....................       6.1875       LIBOR + 0.75%                       0.75             9.0
SG.....................       2.0625       7.5% - LIBOR                        0                7.5
SM.....................       4.25         73.1% - (LIBOR X 8.5)               0                4.25
SN.....................      10.5          102.375% - (LIBOR X 13.125)         0               10.5
SP, SR and SU                 3.0125       8.45% - LIBOR                       0                8.45
SW.....................       3.1625       8.6% - LIBOR                        0                8.6

                                                   Class Coupon
                            -----------------------------------------------------------
Class     Initial Rate*     8.4375% LIBOR and Lower        8.5000% LIBOR and Higher        Minimum Rate     Maximum Rate
------    --------------    -----------------------     -------------------------------    -------------    -------------
SL           1.00341%        8.50341% - LIBOR           3.06218% - (LIBOR X 0.3560679)          0%            1.00341%

---------------

* Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

See "Payments -- Interest" in this Supplement and "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

Notional Classes

    Multiclass PCs

            Original
            Notional
Class   Principal Amount             Reduces Proportionately With
----    ----------------     --------------------------------------------
          $  9,100,267       PB and PC, in the aggregate (PAC Classes)
             6,544,500       PD (PAC Class)
             1,063,593       PE (PAC Class)
            16,361,424       PG (PAC Class)
        ----------------
          $ 33,069,784
         =============

          I,2
IB        $ 22,860,937       E (PAC Class)
S           75,000,000       FG and FK (TAC Classes)
SA          44,233,880       PA (PAC Class)
SB         128,398,047       P (TAC/Accretion Directed Class)
SC          15,105,653       P (TAC/Accretion Directed Class)
SD          44,233,880       PA (PAC Class)
SE           9,763,004       PQ (Pass-Through Class)
SJ          62,079,000       FJ (Accretion Directed/Sequential Pay Class)
SK          75,000,000       FG and FK (TAC Classes)
SO         153,729,000       FM (TAC Class)
SQ          25,000,000       FR (Sequential Pay Class)
SS         135,634,000       FL (TAC Class)
ST         132,840,900       FT (Sequential Pay Class)
SX          75,000,000       FG and FK (TAC Classes)
SY         135,634,000       FL (TAC Class)

     MACR Classes

SP        $ 75,000,000       FG and FK (TAC Classes)
SW          75,000,000       FG and FK (TAC Classes)
SR         135,634,000       FL (TAC Class)
SU         210,634,000       FG, FK and FL (TAC Classes)
SG         210,634,000       FG, FK and FL (TAC Classes)
SL         210,634,000       FG, FK and FL (TAC Classes)

See "Payments -- Interest -- Notional Classes" in this Supplement.
        IA

Components

                    Original         Principal
Designation     Principal Amount      Type*
-----------     ----------------     -------
F-1               $  6,479,746         PAC
F-2                 15,420,254       SCH/AD
                ----------------
                  $ 21,900,000
                 =============
FA-1              $ 11,125,043         PAC
FA-2                26,474,957       SCH/AD
                ----------------
                  $ 37,600,000
                 =============
FB-1              $  9,971,115         PAC
FB-2                23,728,885       SCH/AD
                ----------------
                  $ 33,700,000
                 =============
FD-1              $ 10,740,400         PAC
FD-2                25,559,600       SCH/AD
                ----------------
                  $ 36,300,000
                 =============
FE-1              $  5,917,576         PAC
FE-2                14,082,424       SCH/AD
                ----------------
                  $ 20,000,000
                 =============
PG-1              $ 33,245,100         PAC
PG-2                57,651,700         PAC
                ----------------
                  $ 90,896,800
                 =============

              -------------------------------------------
              * See "Description of Multiclass PCs -- Standard
                Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

See "Payments -- Principal -- Component Classes" in this Supplement.

Allocation of Principal

     Multiclass PCs

     On each Payment Date, Freddie Mac will pay:

     - The "Z Accrual Amount" for that Payment Date to the Classes and Components shown below in the following order of priority:

     Accretion Directed and Accrual

         1. Concurrently:

           (a) 10.5263160462% to P, until retired
           (b) 89.4736839538% to F-2, FA-2, FB-2, FD-2 and FE-2, pro rata, until retired, and then to FC, until retired

         2. To Z

     - The "Group 1 Asset Principal Amount" for that Payment Date to the Classes and Components shown below in the following order of priority:

     PAC

        1. To the following PAC Classes and Components, until reduced to their "Targeted Balances" for that Payment Date, allocated:

           (a) To F-1, FA-1, FB-1, FD-1, FE-1 and PA, pro rata, while outstanding, and then
           (b) To PB, PC, PD, PE and PG-1, in that order, while outstanding, and then

           (c) 72.9999366888% to PG-2 and 27.0000633112% to PK, while PG-2 is outstanding, and then

           (d) To PK and PJ, in that order

        2. Concurrently:

           (a) 11.7647058824% as follows:

     TAC

               (i) To PO, until reduced to its Targeted Balance for that Payment Date

     Support  (ii) To PN, until retired

     TAC
             (iii) To PO, until retired

           (b) 88.2352941176% as follows:

             (i) Concurrently:

               (A) 89.4736839538% as follows:

     Scheduled
                     I. To F-2, FA-2, FB-2, FD-2 and FE-2, pro rata, until
                        reduced to their "Higher Targeted Balances" for that Payment Date

     TAC
                    II. To FC, until reduced to its Targeted Balance for that
                        Payment Date

     Scheduled
                   III. To F-2, FA-2, FB-2, FD-2 and FE-2, pro rata, until
                        reduced to their "Lower Targeted Balances" for that Payment Date

     TAC
               (B) 10.5263160462% to P, while outstanding

     Support

              (ii) To Z, until retired

             (iii) Concurrently:

               (A) 89.4736839538% as follows:

     TAC
                    I. To FC, until retired

     Scheduled
                   II. To F-2, FA-2, FB-2, FD-2 and FE-2, pro rata, until
                       retired

     TAC
               (B) 10.5263160462% to P, until retired

     PAC

        3. To the PAC Classes and Components as in Step 1, but without regard to their Targeted Balances, until retired

     - The "ZA Accrual Amount" for that Payment Date to the Classes shown below in the following order of priority:

     Accretion Directed

        1. 44.4444444444% to VA and 55.5555555556% to FJ, until VA is retired

        2. 57.1429522162% to VB and 42.8570477838% to FJ, until VB is retired

        3. 68.9656881643% to VC and 31.0343118357% to FJ, until retired

     - The "Group 2 Asset Principal Amount" and the remainder of the ZA Accrual Amount, if any, for that Payment Date to the Classes shown below in the following order of priority:

        1. Concurrently:

     TAC
           (a) 33.8552383776% to A, D, FG, FK and FL, pro rata, until reduced to their Targeted Balances for that Payment Date

           (b) 17.8813365361% to B and C, in that order, until reduced to their Targeted Balances for that Payment Date

           (c) 11.4443792941% first to AC and AD, pro rata, until reduced to their Targeted Balances for that Payment Date, and then to AE, until reduced to its Targeted Balance for that Payment Date

           (d) 24.7275311269% as follows:

     PAC
                (i) Beginning August 15, 1998, to E, until reduced to its
                    Targeted Balance for that Payment Date

     TAC
                (ii) To FM, FN, FO, FP and FQ, pro rata, while outstanding

     PAC
                (iii) To E, while outstanding

     Scheduled and TAC

           (e) 8.6399879678% as follows:

                (i) To H, until reduced to its Higher Targeted Balance for that Payment Date
                (ii) To G, until reduced to its Targeted Balance for that Payment Date

               (iii) To H, until reduced to its Lower Targeted Balance for that Payment Date

               (iv) To G, while outstanding, and then to H

           (f) 3.4515266975% as follows:

     PAC

                (i) Beginning November 15, 1998, to AA, until reduced to its
                    Targeted Balance for that Payment Date

     TAC

                (ii) To AB, while outstanding

     PAC

               (iii) To AA, while outstanding

     Support

        2. To FH and SH, pro rata, until retired

        3. Concurrently:

     TAC

           (a) 33.8552383776% to A, D, FG, FK and FL, pro rata, until retired
           (b) 17.8813365361% to B and C, in that order, until retired

           (c) 11.4443792941% first to AC and AD, pro rata, until retired, and then to AE, until retired

           (d) 24.7275311269% as follows:

     PAC

                (i) To E, until reduced to its Targeted Balance for that Payment Date

     TAC
                (ii) To FM, FN, FO, FP and FQ, pro rata, until retired

     PAC

               (iii) To E, until retired

     Scheduled and TAC

           (e) 8.6399879678% to G and H, in that order, until retired

           (f) 3.4515266975% as follows:

     PAC

                (i) To AA, until reduced to its Targeted Balance for that Payment Date

     TAC

                (ii) To AB, until retired

     PAC

               (iii) To AA, until retired

     Sequential Pay

        4. 44.4444444444% to VA and 55.5555555556% to FJ, until VA is retired

        5. 57.1429522162% to VB and 42.8570477838% to FJ, until VB is retired
        6. 68.9656881643% to VC and 31.0343118357% to FJ, until retired

        7. To ZA, until retired

        - The "Group 3 Asset Principal Amount" for that Payment Date to the Classes shown below in the following order of priority:

        1. Concurrently:

     Sequential Pay

           (a) 48.3333333333% to FT, Q and SV, pro rata

           (b) 3.3369778668% to V, until retired

           (c) 6.6739557335% to KA and KC, in that order, until retired

           (d) 9.7269329483% to K and KB, in that order, until retired (e) 31.9288001181% first to FR, J and JA, pro rata, until retired, and then to L, M and U, in that order, until retired

        2. To FT, Q, SV, N, W and X, pro rata (based on their then outstanding balances), until retired

        3. To T, until retired

     Pass-Through

        - The "Group 4 Asset Principal Amount" for that Payment Date to PQ, until retired

     The Targeted Balances (shown under "Payments -- Principal -- Targeted Balances Schedules" in this Supplement) were structured as follows:

                   Class or Component                  Structuring Range or Rate
    ------------------------------------------------   -------------------------
    PACs
    F-1, FA-1, FB-1, FD-1, FE-1, PA, PB, PC, PD, PE,
      PG-1, PG-2, PJ and PK.........................   100% PSA - 275% PSA
    AA and E........................................   100% PSA - 300% PSA
    TACs
    A, AB, AC, AD, AE, B, C, D, FG, FK, FL, FM, FN,
      FO, FP, FQ and FX.............................   225% PSA
    FC and P........................................   200% PSA
    G...............................................   175% PSA
    PO..............................................   135% PSA
    Scheduled
    F-2, FA-2, FB-2, FD-2 and FE-2..................   200% PSA (Lower Targeted
                                                         Balance)
                                                       165% PSA (Higher Targeted
                                                         Balance)
    H...............................................   225% PSA (Lower Targeted
                                                         Balance)
                                                       115% PSA (Higher Targeted
                                                         Balance)

     MACR Classes

     On any Payment Date when payments of principal are to be allocated from Multiclass PCs to MACR Certificates, such payments will be allocated from the applicable Class or Classes of Multiclass PCs to the related MACR Class.

     See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

Freddie Mac Guarantee

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement.

REMIC Status

     Freddie Mac will form an "Upper-Tier REMIC Pool" and two "Lower-Tier REMIC Pools" for this Series. Elections will be made to treat each REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code. The R, RA and RB Classes will be "Residual Classes" and the other Classes of Multiclass PCs will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and the Multiclass PC Offering Circular.

Weighted Average Lives (in years)*

     Group 1

                                  PSA Prepayment Assumption
                              ----------------------------------
                                0%    100%   165%   275%   400%
                              ------ ------ ------ ------ ------
F, FA, FB, FD, FE and FW......   10.6    8.1    3.9    3.1    2.1
FC............................   20.7   16.3    8.9    2.0    1.4
P and SM......................   13.9   11.7    5.5    3.4    2.1
PA............................    6.2    1.7    1.7    1.7    1.7
PB............................   12.4    3.5    3.5    3.5    3.4
PC............................   14.8    4.5    4.5    4.5    3.9
PD............................   17.5    6.0    6.0    6.0    4.6
PE............................   19.5    7.4    7.4    7.4    5.4
PG............................   21.9   10.0   10.0   10.0    7.1
PJ............................   25.1   20.2   20.2   20.2   14.9
PK............................   23.4   12.9   12.9   12.9    9.2
PN............................   28.2   22.4   13.9    3.0    1.7
PO............................   25.9   13.0    3.5    3.5    2.6
PR............................   27.6   20.0   11.3    3.1    1.9
Z.............................   27.6   23.0   19.5    1.7    0.8
Group 1 Assets................   20.4   11.6    8.7    6.0    4.4

     Group 2

                                  PSA Prepayment Assumption
                              ----------------------------------
                                0%    100%   225%   350%   500%
                              ------ ------ ------ ------ ------
A, AG, D, FG, FK and FL.......   16.8    8.0    4.4    3.6    2.7
AA............................    8.2    3.0    3.0    3.0    3.0
AB............................   19.1    9.3    4.8    3.7    2.6
AC and AD.....................   13.1    4.4    2.5    2.2    1.7
AE............................   21.8   12.8    7.0    5.4    4.0
AH, FH and SH.................   24.3   17.6   10.8    1.0    0.6
B.............................   14.5    5.5    3.0    2.6    2.0
C.............................   22.6   14.3    7.8    6.1    4.4
E.............................   10.3    3.5    3.5    3.5    3.5
FJ............................    8.0    8.0    7.7    6.5    5.2
FM, FN, FO, FP, FQ and FX.....   19.9   10.1    4.8    3.6    2.3
G.............................   23.7   16.5    2.7    1.6    1.1
H.............................   16.4    7.5    4.5    3.7    2.8
VA............................    3.8    3.8    3.8    3.8    3.7
VB............................    8.5    8.5    8.5    7.9    6.0
VC............................   12.7   12.7   11.8    8.9    6.7
ZA............................   27.3   23.5   17.7   13.3   10.0
Group 2 Assets................   20.5   11.7    7.0    4.9    3.6

     --------------------

     * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, a redemption of the Group 3 Asset may occur on a date other than a date shown and the actual weighted average lives of any or all of the Classes and of the Assets are likely to differ from those shown, perhaps significantly.

     Group 3

                                  PSA Prepayment Assumption
                              ----------------------------------
                                0%    100%   225%   350%   500%
                              ------ ------ ------ ------ ------
Redemption on February 15,
  1998
FR, J and JA..................    1.0    0.9    0.9    0.9    0.8
FT, Q and SV..................    1.0    0.9    0.9    0.9    0.9
K and KA......................    1.0    0.9    0.9    0.9    0.9
KB and KC.....................    1.0    1.0    1.0    1.0    1.0
KD, KE and V..................    1.0    0.9    0.9    0.9    0.9
L.............................    1.0    1.0    1.0    1.0    1.0
M.............................    1.0    1.0    1.0    1.0    1.0
N, W and X....................    1.0    1.0    1.0    1.0    1.0
T.............................    1.0    1.0    1.0    1.0    1.0
U.............................    1.0    1.0    1.0    1.0    1.0
Group 3 Asset.................    1.0    0.9    0.9    0.9    0.9
Redemption on February 15,
  2002
FR, J and JA..................    4.7    3.7    2.5    1.8    1.4
FT, Q and SV..................    4.8    4.3    3.6    3.1    2.6
K and KA......................    4.8    4.2    3.5    2.9    2.3
KB and KC.....................    5.0    5.0    5.0    5.0    5.0
KD, KE and V..................    4.8    4.2    3.6    3.0    2.5
L.............................    5.0    5.0    5.0    4.0    3.0
M.............................    5.0    5.0    5.0    4.9    3.8
N, W and X....................    5.0    5.0    5.0    5.0    5.0
T.............................    5.0    5.0    5.0    5.0    5.0
U.............................    5.0    5.0    5.0    5.0    4.8
Group 3 Asset.................    4.8    4.3    3.8    3.3    2.8
No Redemption
FR, J and JA..................   13.8    4.6    2.5    1.8    1.4
FT, Q and SV..................   19.1    9.9    5.5    3.7    2.7
K and KA......................   18.0    8.3    4.5    3.1    2.3
KB and KC.....................   27.1   20.6   12.0    8.0    5.7
KD, KE and V..................   18.6    9.2    5.0    3.4    2.5
L.............................   22.9   11.4    5.9    4.0    3.0
M.............................   25.0   14.9    8.0    5.4    3.8
N, W and X....................   27.8   23.1   14.3    9.6    6.8
T.............................   28.5   26.5   20.0   14.2   10.0
U.............................   26.6   19.1   10.8    7.2    5.1
Group 3 Asset.................   19.9   11.3    6.7    4.6    3.3

     Group 4

                                  PSA Prepayment Assumption
                              ----------------------------------
                                0%    50%    100%   200%   300%
                              ------ ------ ------ ------ ------
PQ, SN and Group 4 Asset......   24.6   22.9   20.2   10.7    2.3

The Assets

     The Group 1 Assets will consist of $581,287,000 of Freddie Mac 7.5% per annum PCs, and the Group 2 Assets will consist of $1,200,000,000 of Freddie Mac 8.0% per annum PCs.

     The Group 3 and Group 4 Assets have the following characteristics:

                   Percentage of Class    Principal Amount
                       in Related        in Related Lower-
Asset                  Lower-Tier        Tier REMIC Pool as    February 1997    Class      Principal Type/
Group    Class         REMIC Pool         of Closing Date       Class Factor    Coupon    Interest Type(1)    Final Payment Date
------  --------   -------------------   ------------------    --------------   ------    -----------------   ------------------
  3     C035-A           100%              $483,400,000         1.0000000       8.00%      Callable/FIX       February 15, 2027
  4     1669-Q           100%                 9,763,004         0.9880346        (2)          SUP/INV         February 15, 2024

---------------

(1) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.
(2) Calculated as shown in the Series 1669 Asset Offering Circular. See
    Exhibit II to this Supplement.

     The Group 3 Asset may be redeemed by Freddie Mac at the direction of the holder of the Call Class of Series C035 on any Payment Date beginning in February 1998 if, as of the date Freddie Mac receives notice of intention to redeem, the market value of the Giant PC underlying the Group 3 Asset exceeds its principal amount.

     A redemption is most likely to occur if prevailing interest rates have declined. Upon a redemption of the Group 3 Asset, investors in each Callable Class will receive the outstanding principal amount of the investor's Security, plus interest, calculated as described under "General Information -- Structure of Transaction -- The Group 3 Asset" in this
Supplement.

     See "Payments -- Redemption and Exchange" in the Series C035 Asset Offering Circular, "General Information -- Structure of Transaction" and "Prepayment and Yield Analysis" in this Supplement and Exhibits I and II to this Supplement.

Mortgage Characteristics (as of February 1, 1997)

     Group 1, Group 2 and Group 3 Assets -- Assumed Mortgage Characteristics

                                      Remaining Term                                         Per Annum
                                       to Maturity        Loan Age         Per Annum       Interest Rate
Asset Group     Principal Balance      (in months)       (in months)     Interest Rate     of Related PCs
-----------     -----------------     --------------     -----------     -------------     --------------
     1           $    581,287,000           357                3             8.150%             7.5%
     2              1,200,000,000           356                4             8.550              8.0
     3                483,400,000           348                8             8.485              8.0

     Group 4 Asset -- Mortgage Characteristics

              Weighted
              Average          Weighted         Weighted
           Remaining Term       Average          Average           Per Annum
            to Maturity        Loan Age         Per Annum       Interest Rate of
Series      (in months)       (in months)     Interest Rate       Related PCs
-------    --------------     -----------     -------------     ----------------
 1669            312               37             7.045%               6.5%

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- The Mortgages" in this Supplement.

                              AVAILABLE INFORMATION

     Investors should purchase Securities only if they have read and understood this Supplement, the Multiclass PC Offering Circular and the following documents:

        -Freddie Mac's Offering Circular Supplements (each, an "Asset Offering
         Circular") for its Series C035 CPCs (the "Series C035 Asset Offering Circular") and Series 1669 Multiclass PCs (the "Series 1669 Asset Offering Circular"), the cover pages and Terms Sheets from which are attached to this Supplement.

        - Freddie Mac's Mortgage Participation Certificates Offering Circular dated September 1, 1995 (the "PC Offering Circular"), which describes Gold PCs generally.

        -Freddie Mac's Giant Participation Certificates and Other Pass-Through
         Certificates Offering Circular dated January 1, 1997 (the "Giant PC Offering Circular"), which describes Gold Giant PCs generally.

        -Freddie Mac's Information Statement dated March 29, 1996, its
         Information Statement Supplements dated May 15, 1996, August 14, 1996, November 14, 1996 and January 30, 1997 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

     This Supplement incorporates by reference the documents listed above. Investors can order these documents: from Freddie Mac, by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/450-3777); or from the Underwriter, by writing or calling its Prospectus Department at One MetroTech Center North, Brooklyn, New York, 11201-3859 (phone 212/272-1581).

     Freddie Mac will publish a Supplemental Statement applicable to this Series shortly after the Closing Date. Investors can obtain the Supplemental Statement, any offering materials for specific PCs and historic and current information concerning specific PCs from Freddie Mac's Investor Inquiry Department.

     Freddie Mac's Internet Web-Site (http://www.freddiemac.com) will display this Supplement, the Supplemental Statement, schedules of the PCs and information, updated monthly, regarding each Class of this Series.

                             GENERAL INFORMATION

Multiclass PC Agreement

     Freddie Mac will create the Securities under the Multiclass Mortgage Participation Certificate Agreement dated as of January 1, 1997, and a Terms Supplement, to be dated the Closing Date (together, the "Multiclass PC Agreement"). Investors can order copies of the Multiclass PC Agreement by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown under "Available Information" in this Supplement. The Multiclass PC Agreement is incorporated by reference in this Supplement.

     Holders and anyone having a beneficial interest in the Securities should refer to the Multiclass PC Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Multiclass PCs or MACR Certificates will acquire their Securities subject to all terms and conditions of the Multiclass PC Agreement, including the Terms Supplement.

Form of Securities

     The Regular Classes of Multiclass PCs and the MACR Classes will be issued and may be held of record and transferred only on the book-entry system of the Federal Reserve Banks by entities eligible to maintain book-entry accounts with a Federal Reserve Bank ("Fed Participants"). The Residual Classes will be issued and may be held of record only in certificated form and will be transferable at Texas Commerce Bank National Association or its successor (the "Registrar"). The Classes will be issued in the denominations specified under "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers" in the Multiclass PC Offering Circular.

Holders

     The term "Holders" means (i) in the case of a Regular Class of Multiclass PCs or a MACR Class, the Fed Participants that appear on the book-entry records of a Federal Reserve Bank as holders of that Class and (ii) in the case of a Residual Class, the entities or individuals that appear on the records of the Registrar as the registered holders of that Class. The beneficial owner of a Security is not necessarily the Holder.

Structure of Transaction

     General

     This Series will be a "Double-Tier Series." The Regular Classes of Multiclass PCs and the R Class will represent beneficial ownership interests in the Upper-Tier REMIC Pool. The Upper-Tier REMIC Pool will consist of the classes of "regular interests" in two Lower-Tier REMIC Pools (the "Mortgage Securities"). The RA and RB Classes will each represent the residual interest in a separate Lower-Tier REMIC Pool.

     The first Lower-Tier REMIC Pool will contain the Group 1, Group 2 and Group 4 Assets. The other Lower-Tier REMIC Pool will contain the Group 3 Asset and a non-interest bearing cash deposit of $65,577.32 (the "Cash Deposit") to be applied to the payment of interest on the N Class (and its corresponding Mortgage Security) through the twelfth Payment Date. See "Payments -- Interest -- Fixed Rate Classes" in this Supplement.

     The Underwriter intends to acquire the Assets in privately negotiated transactions before delivering them to Freddie Mac on the Closing Date. On the Closing Date, Freddie Mac expects to acquire the Assets from the Underwriter in exchange for the Multiclass PCs.

     The Group 1 and Group 2 Assets

     The Group 1 and Group 2 Assets are PCs, which may include Gold PCs and/or Gold Giant PCs. Gold PCs represent undivided interests in discrete pools consisting of specified Mortgages. Gold Giant PCs represent beneficial ownership interests in discrete pools consisting of specified Gold PCs (or, in some cases, other Gold Giant PCs).

     The Group 3 Asset

     The Group 3 Asset will represent an interest in a "Pass-Through Pool" consisting of a single Giant PC and the rights of such Pass-Through Pool under a Guaranteed Investment and Fee Contract (a "GIFC"), as described in the Series C035 Asset Offering Circular. The Giant PC will represent a pass-through interest in the cash flows provided by its underlying PCs. The PCs will include Gold PCs and/or Gold Giant PCs.

     The Group 3 Asset is described generally under "Terms Sheet -- The Assets" in this Supplement. For additional information about the Group 3 Asset, see the Series C035 Asset Offering Circular and "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- The Group 3 Asset" in this Supplement. The cover page and terms sheet from the Series C035 Asset Offering Circular are reproduced as Exhibit I to this Supplement.

     The Group 3 Asset may be redeemed by Freddie Mac at the direction of the holder of the Call Class of Series C035 on any Payment Date beginning in February 1998 if, as of the date Freddie Mac receives notice of intention to redeem, the market value of the Giant PC underlying the Group 3 Asset exceeds its principal amount. A redemption is most likely to occur if prevailing interest rates have declined. See "Prepayment and Yield Analysis -- Yield Considerations" in this Supplement.

     The holder of the Call Class may exercise its option to cause a redemption of the Group 3 Asset upon payment to Freddie Mac of a fee equal to 1/32 of 1% of the outstanding principal amount of the Group 3 Asset (but not less than $7,500). The redemption price of the Group 3 Asset will equal the sum of:

          (a) its outstanding principal amount;

          (b) 30 days' interest on such principal amount at 8% per annum; and

          (c) additional interest at 8% per annum for the period from the first day of the month of redemption to the redemption date, calculated on the principal amount to which the Group 3 Asset would have been reduced on that redemption date if no redemption were to occur (that is, approximately 14 days' interest on such reduced principal amount).

Payment of the redemption price will be in lieu of any payment of principal and interest that would otherwise be made on that Payment Date. Upon a redemption, the holder of the Call Class will receive the Giant PC underlying the Group 3 Asset. See "Payments -- Redemption and Exchange" in the Series C035 Asset Offering Circular.

     Upon a redemption of the Group 3 Asset, each Holder of a Callable Class of this Series will receive the outstanding principal amount of that Holder's Security plus 30 days' interest at its applicable Class Coupon on such principal amount. In addition, each Holder of a related Fixed Rate Class will receive additional interest at the applicable Class Coupon (as adjusted to 7.25%, in the case of the N Class) for the period from the first day of the month of redemption to the redemption date, based on a principal amount equal to the principal amount of the Holder's Security that would have remained outstanding immediately after such redemption date if no redemption were to occur (that is, approximately 14 days' interest on such, possibly reduced, principal amount). Such additional accrued interest will not be payable on the Floating Rate and Inverse Floating Rate Classes. The RB Class will receive any additional interest payable on the Group 3 Asset in excess of that which is passed through to Holders of the Callable Classes.

     If the holder of the Call Class notifies Freddie Mac that it intends to exercise its option to redeem the Group 3 Asset, Freddie Mac, prior to the last day of the calendar month preceding the month in which such redemption is to occur, will notify the Holders of any outstanding Callable Classes of this Series that such Classes will be retired on the next Payment Date. On the first business day of the month of redemption, Freddie Mac will reduce the Class Factor for each such outstanding Callable Class to zero.

     The Group 4 Asset

     The Group 4 Asset is a Class of Freddie Mac Multiclass PCs, Series 1669.

     The Group 4 Asset is described generally under "Terms Sheet -- The Assets" in this Supplement. For additional information about the Group 4 Asset, see the Series 1669 Asset Offering Circular and "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations -- The Group 4 Asset" in this Supplement. The cover page and terms sheet from the Series 1669 Asset Offering Circular are reproduced as Exhibit II to this Supplement.

     It should be noted that there have been material changes in facts and circumstances since the date of the Series 1669 Asset Offering Circular, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information set forth in, such document.

The Mortgages

     The Mortgages underlying the Assets are fixed-rate, first lien, residential mortgages and mortgage participations. For purposes of this Supplement, Freddie Mac has made certain assumptions regarding the remaining terms to maturity, loan ages and interest rates of the Mortgages underlying the Group 1, Group 2 and Group 3 Assets. See "Terms Sheet -- Mortgage Characteristics" in this Supplement. The weighted average remaining terms to maturity, weighted average loan age and weighted average interest rates of the Mortgages underlying the Group 4 Asset, as of February 1, 1997, are shown under "Terms Sheet -- Mortgage Characteristics" in this Supplement. However, the characteristics of most of the Mortgages differ from those assumed or shown, in some cases significantly. This is the case even if the weighted average characteristics of the Mortgages are the same as those of mortgages having the characteristics assumed or shown. Small differences in the characteristics of the Mortgages underlying each Asset Group can have a significant effect on the payment behavior of the related Assets and the weighted average lives and yields of the related Classes. See "Prepayment and Yield Analysis" in this Supplement.

                                    PAYMENTS

Payment Dates; Record Dates

     Freddie Mac will make payments of principal and interest on the Securities to Holders entitled to such payments on the 15th of each month or, if the 15th is not a "Business Day," on the next Business Day (a "Payment Date"), beginning in the month following the Closing Date.

     On each Payment Date, any payment on a Security will be made to the Holder of record as of the end of the preceding calendar month (each, a "Record Date").

Method of Payment

     A Federal Reserve Bank will credit payments on the Regular Classes of Multiclass PCs and the MACR Classes to the accounts of Holders of these Classes monthly on each Payment Date. The Registrar will mail any payments on the Residual Classes by check to the addresses of the Holders of these Classes as they appear on the Registrar's records, not later than the applicable Payment Date. A Holder of a Residual Class will be required to present the Holder's certificate to the Registrar for payment under the circumstances described under "Description of Multiclass PCs -- Form of Multiclass PCs, Holders, Minimum Principal Amounts and Transfers" in the Multiclass PC Offering Circular.

     A Holder that is not also the beneficial owner of a Security, and each other financial intermediary in the chain to the beneficial owner, will be responsible for remitting payments to their customers.

Interest

     Freddie Mac will pay interest on each Payment Date to the Holders of each Class of Securities on which interest has accrued, except in the case of an Accrual Class, which will receive payments as described under "Accrual Classes" below.

     Categories of Classes

     For purposes of interest payments, the Classes of Multiclass PCs will be categorized as shown under "Interest Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Interest Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page and Appendix 1 are explained under "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

     Accrual Periods

     The Accrual Period for the Fixed Rate Classes will be the calendar month preceding the related Payment Date. The Accrual Period for the Floating Rate and Inverse Floating Rate Classes will be from the 15th of the month preceding the related Payment Date to the 15th of the month of that Payment Date. In each case, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on any Class on any Payment Date will consist of 30 days' interest on its balance as of the related Record Date. In addition, upon a redemption of the Group 3 Asset, Holders of certain Callable Classes will receive additional interest as described under "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement.

     Fixed Rate Classes

     The Fixed Rate Classes (other than the N Class) will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     The N Class will bear interest during the first 12 Accrual Periods at a Class Coupon of 9.00% per annum and will bear interest thereafter at a Class Coupon of 7.25% per annum. The Cash Deposit will be applied to the payment of interest on the N Class through the twelfth Payment Date. As of any Payment Date, to the extent that the balance remaining in the Cash Deposit exceeds the amount that may be necessary to pay interest on the N Class on subsequent Payment Dates, such excess will be passed through to the Holders of the RB Class.

     Principal Only Classes

     The P, PN, PO, PQ and PR Classes will be Principal Only Classes and will not bear interest.

     Notional Classes

     The Notional Classes will not receive principal payments. For convenience in describing interest payments, the Notional Classes will have notional principal amounts. The table under "Terms Sheet -- Notional Classes" in this Supplement shows the original notional principal amounts of the Notional Classes and the Class or Classes with which each Notional Class (or portion thereof) will reduce proportionately.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as shown under "Terms Sheet -- Class Coupons" in this Supplement. The Class Coupons for the Floating Rate and Inverse Floating Rate Classes will be based on the arithmetic mean of the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR").

     For information regarding the manner in which Freddie Mac determines LIBOR and calculates the Class Coupons for the Floating Rate and Inverse Floating Rate Classes, see "Description of Multiclass PCs -- Interest Rate Indices" in the Multiclass PC Offering Circular.

     Freddie Mac's determination of LIBOR and its calculation of the Class Coupons will be final, except in the case of clear error. Investors can get LIBOR levels and the Class Coupons for the current and preceding Accrual Periods from Freddie Mac's Internet Web-Site or by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone numbers shown under "Available Information" in this Supplement.

     Accrual Classes

     The Z and ZA Classes will be Accrual Classes. No payments of interest will be made on the Accrual Classes; rather, interest accrued on each Accrual Class during each Accrual Period will be added to its principal amount on the related Payment Date. Payments of principal on each Accrual Class (including accrued interest that has been added to its principal amount) will be made as described under "Terms Sheet -- Allocation of Principal" in this Supplement.

Principal

     Freddie Mac will pay principal on each applicable Payment Date to the Holders of the Classes on which principal is then due. The Holders of each such Class will receive principal payments on a pro rata basis among the Securities of that Class.

     Categories of Classes

     For purposes of principal payments, the Classes of Multiclass PCs will be categorized as shown under "Principal or Other Type" on the cover page of this Supplement, and the MACR Classes will be categorized as shown under "Principal or Other Type" on Appendix 1 to this Supplement. The abbreviations used on the cover page or Appendix 1 are explained under "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

     Component Classes

     For convenience in describing principal payments, the F, FA, FB, FD, FE and PG Classes will be "Component Classes." Each will be deemed to consist of two "Components" having the designations and original principal amounts shown under "Terms Sheet -- Components" in this Supplement. The Components of each Component Class, together, will constitute a single Class and will not be separately issued or transferable.

     Amount of Payments

     The total amount of principal payments that will be made on the Securities on each Payment Date will equal the sum of:

        -the amount of interest, if any, accrued on the Z Class during the related Accrual Period and not payable as interest on that Payment Date (the "Z Accrual Amount");

        -the amount of interest, if any, accrued on the ZA Class during the related Accrual Period and not payable as interest on that Payment Date (the "ZA Accrual Amount");

        -the amount of principal payments required to be made on that Payment
         Date on the Group 1 Assets (the "Group 1 Asset Principal Amount");

        -the amount of principal payments required to be made on that Payment
         Date on the Group 2 Assets (the "Group 2 Asset Principal Amount");

        -the amount of principal payments required to be made on that Payment
         Date on the Group 3 Asset (the "Group 3 Asset Principal Amount"); and

        -the amount of principal payments, if any, required to be made on that Payment Date on the Group 4 Asset (the "Group 4 Asset Principal Amount").

     Allocation of Payments

     On each Payment Date, Freddie Mac will pay the Z and ZA Accrual Amounts and the Group 1, Group 2, Group 3 and Group 4 Asset Principal Amounts as described under "Terms Sheet -- Allocation of Principal" in this Supplement. Principal that is allocable to the Classes receiving payments from a particular Asset Group will be allocated only to those Classes and will not be available for Classes receiving payments from the other Asset Groups.

     Targeted Balances Schedules

     The schedules of "Targeted Balances" are shown below.

                               Targeted Balances*

                                     Group 1
                           PAC Classes and Components

    Payment Date
-----------------------
                              F-1               FA-1               FB-1             FD-1               FE-1                PA
March 15, 1997.........  $ 6,416,631.92    $11,016,682.76    $ 9,873,994.26   $10,635,786.26     $ 5,859,937.58     $35,042,442.07
April 15, 1997.........    6,345,433.50     10,894,442.55      9,764,433.23    10,517,772.45       5,794,916.19      34,653,614.00
May 15, 1997...........    6,266,169.62     10,758,354.81      9,642,460.98    10,386,389.87       5,722,529.09      34,220,738.97
June 15, 1997..........    6,178,863.37     10,608,459.13      9,508,113.00    10,241,676.77       5,642,797.35      33,743,942.95
July 15, 1997..........    6,083,541.95     10,444,802.28      9,361,431.20    10,083,678.27       5,555,745.83      33,223,374.65
August 15, 1997........    5,980,236.76     10,267,438.12      9,202,463.87     9,912,446.40       5,461,403.20      32,659,205.45
September 15, 1997.....    5,868,983.33     10,076,427.67      9,031,265.68     9,728,040.04       5,359,801.89      32,051,629.37
October 15, 1997.......    5,749,821.30      9,871,838.99      8,847,897.65     9,530,524.91       5,250,978.13      31,400,862.98
November 15, 1997......    5,622,794.45      9,653,747.23      8,652,427.13     9,319,973.57       5,134,971.88      30,707,145.29
December 15, 1997......    5,487,950.62      9,422,234.55      8,444,927.74     9,096,465.34       5,011,826.84      29,970,737.63
January 15, 1998.......    5,345,341.74      9,177,390.08      8,225,479.39     8,860,086.24       4,881,590.42      29,191,923.49
February 15, 1998......    5,195,023.73      8,919,309.86      7,994,168.14     8,610,929.02       4,744,313.71      28,371,008.40
March 15, 1998.........    5,037,056.55      8,648,096.81      7,751,086.25     8,349,093.03       4,600,051.45      27,508,319.72
April 15, 1998.........    4,871,504.10      8,363,860.65      7,496,332.05     8,074,684.20       4,448,862.00      26,604,206.43
May 15, 1998...........    4,698,434.20      8,066,717.82      7,230,009.90     7,787,814.94       4,290,807.31      25,659,038.94
June 15, 1998..........    4,517,918.56      7,756,791.43      6,952,230.15     7,488,604.11       4,125,952.85      24,673,208.84
July 15, 1998..........    4,330,032.71      7,434,211.17      6,663,109.03     7,177,176.90       3,954,367.60      23,647,128.63
August 15, 1998........    4,134,855.97      7,099,113.21      6,362,768.59     6,853,664.79       3,776,124.01      22,581,231.46
September 15, 1998.....    3,932,471.37      6,751,640.12      6,051,336.62     6,518,205.42       3,591,297.90      21,475,970.85
October 15, 1998.......    3,722,965.63      6,391,940.78      5,728,946.54     6,170,942.51       3,399,968.47      20,331,820.34
November 15, 1998......    3,506,429.07      6,020,170.27      5,395,737.35     5,812,025.78       3,202,218.19      19,149,273.19
December 15, 1998......    3,282,955.56      5,636,489.74      5,051,853.49     5,441,610.82       2,998,132.81      17,928,842.04
January 15, 1999.......    3,052,642.45      5,241,066.32      4,697,444.77     5,059,858.98       2,787,801.20      16,671,058.52
February 15, 1999......    2,815,590.49      4,834,073.02      4,332,666.22     4,666,937.27       2,571,315.41      15,376,472.88
March 15, 1999.........    2,571,903.78      4,415,688.54      3,957,678.03     4,263,018.24       2,348,770.48      14,045,653.61
April 15, 1999.........    2,321,689.68      3,986,097.22      3,572,645.41     3,848,279.83       2,120,264.46      12,679,187.02
May 15, 1999...........    2,065,058.73      3,545,488.84      3,177,738.46     3,422,905.28       1,885,898.30      11,277,676.78
June 15, 1999..........    1,809,691.61      3,107,050.33      2,784,776.30     2,999,625.56       1,652,686.33       9,883,068.57
July 15, 1999..........    1,555,581.73      2,670,770.36      2,393,748.81     2,578,429.77       1,420,622.52       8,495,326.39
August 15, 1999........    1,302,722.53      2,236,637.69      2,004,645.88     2,159,307.02       1,189,700.89       7,114,414.43
September 15, 1999.....    1,051,107.49      1,804,641.12      1,617,457.49     1,742,246.52         959,915.48       5,740,297.07
October 15, 1999.......      800,730.13      1,374,769.49      1,232,173.64     1,327,237.50         731,260.36       4,372,938.88
November 15, 1999......      551,583.98        947,011.74        848,784.40       914,269.26         503,729.64       3,012,304.58
December 15, 1999......      303,662.63        521,356.82        467,279.88       503,331.16         277,317.45       1,658,359.11
January 15, 2000.......       56,959.67         97,793.77         87,650.26        94,412.60          52,017.96         311,067.55
February 15, 2000
  and after............            0.00              0.00              0.00             0.00               0.00               0.00

    Payment Date
--------------------
                                PB
January 15, 2000
  and before........      $   39,288,000.00
February 15, 2000...          36,971,389.79
March 15, 2000......          33,969,693.24
April 15, 2000......          30,982,734.84
May 15, 2000........          28,010,437.68
June 15, 2000.......          25,052,725.21
July 15, 2000.......          22,109,521.29
August 15, 2000.....          19,180,750.17
September 15,
  2000..............          16,266,336.49
October 15, 2000....          13,366,205.26
November 15, 2000...          10,480,281.90
December 15, 2000...           7,608,492.19
January 15, 2001....           4,750,762.30
February 15, 2001...           1,907,018.76
    Payment Date
--------------------
                                PB
                             continued
March 15, 2001
  and after.........      $            0.00

                                PC
February 15, 2001
  and before........      $   28,964,000.00
March 15, 2001......          28,041,188.51
April 15, 2001......          25,225,198.84
May 15, 2001........          22,422,977.41
June 15, 2001.......          19,634,452.26
July 15, 2001.......          16,859,551.79
August 15, 2001.....          14,098,204.79
September 15,
  2001..............          11,350,340.37
October 15, 2001....           8,615,888.05
November 15, 2001...           5,894,777.67
December 15, 2001...           3,186,939.47
January 15, 2002....             492,304.01
    Payment Date
--------------------
                                PC
                             continued
February 15, 2002
  and after.........      $            0.00

                                PD
January 15, 2002
  and before........      $   65,445,000.00
February 15, 2002...          63,255,802.22
March 15, 2002......          60,587,365.39
April 15, 2002......          57,931,925.16
May 15, 2002........          55,289,413.50
June 15, 2002.......          52,659,762.75
July 15, 2002.......          50,042,905.59
August 15, 2002.....          47,438,775.05
September 15,
  2002..............          44,847,304.48
October 15, 2002....          42,268,427.59
November 15, 2002...          39,702,078.44
December 15, 2002...          37,148,191.40
January 15, 2003....          34,606,701.19

---------------
* The Targeted Balances, Higher Targeted Balances and Lower Targeted Balances were calculated using, among other things, the applicable "structuring rate" or "structuring range" shown under "Terms Sheet -- Allocation of Principal" in this Supplement. See "Prepayment and Yield Analysis" in this Supplement.

    Payment Date
--------------------
                                PD
                             continued
February 15, 2003...      $   32,077,542.87
March 15, 2003......          29,560,651.81
April 15, 2003......          27,055,963.73
May 15, 2003........          24,563,414.69
June 15, 2003.......          22,082,941.04
July 15, 2003.......          19,614,479.48
August 15, 2003.....          17,157,967.03
September 15,
  2003..............          14,713,341.04
October 15, 2003....          12,280,539.16
November 15, 2003...           9,859,499.38
December 15, 2003...           7,450,159.99
January 15, 2004....           5,052,459.61
February 15, 2004...           2,666,337.16
March 15, 2004......             291,731.88
April 15, 2004
  and after.........                   0.00

                                PE
March 15, 2004
  and before........      $   15,953,900.00
    Payment Date
--------------------
                                PE
                             continued
April 15, 2004......      $   13,882,483.32
May 15, 2004........          11,530,731.33
June 15, 2004.......           9,190,316.09
July 15, 2004.......           6,861,178.07
August 15, 2004.....           4,543,258.04
September 15,
  2004..............           2,236,497.07
October 15, 2004
  and after.........                   0.00

                               PG-1
September 15, 2004
  and before........      $   33,245,100.00
October 15, 2004....          33,185,936.55
November 15, 2004...          30,901,318.16
December 15, 2004...          28,627,683.87
    Payment Date
--------------------
                               PG-1
                             continued
January 15, 2005....      $   26,364,975.95
February 15, 2005...          24,113,136.98
March 15, 2005......          21,872,109.81
April 15, 2005......          19,641,837.60
May 15, 2005........          17,422,263.79
June 15, 2005.......          15,213,332.11
July 15, 2005.......          13,014,986.59
August 15, 2005.....          10,827,171.52
September 15,
  2005..............           8,649,831.51
October 15, 2005....           6,482,911.41
November 15, 2005...           4,327,343.58
December 15, 2005...           2,205,518.48
January 15, 2006....             116,919.74
February 15, 2006
  and after.........                   0.00

    Payment Date
--------------------
                               PG-2                     PK
January 15, 2006
  and before........      $   57,651,700.00       $   40,975,300.00
February 15, 2006...          56,236,259.56           40,451,779.25
March 15, 2006......          54,758,986.13           39,905,388.69
April 15, 2006......          53,304,870.95           39,367,563.55
May 15, 2006........          51,873,559.38           38,838,172.63
June 15, 2006.......          50,464,702.13           38,317,086.77
July 15, 2006.......          49,077,955.18           37,804,178.72
August 15, 2006.....          47,712,979.76           37,299,323.17
September 15,
  2006..............          46,369,442.19           36,802,396.72
October 15, 2006....          45,047,013.86           36,313,277.82
November 15, 2006...          43,745,371.12           35,831,846.77
December 15, 2006...          42,464,195.22           35,357,985.67
January 15, 2007....          41,203,172.26           34,891,578.42
February 15, 2007...          39,961,993.05           34,432,510.66
March 15, 2007......          38,740,353.13           33,980,669.79
April 15, 2007......          37,537,952.62           33,535,944.88
May 15, 2007........          36,354,496.19           33,098,226.71
June 15, 2007.......          35,189,692.98           32,667,407.70
July 15, 2007.......          34,043,256.54           32,243,381.91
August 15, 2007.....          32,914,904.77           31,826,044.98
September 15,
  2007..............          31,804,359.82           31,415,294.16
October 15, 2007....          30,711,348.08           31,011,028.24
November 15, 2007...          29,635,600.06           30,613,147.56
December 15, 2007...          28,576,850.38           30,221,553.95
January 15, 2008....          27,534,837.66           29,836,150.75
February 15, 2008...          26,509,304.50           29,456,842.75
March 15, 2008......          25,499,997.39           29,083,536.18
April 15, 2008......          24,506,666.68           28,716,138.71
May 15, 2008........          23,529,066.49           28,354,559.40
June 15, 2008.......          22,566,954.68           27,998,708.68
July 15, 2008.......          21,620,092.78           27,648,498.36
August 15, 2008.....          20,688,245.94           27,303,841.57
September 15,
  2008..............          19,771,182.87           26,964,652.77
October 15, 2008....          18,868,675.80           26,630,847.71
November 15, 2008...          17,980,500.39           26,302,343.42
December 15, 2008...          17,106,435.74           25,979,058.20
January 15, 2009....          16,246,264.28           25,660,911.57
February 15, 2009...          15,399,771.76           25,347,824.29
March 15, 2009......          14,566,747.17           25,039,718.32
April 15, 2009......          13,746,982.71           24,736,516.79
May 15, 2009........          12,940,273.74           24,438,144.02
    Payment Date
--------------------
                               PG-2                     PK
                             continued               continued
June 15, 2009.......      $   12,146,418.71       $   24,144,525.46
July 15, 2009.......          11,365,219.16           23,855,587.71
August 15, 2009.....          10,596,479.63           23,571,258.48
September 15,
  2009..............           9,840,007.63           23,291,466.57
October 15, 2009....           9,095,613.59           23,016,141.86
November 15, 2009...           8,363,110.85           22,745,215.32
December 15, 2009...           7,642,315.55           22,478,618.94
January 15, 2010....           6,933,046.65           22,216,285.76
February 15, 2010...           6,235,125.85           21,958,149.85
March 15, 2010......           5,548,377.58           21,704,146.24
April 15, 2010......           4,872,628.91           21,454,211.00
May 15, 2010........           4,207,709.58           21,208,281.14
June 15, 2010.......           3,553,451.88           20,966,294.64
July 15, 2010.......           2,909,690.69           20,728,190.42
August 15, 2010.....           2,276,263.37           20,493,908.33
September 15,
  2010..............           1,653,009.78           20,263,389.14
October 15, 2010....           1,039,772.21           20,036,574.52
November 15, 2010...             436,395.34           19,813,407.01
December 15, 2010
  and after.........                   0.00             --

December 15, 2010...                                  19,436,556.29
January 15, 2011....                                  18,636,402.22
February 15, 2011...                                  17,849,136.96
March 15, 2011......                                  17,074,560.43
April 15, 2011......                                  16,312,475.59
May 15, 2011........                                  15,562,688.41
June 15, 2011.......                                  14,825,007.81
July 15, 2011.......                                  14,099,245.64
August 15, 2011.....                                  13,385,216.58
September 15,
  2011..............                                  12,682,738.19
October 15, 2011....                                  11,991,630.77
November 15, 2011...                                  11,311,717.38
December 15, 2011...                                  10,642,823.77
January 15, 2012....                                   9,984,778.36
February 15, 2012...                                   9,337,412.18
March 15, 2012......                                   8,700,558.85
April 15, 2012......                                   8,074,054.50
May 15, 2012........                                   7,457,737.80
June 15, 2012.......                                   6,851,449.87
July 15, 2012.......                                   6,255,034.25
August 15, 2012.....                                   5,668,336.86

    Payment Date
--------------------
                                                        PK
                                                     continued
September 15,
  2012..............                              $    5,091,206.01
October 15, 2012....                                   4,523,492.30
November 15, 2012...                                   3,965,048.61
December 15, 2012...                                   3,415,730.09
January 15, 2013....                                   2,875,394.09
February 15, 2013...                                   2,343,900.14
March 15, 2013......                                   1,821,109.93
April 15, 2013......                                   1,306,887.25
May 15, 2013........                                     801,098.00
June 15, 2013.......                                     303,610.10
July 15, 2013
  and after.........                                           0.00

                                                        PJ
June 15, 2013
  and before........                              $   26,428,000.00
July 15, 2013.......                                  26,242,293.51
August 15, 2013.....                                  25,761,020.18
September 15,
  2013..............                                  25,287,664.03
October 15, 2013....                                  24,822,100.87
November 15, 2013...                                  24,364,208.47
December 15, 2013...                                  23,913,866.43
January 15, 2014....                                  23,470,956.22
February 15, 2014...                                  23,035,361.10
March 15, 2014......                                  22,606,966.14
April 15, 2014......                                  22,185,658.18
May 15, 2014........                                  21,771,325.76
June 15, 2014.......                                  21,363,859.17
July 15, 2014.......                                  20,963,150.36
August 15, 2014.....                                  20,569,092.95
September 15,
  2014..............                                  20,181,582.17
October 15, 2014....                                  19,800,514.88
November 15, 2014...                                  19,425,789.53
December 15, 2014...                                  19,057,306.10
January 15, 2015....                                  18,694,966.13
February 15, 2015...                                  18,338,672.67
March 15, 2015......                                  17,988,330.25
April 15, 2015......                                  17,643,844.88
May 15, 2015........                                  17,305,124.00
June 15, 2015.......                                  16,972,076.48
July 15, 2015.......                                  16,644,612.60
August 15, 2015.....                                  16,322,644.02
September 15,
  2015..............                                  16,006,083.73
October 15, 2015....                                  15,694,846.10
November 15, 2015...                                  15,388,846.80
December 15, 2015...                                  15,088,002.79
January 15, 2016....                                  14,792,232.31
February 15, 2016...                                  14,501,454.88
March 15, 2016......                                  14,215,591.24
April 15, 2016......                                  13,934,563.36
May 15, 2016........                                  13,658,294.41
June 15, 2016.......                                  13,386,708.74
July 15, 2016.......                                  13,119,731.87
August 15, 2016.....                                  12,857,290.49
September 15,
  2016..............                                  12,599,312.38
October 15, 2016....                                  12,345,726.47
November 15, 2016...                                  12,096,462.76
December 15, 2016...                                  11,851,452.36
January 15, 2017....                                  11,610,627.42
February 15, 2017...                                  11,373,921.14
March 15, 2017......                                  11,141,267.77
April 15, 2017......                                  10,912,602.56
May 15, 2017........                                  10,687,861.77
June 15, 2017.......                                  10,466,982.64
July 15, 2017.......                                  10,249,903.38
August 15, 2017.....                                  10,036,563.16
September 15,
  2017..............                                   9,826,902.09

    Payment Date
--------------------
                                                        PJ
                                                     continued
October 15, 2017....                              $    9,620,861.21
November 15, 2017...                                   9,418,382.47
December 15, 2017...                                   9,219,408.71
January 15, 2018....                                   9,023,883.68
February 15, 2018...                                   8,831,751.97
March 15, 2018......                                   8,642,959.06
April 15, 2018......                                   8,457,451.26
May 15, 2018........                                   8,275,175.70
June 15, 2018.......                                   8,096,080.36
July 15, 2018.......                                   7,920,114.01
August 15, 2018.....                                   7,747,226.21
September 15,
  2018..............                                   7,577,367.31
October 15, 2018....                                   7,410,488.43
November 15, 2018...                                   7,246,541.46
December 15, 2018...                                   7,085,479.03
January 15, 2019....                                   6,927,254.49
February 15, 2019...                                   6,771,821.94
March 15, 2019......                                   6,619,136.18
April 15, 2019......                                   6,469,152.73
May 15, 2019........                                   6,321,827.78
June 15, 2019.......                                   6,177,118.21
July 15, 2019.......                                   6,034,981.58
August 15, 2019.....                                   5,895,376.11
September 15,
  2019..............                                   5,758,260.65
October 15, 2019....                                   5,623,594.73
November 15, 2019...                                   5,491,338.47
December 15, 2019...                                   5,361,452.64
January 15, 2020....                                   5,233,898.61
February 15, 2020...                                   5,108,638.37
March 15, 2020......                                   4,985,634.47
April 15, 2020......                                   4,864,850.08
May 15, 2020........                                   4,746,248.93
June 15, 2020.......                                   4,629,795.31
July 15, 2020.......                                   4,515,454.08
August 15, 2020.....                                   4,403,190.65
September 15,
  2020..............                                   4,292,970.96
October 15, 2020....                                   4,184,761.50
November 15, 2020...                                   4,078,529.26
December 15, 2020...                                   3,974,241.78
January 15, 2021....                                   3,871,867.09
February 15, 2021...                                   3,771,373.70
March 15, 2021......                                   3,672,730.67
April 15, 2021......                                   3,575,907.48
May 15, 2021........                                   3,480,874.14
June 15, 2021.......                                   3,387,601.10
July 15, 2021.......                                   3,296,059.30
August 15, 2021.....                                   3,206,220.11
September 15,
  2021..............                                   3,118,055.36
October 15, 2021....                                   3,031,537.33
November 15, 2021...                                   2,946,638.74
December 15, 2021...                                   2,863,332.72
January 15, 2022....                                   2,781,592.83
February 15, 2022...                                   2,701,393.06
March 15, 2022......                                   2,622,707.80
April 15, 2022......                                   2,545,511.83
May 15, 2022........                                   2,469,780.36
June 15, 2022.......                                   2,395,488.95
July 15, 2022.......                                   2,322,613.59
August 15, 2022.....                                   2,251,130.61
September 15,
  2022..............                                   2,181,016.74
October 15, 2022....                                   2,112,249.07
November 15, 2022...                                   2,044,805.04
December 15, 2022...                                   1,978,662.47
January 15, 2023....                                   1,913,799.51
February 15, 2023...                                   1,850,194.67
March 15, 2023......                                   1,787,826.79
April 15, 2023......                                   1,726,675.06

    Payment Date
--------------------
                                                        PJ
                                                     continued
June 15, 2023.......                              $    1,607,938.38
July 15, 2023.......                                   1,550,313.42
August 15, 2023.....                                   1,493,824.58
September 15,
  2023..............                                   1,438,452.63
October 15, 2023....                                   1,384,178.66
November 15, 2023...                                   1,330,984.05
December 15, 2023...                                   1,278,850.48
January 15, 2024....                                   1,227,759.94
February 15, 2024...                                   1,177,694.67
March 15, 2024......                                   1,128,637.23
April 15, 2024......                                   1,080,570.43
May 15, 2024........                                   1,033,477.37
June 15, 2024.......                                     987,341.41
July 15, 2024.......                                     942,146.19
August 15, 2024.....                                     897,875.59
September 15,
  2024..............                                     854,513.77
October 15, 2024....                                     812,045.12
November 15, 2024...                                     770,454.30
December 15, 2024...                                     729,726.21
January 15, 2025....                                     689,845.98
February 15, 2025...                                     650,798.99
March 15, 2025......                                     612,570.86

    Payment Date
--------------------
                                                        PJ
                                                     continued
April 15, 2025......                              $      575,147.42
May 15, 2025........                                     538,514.75
June 15, 2025.......                                     502,659.13
July 15, 2025.......                                     467,567.09
August 15, 2025.....                                     433,225.35
September 15,
  2025..............                                     399,620.85
October 15, 2025....                                     366,740.75
November 15, 2025...                                     334,572.41
December 15, 2025...                                     303,103.39
January 15, 2026....                                     272,321.45
February 15, 2026...                                     242,214.57
March 15, 2026......                                     212,770.89
April 15, 2026......                                     183,978.75
May 15, 2026........                                     155,826.71
June 15, 2026.......                                     128,303.47
July 15, 2026.......                                     101,397.94
August 15, 2026.....                                      75,099.21
September 15,
  2026..............                                      49,396.53
October 15, 2026....                                      24,279.34
November 15, 2026
  and after.........                                           0.00

                              Scheduled Classes

   Payment Date                                                   Higher Targeted Balances
----------------------------    --------------------------------------------------------------------------------------------------
                                      F-2                 FA-2                FB-2               FD-2                FE-2
March 15, 1997..............        $15,373,258.85       $26,394,271.26      $23,656,568.25     $25,481,703.92      $14,039,506.05
April 15, 1997..............         15,318,808.97        26,300,786.53       23,572,780.08      25,391,451.38       13,989,780.13
May 15, 1997................         15,256,928.18        26,194,543.71       23,477,557.13      25,288,881.85       13,933,267.99
June 15, 1997...............         15,187,650.27        26,075,600.82       23,370,951.39      25,174,051.34       13,870,000.50
July 15, 1997...............         15,111,019.01        25,944,032.99       23,253,030.23      25,047,032.40       13,800,017.61
August 15, 1997.............         15,027,088.13        25,799,932.48       23,123,876.30      24,907,914.08       13,723,368.40
September 15, 1997..........         14,935,921.28        25,643,408.57       22,983,587.59      24,756,801.90       13,640,111.01
October 15, 1997............         14,837,592.00        25,474,587.53       22,832,277.23      24,593,817.75       13,550,312.58
November 15, 1997...........         14,732,183.64        25,293,612.45       22,670,073.49      24,419,099.78       13,454,049.23
December 15, 1997...........         14,619,789.29        25,100,643.14       22,497,119.61      24,232,802.28       13,351,405.98
January 15, 1998............         14,500,511.64        24,895,855.94       22,313,573.64      24,035,095.49       13,242,476.62
February 15, 1998...........         14,374,462.92        24,679,443.53       22,119,608.25      23,826,165.41       13,127,363.64
March 15, 1998..............         14,241,764.72        24,451,614.65       21,915,410.56      23,606,213.59       13,006,178.07
April 15, 1998..............         14,102,547.87        24,212,593.93       21,701,181.87      23,375,456.88       12,879,039.38
May 15, 1998................         13,956,952.21        23,962,621.48       21,477,137.41      23,134,127.09       12,746,075.31
June 15, 1998...............         13,805,126.51        23,701,952.68       21,243,506.06      22,882,470.77       12,607,421.70
July 15, 1998...............         13,647,228.14        23,430,857.77       21,000,530.03      22,620,748.82       12,463,222.27
August 15, 1998.............         13,483,422.97        23,149,621.48       20,748,464.52      22,349,236.12       12,313,628.50
September 15, 1998..........         13,313,885.05        22,858,542.67       20,487,577.39      22,068,221.20       12,158,799.35
October 15, 1998............         13,138,796.40        22,557,933.86       20,218,148.74      21,778,005.77       11,998,901.04
November 15, 1998...........         12,958,346.76        22,248,120.77       19,940,470.51      21,478,904.30       11,834,106.85
December 15, 1998...........         12,772,733.27        21,929,441.90       19,654,846.08      21,171,243.57       11,664,596.81
January 15, 1999............         12,582,160.20        21,602,247.95       19,361,589.79      20,855,362.17       11,490,557.47
February 15, 1999...........         12,386,838.66        21,266,901.37       19,061,026.50      20,531,610.01       11,312,181.63
March 15, 1999..............         12,186,986.24        20,923,775.75       18,753,491.03      20,200,347.78       11,129,668.00
April 15, 1999..............         11,982,826.74        20,573,255.32       18,439,327.76      19,861,946.39       10,943,220.96
May 15, 1999................         11,774,589.74        20,215,734.27       18,118,890.00      19,516,786.43       10,753,050.19
June 15, 1999...............         11,569,269.58        19,863,221.10       17,802,940.69      19,176,461.22       10,565,543.19
July 15, 1999...............         11,366,832.31        19,515,657.57       17,491,427.63      18,840,914.50       10,380,668.97
August 15, 1999.............         11,167,244.33        19,172,985.96       17,184,299.07      18,510,090.57       10,198,396.83
September 15, 1999..........         10,970,472.31        18,835,149.07       16,881,503.76      18,183,934.20       10,018,696.36
October 15, 1999............         10,776,483.26        18,502,090.23       16,582,990.91      17,862,390.69        9,841,537.40
November 15, 1999...........         10,585,244.47        18,173,753.31       16,288,710.20      17,545,405.83        9,666,890.10
December 15, 1999...........         10,396,723.52        17,850,082.64       15,998,611.75      17,232,925.90        9,494,724.85
January 15, 2000............         10,210,888.32        17,531,023.11       15,712,646.15      16,924,897.68        9,325,012.33
February 15, 2000...........         10,027,707.04        17,216,520.09       15,430,764.45      16,621,268.42        9,157,723.49
March 15, 2000..............          9,847,148.15        16,906,519.43       15,152,918.11      16,321,985.87        8,992,829.53
April 15, 2000..............          9,669,180.41        16,600,967.51       14,879,059.07      16,026,998.24        8,830,301.91
May 15, 2000................          9,493,772.87        16,299,811.18       14,609,139.68      15,736,254.22        8,670,112.37
June 15, 2000...............          9,320,894.85        16,002,997.76       14,343,112.76      15,449,702.96        8,512,232.89
July 15, 2000...............          9,150,515.94        15,710,475.07       14,080,931.51      15,167,294.09        8,356,635.72
August 15, 2000.............          8,982,606.04        15,422,191.41       13,822,549.60      14,888,977.66        8,203,293.34
September 15, 2000..........          8,817,135.30        15,138,095.51       13,567,921.09      14,614,704.23        8,052,178.50
October 15, 2000............          8,654,074.13        14,858,136.61       13,317,000.48      14,344,424.75        7,903,264.19
November 15, 2000...........          8,493,393.23        14,582,264.38       13,069,742.64      14,078,090.65        7,756,523.64
December 15, 2000...........          8,335,063.57        14,310,428.97       12,826,102.92      13,815,653.80        7,611,930.34
January 15, 2001............          8,179,056.35        14,042,580.95       12,586,037.01      13,557,066.48        7,469,457.99
February 15, 2001...........          8,025,343.06        13,778,671.38       12,349,501.02      13,302,281.43        7,329,080.55
March 15, 2001..............          7,873,895.44        13,518,651.72       12,116,451.48      13,051,251.81        7,190,772.22
April 15, 2001..............          7,724,685.49        13,262,473.89       11,886,845.29      12,803,931.19        7,054,507.42
May 15, 2001................          7,577,685.45        13,010,090.26       11,660,639.74      12,560,273.58        6,920,260.81
June 15, 2001...............          7,432,867.81        12,761,453.59       11,437,792.50      12,320,233.38        6,788,007.26
July 15, 2001...............          7,290,205.33        12,516,517.09       11,218,261.65      12,083,765.43        6,657,721.89
August 15, 2001.............          7,149,671.00        12,275,234.40       11,002,005.61      11,850,824.96        6,529,380.03
September 15, 2001..........          7,011,238.05        12,037,559.56       10,788,983.21      11,621,367.60        6,402,957.24
October 15, 2001............          6,874,879.96        11,803,447.03       10,579,153.62      11,395,349.38        6,278,429.30
November 15, 2001...........          6,740,570.44        11,572,851.68       10,372,476.40      11,172,726.73        6,155,772.20
December 15, 2001...........          6,608,283.43        11,345,728.79       10,168,911.46      10,953,456.49        6,034,962.15
January 15, 2002............          6,477,993.13        11,122,034.02        9,968,419.07      10,737,495.84        5,915,975.57
February 15, 2002...........          6,349,673.95        10,901,723.46        9,770,959.86      10,524,802.40        5,798,789.10
March 15, 2002..............          6,223,300.53        10,684,753.56        9,576,494.82      10,315,334.12        5,683,379.58
April 15, 2002..............          6,098,847.74        10,471,081.19        9,384,985.27      10,109,049.35        5,569,724.06
May 15, 2002................          5,976,290.68        10,260,663.59        9,196,392.89       9,905,906.82        5,457,799.81
June 15, 2002...............          5,855,604.66        10,053,458.37        9,010,679.69       9,705,865.60        5,347,584.26
July 15, 2002...............          5,736,765.22         9,849,423.53        8,827,808.04       9,508,885.16        5,239,055.09
August 15, 2002.............          5,619,748.13         9,648,517.46        8,647,740.63       9,314,925.30        5,132,190.16
September 15, 2002..........          5,504,529.34         9,450,698.90        8,470,440.47       9,123,946.21        5,026,967.52
October 15, 2002............          5,391,085.04         9,255,926.95        8,295,870.93       8,935,908.39        4,923,365.42
November 15, 2002...........          5,279,391.63         9,064,161.10        8,123,995.68       8,750,772.74        4,821,362.31
December 15, 2002...........          5,169,425.72         8,875,361.17        7,954,778.72       8,568,500.46        4,720,936.81
January 15, 2003............          5,061,164.11         8,689,487.36        7,788,184.37       8,389,053.14        4,622,067.77
February 15, 2003...........          4,954,583.83         8,506,500.22        7,624,177.27       8,212,392.67        4,524,734.18
March 15, 2003..............          4,849,662.10         8,326,360.62        7,462,722.36       8,038,481.31        4,428,915.24
April 15, 2003..............          4,746,376.34         8,149,029.80        7,303,784.90       7,867,281.60        4,334,590.34
May 15, 2003................          4,644,704.16         7,974,469.35        7,147,330.45       7,698,756.49        4,241,739.04
June 15, 2003...............          4,544,623.40         7,802,641.19        6,993,324.88       7,532,869.18        4,150,341.08
July 15, 2003...............          4,446,112.05         7,633,507.55        6,841,734.35       7,369,583.24        4,060,376.37
August 15, 2003.............          4,349,148.33         7,467,031.02        6,692,525.33       7,208,862.55        3,971,825.03
September 15, 2003..........          4,253,710.63         7,303,174.51        6,545,664.57       7,050,671.29        3,884,667.31
October 15, 2003............          4,159,777.53         7,141,901.25        6,401,119.12       6,894,973.96        3,798,883.66
November 15, 2003...........          4,067,327.82         6,983,174.80        6,258,856.32       6,741,735.40        3,714,454.70
December 15, 2003...........          3,976,340.45         6,826,959.03        6,118,843.78       6,590,920.70        3,631,361.21
January 15, 2004............          3,886,794.56         6,673,218.14        5,981,049.41       6,442,495.31        3,549,584.13
February 15, 2004...........          3,798,669.47         6,521,916.62        5,845,441.39       6,296,424.95        3,469,104.60
March 15, 2004..............          3,711,944.68         6,373,019.26        5,711,988.17       6,152,675.65        3,389,903.88
April 15, 2004..............          3,626,599.88         6,226,491.21        5,580,658.50       6,011,213.72        3,311,963.42
May 15, 2004................          3,542,614.92         6,082,297.85        5,451,421.36       5,872,005.76        3,235,264.83
June 15, 2004...............          3,459,969.83         5,940,404.91        5,324,246.04       5,735,018.69        3,159,789.86
July 15, 2004...............          3,378,644.82         5,800,778.40        5,199,102.07       5,600,219.70        3,085,520.44
August 15, 2004.............          3,298,620.25         5,663,384.62        5,075,959.23       5,467,576.23        3,012,438.64
September 15, 2004..........          3,219,876.67         5,528,190.15        4,954,787.59       5,337,056.04        2,940,526.69
October 15, 2004............          3,142,394.78         5,395,161.89        4,835,557.47       5,208,627.15        2,869,766.98
November 15, 2004...........          3,066,155.46         5,264,266.99        4,718,239.43       5,082,257.87        2,800,142.03
December 15, 2004...........          2,991,139.75         5,135,472.88        4,602,804.28       4,957,916.74        2,731,634.52
January 15, 2005............          2,917,328.84         5,008,747.29        4,489,223.10       4,835,572.63        2,664,227.30
February 15, 2005...........          2,844,704.08         4,884,058.22        4,377,467.20       4,715,194.61        2,597,903.32
March 15, 2005..............          2,773,247.01         4,761,373.93        4,267,508.13       4,596,752.05        2,532,645.72
April 15, 2005..............          2,702,939.28         4,640,662.94        4,159,317.70       4,480,214.59        2,468,437.75
May 15, 2005................          2,633,762.74         4,521,894.08        4,052,867.95       4,365,552.09        2,405,262.82
June 15, 2005...............          2,565,699.35         4,405,036.39        3,948,131.13       4,252,734.70        2,343,104.48
July 15, 2005...............          2,498,731.26         4,290,059.21        3,845,079.77       4,141,732.79        2,281,946.40
August 15, 2005.............          2,432,840.75         4,176,932.12        3,743,686.60       4,032,517.00        2,221,772.41
September 15, 2005..........          2,368,010.24         4,065,624.94        3,643,924.58       3,925,058.20        2,162,566.47
October 15, 2005............          2,304,222.31         3,956,107.77        3,545,766.91       3,819,327.53        2,104,312.65
November 15, 2005...........          2,241,345.53         3,848,154.94        3,449,011.31       3,715,107.11        2,046,890.93
December 15, 2005...........          2,176,767.03         3,737,280.42        3,349,637.07       3,608,066.02        1,987,915.13
January 15, 2006............          2,110,523.24         3,623,546.79        3,247,700.28       3,498,264.67        1,927,418.52
February 15, 2006...........          2,042,649.89         3,507,015.38        3,143,255.89       3,385,762.26        1,865,433.72
March 15, 2006..............          1,973,181.98         3,387,746.27        3,036,357.78       3,270,616.82        1,801,992.70
April 15, 2006..............          1,902,153.79         3,265,798.33        2,927,058.69       3,152,885.16        1,737,126.78
May 15, 2006................          1,829,598.93         3,141,229.26        2,815,410.34       3,032,622.99        1,670,866.63
June 15, 2006...............          1,755,550.30         3,014,095.54        2,701,463.37       2,909,884.85        1,603,242.32
July 15, 2006...............          1,680,040.16         2,884,452.55        2,585,267.38       2,784,724.20        1,534,283.28
August 15, 2006.............          1,603,100.06         2,752,354.48        2,466,870.97       2,657,193.35        1,464,018.35
September 15, 2006..........          1,524,760.94         2,617,854.44        2,346,321.73       2,527,343.57        1,392,475.77
October 15, 2006............          1,445,053.09         2,481,004.42        2,223,666.26       2,395,225.06        1,319,683.21
November 15, 2006...........          1,364,006.15         2,341,855.34        2,098,950.19       2,260,886.98        1,245,667.74
December 15, 2006...........          1,281,649.17         2,200,457.05        1,972,218.21       2,124,377.46        1,170,455.88
January 15, 2007............          1,198,010.56         2,056,858.34        1,843,514.04       1,985,743.60        1,094,073.59
February 15, 2007...........          1,113,118.16         1,911,107.00        1,712,880.53       1,845,031.53        1,016,546.28
March 15, 2007..............          1,026,999.19         1,763,249.78        1,580,359.56       1,702,286.39          937,898.82
April 15, 2007..............            939,680.32         1,613,332.45        1,445,992.16       1,557,552.37          858,155.56
May 15, 2007................            851,187.63         1,461,399.78        1,309,818.46       1,410,872.69          777,340.31
June 15, 2007...............            761,546.63         1,307,495.60        1,171,877.74       1,262,289.66          695,476.39
July 15, 2007...............            670,782.30         1,151,662.77        1,032,208.42       1,111,844.67          612,586.58
August 15, 2007.............            578,919.05           993,943.23          890,848.08         959,578.19          528,693.21
September 15, 2007..........            485,980.79           834,378.00          747,833.49         805,529.84          443,818.09
October 15, 2007............            391,990.88           673,007.18          603,200.60         649,738.33          357,982.55
November 15, 2007...........            296,972.16           509,870.01          456,984.57         492,241.54          271,207.46
December 15, 2007...........            200,946.97           345,004.85          309,219.78         333,076.50          183,513.22
January 15, 2008............            103,937.15           178,449.17          159,939.82         172,279.39           94,919.77
February 15, 2008...........              5,964.04            10,239.63            9,177.54           9,885.60            5,446.61
March 15, 2008
  and after.................                  0.00                 0.00                0.00               0.00                0.00



                                                                   Lower Targeted Balances
                                ---------------------------------------------------------------------------------------------------
                                      F-2                     FA-2                 FB-2               FD-2               FE-2
March 15, 1997..............      $15,373,258.85         $26,394,271.26       $23,656,568.25     $25,481,703.92     $14,039,506.05
April 15, 1997..............       15,318,808.97          26,300,786.53        23,572,780.08      25,391,451.38      13,989,780.13
May 15, 1997................       15,256,928.18          26,194,543.71        23,477,557.13      25,288,881.85      13,933,267.99
June 15, 1997...............       15,187,650.27          26,075,600.82        23,370,951.39      25,174,051.34      13,870,000.50
July 15, 1997...............       15,111,019.01          25,944,032.99        23,253,030.23      25,047,032.40      13,800,017.61
August 15, 1997.............       15,027,088.13          25,799,932.48        23,123,876.30      24,907,914.08      13,723,368.40
September 15, 1997..........       14,935,921.28          25,643,408.57        22,983,587.59      24,756,801.90      13,640,111.01
October 15, 1997............       14,837,592.00          25,474,587.53        22,832,277.23      24,593,817.75      13,550,312.58
November 15, 1997...........       14,732,183.64          25,293,612.45        22,670,073.49      24,419,099.78      13,454,049.23
December 15, 1997...........       14,619,789.29          25,100,643.14        22,497,119.61      24,232,802.28      13,351,405.98
January 15, 1998............       14,500,511.64          24,895,855.94        22,313,573.64      24,035,095.49      13,242,476.62
February 15, 1998...........       14,374,462.92          24,679,443.53        22,119,608.25      23,826,165.41      13,127,363.64
March 15, 1998..............       14,241,764.72          24,451,614.65        21,915,410.56      23,606,213.59      13,006,178.07
April 15, 1998..............       14,102,547.87          24,212,593.93        21,701,181.87      23,375,456.88      12,879,039.38
May 15, 1998................       13,956,952.21          23,962,621.48        21,477,137.41      23,134,127.09      12,746,075.31
June 15, 1998...............       13,805,126.51          23,701,952.68        21,243,506.06      22,882,470.77      12,607,421.70
July 15, 1998...............       13,647,228.14          23,430,857.77        21,000,530.03      22,620,748.82      12,463,222.27
August 15, 1998.............       13,483,422.97          23,149,621.48        20,748,464.52      22,349,236.12      12,313,628.50
September 15, 1998..........       13,313,885.05          22,858,542.67        20,487,577.39      22,068,221.20      12,158,799.35
October 15, 1998............       13,138,796.40          22,557,933.86        20,218,148.74      21,778,005.77      11,998,901.04
November 15, 1998...........       12,958,346.76          22,248,120.77        19,940,470.51      21,478,904.30      11,834,106.85
December 15, 1998...........       12,772,733.27          21,929,441.90        19,654,846.08      21,171,243.57      11,664,596.81
January 15, 1999............       12,582,160.20          21,602,247.95        19,361,589.79      20,855,362.17      11,490,557.47
February 15, 1999...........       12,386,838.66          21,266,901.37        19,061,026.50      20,531,610.01      11,312,181.63
March 15, 1999..............       12,186,986.24          20,923,775.75        18,753,491.03      20,200,347.78      11,129,668.00
April 15, 1999..............       11,982,826.74          20,573,255.32        18,439,327.76      19,861,946.39      10,943,220.96
May 15, 1999................       11,774,589.74          20,215,734.27        18,118,890.00      19,516,786.43      10,753,050.19
June 15, 1999...............       11,569,269.58          19,863,221.10        17,802,940.69      19,176,461.22      10,565,543.19
July 15, 1999...............       11,366,832.31          19,515,657.57        17,491,427.63      18,840,914.50      10,380,668.97
August 15, 1999.............       11,167,244.33          19,172,985.96        17,184,299.07      18,510,090.57      10,198,396.83
September 15, 1999..........       10,970,472.31          18,835,149.07        16,881,503.76      18,183,934.20      10,018,696.36
October 15, 1999............       10,776,483.26          18,502,090.23        16,582,990.91      17,862,390.69       9,841,537.40
November 15, 1999...........       10,585,244.47          18,173,753.31        16,288,710.20      17,545,405.83       9,666,890.10
December 15, 1999...........       10,396,723.52          17,850,082.64        15,998,611.75      17,232,925.90       9,494,724.85
January 15, 2000............       10,210,888.32          17,531,023.11        15,712,646.15      16,924,897.68       9,325,012.33
February 15, 2000...........       10,027,707.04          17,216,520.09        15,430,764.45      16,621,268.42       9,157,723.49
March 15, 2000..............        9,847,148.15          16,906,519.43        15,152,918.11      16,321,985.87       8,992,829.53
April 15, 2000..............        9,669,180.41          16,600,967.51        14,879,059.07      16,026,998.24       8,830,301.91
May 15, 2000................        9,493,772.87          16,299,811.18        14,609,139.68      15,736,254.22       8,670,112.37
June 15, 2000...............        9,320,894.85          16,002,997.76        14,343,112.76      15,449,702.96       8,512,232.89
July 15, 2000...............        9,150,515.94          15,710,475.07        14,080,931.51      15,167,294.09       8,356,635.72
August 15, 2000.............        8,982,606.04          15,422,191.41        13,822,549.60      14,888,977.66       8,203,293.34
September 15, 2000..........        8,817,135.30          15,138,095.51        13,567,921.09      14,614,704.23       8,052,178.50
October 15, 2000............        8,654,074.13          14,858,136.61        13,317,000.48      14,344,424.75       7,903,264.19
November 15, 2000...........        8,432,941.65          14,478,475.37        12,976,718.98      13,977,890.09       7,701,316.72
December 15, 2000...........        8,204,095.87          14,085,571.19        12,624,568.14      13,598,570.35       7,492,325.13
January 15, 2001............        7,979,113.57          13,699,300.22        12,278,362.50      13,225,654.48       7,286,861.84
February 15, 2001...........        7,757,940.07          13,319,568.55        11,938,017.88      12,859,051.82       7,084,876.91
March 15, 2001..............        7,540,521.28          12,946,283.32        11,603,451.06      12,498,672.72       6,886,320.94
April 15, 2001..............        7,326,803.71          12,579,352.68        11,274,579.71      12,144,428.50       6,691,145.07
May 15, 2001................        7,116,734.43          12,218,685.77        10,951,322.40      11,796,231.46       6,499,300.97
June 15, 2001...............        6,910,261.10          11,864,192.75        10,633,598.59      11,453,994.83       6,310,740.85
July 15, 2001...............        6,707,331.96          11,515,784.73        10,321,328.62      11,117,632.82       6,125,417.43
August 15, 2001.............        6,507,895.81          11,173,373.79        10,014,433.71      10,787,060.56       5,943,283.96
September 15, 2001..........        6,311,902.00          10,836,872.99         9,712,835.91      10,462,194.09       5,764,294.17
October 15, 2001............        6,119,300.43          10,506,196.32         9,416,458.13      10,142,950.38       5,588,402.32
November 15, 2001...........        5,930,041.56          10,181,258.71         9,125,224.15       9,829,247.31       5,415,563.17
December 15, 2001...........        5,744,076.37           9,861,976.00         8,839,058.53       9,521,003.63       5,245,731.94
January 15, 2002............        5,561,356.39           9,548,264.98         8,557,886.68       9,218,138.99       5,078,864.37
February 15, 2002...........        5,381,833.67           9,240,043.31         8,281,634.81       8,920,573.92       4,914,916.67
March 15, 2002..............        5,205,460.77           8,937,229.56         8,010,229.93       8,628,229.78       4,753,845.52
April 15, 2002..............        5,032,190.78           8,639,743.18         7,743,599.84       8,341,028.82       4,595,608.08
May 15, 2002................        4,861,977.29           8,347,504.48         7,481,673.13       8,058,894.12       4,440,161.96
June 15, 2002...............        4,694,774.39           8,060,434.67         7,224,379.17       7,781,749.59       4,287,465.25
July 15, 2002...............        4,530,536.68           7,778,455.77         6,971,648.08       7,509,519.95       4,137,476.47
August 15, 2002.............        4,369,219.24           7,501,490.67         6,723,410.74       7,242,130.76       3,990,154.61
September 15, 2002..........        4,210,777.65           7,229,463.09         6,479,598.77       6,979,508.38       3,845,459.09
October 15, 2002............        4,055,167.94           6,962,297.55         6,240,144.54       6,721,579.94       3,703,349.76
November 15, 2002...........        3,902,346.63           6,699,919.42         6,004,981.15       6,468,273.39       3,563,786.93
December 15, 2002...........        3,752,270.73           6,442,254.86         5,774,042.42       6,219,517.44       3,426,731.31
January 15, 2003............        3,604,897.68           6,189,230.81         5,547,262.89       5,975,241.56       3,292,144.05
February 15, 2003...........        3,460,185.41           5,940,775.02         5,324,577.78       5,735,376.00       3,159,986.72
March 15, 2003..............        3,318,092.27           5,696,816.01         5,105,923.02       5,499,851.74       3,030,221.29
April 15, 2003..............        3,178,577.07           5,457,283.07         4,891,235.24       5,268,600.51       2,902,810.15
May 15, 2003................        3,041,599.07           5,222,106.23         4,680,451.73       5,041,554.77       2,777,716.09
June 15, 2003...............        2,907,117.97           4,991,216.30         4,473,510.48       4,818,647.73       2,654,902.29
July 15, 2003...............        2,775,093.88           4,764,544.80         4,270,350.12       4,599,813.28       2,534,332.34
August 15, 2003.............        2,645,487.36           4,542,024.01         4,070,909.94       4,384,986.02       2,415,970.22
September 15, 2003..........        2,518,259.38           4,323,586.93         3,875,129.89       4,174,101.27       2,299,780.28
October 15, 2003............        2,393,371.33           4,109,167.25         3,682,950.55       3,967,095.04       2,185,727.26
November 15, 2003...........        2,270,785.00           3,898,699.40         3,494,313.13       3,763,904.00       2,073,776.28
December 15, 2003...........        2,150,462.61           3,692,118.49         3,309,159.50       3,564,465.51       1,963,892.82
January 15, 2004............        2,032,366.77           3,489,360.33         3,127,432.10       3,368,717.61       1,856,042.74
February 15, 2004...........        1,916,460.49           3,290,361.41         2,949,074.03       3,176,598.97       1,750,192.25
March 15, 2004..............        1,802,707.16           3,095,058.90         2,774,028.95       2,988,048.93       1,646,307.93
April 15, 2004..............        1,691,070.58           2,903,390.61         2,602,241.15       2,803,007.47       1,544,356.71
May 15, 2004................        1,581,514.92           2,715,295.04         2,433,655.49       2,621,415.20       1,444,305.87
June 15, 2004...............        1,474,004.73           2,530,711.33         2,268,217.43       2,443,213.37       1,346,123.05
July 15, 2004...............        1,368,504.93           2,349,579.26         2,105,872.99       2,268,343.84       1,249,776.20
August 15, 2004.............        1,264,980.84           2,171,839.26         1,946,568.78       2,096,749.10       1,155,233.64
September 15, 2004..........        1,163,398.09           1,997,432.35         1,790,251.94       1,928,372.22       1,062,464.01
October 15, 2004............        1,063,722.72           1,826,300.22         1,636,870.21       1,763,156.89         971,436.28
November 15, 2004...........          965,921.11           1,658,385.12         1,486,371.83       1,601,047.37         882,119.74
December 15, 2004...........          869,960.00           1,493,629.97         1,338,705.64       1,441,988.53         794,484.01
January 15, 2005............          775,806.46           1,331,978.22         1,193,820.95       1,285,925.80         708,499.04
February 15, 2005...........          683,427.92           1,173,373.97         1,051,667.66       1,132,805.19         624,135.07
March 15, 2005..............          592,792.15           1,017,761.86           912,196.16         982,573.29         541,362.67
April 15, 2005..............          503,867.23             865,087.12           775,357.36         835,177.20         460,152.71
May 15, 2005................          416,621.62             715,295.57           641,102.70         690,564.61         380,476.35
June 15, 2005...............          331,024.08             568,333.57           509,384.10         548,683.75         302,305.08
July 15, 2005...............          247,043.68             424,148.04           380,153.97         409,483.36         225,610.65
August 15, 2005.............          164,649.83             282,686.46           253,365.27         272,912.73         150,365.13
September 15, 2005..........           83,812.26             143,896.84           128,971.38         138,921.69          76,540.87
October 15, 2005............            4,501.00               7,727.74             6,926.20           7,460.56           4,110.50
November 15, 2005
  and after.................                0.00                   0.00                 0.00               0.00               0.00

                                 TAC Classes

    Payment Date
--------------------
                                FC                      PO
March 15, 1997......      $   22,969,809.51       $    5,717,915.06
April 15, 1997......          22,780,231.49            5,697,821.02
May 15, 1997........          22,563,293.86            5,673,730.83
June 15, 1997.......          22,319,147.98            5,645,662.30
July 15, 1997.......          22,047,995.90            5,613,638.07
August 15, 1997.....          21,750,090.21            5,577,685.64
September 15,
  1997..............          21,425,733.87            5,537,837.33
October 15, 1997....          21,075,280.09            5,494,130.27
November 15, 1997...          20,699,131.68            5,446,606.34
December 15, 1997...          20,297,740.74            5,395,312.17
January 15, 1998....          19,871,607.95            5,340,299.08
February 15, 1998...          19,421,281.77            5,281,623.02
March 15, 1998......          18,947,357.71            5,219,344.53
April 15, 1998......          18,450,477.12            5,153,528.65
May 15, 1998........          17,931,326.41            5,084,244.86
June 15, 1998.......          17,390,635.42            5,011,567.00
July 15, 1998.......          16,829,176.51            4,935,573.17
August 15, 1998.....          16,247,762.83            4,856,345.66
September 15,
  1998..............          15,647,246.92            4,773,970.81
October 15, 1998....          15,028,519.02            4,688,538.95
November 15, 1998...          14,392,505.38            4,600,144.23
December 15, 1998...          13,740,166.30            4,508,884.54
January 15, 1999....          13,072,494.45            4,414,861.38
February 15, 1999...          12,390,512.53            4,318,179.71
March 15, 1999......          11,695,271.56            4,218,947.81
April 15, 1999......          10,987,848.26            4,117,277.16
May 15, 1999........          10,269,343.32            4,013,282.27
June 15, 1999.......           9,565,234.28            3,910,805.28
July 15, 1999.......           8,875,292.48            3,809,832.25
August 15, 1999.....           8,199,292.10            3,710,349.35
September 15,
  1999..............           7,537,010.30            3,612,342.88
October 15, 1999....           6,888,227.10            3,515,799.24
November 15, 1999...           6,252,725.28            3,420,704.95
December 15, 1999...           5,630,290.56            3,327,046.64
January 15, 2000....           5,020,711.31            3,234,811.06
February 15, 2000...           4,423,778.62            3,143,985.05
March 15, 2000......           3,839,286.41            3,054,555.59
April 15, 2000......           3,267,031.14            2,966,509.74
May 15, 2000........           2,706,811.94            2,879,834.68
June 15, 2000.......           2,158,430.53            2,794,517.70
July 15, 2000.......           1,621,691.20            2,710,546.19
August 15, 2000.....           1,096,400.76            2,627,907.64
September 15,
  2000..............             582,368.50            2,546,589.66
October 15, 2000....              79,406.26            2,466,579.96
November 15, 2000
  and after.........                   0.00             --

November 15, 2000...                                   2,387,866.35
December 15, 2000...                                   2,310,436.73

    Payment Date
--------------------
                                                        PO
                                                     continued
January 15, 2001....                              $    2,234,279.13
February 15, 2001...                                   2,159,381.65
March 15, 2001......                                   2,085,732.51
April 15, 2001......                                   2,013,320.01
May 15, 2001........                                   1,942,132.58
June 15, 2001.......                                   1,872,158.71
July 15, 2001.......                                   1,803,387.02
August 15, 2001.....                                   1,735,806.20
September 15,
  2001..............                                   1,669,405.05
October 15, 2001....                                   1,604,172.45
November 15, 2001...                                   1,540,097.40
December 15, 2001...                                   1,477,168.96
January 15, 2002....                                   1,415,376.31
February 15, 2002...                                   1,354,708.71
March 15, 2002......                                   1,295,155.51
April 15, 2002......                                   1,236,706.15
May 15, 2002........                                   1,179,350.16
June 15, 2002.......                                   1,123,077.16
July 15, 2002.......                                   1,067,876.86
August 15, 2002.....                                   1,013,739.05
September 15,
  2002..............                                     960,653.61
October 15, 2002....                                     908,610.50
November 15, 2002...                                     857,599.79
December 15, 2002...                                     807,611.60
January 15, 2003....                                     758,636.16
February 15, 2003...                                     710,663.77
March 15, 2003......                                     663,684.81
April 15, 2003......                                     617,689.76
May 15, 2003........                                     572,669.16
June 15, 2003.......                                     528,613.64
July 15, 2003.......                                     485,513.92
August 15, 2003.....                                     443,360.78
September 15,
  2003..............                                     402,145.09
October 15, 2003....                                     361,857.79
November 15, 2003...                                     322,489.91
December 15, 2003...                                     284,032.55
January 15, 2004....                                     246,476.88
February 15, 2004...                                     209,814.16
March 15, 2004......                                     174,035.72
April 15, 2004......                                     139,132.95
May 15, 2004........                                     105,097.33
June 15, 2004.......                                      71,920.41
July 15, 2004.......                                      39,593.81
August 15, 2004.....                                       8,109.22
September 15, 2004
  and after.........                                           0.00

                                   Group 2
                                 PAC Classes

    Payment Date
--------------------
                                 E
July 15, 1998
  and before........      $   73,155,000.00
August 15, 1998.....          71,898,398.85
September 15,
  1998..............          70,596,946.91
October 15, 1998....          69,251,203.85

                                                        AA
October 15, 1998
  and before........            --                $    6,647,000.00
November 15, 1998...          67,861,751.70            6,515,825.59
December 15, 1998...          66,429,194.45            6,315,865.89
January 15, 1999....          64,954,157.60            6,109,976.79
February 15, 1999...          63,437,287.73            5,898,248.55
March 15, 1999......          61,879,252.02            5,680,774.27
April 15, 1999......          60,280,737.77            5,457,649.91
May 15, 1999........          58,690,050.20            5,235,618.02
June 15, 1999.......          57,107,148.28            5,014,672.87
July 15, 1999.......          55,531,991.21            4,794,808.76
August 15, 1999.....          53,964,538.38            4,576,020.03
September 15,
  1999..............          52,404,749.39            4,358,301.03
October 15, 1999....          50,852,584.06            4,141,646.16
November 15, 1999...          49,308,002.40            3,926,049.84
December 15, 1999...          47,770,964.64            3,711,506.51
January 15, 2000....          46,241,431.20            3,498,010.65
February 15, 2000...          44,719,362.70            3,285,556.77
March 15, 2000......          43,204,719.97            3,074,139.39
April 15, 2000......          41,697,464.04            2,863,753.08
May 15, 2000........          40,197,556.13            2,654,392.42
June 15, 2000.......          38,704,957.67            2,446,052.03
July 15, 2000.......          37,219,630.27            2,238,726.55

    Payment Date
--------------------
                                 E                      AA
                             continued               continued
August 15, 2000.....          35,741,535.76            2,032,410.65
September 15,
  2000..............      $   34,270,636.14       $    1,827,099.04
October 15, 2000....          32,806,893.62            1,622,786.44
November 15, 2000...          31,350,270.59            1,419,467.58
December 15, 2000...          29,900,729.66            1,217,137.26
January 15, 2001....          28,458,233.59            1,015,790.28
February 15, 2001...          27,022,745.35              815,421.47
March 15, 2001......          25,594,228.11              616,025.69
April 15, 2001......          24,172,645.22              417,597.82
May 15, 2001........          22,757,960.20              220,132.78
June 15, 2001.......          21,350,136.78               23,625.49
July 15, 2001
  and after.........            --                             0.00
July 15, 2001.......          19,949,138.86
August 15, 2001.....          18,554,930.53
September 15,
  2001..............          17,167,476.07
October 15, 2001....          15,786,739.92
November 15, 2001...          14,412,686.73
December 15, 2001...          13,045,281.30
January 15, 2002....          11,684,488.65
February 15, 2002...          10,330,273.93
March 15, 2002......           8,982,602.50
April 15, 2002......           7,641,439.89
May 15, 2002........           6,306,751.80
June 15, 2002.......           4,978,504.11
July 15, 2002.......           3,656,662.88
August 15, 2002.....           2,341,194.32
September 15,
  2002..............           1,032,064.83
October 15, 2002
  and after.........                   0.00

                              Scheduled Classes

    Payment Date
--------------------
                                             H
                        -------------------------------------------
                          Higher Targeted              Lower
                             Balances            Targeted Balances
March 15, 1997......      $   74,842,879.75       $   74,762,989.96
April 15, 1997......          74,666,430.68           74,490,032.00
May 15, 1997........          74,470,707.82           74,181,272.03
June 15, 1997.......          74,255,777.35           73,836,897.51
July 15, 1997.......          74,021,716.58           73,457,137.32
August 15, 1997.....          73,768,613.91           73,042,261.66
September 15,
  1997..............          73,496,568.77           72,592,581.90
October 15, 1997....          73,205,691.65           72,108,450.25
November 15, 1997...          72,896,103.95           71,590,259.43
December 15, 1997...          72,567,937.95           71,038,442.24
January 15, 1998....          72,221,336.72           70,453,471.02
February 15, 1998...          71,856,454.06           69,835,857.09
March 15, 1998......          71,473,454.32           69,186,150.05
April 15, 1998......          71,072,512.36           68,504,937.04
May 15, 1998........          70,653,813.41           67,792,841.92
June 15, 1998.......          70,217,552.92           67,050,524.35
July 15, 1998.......          69,763,936.42           66,278,678.86
August 15, 1998.....          69,293,179.38           65,478,033.74
September 15,
  1998..............          68,805,507.04           64,649,349.98

    Payment Date
--------------------
                                             H
                                         continued
                        -------------------------------------------
                          Higher Targeted              Lower
                             Balances            Targeted Balances
October 15, 1998....      $   68,301,154.23       $   63,793,420.07
November 15, 1998...          67,780,365.21           62,911,066.75
December 15, 1998...          67,243,393.45           62,003,141.71
January 15, 1999....          66,690,501.45           61,070,524.21
February 15, 1999...          66,121,960.53           60,114,119.67
March 15, 1999......          65,538,050.61           59,134,858.17
April 15, 1999......          64,939,059.99           58,133,692.97
May 15, 1999........          64,343,451.46           57,144,844.21
June 15, 1999.......          63,751,205.72           56,168,162.49
July 15, 1999.......          63,162,303.54           55,203,500.22
August 15, 1999.....          62,576,725.85           54,250,711.60
September 15,
  1999..............          61,994,453.62           53,309,652.55
October 15, 1999....          61,415,467.97           52,380,180.78
November 15, 1999...          60,839,750.12           51,462,155.66
December 15, 1999...          60,267,281.38           50,555,438.32
January 15, 2000....          59,698,043.18           49,659,891.51
February 15, 2000...          59,132,017.03           48,775,379.65
March 15, 2000......          58,569,184.56           47,901,768.82
April 15, 2000......          58,009,527.50           47,038,926.69

    Payment Date
--------------------
                                             H
                                         continued
                        -------------------------------------------
                          Higher Targeted              Lower
                             Balances            Targeted Balances
May 15, 2000........      $   57,453,027.68       $   46,186,722.55
June 15, 2000.......          56,899,667.02           45,345,027.22
July 15, 2000.......          56,349,427.56           44,513,713.13
August 15, 2000.....          55,802,291.42           43,692,654.23
September 15,
  2000..............          55,258,240.83           42,881,725.99
October 15, 2000....          54,717,258.11           42,080,805.38
November 15, 2000...          54,179,325.71           41,289,770.85
December 15, 2000...          53,644,426.12           40,508,502.33
January 15, 2001....          53,112,541.98           39,736,881.20
February 15, 2001...          52,583,655.99           38,974,790.25
March 15, 2001......          52,057,750.97           38,222,113.71
April 15, 2001......          51,534,809.83           37,478,737.19
May 15, 2001........          51,014,815.56           36,744,547.69
June 15, 2001.......          50,497,751.26           36,019,433.58
July 15, 2001.......          49,983,600.14           35,303,284.54
August 15, 2001.....          49,472,345.45           34,595,991.63
September 15,
  2001..............          48,963,970.60           33,897,447.21
October 15, 2001....          48,458,459.03           33,155,199.45
November 15, 2001...          47,955,794.32           32,410,978.29
December 15, 2001...          47,455,960.11           31,675,968.37
January 15, 2002....          46,958,940.15           30,950,057.70
February 15, 2002...          46,464,718.27           30,233,135.63
March 15, 2002......          45,973,278.40           29,525,092.85
April 15, 2002......          45,484,604.55           28,825,821.36
May 15, 2002........          44,998,680.82           28,135,214.48
June 15, 2002.......          44,515,491.41           27,453,166.79
July 15, 2002.......          44,035,020.59           26,779,574.18
August 15, 2002.....          43,557,252.73           26,114,333.78
September 15,
  2002..............          43,082,172.28           25,457,343.94
October 15, 2002....          42,609,763.78           24,808,504.29
November 15, 2002...          42,140,011.86           24,167,715.62
December 15, 2002...          41,672,901.24           23,534,879.94
January 15, 2003....          41,208,416.71           22,909,900.45
February 15, 2003...          40,746,543.15           22,292,681.52
March 15, 2003......          40,287,265.53           21,683,128.64
April 15, 2003......          39,830,568.91           21,081,148.50
May 15, 2003........          39,376,438.41           20,486,648.86
June 15, 2003.......          38,924,859.25           19,899,538.63
July 15, 2003.......          38,475,816.75           19,319,727.82
August 15, 2003.....          38,029,296.27           18,747,127.50
September 15,
  2003..............          37,585,283.27           18,181,649.84
October 15, 2003....          37,143,763.32           17,623,208.07
November 15, 2003...          36,704,722.02           17,071,716.45
December 15, 2003...          36,268,145.10           16,527,090.29
January 15, 2004....          35,834,018.33           15,989,245.93
February 15, 2004...          35,402,327.59           15,458,100.70
March 15, 2004......          34,973,058.81           14,933,572.95
April 15, 2004......          34,546,198.03           14,415,582.00
May 15, 2004........          34,121,731.33           13,904,048.15
June 15, 2004.......          33,699,644.92           13,398,892.67
July 15, 2004.......          33,279,925.03           12,900,037.79
August 15, 2004.....          32,862,558.01           12,407,406.64
September 15,
  2004..............          32,447,530.27           11,920,923.33
October 15, 2004....          32,034,828.29           11,440,512.85
November 15, 2004...          31,624,438.64           10,966,101.12
December 15, 2004...          31,216,347.95           10,497,614.94
January 15, 2005....          30,810,542.94           10,034,982.01
February 15, 2005...          30,407,010.40            9,578,130.88
March 15, 2005......          30,005,737.19            9,126,990.99
April 15, 2005......          29,606,710.24            8,681,492.62
May 15, 2005........          29,209,916.56            8,241,566.90
June 15, 2005.......          28,815,343.24            7,807,145.78
July 15, 2005.......          28,422,977.43            7,378,162.04
August 15, 2005.....          28,032,806.36            6,954,549.29

    Payment Date
--------------------
                                             H
                                         continued
                        -------------------------------------------
                          Higher Targeted              Lower
                             Balances            Targeted Balances
September 15,
  2005..............      $   27,644,817.32       $    6,536,241.90
October 15, 2005....          27,258,997.69            6,123,175.09
November 15, 2005...          26,875,334.90            5,715,284.81
December 15, 2005...          26,493,816.47            5,312,507.82
January 15, 2006....          26,114,429.98            4,914,781.64
February 15, 2006...          25,737,163.07            4,522,044.53
March 15, 2006......          25,362,003.48            4,134,235.51
April 15, 2006......          24,988,938.98            3,751,294.33
May 15, 2006........          24,617,957.45            3,373,161.48
June 15, 2006.......          24,249,046.79            2,999,778.17
July 15, 2006.......          23,882,195.03            2,631,086.29
August 15, 2006.....          23,517,390.20            2,267,028.49
September 15,
  2006..............          23,154,620.44            1,907,548.06
October 15, 2006....          22,793,873.96            1,552,589.01
November 15, 2006...          22,435,139.00            1,202,096.00
December 15, 2006...          22,078,403.91              856,014.39
January 15, 2007....          21,723,657.07              514,290.19
February 15, 2007...          21,370,886.95              176,870.05
March 15, 2007
  and after.........            --                             0.00

March 15, 2007......          21,020,082.07
April 15, 2007......          20,671,231.02
May 15, 2007........          20,324,322.45
June 15, 2007.......          19,979,345.08
July 15, 2007.......          19,636,287.71
August 15, 2007.....          19,295,139.16
September 15,
  2007..............          18,955,888.35
October 15, 2007....          18,618,524.25
November 15, 2007...          18,283,035.89
December 15, 2007...          17,949,412.36
January 15, 2008....          17,617,642.83
February 15, 2008...          17,287,716.51
March 15, 2008......          16,959,622.68
April 15, 2008......          16,633,350.67
May 15, 2008........          16,308,889.90
June 15, 2008.......          15,986,229.81
July 15, 2008.......          15,665,359.92
August 15, 2008.....          15,346,269.82
September 15,
  2008..............          15,028,949.13
October 15, 2008....          14,713,387.57
November 15, 2008...          14,399,574.86
December 15, 2008...          14,087,500.85
January 15, 2009....          14,058,757.53
February 15, 2009...          14,031,554.37
March 15, 2009......          14,003,362.63
April 15, 2009......          13,974,197.40
May 15, 2009........          13,944,073.59
June 15, 2009.......          13,913,005.94
July 15, 2009.......          13,723,774.16
August 15, 2009.....          13,416,610.72
September 15,
  2009..............          13,111,179.77
October 15, 2009....          12,807,470.91
November 15, 2009...          12,505,473.80
December 15, 2009...          12,205,178.16
January 15, 2010....          11,906,573.80
February 15, 2010...          11,609,650.54
March 15, 2010......          11,314,398.31
April 15, 2010......          11,020,807.07
May 15, 2010........          10,728,866.84
June 15, 2010.......          10,438,567.72
July 15, 2010.......          10,149,899.84
August 15, 2010.....           9,862,853.41
September 15,
  2010..............           9,577,418.69

    Payment Date
--------------------
                                 H
                             continued
                        -------------------
                          Higher Targeted
                             Balances
October 15, 2010....      $    9,293,586.01
November 15, 2010...           9,011,345.73
December 15, 2010...           8,730,688.30
January 15, 2011....           8,451,604.19
February 15, 2011...           8,174,083.97
March 15, 2011......           7,898,118.23
April 15, 2011......           7,623,697.62
May 15, 2011........           7,350,812.87
June 15, 2011.......           7,079,454.75
July 15, 2011.......           6,809,614.07
August 15, 2011.....           6,541,281.72
September 15,
  2011..............           6,274,448.62
October 15, 2011....           6,009,105.76
November 15, 2011...           5,745,244.18
December 15, 2011...           5,482,854.98
January 15, 2012....           5,221,929.30

    Payment Date
--------------------
                                 H
                             continued
                        -------------------
                          Higher Targeted
                             Balances
February 15, 2012...      $    4,962,458.33
March 15, 2012......           4,703,838.11
April 15, 2012......           4,323,196.81
May 15, 2012........           3,943,157.11
June 15, 2012.......           3,563,704.89
July 15, 2012.......           3,184,826.07
August 15, 2012.....           2,806,506.56
September 15,
  2012..............           2,428,732.29
October 15, 2012....           2,051,489.21
November 15, 2012...           1,674,763.27
December 15, 2012...           1,298,540.45
January 15, 2013....             922,806.71
February 15, 2013...             547,548.06
March 15, 2013......             172,750.48
April 15, 2013
  and after.........                   0.00

                                 TAC Classes

        Payment Date
----------------------------
                                  A                   D                  FG                   FK                   FL
March 15, 1997..............      $79,737,193.58      $19,934,298.39      $36,081,080.09       $38,672,538.88      $135,188,431.42
April 15, 1997..............       79,434,526.61       19,858,631.65       35,944,123.29        38,525,745.40       134,675,282.28
May 15, 1997................       79,092,160.93       19,773,040.23       35,789,202.82        38,359,698.05       134,094,826.95
June 15, 1997...............       78,710,304.37       19,677,576.09       35,616,412.73        38,174,497.62       133,447,417.80
July 15, 1997...............       78,289,210.73       19,572,302.68       35,425,867.86        37,970,267.20       132,733,485.11
August 15, 1997.............       77,829,179.63       19,457,294.90       35,217,703.79        37,747,152.12       131,953,536.88
September 15, 1997..........       77,330,556.31       19,332,639.07       34,992,076.74        37,505,319.81       131,108,158.44
October 15, 1997............       76,793,731.33       19,198,432.82       34,749,163.43        37,244,959.69       130,198,011.94
November 15, 1997...........       76,219,140.14       19,054,785.03       34,489,160.92        36,966,282.97       129,223,835.69
December 15, 1997...........       75,607,262.66       18,901,815.66       34,212,286.36        36,669,522.39       128,186,443.31
January 15, 1998............       74,958,622.65       18,739,655.66       33,918,776.75        36,354,931.98       127,086,722.81
February 15, 1998...........       74,273,787.05       18,568,446.76       33,608,888.64        36,022,786.72       125,925,635.42
March 15, 1998..............       73,553,365.31       18,388,341.32       33,282,897.80        35,673,382.17       124,704,214.38
April 15, 1998..............       72,798,008.45       18,199,502.11       32,941,098.82        35,307,034.10       123,423,563.49
May 15, 1998................       72,008,408.25       18,002,102.06       32,583,804.73        34,924,078.00       122,084,855.56
June 15, 1998...............       71,185,296.16       17,796,324.04       32,211,346.51        34,524,868.64       120,689,330.74
July 15, 1998...............       70,329,442.29       17,582,360.57       31,824,072.64        34,109,779.51       119,238,294.70
August 15, 1998.............       69,441,654.22       17,360,413.55       31,422,348.54        33,679,202.30       117,733,116.61
September 15, 1998..........       68,522,775.76       17,130,693.94       31,006,556.04        33,233,546.25       116,175,227.11
October 15, 1998............       67,573,685.66       16,893,421.41       30,577,092.77        32,773,237.55       114,566,116.02
November 15, 1998...........       66,595,296.20       16,648,824.05       30,134,371.54        32,298,718.66       112,907,330.07
December 15, 1998...........       65,588,551.77       16,397,137.94       29,678,819.68        31,810,447.61       111,200,470.40
January 15, 1999............       64,554,427.33       16,138,606.83       29,210,878.37        31,308,897.26       109,447,189.97
February 15, 1999...........       63,493,926.84       15,873,481.71       28,731,001.90        30,794,554.52       107,649,190.92
March 15, 1999..............       62,408,081.63       15,602,020.41       28,239,656.94        30,267,919.59       105,808,221.81
April 15, 1999..............       61,297,948.69       15,324,487.18       27,737,321.79        29,729,505.11       103,926,074.67
May 15, 1999................       60,201,472.73       15,050,368.19       27,241,166.42        29,197,714.27       102,067,081.91
June 15, 1999...............       59,118,488.08       14,779,622.03       26,751,115.87        28,672,466.72       100,230,962.66
July 15, 1999...............       58,048,831.09       14,512,207.78       26,267,096.08        28,153,683.08        98,417,439.46
August 15, 1999.............       56,992,340.07       14,248,085.03       25,789,033.90        27,641,284.94        96,626,238.18
September 15, 1999..........       55,948,855.30       13,987,213.84       25,316,857.04        27,135,194.83        94,857,088.02
October 15, 1999............       54,918,218.97       13,729,554.76       24,850,494.10        26,635,336.21        93,109,721.41
November 15, 1999...........       53,900,275.17       13,475,068.81       24,389,874.53        26,141,633.47        91,383,874.04
December 15, 1999...........       52,894,869.87       13,223,717.49       23,934,928.63        25,654,011.90        89,679,284.77
January 15, 2000............       51,901,850.93       12,975,462.75       23,485,587.56        25,172,397.71        87,995,695.62
February 15, 2000...........       50,921,068.00       12,730,267.02       23,041,783.28        24,696,717.99        86,332,851.72
March 15, 2000..............       49,952,372.57       12,488,093.16       22,603,448.60        24,226,900.71        84,690,501.27
April 15, 2000..............       48,995,617.91       12,248,904.50       22,170,517.12        23,762,874.70        83,068,395.51
May 15, 2000................       48,050,659.08       12,012,664.79       21,742,923.25        23,304,569.67        81,466,288.69
June 15, 2000...............       47,117,352.87       11,779,338.24       21,320,602.19        22,851,916.16        79,883,938.00
July 15, 2000...............       46,195,557.80       11,548,889.47       20,903,489.92        22,404,845.55        78,321,103.59
August 15, 2000.............       45,285,134.10       11,321,283.54       20,491,523.19        21,963,290.05        76,777,548.49
September 15, 2000..........       44,385,943.68       11,096,485.94       20,084,639.53        21,527,182.70        75,253,038.58
October 15, 2000............       43,497,850.13       10,874,462.55       19,682,777.20        21,096,457.33        73,747,342.58
November 15, 2000...........       42,620,718.68       10,655,179.69       19,285,875.22        20,671,048.58        72,260,231.99
December 15, 2000...........       41,754,416.19       10,438,604.07       18,893,873.34        20,250,891.87        70,791,481.07
January 15, 2001............       40,898,811.10       10,224,702.80       18,506,712.04        19,835,923.40        69,340,866.82
February 15, 2001...........       40,053,773.48       10,013,443.39       18,124,332.52        19,426,080.15        67,908,168.91
March 15, 2001..............       39,219,174.93        9,804,793.75       17,746,676.68        19,021,299.86        66,493,169.68
April 15, 2001..............       38,394,888.64        9,598,722.18       17,373,687.13        18,621,521.00        65,095,654.08
May 15, 2001................       37,580,789.28        9,395,197.34       17,005,307.17        18,226,682.81        63,715,409.68
June 15, 2001...............       36,776,753.08        9,194,188.29       16,641,480.79        17,836,725.25        62,352,226.60
July 15, 2001...............       35,982,657.73        8,995,664.45       16,282,152.64        17,451,589.01        61,005,897.49
August 15, 2001.............       35,198,382.42        8,799,595.62       15,927,268.06        17,071,215.48        59,676,217.52
September 15, 2001..........       34,423,807.78        8,605,951.96       15,576,773.04        16,695,546.78        58,362,984.32
October 15, 2001
 and after..................                --                  --                  --                   --                   --

                                 B                     AC                   AD                 G

March 15, 1997..............    $116,883,924.43       $29,827,522.94       $29,827,522.94     $4,268,182.10
April 15, 1997..............     116,263,201.02        29,628,885.83        29,628,885.83      4,260,395.81
May 15, 1997................     115,561,061.65        29,404,194.87        29,404,194.87      4,251,644.54
June 15, 1997...............     114,777,932.57        29,153,586.47        29,153,586.47      4,241,932.60
July 15, 1997...............     113,914,334.25        28,877,227.19        28,877,227.19      4,231,265.16
August 15, 1997.............     112,970,881.19        28,575,313.67        28,575,313.67      4,219,648.24
September 15, 1997..........     111,948,281.43        28,248,072.48        28,248,072.48      4,207,088.74
October 15, 1997............     110,847,335.93        27,895,759.95        27,895,759.95      4,193,594.42
November 15, 1997...........     109,668,937.77        27,518,661.86        27,518,661.86      4,179,173.87
December 15, 1997...........     108,414,071.13        27,117,093.17        27,117,093.17      4,163,836.55
January 15, 1998............     107,083,810.18        26,691,397.62        26,691,397.62      4,147,592.72
February 15, 1998...........     105,679,317.68        26,241,947.30        26,241,947.30      4,130,453.50
March 15, 1998..............     104,201,843.44        25,769,142.16        25,769,142.16      4,112,430.81
April 15, 1998..............     102,652,722.67        25,273,409.48        25,273,409.48      4,093,537.35
May 15, 1998................     101,033,374.05        24,755,203.25        24,755,203.25      4,073,786.64
June 15, 1998...............      99,345,297.71        24,215,003.53        24,215,003.53      4,053,192.94
July 15, 1998...............      97,590,073.03        23,653,315.73        23,653,315.73      4,031,771.28
August 15, 1998.............      95,769,356.20        23,070,669.85        23,070,669.85      4,009,537.43
September 15, 1998..........      93,884,877.76        22,467,619.68        22,467,619.68      3,986,507.86
October 15, 1998............      91,938,439.88        21,844,741.93        21,844,741.93      3,962,699.76
November 15, 1998...........      89,931,913.53        21,202,635.32        21,202,635.32      3,938,130.98
December 15, 1998...........      87,867,235.50        20,541,919.65        20,541,919.65      3,912,820.03
January 15, 1999............      85,746,405.27        19,863,234.76        19,863,234.76      3,886,786.06
February 15, 1999...........      83,571,481.82        19,167,239.56        19,167,239.56      3,860,048.81
March 15, 1999..............      81,344,580.25        18,454,610.89        18,454,610.89      3,832,628.63
April 15, 1999..............      79,067,868.28        17,726,042.44        17,726,042.44      3,804,546.39
May 15, 1999................      76,819,164.65        17,006,436.91        17,006,436.91      3,776,727.06
June 15, 1999...............      74,598,129.65        16,295,685.59        16,295,685.59      3,749,168.21
July 15, 1999...............      72,404,427.63        15,593,681.08        15,593,681.08      3,721,867.43
August 15, 1999.............      70,237,726.99        14,900,317.25        14,900,317.25      3,694,822.33
September 15, 1999..........      68,097,700.16        14,215,489.28        14,215,489.28      3,668,030.55
October 15, 1999............      65,984,023.49        13,539,093.60        13,539,093.60      3,641,489.76
November 15, 1999...........      63,896,377.26        12,871,027.90        12,871,027.90      3,615,197.64
December 15, 1999...........      61,834,445.59        12,211,191.09        12,211,191.09      3,589,151.88
January 15, 2000............      59,797,916.40        11,559,483.30        11,559,483.30      3,563,350.22
February 15, 2000...........      57,786,481.40        10,915,805.88        10,915,805.88      3,537,790.38
March 15, 2000..............      55,799,836.01        10,280,061.36        10,280,061.36      3,512,470.15
April 15, 2000..............      53,837,679.32         9,652,153.45         9,652,153.45      3,487,387.30
May 15, 2000................      51,899,714.05         9,031,987.01         9,031,987.01      3,462,539.64
June 15, 2000...............      49,985,646.50         8,419,468.06         8,419,468.06      3,437,925.01
July 15, 2000...............      48,095,186.54         7,814,503.75         7,814,503.75      3,413,541.23
August 15, 2000.............      46,228,047.51         7,217,002.35         7,217,002.35      3,389,386.19
September 15, 2000..........      44,383,946.22         6,626,873.23         6,626,873.23      3,365,457.77
October 15, 2000............      42,562,602.91         6,044,026.87         6,044,026.87      3,341,753.87
November 15, 2000...........      40,763,741.16         5,468,374.82         5,468,374.82      3,318,272.41
December 15, 2000...........      38,987,087.93         4,899,829.69         4,899,829.69      3,295,011.35
January 15, 2001............      37,232,373.46         4,338,305.17         4,338,305.17      3,271,968.64
February 15, 2001...........      35,499,331.22         3,783,715.96         3,783,715.96      3,249,142.26
March 15, 2001..............      33,787,697.94         3,235,977.81         3,235,977.81      3,226,530.23
April 15, 2001..............      32,097,213.48         2,695,007.47         2,695,007.47      3,204,130.54
May 15, 2001................      30,427,620.88         2,160,722.72         2,160,722.72      3,181,941.25
June 15, 2001...............      28,778,666.24         1,633,042.30         1,633,042.30      3,159,960.40
July 15, 2001...............      27,150,098.78         1,111,885.96         1,111,885.96      3,138,186.07
August 15, 2001.............      25,541,670.70           597,174.41           597,174.41      3,116,616.35
September 15, 2001..........      23,953,137.21            88,829.30            88,829.30      3,095,249.35
October 15, 2001
 and after..................               --             $                    $              0.00 --

                                       AE
September 15, 2001
  and before.............           --              --              --               --               --                --
October 15, 2001.........    33,658,815.89    8,414,703.99     15,230,614.21    16,324,525.71    57,065,997.94     22,384,256.47
November 15, 2001........    32,903,290.26    8,225,822.58     14,888,738.86    15,958,095.78    55,785,060.90     20,834,789.56
December 15, 2001........    32,157,115.79    8,039,278.96     14,551,094.91    15,596,201.16    54,519,978.05     19,304,500.46
January 15, 2002.........    31,420,178.78    7,855,044.71     14,217,630.91    15,238,786.71    53,270,556.62     17,793,155.96
February 15, 2002........    30,692,366.91    7,673,091.74     13,888,296.04    14,885,797.95    52,036,606.17     16,300,525.70
March 15, 2002...........    29,973,569.19    7,493,392.31     13,563,040.07    14,537,181.06    50,817,938.55     14,826,382.10
April 15, 2002...........    29,263,676.00    7,315,919.01     13,241,813.40    14,192,882.86    49,614,367.89     13,370,500.31
May 15, 2002.............    28,562,579.02    7,140,644.77     12,924,567.02    13,852,850.83    48,425,710.54     11,932,658.20
June 15, 2002............    27,870,171.26    6,967,542.83     12,611,252.51    13,517,033.07    47,251,785.11     10,512,636.33
July 15, 2002............    27,186,347.00    6,796,586.77     12,301,822.03    13,185,378.30    46,092,412.37      9,110,217.92
August 15, 2002..........    26,511,001.81    6,627,750.47     11,996,228.33    12,857,835.88    44,947,415.26      7,725,188.79
September 15, 2002.......    25,844,032.53    6,461,008.15     11,694,424.73    12,534,355.78    43,816,618.85      6,357,337.32
October 15, 2002.........    25,185,337.22    6,296,334.32     11,396,365.10    12,214,888.55    42,699,850.35      5,006,454.50
November 15, 2002........    24,534,815.18    6,133,703.81     11,102,003.88    11,899,385.36    41,596,939.02      3,672,333.82
December 15, 2002........    23,892,366.94    5,973,091.75     10,811,296.05    11,587,797.96    40,507,716.22      2,354,771.27
January 15, 2003.........    23,257,894.22    5,814,473.57     10,524,197.15    11,280,078.69    39,432,015.31      1,053,565.28
February 15, 2003
 and after...............        --               --                --               --              0.00                --

                                       AE


September 15, 2001             $45,006,300.00            --
  and before.............       44,179,846.51       3,074,083.19
October 15, 2001.........       43,188,159.62       3,053,116.01
November 15, 2001........       42,208,746.87       3,032,345.98
December 15, 2001........       41,241,459.01       3,011,771.27
January 15, 2002.........       40,286,148.61       2,991,390.09
February 15, 2002........       39,342,670.00       2,971,200.62
March 15, 2002...........       38,410,879.28       2,951,201.11
April 15, 2002...........       37,490,634.28       2,931,389.80
May 15, 2002.............       36,581,794.56       2,911,764.94
June 15, 2002............       35,684,221.37       2,892,324.81
July 15, 2002............       34,797,777.63       2,873,067.71
August 15, 2002..........       33,922,327.92       2,853,991.93
September 15, 2002.......       33,057,738.45       2,835,095.81
October 15, 2002.........       32,203,877.05       2,816,377.68
November 15, 2002........       31,360,613.15       2,797,835.89
December 15, 2002........       30,527,817.75       2,779,468.82
January 15, 2003.........             --                 --
February 15, 2003                     --                 --
 and after...............

                                        C


January 15, 2003
  and before................       --                --                 --                 --             $46,644,800.00
February 15, 2003...........   22,631,299.93      5,657,825.00      10,240,663.23      10,976,180.46       38,369,671.69
March 15, 2003..............   22,012,488.16      5,503,122.06       9,960,650.90      10,676,056.75       37,320,522.73
April 15, 2003..............   21,401,364.13      5,350,341.05       9,684,117.28      10,379,661.60       36,284,407.78
May 15, 2003................   20,797,834.24      5,199,458.58       9,411,020.01      10,086,949.60       35,261,168.12
June 15, 2003...............   20,201,806.01      5,050,451.52       9,141,317.23       9,797,875.91       34,250,646.95
July 15, 2003...............   19,613,188.06      4,903,297.03       8,874,967.61       9,512,396.21       33,252,689.37
August 15, 2003.............   19,031,890.14      4,757,972.55       8,611,930.30       9,230,466.72       32,267,142.33
September 15, 2003..........   18,457,823.06      4,614,455.78       8,352,164.95       8,952,044.19       31,293,854.66
October 15, 2003............   17,890,898.74      4,472,724.70       8,095,631.70       8,677,085.90       30,332,677.00
November 15, 2003...........   17,331,030.15      4,332,757.55       7,842,291.16       8,405,549.63       29,383,461.79
December 15, 2003...........   16,778,131.30      4,194,532.84       7,592,104.43       8,137,393.69       28,446,063.26
January 15, 2004............   16,232,117.26      4,058,029.33       7,345,033.08       7,872,576.88       27,520,337.41
February 15, 2004...........   15,692,904.11      3,923,226.04       7,101,039.13       7,611,058.50       26,606,141.95
March 15, 2004..............   15,160,408.96      3,790,102.25       6,860,085.07       7,352,798.35       25,703,336.35
April 15, 2004..............   14,634,549.90      3,658,637.48       6,622,133.84       7,097,756.70       24,811,781.75
May 15, 2004................   14,115,246.02      3,528,811.51       6,387,148.84       6,845,894.32       23,931,340.98
June 15, 2004...............   13,602,417.40      3,400,604.35       6,155,093.89       6,597,172.44       23,061,878.52
July 15, 2004...............   13,095,985.07      3,273,996.27       5,925,933.26       6,351,552.76       22,203,260.49
August 15, 2004.............   12,595,871.02      3,148,967.76       5,699,631.65       6,108,997.45       21,355,354.63
September 15, 2004..........   12,101,998.19      3,025,499.55       5,476,154.19       5,869,469.13       20,518,030.29
October 15, 2004............   11,614,290.44      2,903,572.61       5,255,466.43       5,632,930.87       19,691,158.37
November 15, 2004...........   11,132,672.55      2,783,168.14       5,037,534.34       5,399,346.19       18,874,611.36
December 15, 2004...........   10,657,070.23      2,664,267.56       4,822,324.29       5,168,679.06       18,068,263.29
January 15, 2005............   10,187,410.05      2,546,852.52       4,609,803.06       4,940,893.87       17,271,989.69
February 15, 2005...........    9,723,619.51      2,430,904.88       4,399,937.84       4,715,955.46       16,485,667.60
March 15, 2005..............    9,265,626.95      2,316,406.74       4,192,696.21       4,493,829.07       15,709,175.58
April 15, 2005..............    8,813,361.61      2,203,340.40       3,988,046.14       4,274,480.38       14,942,393.61
May 15, 2005................    8,366,753.57      2,091,688.39       3,785,956.00       4,057,875.48       14,185,203.17
June 15, 2005...............    7,925,733.73      1,981,433.43       3,586,394.52       3,843,980.86       13,437,487.12
July 15, 2005...............    7,490,233.88      1,872,558.47       3,389,330.83       3,632,763.43       12,699,129.77
August 15, 2005.............    7,060,186.58      1,765,046.65       3,194,734.43       3,424,190.49       11,970,016.84
September 15, 2005..........    6,635,525.25      1,658,881.32       3,002,575.18       3,218,229.74       11,250,035.39
October 15, 2005............    6,216,184.08      1,554,046.03       2,812,823.30       3,014,849.28       10,539,073.90
November 15, 2005...........    5,802,098.09      1,450,524.53       2,625,449.39       2,814,017.57        9,837,022.15
December 15, 2005...........    5,393,203.05      1,348,300.77       2,440,424.39       2,615,703.48        9,143,771.29
January 15, 2006............    4,989,435.54      1,247,358.89       2,257,719.59       2,419,876.24        8,459,213.75
February 15, 2006...........    4,590,732.88      1,147,683.23       2,077,306.64       2,226,505.45        7,783,243.30
March 15, 2006..............    4,197,033.17      1,049,258.30       1,899,157.52       2,035,561.09        7,115,754.96
April 15, 2006..............    3,808,275.25        952,068.82       1,723,244.56       1,847,013.50        6,456,645.06
May 15, 2006................    3,424,398.69        856,099.68       1,549,540.42       1,660,833.37        5,805,811.14
June 15, 2006...............    3,045,343.80        761,335.96       1,378,018.08       1,476,991.75        5,163,152.01
July 15, 2006...............    2,671,051.62        667,762.91       1,208,650.87       1,295,460.04        4,528,567.70
August 15, 2006.............    2,301,463.90        575,365.98       1,041,412.42       1,116,209.99        3,901,959.43
September 15, 2006..........    1,936,523.08        484,130.77         876,276.70         939,213.69        3,283,229.65
October 15, 2006............    1,576,172.32        394,043.08         713,217.98         764,443.57        2,672,281.95
November 15, 2006...........    1,220,355.45        305,088.86         552,210.84         591,872.39        2,069,021.13
December 15, 2006...........      869,016.98        217,254.24         393,230.18         421,473.23        1,473,353.10
January 15, 2007............      522,102.10        130,525.52         236,251.20         253,219.51          885,184.94
February 15, 2007...........      179,556.66         44,889.16          81,249.39          87,084.98          304,424.85
March 15, 2007
 and after..................            0.00              0.00               0.00               0.00                0.00


January 15, 2003                      --                --                --
  and before................     46,413,316.73    29,705,363.40     2,761,274.83
February 15, 2003...........     45,144,228.92    28,893,124.21     2,743,252.35
March 15, 2003..............     43,890,907.51    28,090,975.80     2,725,399.77
April 15, 2003..............     42,653,160.50    27,298,795.29     2,707,715.52
May 15, 2003................     41,430,798.23    26,516,461.30     2,690,198.05
June 15, 2003...............     40,223,633.32    25,743,853.89     2,672,845.82
July 15, 2003...............     39,031,480.65    24,980,854.58     2,655,657.30
August 15, 2003.............     37,854,157.34    24,227,346.34     2,638,630.96
September 15, 2003..........     36,691,482.73    23,483,213.53     2,621,765.31
October 15, 2003............     35,543,278.32    22,748,341.91     2,605,058.87
November 15, 2003...........     34,409,367.80    22,022,618.63     2,588,510.15
December 15, 2003...........     33,289,576.96    21,305,932.20     2,572,117.70
January 15, 2004............     32,183,733.70    20,598,172.48     2,555,880.08
February 15, 2004...........     31,091,668.00    19,899,230.65     2,539,795.84
March 15, 2004..............     30,013,211.92    19,208,999.22     2,523,863.57
April 15, 2004..............     28,948,199.52    18,527,371.99     2,508,081.87
May 15, 2004................     27,896,466.88    17,854,244.05     2,492,449.33
June 15, 2004...............     26,857,852.05    17,189,511.74     2,476,964.58
July 15, 2004...............     25,832,195.03    16,533,072.67     2,461,626.24
August 15, 2004.............     24,819,337.80    15,884,825.69     2,446,432.97
September 15, 2004..........     23,819,124.19    15,244,670.86     2,431,383.42
October 15, 2004............     22,831,399.95    14,612,509.45     2,416,476.26
November 15, 2004...........     21,856,012.70    13,988,243.94     2,401,710.16
December 15, 2004...........     20,892,811.90    13,371,777.98     2,387,083.84
January 15, 2005............     19,941,648.80    12,763,016.37     2,372,595.98
February 15, 2005...........     19,002,376.49    12,161,865.08     2,358,245.31
March 15, 2005..............     18,074,849.81    11,568,231.20     2,344,030.55
April 15, 2005..............     17,158,925.37    10,982,022.97     2,329,950.46
May 15, 2005................     16,254,461.51    10,403,149.71     2,316,003.77
June 15, 2005...............     15,361,318.26     9,831,521.85     2,302,189.26
July 15, 2005...............     14,479,357.39     9,267,050.91     2,288,505.69
August 15, 2005.............     13,608,442.29     8,709,649.47     2,274,951.87
September 15, 2005..........     12,748,438.04     8,159,231.17     2,261,526.57
October 15, 2005............     11,899,211.33     7,615,710.70     2,248,228.62
November 15, 2005...........     11,060,630.49     7,079,003.77     2,235,056.84
January 15, 2006............      9,414,887.55     6,025,698.48     2,209,087.09
February 15, 2006...........      8,607,469.97     5,508,936.61     2,196,286.82
March 15, 2006..............      7,810,187.23     4,998,661.22     2,183,608.11
April 15, 2006..............      7,022,915.43     4,494,793.00     2,171,049.82
May 15, 2006................      6,245,532.14     3,997,253.62     2,158,610.85
June 15, 2006...............      5,477,916.44     3,505,965.66     2,146,290.07
July 15, 2006...............      4,719,948.84     3,020,852.67     2,134,086.40
August 15, 2006.............      3,971,511.35     2,541,839.11     2,121,998.75
September 15, 2006..........      3,232,487.34     2,068,850.35     2,110,026.05
November 15, 2006...........      1,782,220.45     1,140,653.27     2,086,421.23
December 15, 2006...........      1,070,751.37       685,300.17     2,074,787.01
January 15, 2007............        368,243.35       235,682.32     2,063,263.54
February 15, 2007...........
March 15, 2007                            0.00             0.00          --
 and after..................


March 15, 2007..............    2,051,849.78
April 15, 2007..............    2,040,544.72
May 15, 2007................    2,029,347.35
June 15, 2007...............    2,018,256.66
July 15, 2007...............    2,007,271.68
August 15, 2007.............    1,996,391.43
September 15, 2007..........    1,985,614.92
October 15, 2007............    1,974,941.20
November 15, 2007...........    1,964,369.31
December 15, 2007...........    1,953,898.31
January 15, 2008............    1,943,527.26
February 15, 2008...........    1,933,255.24
March 15, 2008..............    1,923,081.32
April 15, 2008..............    1,913,004.60
May 15, 2008................    1,903,024.18
June 15, 2008...............    1,893,139.15

        Payment Date
----------------------------

  G

July 15, 2008...............   $1,883,348.64
August 15, 2008.............    1,873,651.77
September 15, 2008..........    1,864,047.66
October 15, 2008............    1,854,535.46
November 15, 2008...........    1,845,114.31
December 15, 2008...........    1,835,783.37
January 15, 2009............    1,544,944.25
February 15, 2009...........    1,254,371.99
March 15, 2009..............      966,584.44
April 15, 2009..............      681,555.74
May 15, 2009................      399,260.27
June 15, 2009...............      119,672.64
July 15, 2009
 and after..................            0.00

Class Factors

     Description of Factors

     On or about the first business day of each month after the Closing Date, Freddie Mac will publish and make available on its Internet Web-Site a Class Factor for each Class having a principal amount. The Class Factor for any Class for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of a Security of that Class (assuming such Class was issued on the Closing Date), will equal its remaining principal amount, after giving effect to any principal payment to be made on the Payment Date in the same month. The Class Factor for an Accrual Class will also reflect any addition to its principal amount to be made on the same Payment Date. For example, the January 1 Class Factor for any Class will reflect the remaining principal amount of a Security of that Class, after giving effect to any principal payment (or addition to principal) to be made on January 15. Freddie Mac will also publish and make available on its Internet Web-Site a Class Factor for each Notional Class, which will reflect the remaining notional principal amount of a Security of that Class in an analogous manner. The Class Factor for each Class for the month of the Closing Date is 1.0000000.

     Component Factors for each Component will be available from Freddie Mac's Internet Web-Site or upon request by writing or calling the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown under "Available Information" in this Supplement. The Component Factor for a Component is analogous to the Class Factor for a Class.

     Use of Factors

     For any Payment Date, investors can calculate the reduction (or for an Accrual Class, the increase) in the principal amount of a Security of any Class entitled to principal payments by multiplying the original principal amount of that Security by the difference between its Class Factors for the preceding and current months. The amount of interest to be paid on (or added to the principal amount of) a Security of any Class on each Payment Date will equal 30 days' interest on its outstanding principal amount (or notional principal amount) as determined by its Class Factor for the preceding month, plus additional interest on certain Callable Classes in the case of a redemption of the Group 3 Asset. See "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement.

     For example, the reduction (or increase) in the principal amount of any Security entitled to principal payments on February 15 will reflect the difference between its January 1 and February 1 Class Factors. The amount of interest to be paid on (or added to the principal amount of) any Security on February 15 (other than upon a redemption of the Group 3 Asset) will equal 30 days' interest at its Class Coupon, accrued during the month of January (in the case of the Fixed Rate Classes) or from January 15 to February 15 (in the case of the Floating Rate and Inverse Floating Rate Classes), on the principal amount or notional principal amount of such Security determined by its January 1 Class Factor. If the outstanding balance of any Fixed Rate Class is reduced on the Payment Date that falls within an Accrual Period, that Class will accrue interest during such Accrual Period on its reduced balance, even though its balance had been higher for approximately the first 15 days of the Accrual Period. No interest at all will be paid on any Class after its balance has been reduced to zero.

Guarantees

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. See "Description of Multiclass PCs -- Guarantees" in the Multiclass PC Offering Circular.

     Freddie Mac also guarantees the payment of interest and principal on the Group 3 and Group 4 Assets, Gold PCs and Gold Giant PCs. See "PC Security Structure -- Guarantees" in the PC Offering Circular and "Description of Pass-Through PCs -- Guarantees" in the Giant PC Offering Circular.

Optional Redemption

     The Group 3 Asset may be redeemed on any Payment Date beginning in February 1998 at the option of the holder of the Call Class in Series C035. The redemption of the Group 3 Asset would result in the concurrent retirement of all Callable Classes then outstanding and the RB Class. See "Payments -- Redemption and Exchange" in the Series C035 Asset Offering Circular and "General Information -- Structure of Transaction -- The Group 3 Asset" and "Prepayment and Yield Analysis -- Yield Considerations -- Prepayments and Redemption: Effect on Yields" in this Supplement.

     Freddie Mac may redeem the RA or RB Class and its related Mortgage Securities, in whole but not in part, on any Payment Date when their aggregate outstanding principal amount would be less than 1% of their aggregate original principal amount. Upon any redemption, the redemption price of such Mortgage Securities will be applied to retire the related Regular Classes that remain outstanding. Any outstanding MACR Classes will be retired from the proceeds of any redemption of their related Regular Classes. The Group 4 Asset may become subject to a similar optional redemption provision applicable to Series 1669. Freddie Mac will not exercise its right of redemption as to the Lower-Tier REMIC Pool containing the Group 3 Asset if the Group 3 Asset is to be redeemed. The PCs are not redeemable. See "Description of Multiclass PCs -- Optional Redemption" in the Multiclass PC Offering Circular.

Residual Proceeds

     Upon surrender of their certificates to the Registrar, the Holders of the RA or RB Classes will receive the proceeds of the remaining assets of the related Lower-Tier REMIC Pool after all required principal and interest payments on the related Mortgage Securities have been made. Except in the case of a redemption of the Group 3 Asset, any such remaining assets are not likely to be significant. Upon a redemption of the Group 3 Asset, the RB Class may receive certain amounts of additional interest, as described under "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement.

     Upon like surrender, the Holders of the R Class will receive the proceeds of the remaining assets of the Upper-Tier REMIC Pool, if any, after all required principal and interest payments on the Regular Classes and the R Class have been made. Any such remaining assets are not likely to be significant.

                        PREPAYMENT AND YIELD ANALYSIS

General

     Mortgage Prepayments

     The rates of principal payments on the Group 1, Group 2 and Group 3 Assets will depend directly, and the rates of principal payments on the Group 4 Asset and the Securities will depend indirectly, on the rates of principal payments on the related Mortgages. Mortgage principal payments may be in the form of scheduled amortization or partial or full prepayments. "Prepayments" include prepayments by the borrower, liquidations resulting from default, casualty or condemnation and payments made by Freddie Mac pursuant to its guarantee of principal (other than scheduled amortization) on PCs. The Mortgages are subject to prepayment at any time without penalty.

     Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgages, the prepayment rate on the Mortgages is likely to increase, although a number of other factors also may influence the prepayment rate. See "Prepayments, Yields and Suitability" in the PC Offering Circular.

     Acceleration of mortgage payments as a result of transfers of mortgaged properties is an important factor affecting prepayment rates. The Mortgages generally provide that, in the event of the transfer or prospective transfer of the underlying mortgaged property, the full unpaid principal balance is due and payable at the option of the holder. Freddie Mac, in most cases, requires mortgage servicers to enforce such "due-on-transfer" provisions where permitted by applicable law. See "The Mortgages -- Mortgage Purchase and Servicing Standards -- Mortgage Servicing -- Assumption and Due-on-Transfer Policies" in the PC Offering Circular.

     Information on the principal payment history of PCs is available from the Investor Inquiry Department at Freddie Mac at the address or phone numbers shown under "Available Information" in this Supplement. However, historical payment experience is not likely to be indicative of future payment experience on the PCs and related Mortgages.

     PSA Model

     Prepayments on pools of mortgages are commonly measured relative to a variety of prepayment models. The particular model used in this Supplement is the Public Securities Association's standard prepayment model, or "PSA." This model assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgages with a loan age of three months (i.e., mortgages in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to 0.50 times 100% PSA; "200% PSA" assumes prepayment rates equal to 2.00 times 100% PSA; and so forth. PSA is not a description of historical prepayment experience or a prediction of the rate of prepayment of the Mortgages.

     Weighted Average Life

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal has been repaid to the investor. The weighted average lives of the Classes will depend primarily on the rate at which principal is paid on the related Mortgages and, in the case of the Callable Classes, whether a redemption of the Group 3 Asset occurs. This Supplement shows weighted average lives under various Mortgage prepayment assumptions and redemption assumptions, if applicable. In each case, Freddie Mac has calculated the weighted average life by (i) multiplying the assumed net reduction, if any, in the principal amount on each Payment Date by the number of years from the Closing Date to such Payment Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

     Yield

     The yield of each Class will depend upon its purchase price, its sensitivity to the rate of principal payments on the related Asset or Assets (which will be sensitive to the rate of principal payments on the related Mortgages), the actual characteristics of the related Mortgages and, in the case of the Callable Classes, whether a redemption of the Group 3 Asset occurs. The yield of each Floating Rate or Inverse Floating Rate Class will also depend on its sensitivity to the level of LIBOR. This Supplement shows pre-tax yields to maturity under various scenarios. In each case, Freddie Mac has calculated the pre-tax yield by (i) determining the monthly discount rate (whether positive or negative) that, when applied to an assumed stream of cash flows to be paid on the applicable Class, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price (including accrued interest, if any) of that Class and (ii) converting such monthly rate to a corporate bond equivalent (i.e., semiannual payment) rate. The yield calculations do not take into account any variations in the interest rates at which investors may be able to reinvest payments received. Consequently, they do not reflect the return on any investment when reinvestment rates other than the discount rate are considered.

     Modeling Assumptions

     In order to prepare the various tables and other statistical information in this Supplement, Freddie Mac has made certain assumptions regarding the underlying Mortgages. Unless otherwise noted, each table is based on the following assumptions (the "Modeling Assumptions"), among others:

        -The Mortgages underlying the Group 1, Group 2 and Group 3 Assets have the assumed characteristics shown under "Terms Sheet -- Mortgage Characteristics" in this Supplement;

        -As of February 1, 1997, each Mortgage underlying the Group 4 Asset has a remaining term to maturity equal to the weighted average remaining term to maturity, a loan age equal to the weighted average loan age, and an interest rate equal to the weighted average interest rate, of all the Mortgages underlying the same PC;

        -As of the Closing Date, the Assets have the principal balances shown under "Terms Sheet -- The Assets" in this Supplement;

        - Payments on the Group 3 and Group 4 Assets are made as described in the Asset Offering Circulars;

        - Payments on the Assets and the Classes are always received on the 15th of the month, whether or not a Business Day;

        - Except as otherwise noted, no redemption of the Group 3 Asset occurs;

        - Freddie Mac does not make an optional redemption; and

        -Each Class is held from the Closing Date to retirement and is not exchanged in whole or in part.

     When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience. For example, most of the Mortgages do not have the characteristics assumed, many Payment Dates will occur on the first Business Day after the 15th of the month, a redemption of the Group 3 Asset may occur and Freddie Mac may make an optional redemption as described under "Payments -- Optional Redemption" above.

     Principal Payment Stability

     Mortgages and mortgage securities, such as the Assets and Securities, are subject to prepayment uncertainty. The rates of principal payments on the Group 1, Group 2 and Group 3 Assets will depend directly, and the rates of principal payments on the Group 4 Asset and the Securities will depend indirectly, on the rates of principal payments on their related Mortgages. However, within certain limits, some Classes of Securities, such as the PAC Classes, are expected to exhibit a lower level of prepayment uncertainty than the related Mortgages and Assets. Such Classes are said to have a degree of "stability." Stability in one Class or group of Classes is necessarily offset by instability in other Classes, such as the Support Classes, which are said to "support" the more stable Classes. In addition, the redemption of the Group 3 Asset, which may occur on any Payment Date beginning February 1998, would result in the concurrent retirement of all the Callable Classes then outstanding.

     Suitability

     The Securities, especially the Accrual, Inverse Floating Rate, Interest Only, Principal Only, Callable, Support and Residual Classes, are not suitable investments for all investors. The Securities are not appropriate investments for any investor that requires a single lump sum payment on a predetermined date or an otherwise certain payment stream. In addition, although the Underwriter intends to make a market for the purchase and sale of the Securities after their initial issuance, it has no obligation to do so. There is no assurance that such secondary market will develop, that any secondary market will continue, or that the price at which an investor can sell an investment in any Class will enable the investor to realize a desired yield on that investment. The market values of the Classes are likely to fluctuate; such fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of Classes that are especially sensitive to prepayment, redemption or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors. Investors are encouraged to consult their own advisors regarding the financial, legal, tax and other aspects of an investment in the Securities. The flexibility created by the ability to modify and combine certain Classes of Multiclass PCs and the MACR Classes may affect the liquidity of the Classes and the prices that potential purchasers are willing to pay in the secondary market. In addition, the redemption feature of the Group 3 Asset may affect the market values of the Callable Classes. No investor should purchase Securities of any Class unless the investor understands and is able to bear the prepayment, redemption, yield, liquidity and market risks associated with that Class.

Prepayment and Weighted Average Life Considerations

     Accretion Directed Classes

     Payments of principal on the FJ, VA, VB, and VC Classes are likely to be stable, in varying degrees, under relatively slow prepayment scenarios because the ZA Accrual Amount will be dedicated to making principal payments on those Classes, as described above, until they have been retired. The weighted average life of any such Accretion Directed Class cannot exceed its weighted average life as shown in the following table under any prepayment scenario, even a scenario where there are no prepayments. Moreover, based on the Modeling Assumptions, each Accretion Directed Class shown in the table would be retired on, but not before, its Final Payment Date if the related Mortgages prepay at any rate at or below the rate shown for that Class until its retirement.

                          Accretion Directed Classes

          Maximum Weighted
            Average Life                              Prepayment Rate
Class        (in Years)        Final Payment Date       at or below
------    ----------------     ------------------     ---------------
VA               3.8           February 15, 2004          400% PSA
VB               8.5           February 15, 2007          270% PSA
VC              12.7              March 15, 2012          160% PSA
FJ               8.0              March 15, 2012          160% PSA

     The Mortgages will have characteristics that differ from those of the Modeling Assumptions. Therefore, even if the related Mortgages prepay at a rate at or somewhat below the rate shown for any Accretion Directed Class, that Class could be retired before its Final Payment Date and its weighted average life could be shortened.

     The principal payment stability of the FJ, VA, VB and VC Classes will be supported primarily by their receipt of the ZA Accrual Amount. They will be protected against early retirement by the other Classes receiving principal from the Group 2 Assets, except the ZA Class. When those Classes are retired, however, any such Accretion Directed Class, if outstanding, will become sensitive to Mortgage prepayments and may be retired before its Final Payment Date.

     PAC Classes and Components

     Payments of principal on the PAC Classes and Components are likely to be relatively stable because they will receive principal payments in accordance with their schedules of Targeted Balances, so long as prepayments on the related Mortgages occur at rates that are neither too fast nor too slow to support their schedules. Moreover, the PAC Classes and Components will have cumulative priorities for future payments if they fall behind their schedules. For each PAC Class or Component, there is a range of constant Mortgage prepayment rates (an "Effective Range") at which such Class or Component would adhere to its schedule of Targeted Balances. The Effective Range at any time depends on the actual or assumed characteristics of the related Mortgages at that time. Based on the Modeling Assumptions, each PAC Class or Component would adhere to its Targeted Balances schedule if the related Mortgages were to prepay at any constant percentage of PSA within its initial Effective Range shown below, until that Class or Component has been retired.

                            Initial Effective Ranges

                      Class or Component                       Range*
    ----------------------------------------------   --------------------------
    Group 1
    F-1, FA-1, FB-1, FD-1, FE-1 and PA............    100% PSA through 460% PSA
    PB............................................    100% PSA through 360% PSA
    PC............................................    100% PSA through 320% PSA
    PD............................................    100% PSA through 280% PSA
    PE, PG-1, PG-2 and PK.........................    100% PSA through 275% PSA
    PJ............................................     70% PSA through 275% PSA
    Group 2
    AA............................................    100% PSA through 655% PSA
    E.............................................    100% PSA through 495% PSA

     -------------------------
     * The Targeted Balances schedules for the Classes and Components shown were prepared by calculating the amounts that would be available for payments of principal on those Classes and Components using, among other things, the Modeling Assumptions and the "structuring ranges" shown under "Terms Sheet -- Allocation of Principal" in this Supplement.

     The underlying Mortgages will have characteristics that differ from those of the Modeling Assumptions. The initial Effective Ranges, if calculated using the actual characteristics of the Mortgages, could differ from those shown in the table. Therefore, even if the Mortgages were to prepay at a constant rate within the initial Effective Range shown for any Class or Component, but near its upper or lower end, that Class or Component could fail to adhere to its Targeted Balances schedule.

     Moreover, the Mortgages will not prepay at any constant rate. Non-constant prepayment rates can cause any PAC Class or Component not to adhere to its Targeted Balances schedule, even if such rates remain within its initial Effective Range. The Effective Range for any PAC Class or Component can narrow or "drift" upward or downward over time.

     The principal payment stability of the PAC Classes and Components receiving payments from the Group 1 Assets will be supported in part by the Support, TAC and Scheduled Classes and Components receiving payments from those Assets. The principal payment stability of the E Class will be supported in part by the FH, SH, FM, FN, FO, FP and FQ Classes. The principal payment stability of the AA Class will be supported in part by the AB, FH and SH Classes. When its supporting Classes and Components are retired, any outstanding PAC Class or Component will no longer have an Effective Range and will become more sensitive to Mortgage prepayments.

     If the Mortgages prepay at rates that are generally below the Effective Range for any PAC Class or Component, the available principal may be insufficient to reduce that Class or Component to its Targeted Balance and its weighted average life may be extended, perhaps significantly. If the Mortgages prepay at rates that are generally above the Effective Range for any PAC Class or Component, its weighted average life may be shortened, perhaps significantly. However, the weighted average lives of one or more of the PAC Classes and Components could be extended under certain scenarios involving Mortgage prepayments at rates that are generally above their Effective Ranges.

     The entire Group 1 and Group 2 Asset Principal Amounts will be distributed monthly on each Payment Date and will not be retained for distribution on subsequent Payment Dates. Thus, the likelihood that the PAC Classes and Components will adhere to their Targeted Balances schedules will not be enhanced by averaging high and low principal payments in different months.

     TAC and Scheduled Classes and Components

     Payments of principal on the TAC and Scheduled Classes and Components are expected to be more stable than would be the case if the TAC and Scheduled Classes and Components were not entitled to receive payments, to the extent of available principal, according to schedules of Targeted Balances or Higher and Lower Targeted Balances. Based on the Modeling Assumptions, the TAC and Scheduled Classes and Components would receive scheduled principal payments if the related Mortgages were to prepay at the respective "structuring rates" shown under "Terms Sheet -- Allocation of Principal" in this Supplement, until they have been retired. However, because the characteristics of the related Mortgages will differ from those assumed and because the related Mortgages will not prepay at such rates or any other constant rate, it is not likely that the TAC and Scheduled Classes and Components will consistently receive scheduled principal payments.

     The principal payment stability of the Scheduled Components will be supported in part by the FC and Z Classes. The principal payment stability of the H Class will be supported in part by the FH, SH and G Classes. The principal payment stability of the FC and P Classes will be supported in part by the Z Class and the principal payment stability of the PO Class will be supported in part by the PN Class. The principal payment stability of each TAC Class receiving payments from the Group 2 Assets will be supported in part by the FH and SH Classes. When its supporting Classes are retired, any outstanding Scheduled or TAC Class or Component will become more sensitive to Mortgage prepayments.

     Based on the Modeling Assumptions, if the related Mortgages prepay at rates that are generally below the applicable "structuring rate," the available principal may be insufficient to reduce the TAC and Scheduled Classes and Components in accordance with their schedules and their weighted average lives may be extended, perhaps significantly. Based on the Modeling Assumptions, if the related Mortgages prepay at rates that are generally above such rates, the weighted average lives of the TAC and Scheduled Classes and Components may be shortened, perhaps significantly. However, the weighted average lives of one or more TAC and Scheduled Classes and Components could be extended under certain scenarios involving Mortgage prepayments that are generally above such rates.

     As is the case with the PAC Classes and Components, the likelihood that the TAC and Scheduled Classes and Components will receive scheduled payments will not be enhanced by averaging high and low principal payments in different months.

     The FC and P Classes have also been classified as Accretion Directed Classes, and the F-2, FA-2, FB-2, FD-2 and FE-2 Components have also been classified as Accretion Directed Components, because they will be entitled to receive principal payments from the Z Accrual Amount. However, such Classes and Components will not have the principal payment characteristics usually associated with Accretion Directed Classes and Components.

     Support Classes

     Each Support Class will support the principal payment stability of related Accretion Directed, PAC, TAC and/or Scheduled Classes and Components. Thus, each Support Class is likely to be much more sensitive to Mortgage prepayments than is any Class or Component it supports. The Support Classes may receive no principal payments for extended periods of time and may receive principal payments that vary widely from period to period. Relatively fast Mortgage prepayments may significantly shorten, and relatively slow Mortgage prepayments may significantly extend, the weighted average lives of the Support Classes.

     Component Classes

     Each of the F, FA, FB, FD and FE Classes consists of a PAC Component and, primarily, a Scheduled Component. The principal payment characteristics of the F, FA, FB, FD and FE Classes will be generally similar to those of Scheduled Classes. The PG Class consists entirely of PAC Components and thus is a PAC Class.

     Sequential Pay Classes

     As described above, the Sequential Pay Classes will receive payments of the Group 2 or Group 3 Asset Principal Amount, as applicable, in a prescribed sequence. While it is receiving such principal payments, the sensitivity of each Sequential Pay Class (other than an Accretion Directed Class) to prepayments on the underlying Mortgages will be approximately the same as that of its related Asset or Assets. Certain of the Sequential Pay Classes are also Callable Classes; if any Callable Class is redeemed, its weighted average life will be reduced, perhaps significantly.

     Pass-Through Classes

     Each Pass-Through Class will receive all or a specified portion of the Group 4 Asset Principal Amount on each Payment Date. The sensitivity of each Pass-Through Class to prepayments on the related Mortgages will be the same as that of the Group 4 Asset. See "The Group 4 Asset" below.

     MACR Classes

     The principal payment characteristics of each MACR Class will reflect the principal payment characteristics of the Classes of Multiclass PCs which are combined to form such MACR Class.

     The Group 3 Asset

     The Group 3 Asset is a Callable Class entitled to receive all of the interest and principal payments on its underlying Giant PC. Unless it is redeemed, the sensitivity of the Group 3 Asset to Mortgage prepayments will be the same as that of its underlying PCs. The Group 3 Asset may be redeemed on any Payment Date beginning in February 1998, as described under "Payments -- Redemption and Exchange" in the Series C035 Asset Offering Circular and "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement.

     See "Prepayment and Yield Analysis" in the Series C035 Asset Offering Circular.

     The Group 4 Asset

     The Group 4 Asset is a Support Class which supports certain other classes of Series 1669. Consequently, the Group 4 Asset and the related Classes of this Series are likely to be much more sensitive to Mortgage prepayments than the classes in Series 1669 supported by the Group 4 Asset. The Group 4 Asset and such related Classes may receive no principal payments for extended periods of time, and may receive principal payments that vary widely from period to period.

     See "Prepayment and Yield Analysis -- Prepayment and Weighted Average Life Considerations" in the Series 1669 Asset Offering Circular.

     Declining Balances Table

     The following table shows, for the indicated Classes of Securities and the underlying Assets, (i) the percentages of their original principal amounts (or, in the case of the Assets, their outstanding principal amounts as of the Closing
Date) that would be outstanding after each of the dates shown at various constant percentages of PSA and, in the case of the Callable Classes, assuming that no redemption of the Group 3 Asset occurs and (ii) their corresponding weighted average lives, assuming, in the case of the Callable Classes, either that no redemption of the Group 3 Asset occurs or that a redemption occurs on one of the Payment Dates shown. Freddie Mac has prepared this table using the Modeling Assumptions. The Mortgages do not have the characteristics assumed, and Mortgage prepayment rates may differ from the constant rates shown. These differences may affect the actual payment behavior and weighted average life of any Class or Asset. For example, because of the diverse remaining terms to maturity, loan ages and interest rates of the Mortgages, principal payments on any Class or Asset may be faster or slower than indicated, even if the Mortgages were to prepay at the constant rates shown. This may be the case even if the weighted average remaining term to maturity, weighted average loan age and weighted average interest rate of the Mortgages are the same as those of mortgages having the characteristics assumed.

 Percentages of Original Principal Amounts Outstanding* and Weighted Average
                                    Lives

                                F, FA, FB, FD, FE and FW                      FC                              P and SM
                           ---------------------------------- ---------------------------------- ----------------------------------
                               PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                           ---------------------------------- ---------------------------------- ----------------------------------
             Date            0%    100%   165%   275%   400%    0%    100%   165%   275%   400%    0%    100%   165%   275%   400%
         -----------       ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date..............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998.........     97     93     89     89     89    100    100     97     84     84     98     98     94     92     92
February 15, 1999.........     93     80     69     69     63    100    100     94     54      0     96     96     83     76     58
February 15, 2000.........     89     66     46     46     13    100    100     91     10      0     94     94     70     55     15
February 15, 2001.........     85     64     37     29      0    100    100     87      0      0     92     92     58     34      0
February 15, 2002.........     81     62     29     17      0    100    100     83      0      0     90     90     49     20      0
February 15, 2003.........     76     60     23      8      0    100    100     78      0      0     87     87     40     10      0
February 15, 2004.........     71     57     17      3      0    100    100     73      0      0     85     85     33      3      0
February 15, 2005.........     65     55     13      0      0    100    100     68      0      0     81     81     27      1      0
February 15, 2006.........     58     52      9      0      0    100    100     63      0      0     78     78     22      0      0
February 15, 2007.........     52     47      5      0      0    100    100     56      0      0     75     73     16      0      0
February 15, 2008.........     45     41      0      0      0    100    100     50      0      0     71     66      9      0      0
February 15, 2009.........     41     34      0      0      0    100    100      6      0      0     66     57      1      0      0
February 15, 2010.........     37     25      0      0      0    100    100      0      0      0     62     48      0      0      0
February 15, 2011.........     33     16      0      0      0    100    100      0      0      0     57     37      0      0      0
February 15, 2012.........     28      6      0      0      0    100    100      0      0      0     51     25      0      0      0
February 15, 2013.........     23      0      0      0      0    100     69      0      0      0     45     12      0      0      0
February 15, 2014.........     18      0      0      0      0    100      0      0      0      0     38      0      0      0      0
February 15, 2015.........     11      0      0      0      0    100      0      0      0      0     31      0      0      0      0
February 15, 2016.........      5      0      0      0      0    100      0      0      0      0     24      0      0      0      0
February 15, 2017.........      0      0      0      0      0     84      0      0      0      0     15      0      0      0      0
February 15, 2018.........      0      0      0      0      0     33      0      0      0      0      6      0      0      0      0
February 15, 2019.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2020.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2021.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2022.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2023.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027.........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years).............   10.6    8.1    3.9    3.1    2.1   20.7   16.3    8.9    2.0    1.4   13.9   11.7    5.5    3.4    2.1


                                           PA
                           ----------------------------------
                               PSA Prepayment Assumption
                           ----------------------------------
             Date            0%    100%   165%   275%   400%
         -----------       ------ ------ ------ ------ ------
Closing Date..............    100    100    100    100    100
February 15, 1998.........     94     80     80     80     80
February 15, 1999.........     87     43     43     43     43
February 15, 2000.........     80      0      0      0      0
February 15, 2001.........     73      0      0      0      0
February 15, 2002.........     64      0      0      0      0
February 15, 2003.........     55      0      0      0      0
February 15, 2004.........     45      0      0      0      0
February 15, 2005.........     35      0      0      0      0
February 15, 2006.........     23      0      0      0      0
February 15, 2007.........     10      0      0      0      0
February 15, 2008.........      0      0      0      0      0
February 15, 2009.........      0      0      0      0      0
February 15, 2010.........      0      0      0      0      0
February 15, 2011.........      0      0      0      0      0
February 15, 2012.........      0      0      0      0      0
February 15, 2013.........      0      0      0      0      0
February 15, 2014.........      0      0      0      0      0
February 15, 2015.........      0      0      0      0      0
February 15, 2016.........      0      0      0      0      0
February 15, 2017.........      0      0      0      0      0
February 15, 2018.........      0      0      0      0      0
February 15, 2019.........      0      0      0      0      0
February 15, 2020.........      0      0      0      0      0
February 15, 2021.........      0      0      0      0      0
February 15, 2022.........      0      0      0      0      0
February 15, 2023.........      0      0      0      0      0
February 15, 2024.........      0      0      0      0      0
February 15, 2025.........      0      0      0      0      0
February 15, 2026.........      0      0      0      0      0
February 15, 2027.........      0      0      0      0      0
Weighted Average
 Life (Years).............    6.2    1.7    1.7    1.7    1.7


                                          PB                                 PC                                 PD
                          ---------------------------------- ---------------------------------- ----------------------------------
                              PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                          ---------------------------------- ---------------------------------- ----------------------------------
             Date           0%    100%   165%   275%   400%    0%    100%   165%   275%   400%    0%    100%   165%   275%   400%
         -----------      ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1999........    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 2000........    100     94     94     94     94    100    100    100    100    100    100    100    100    100    100
February 15, 2001........    100      5      5      5      0    100    100    100    100     27    100    100    100    100    100
February 15, 2002........    100      0      0      0      0    100      0      0      0      0    100     97     97     97     18
February 15, 2003........    100      0      0      0      0    100      0      0      0      0    100     49     49     49      0
February 15, 2004........    100      0      0      0      0    100      0      0      0      0    100      4      4      4      0
February 15, 2005........    100      0      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2006........    100      0      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2007........    100      0      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2008........     93      0      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2009........     63      0      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2010........     31      0      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2011........      0      0      0      0      0     94      0      0      0      0    100      0      0      0      0
February 15, 2012........      0      0      0      0      0     42      0      0      0      0    100      0      0      0      0
February 15, 2013........      0      0      0      0      0      0      0      0      0      0     94      0      0      0      0
February 15, 2014........      0      0      0      0      0      0      0      0      0      0     67      0      0      0      0
February 15, 2015........      0      0      0      0      0      0      0      0      0      0     37      0      0      0      0
February 15, 2016........      0      0      0      0      0      0      0      0      0      0      6      0      0      0      0
February 15, 2017........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2018........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2019........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2020........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2021........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2022........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2023........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)............   12.4    3.5    3.5    3.5    3.4   14.8    4.5    4.5    4.5    3.9   17.5    6.0    6.0    6.0    4.6



                                          PE
                          ----------------------------------
                              PSA Prepayment Assumption
                          ----------------------------------
             Date           0%    100%   165%   275%   400%
         -----------      ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100
February 15, 1998........    100    100    100    100    100
February 15, 1999........    100    100    100    100    100
February 15, 2000........    100    100    100    100    100
February 15, 2001........    100    100    100    100    100
February 15, 2002........    100    100    100    100    100
February 15, 2003........    100    100    100    100      0
February 15, 2004........    100    100    100    100      0
February 15, 2005........    100      0      0      0      0
February 15, 2006........    100      0      0      0      0
February 15, 2007........    100      0      0      0      0
February 15, 2008........    100      0      0      0      0
February 15, 2009........    100      0      0      0      0
February 15, 2010........    100      0      0      0      0
February 15, 2011........    100      0      0      0      0
February 15, 2012........    100      0      0      0      0
February 15, 2013........    100      0      0      0      0
February 15, 2014........    100      0      0      0      0
February 15, 2015........    100      0      0      0      0
February 15, 2016........    100      0      0      0      0
February 15, 2017........      0      0      0      0      0
February 15, 2018........      0      0      0      0      0
February 15, 2019........      0      0      0      0      0
February 15, 2020........      0      0      0      0      0
February 15, 2021........      0      0      0      0      0
February 15, 2022........      0      0      0      0      0
February 15, 2023........      0      0      0      0      0
February 15, 2024........      0      0      0      0      0
February 15, 2025........      0      0      0      0      0
February 15, 2026........      0      0      0      0      0
February 15, 2027........      0      0      0      0      0
Weighted Average
 Life (Years)............   19.5    7.4    7.4    7.4    5.4

---------------

* Rounded to nearest whole percentage. Percentages shown assume no redemption.

                                         PG                                 PJ                                 PK
                         ---------------------------------- ---------------------------------- ----------------------------------
                             PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                         ---------------------------------- ---------------------------------- ----------------------------------
             Date          0%    100%   165%   275%   400%    0%    100%   165%   275%   400%    0%    100%   165%   275%   400%
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1999.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 2000.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 2001.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 2002.......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 2003.......    100    100    100    100     79    100    100    100    100    100    100    100    100    100    100
February 15, 2004.......    100    100    100    100     47    100    100    100    100    100    100    100    100    100     86
February 15, 2005.......    100     90     90     90     26    100    100    100    100    100    100    100    100    100     69
February 15, 2006.......    100     62     62     62     10    100    100    100    100    100    100     99     99     99     56
February 15, 2007.......    100     44     44     44      0    100    100    100    100    100    100     84     84     84     42
February 15, 2008.......    100     29     29     29      0    100    100    100    100    100    100     72     72     72     14
February 15, 2009.......    100     17     17     17      0    100    100    100    100     91    100     62     62     62      0
February 15, 2010.......    100      7      7      7      0    100    100    100    100     67    100     54     54     54      0
February 15, 2011.......    100      0      0      0      0    100    100    100    100     50    100     44     44     44      0
February 15, 2012.......    100      0      0      0      0    100    100    100    100     36    100     23     23     23      0
February 15, 2013.......    100      0      0      0      0    100    100    100    100     27    100      6      6      6      0
February 15, 2014.......    100      0      0      0      0    100     87     87     87     19    100      0      0      0      0
February 15, 2015.......    100      0      0      0      0    100     69     69     69     14    100      0      0      0      0
February 15, 2016.......    100      0      0      0      0    100     55     55     55     10    100      0      0      0      0
February 15, 2017.......     97      0      0      0      0    100     43     43     43      7    100      0      0      0      0
February 15, 2018.......     70      0      0      0      0    100     33     33     33      5    100      0      0      0      0
February 15, 2019.......     47      0      0      0      0    100     26     26     26      4     86      0      0      0      0
February 15, 2020.......     24      0      0      0      0    100     19     19     19      2     67      0      0      0      0
February 15, 2021.......      0      0      0      0      0    100     14     14     14      2     44      0      0      0      0
February 15, 2022.......      0      0      0      0      0     40     10     10     10      1      0      0      0      0      0
February 15, 2023.......      0      0      0      0      0      7      7      7      7      1      0      0      0      0      0
February 15, 2024.......      0      0      0      0      0      4      4      4      4      0      0      0      0      0      0
February 15, 2025.......      0      0      0      0      0      2      2      2      2      0      0      0      0      0      0
February 15, 2026.......      0      0      0      0      0      1      1      1      1      0      0      0      0      0      0
February 15, 2027.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)...........   21.9   10.0   10.0   10.0    7.1   25.1   20.2   20.2   20.2   14.9   23.4   12.9   12.9   12.9    9.2

                                          PN                                 PO                                 PR
                          ---------------------------------- ---------------------------------- ----------------------------------
                              PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                          ---------------------------------- ---------------------------------- ----------------------------------
             Date           0%    100%   165%   275%   400%    0%    100%   165%   275%   400%    0%    100%   165%   275%   400%
         -----------      ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998........    100    100     98     89     80    100    100     92     92     92    100    100     96     90     83
February 15, 1999........    100    100     93     68     40    100    100     75     75     75    100    100     89     69     49
February 15, 2000........    100    100     87     43      0    100    100     55     55     49    100    100     79     46     12
February 15, 2001........    100    100     83     26      0    100    100     38     38      0    100    100     71     29      0
February 15, 2002........    100    100     79     14      0    100    100     24     24      0    100    100     65     16      0
February 15, 2003........    100    100     77      7      0    100    100     12     12      0    100    100     61      8      0
February 15, 2004........    100    100     75      3      0    100    100      4      4      0    100    100     57      3      0
February 15, 2005........    100    100     73      1      0    100    100      0      0      0    100    100     55      0      0
February 15, 2006........    100    100     71      0      0    100    100      0      0      0    100    100     53      0      0
February 15, 2007........    100    100     68      0      0    100     95      0      0      0    100     99     51      0      0
February 15, 2008........    100    100     64      0      0    100     85      0      0      0    100     96     48      0      0
February 15, 2009........    100    100     60      0      0    100     71      0      0      0    100     93     45      0      0
February 15, 2010........    100    100     56      0      0    100     53      0      0      0    100     88     42      0      0
February 15, 2011........    100    100     51      0      0    100     34      0      0      0    100     83     38      0      0
February 15, 2012........    100    100     47      0      0    100     13      0      0      0    100     78     35      0      0
February 15, 2013........    100     97     42      0      0    100      0      0      0      0    100     73     32      0      0
February 15, 2014........    100     90     38      0      0    100      0      0      0      0    100     67     28      0      0
February 15, 2015........    100     82     33      0      0    100      0      0      0      0    100     61     25      0      0
February 15, 2016........    100     74     29      0      0    100      0      0      0      0    100     55     22      0      0
February 15, 2017........    100     66     25      0      0    100      0      0      0      0    100     50     19      0      0
February 15, 2018........    100     59     22      0      0    100      0      0      0      0    100     44     16      0      0
February 15, 2019........    100     51     18      0      0    100      0      0      0      0    100     38     14      0      0
February 15, 2020........    100     44     15      0      0    100      0      0      0      0    100     33     11      0      0
February 15, 2021........    100     37     12      0      0    100      0      0      0      0    100     28      9      0      0
February 15, 2022........    100     30     10      0      0    100      0      0      0      0    100     22      7      0      0
February 15, 2023........    100     23      7      0      0     43      0      0      0      0     86     17      5      0      0
February 15, 2024........     87     17      5      0      0      0      0      0      0      0     65     13      4      0      0
February 15, 2025........     58     11      3      0      0      0      0      0      0      0     43      8      2      0      0
February 15, 2026........     26      4      1      0      0      0      0      0      0      0     19      3      1      0      0
February 15, 2027........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)............   28.2   22.4   13.9    3.0    1.7   25.9   13.0    3.5    3.5    2.6   27.6   20.0   11.3    3.1    1.9

                                              Z                            Group 1 Assets
                              ---------------------------------- ----------------------------------
                                  PSA Prepayment Assumption          PSA Prepayment Assumption
                              ---------------------------------- ----------------------------------
             Date               0%    100%   165%   275%   400%    0%    100%   165%   275%   400%
         -----------          ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.................    100    100    100    100    100    100    100    100    100    100
February 15, 1998............    109    109    109     82     38     99     97     96     94     92
February 15, 1999............    118    118    118     38      0     98     92     88     82     75
February 15, 2000............    129    129    129      0      0     97     86     79     68     57
February 15, 2001............    140    140    140      0      0     96     80     70     56     43
February 15, 2002............    153    153    153      0      0     95     74     63     46     32
February 15, 2003............    166    166    166      0      0     94     69     56     38     24
February 15, 2004............    181    181    181      0      0     92     64     49     31     18
February 15, 2005............    197    197    197      0      0     91     59     44     26     13
February 15, 2006............    214    214    214      0      0     89     54     39     21     10
February 15, 2007............    233    233    233      0      0     88     50     34     17      7
February 15, 2008............    254    254    254      0      0     86     46     30     14      6
February 15, 2009............    276    276    276      0      0     84     42     27     12      4
February 15, 2010............    301    301    261      0      0     82     39     23      9      3
February 15, 2011............    327    327    240      0      0     79     35     20      8      2
February 15, 2012............    356    356    218      0      0     77     32     18      6      2
February 15, 2013............    388    388    197      0      0     74     29     15      5      1
February 15, 2014............    422    418    176      0      0     71     26     13      4      1
February 15, 2015............    459    382    156      0      0     68     24     11      3      1
February 15, 2016............    500    346    136      0      0     64     21     10      2      0
February 15, 2017............    544    310    118      0      0     60     19      8      2      0
February 15, 2018............    592    274    101      0      0     56     16      7      2      0
February 15, 2019............    623    240     86      0      0     51     14      6      1      0
February 15, 2020............    623    206     71      0      0     46     12      5      1      0
February 15, 2021............    623    172     58      0      0     41     10      4      1      0
February 15, 2022............    623    140     45      0      0     35      8      3      0      0
February 15, 2023............    533    109     34      0      0     29      6      2      0      0
February 15, 2024............    407     78     24      0      0     22      4      1      0      0
February 15, 2025............    270     49     14      0      0     15      3      1      0      0
February 15, 2026............    121     21      6      0      0      6      1      0      0      0
February 15, 2027............      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)................   27.6   23.0   19.5    1.7    0.8   20.4   11.6    8.7    6.0    4.4

                              A, AG, D, FG, FK and FL                       AA                                 AB
                         ---------------------------------- ---------------------------------- ----------------------------------
                             PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                         ---------------------------------- ---------------------------------- ----------------------------------
             Date          0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998.......     99     96     93     93     93    100    100    100    100    100     99     95     91     91     91
February 15, 1999.......     98     90     79     77     66     98     89     89     89     89     98     90     77     74     59
February 15, 2000.......     97     81     64     55     38     93     49     49     49     49     98     90     67     57     35
February 15, 2001.......     95     73     50     38     19     86     12     12     12     12     98     90     60     45     21
February 15, 2002.......     94     66     38     25      6     80      0      0      0      0     98     84     49     31      8
February 15, 2003.......     92     59     28     14      0     72      0      0      0      0     98     75     36     18      0
February 15, 2004.......     91     53     20      6      0     64      0      0      0      0     98     67     25      7      0
February 15, 2005.......     89     46     12      0      0     55      0      0      0      0     98     59     15      0      0
February 15, 2006.......     87     41      6      0      0     46      0      0      0      0     98     51      7      0      0
February 15, 2007.......     85     35      0      0      0     36      0      0      0      0     98     44      0      0      0
February 15, 2008.......     82     30      0      0      0     24      0      0      0      0     98     38      0      0      0
February 15, 2009.......     80     25      0      0      0     12      0      0      0      0     98     32      0      0      0
February 15, 2010.......     77     20      0      0      0      0      0      0      0      0     97     26      0      0      0
February 15, 2011.......     74     16      0      0      0      0      0      0      0      0     94     20      0      0      0
February 15, 2012.......     71     12      0      0      0      0      0      0      0      0     89     15      0      0      0
February 15, 2013.......     65      6      0      0      0      0      0      0      0      0     83      7      0      0      0
February 15, 2014.......     59      0      0      0      0      0      0      0      0      0     75      0      0      0      0
February 15, 2015.......     53      0      0      0      0      0      0      0      0      0     67      0      0      0      0
February 15, 2016.......     45      0      0      0      0      0      0      0      0      0     58      0      0      0      0
February 15, 2017.......     38      0      0      0      0      0      0      0      0      0     48      0      0      0      0
February 15, 2018.......     29      0      0      0      0      0      0      0      0      0     37      0      0      0      0
February 15, 2019.......     20      0      0      0      0      0      0      0      0      0     25      0      0      0      0
February 15, 2020.......     10      0      0      0      0      0      0      0      0      0     13      0      0      0      0
February 15, 2021.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2022.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2023.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)...........   16.8    8.0    4.4    3.6    2.7    8.2    3.0    3.0    3.0    3.0   19.1    9.3    4.8    3.7    2.6

                                     AC and AD
                         ----------------------------------
                             PSA Prepayment Assumption
                         ----------------------------------
             Date          0%    100%   225%   350%   500%
         -----------     ------ ------ ------ ------ ------
Closing Date............    100    100    100    100    100
February 15, 1998.......     98     93     87     87     87
February 15, 1999.......     96     82     64     60     40
February 15, 2000.......     94     67     36     21      0
February 15, 2001.......     92     54     13      0      0
February 15, 2002.......     89     41      0      0      0
February 15, 2003.......     87     29      0      0      0
February 15, 2004.......     84     17      0      0      0
February 15, 2005.......     81      6      0      0      0
February 15, 2006.......     77      0      0      0      0
February 15, 2007.......     73      0      0      0      0
February 15, 2008.......     69      0      0      0      0
February 15, 2009.......     65      0      0      0      0
February 15, 2010.......     60      0      0      0      0
February 15, 2011.......     54      0      0      0      0
February 15, 2012.......     49      0      0      0      0
February 15, 2013.......     39      0      0      0      0
February 15, 2014.......     29      0      0      0      0
February 15, 2015.......     17      0      0      0      0
February 15, 2016.......      5      0      0      0      0
February 15, 2017.......      0      0      0      0      0
February 15, 2018.......      0      0      0      0      0
February 15, 2019.......      0      0      0      0      0
February 15, 2020.......      0      0      0      0      0
February 15, 2021.......      0      0      0      0      0
February 15, 2022.......      0      0      0      0      0
February 15, 2023.......      0      0      0      0      0
February 15, 2024.......      0      0      0      0      0
February 15, 2025.......      0      0      0      0      0
February 15, 2026.......      0      0      0      0      0
February 15, 2027.......      0      0      0      0      0
Weighted Average           13.1    4.4    2.5    2.2    1.7


                                         AE                           AH, FH and SH                            B
                         ---------------------------------- ---------------------------------- ----------------------------------
                             PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                         ---------------------------------- ---------------------------------- ----------------------------------
             Date          0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998.......    100    100    100    100    100    100    100    100     53      0     99     95     90     90     90
February 15, 1999.......    100    100    100    100    100    100    100    100      0      0     97     85     71     68     52
February 15, 2000.......    100    100    100    100     90    100    100    100      0      0     95     74     49     37     14
February 15, 2001.......    100    100    100     89     45    100    100    100      0      0     94     63     30     13      0
February 15, 2002.......    100    100     90     57     14    100    100    100      0      0     92     53     14      0      0
February 15, 2003.......    100    100     66     33      0    100    100    100      0      0     89     43      0      0      0
February 15, 2004.......    100    100     46     13      0    100    100    100      0      0     87     34      0      0      0
February 15, 2005.......    100    100     28      0      0    100    100    100      0      0     85     25      0      0      0
February 15, 2006.......    100     95     13      0      0    100    100    100      0      0     82     17      0      0      0
February 15, 2007.......    100     82      1      0      0    100    100    100      0      0     79      9      0      0      0
February 15, 2008.......    100     70      0      0      0    100    100     38      0      0     75      2      0      0      0
February 15, 2009.......    100     58      0      0      0    100    100      0      0      0     72      0      0      0      0
February 15, 2010.......    100     47      0      0      0    100    100      0      0      0     68      0      0      0      0
February 15, 2011.......    100     37      0      0      0    100    100      0      0      0     64      0      0      0      0
February 15, 2012.......    100     27      0      0      0    100    100      0      0      0     59      0      0      0      0
February 15, 2013.......    100     14      0      0      0    100    100      0      0      0     51      0      0      0      0
February 15, 2014.......    100      0      0      0      0    100    100      0      0      0     43      0      0      0      0
February 15, 2015.......    100      0      0      0      0    100     20      0      0      0     34      0      0      0      0
February 15, 2016.......    100      0      0      0      0    100      0      0      0      0     24      0      0      0      0
February 15, 2017.......     88      0      0      0      0    100      0      0      0      0     13      0      0      0      0
February 15, 2018.......     68      0      0      0      0    100      0      0      0      0      1      0      0      0      0
February 15, 2019.......     47      0      0      0      0    100      0      0      0      0      0      0      0      0      0
February 15, 2020.......     24      0      0      0      0    100      0      0      0      0      0      0      0      0      0
February 15, 2021.......      0      0      0      0      0     91      0      0      0      0      0      0      0      0      0
February 15, 2022.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2023.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)...........   21.8   12.8    7.0    5.4    4.0   24.3   17.6   10.8    1.0    0.6   14.5    5.5    3.0    2.6    2.0


                                          C
                          ----------------------------------
                              PSA Prepayment Assumption
                          ----------------------------------
             Date           0%    100%   225%   350%   500%
         -----------      ------ ------ ------ ------ ------
Closing Date............     100    100    100    100    100
February 15, 1998.......     100    100    100    100    100
February 15, 1999.......     100    100    100    100    100
February 15, 2000.......     100    100    100    100    100
February 15, 2001.......     100    100    100    100     68
February 15, 2002.......     100    100    100     86     22
February 15, 2003.......     100    100    100     49      0
February 15, 2004.......     100    100     69     20      0
February 15, 2005.......     100    100     43      0      0
February 15, 2006.......     100    100     20      0      0
February 15, 2007.......     100    100      1      0      0
February 15, 2008.......     100    100      0      0      0
February 15, 2009.......     100     88      0      0      0
February 15, 2010.......     100     71      0      0      0
February 15, 2011.......     100     56      0      0      0
February 15, 2012.......     100     41      0      0      0
February 15, 2013.......     100     21      0      0      0
February 15, 2014.......     100      0      0      0      0
February 15, 2015.......     100      0      0      0      0
February 15, 2016.......     100      0      0      0      0
February 15, 2017.......     100      0      0      0      0
February 15, 2018.......     100      0      0      0      0
February 15, 2019.......      71      0      0      0      0
February 15, 2020.......      36      0      0      0      0
February 15, 2021.......       0      0      0      0      0
February 15, 2022.......       0      0      0      0      0
February 15, 2023.......       0      0      0      0      0
February 15, 2024.......       0      0      0      0      0
February 15, 2025.......       0      0      0      0      0
February 15, 2026.......       0      0      0      0      0
February 15, 2027.......       0      0      0      0      0
Weighted Average
 Life (Years)...........    22.6   14.3    7.8    6.1    4.4


                                         E                                  FJ                     FM, FN, FO, FP, FQ and FX
                         ---------------------------------- ---------------------------------- ----------------------------------
                             PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                         ---------------------------------- ---------------------------------- ----------------------------------
             Date          0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998.......    100    100    100    100    100     95     95     95     95     95     99     94     89     89     89
February 15, 1999.......     98     87     87     87     87     90     90     90     90     90     98     91     76     72     56
February 15, 2000.......     94     61     61     61     61     84     84     84     84     84     98     91     65     52     28
February 15, 2001.......     90     37     37     37     37     78     78     78     78     78     98     91     56     38     11
February 15, 2002.......     86     14     14     14     14     72     72     72     72     72     98     91     50     29      2
February 15, 2003.......     81      0      0      0      0     64     64     64     64     44     98     87     42     21      0
February 15, 2004.......     76      0      0      0      0     57     57     57     57      8     98     78     29      8      0
February 15, 2005.......     70      0      0      0      0     50     50     50     46      0     98     69     18      0      0
February 15, 2006.......     64      0      0      0      0     43     43     43     15      0     98     60      8      0      0
February 15, 2007.......     57      0      0      0      0     36     36     36      0      0     98     52      0      0      0
February 15, 2008.......     50      0      0      0      0     30     30     30      0      0     98     44      0      0      0
February 15, 2009.......     42      0      0      0      0     23     23     18      0      0     98     37      0      0      0
February 15, 2010.......     33      0      0      0      0     16     16      0      0      0     98     30      0      0      0
February 15, 2011.......     24      0      0      0      0      9      9      0      0      0     98     23      0      0      0
February 15, 2012.......     13      0      0      0      0      1      1      0      0      0     98     17      0      0      0
February 15, 2013.......      0      0      0      0      0      0      0      0      0      0     96      9      0      0      0
February 15, 2014.......      0      0      0      0      0      0      0      0      0      0     87      0      0      0      0
February 15, 2015.......      0      0      0      0      0      0      0      0      0      0     78      0      0      0      0
February 15, 2016.......      0      0      0      0      0      0      0      0      0      0     67      0      0      0      0
February 15, 2017.......      0      0      0      0      0      0      0      0      0      0     56      0      0      0      0
February 15, 2018.......      0      0      0      0      0      0      0      0      0      0     43      0      0      0      0
February 15, 2019.......      0      0      0      0      0      0      0      0      0      0     30      0      0      0      0
February 15, 2020.......      0      0      0      0      0      0      0      0      0      0     15      0      0      0      0
February 15, 2021.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2022.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2023.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027.......      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)...........   10.3    3.5    3.5    3.5    3.5    8.0    8.0    7.7    6.5    5.2   19.9   10.1    4.8    3.6    2.3


                                         G
                         ----------------------------------
                             PSA Prepayment Assumption
                         ----------------------------------
             Date          0%    100%   225%   350%   500%
         -----------     ------ ------ ------ ------ ------
Closing Date............    100    100    100    100    100
February 15, 1998.......    100    100     88     88     83
February 15, 1999.......    100    100     66      0      0
February 15, 2000.......    100    100     39      0      0
February 15, 2001.......    100    100     17      0      0
February 15, 2002.......    100    100      4      0      0
February 15, 2003.......    100    100      3      0      0
February 15, 2004.......    100    100      2      0      0
February 15, 2005.......    100    100      1      0      0
February 15, 2006.......    100    100      1      0      0
February 15, 2007.......    100    100      0      0      0
February 15, 2008.......    100    100      0      0      0
February 15, 2009.......    100    100      0      0      0
February 15, 2010.......    100    100      0      0      0
February 15, 2011.......    100    100      0      0      0
February 15, 2012.......    100    100      0      0      0
February 15, 2013.......    100     96      0      0      0
February 15, 2014.......    100      0      0      0      0
February 15, 2015.......    100      0      0      0      0
February 15, 2016.......    100      0      0      0      0
February 15, 2017.......    100      0      0      0      0
February 15, 2018.......    100      0      0      0      0
February 15, 2019.......    100      0      0      0      0
February 15, 2020.......    100      0      0      0      0
February 15, 2021.......      0      0      0      0      0
February 15, 2022.......      0      0      0      0      0
February 15, 2023.......      0      0      0      0      0
February 15, 2024.......      0      0      0      0      0
February 15, 2025.......      0      0      0      0      0
February 15, 2026.......      0      0      0      0      0
February 15, 2027.......      0      0      0      0      0
Weighted Average
 Life (Years)...........   23.7   16.5    2.7    1.6    1.1

                                          H                                  VA                                 VB
                          ---------------------------------- ---------------------------------- ----------------------------------
                              PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                          ---------------------------------- ---------------------------------- ----------------------------------
             Date           0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------      ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998........     99     96     93     93     93     89     89     89     89     89    100    100    100    100    100
February 15, 1999........     98     89     80     81     69     77     77     77     77     77    100    100    100    100    100
February 15, 2000........     97     80     65     58     41     64     64     64     64     64    100    100    100    100    100
February 15, 2001........     95     72     52     40     20     49     49     49     49     49    100    100    100    100    100
February 15, 2002........     94     64     40     26      7     34     34     34     34     34    100    100    100    100    100
February 15, 2003........     92     57     30     15      0     17     17     17     17      0    100    100    100    100     37
February 15, 2004........     90     50     21      6      0      0      0      0      0      0     99     99     99     99      0
February 15, 2005........     88     43     13      0      0      0      0      0      0      0     68     68     68     44      0
February 15, 2006........     86     37      6      0      0      0      0      0      0      0     34     34     34      0      0
February 15, 2007........     84     31      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2008........     81     26      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2009........     79     21      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2010........     76     16      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2011........     72     11      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2012........     69      7      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2013........     63      1      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2014........     57      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2015........     50      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2016........     42      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2017........     34      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2018........     25      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2019........     16      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2020........      5      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2021........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2022........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2023........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)............   16.4    7.5    4.5    3.7    2.8    3.8    3.8    3.8    3.8    3.7    8.5    8.5    8.5    7.9    6.0


                                          VC
                          ----------------------------------
                              PSA Prepayment Assumption
                          ----------------------------------
             Date           0%    100%   225%   350%   500%
         -----------      ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100
February 15, 1998........    100    100    100    100    100
February 15, 1999........    100    100    100    100    100
February 15, 2000........    100    100    100    100    100
February 15, 2001........    100    100    100    100    100
February 15, 2002........    100    100    100    100    100
February 15, 2003........    100    100    100    100    100
February 15, 2004........    100    100    100    100     23
February 15, 2005........    100    100    100    100      0
February 15, 2006........    100    100    100     40      0
February 15, 2007........     99     99     99      0      0
February 15, 2008........     82     82     82      0      0
February 15, 2009........     65     65     49      0      0
February 15, 2010........     45     45      0      0      0
February 15, 2011........     25     25      0      0      0
February 15, 2012........      2      2      0      0      0
February 15, 2013........      0      0      0      0      0
February 15, 2014........      0      0      0      0      0
February 15, 2015........      0      0      0      0      0
February 15, 2016........      0      0      0      0      0
February 15, 2017........      0      0      0      0      0
February 15, 2018........      0      0      0      0      0
February 15, 2019........      0      0      0      0      0
February 15, 2020........      0      0      0      0      0
February 15, 2021........      0      0      0      0      0
February 15, 2022........      0      0      0      0      0
February 15, 2023........      0      0      0      0      0
February 15, 2024........      0      0      0      0      0
February 15, 2025........      0      0      0      0      0
February 15, 2026........      0      0      0      0      0
February 15, 2027........      0      0      0      0      0
Weighted Average
 Life (Years)............   12.7   12.7   11.8    8.9    6.7



                                              ZA                           Group 2 Assets
                              ---------------------------------- ----------------------------------
                                  PSA Prepayment Assumption          PSA Prepayment Assumption
                              ---------------------------------- ----------------------------------
             Date               0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------          ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.................    100    100    100    100    100    100    100    100    100    100
February 15, 1998............    108    108    108    108    108     99     97     95     92     89
February 15, 1999............    117    117    117    117    117     98     92     84     77     68
February 15, 2000............    127    127    127    127    127     97     86     72     60     47
February 15, 2001............    138    138    138    138    138     96     80     62     47     33
February 15, 2002............    149    149    149    149    149     95     74     53     37     23
February 15, 2003............    161    161    161    161    161     94     69     45     29     16
February 15, 2004............    175    175    175    175    175     93     64     39     22     11
February 15, 2005............    189    189    189    189    138     92     59     33     17      7
February 15, 2006............    205    205    205    205     95     90     55     28     13      5
February 15, 2007............    222    222    222    194     65     88     50     24     10      4
February 15, 2008............    240    240    240    150     45     87     46     20      8      2
February 15, 2009............    260    260    260    116     31     85     43     17      6      2
February 15, 2010............    282    282    266     89     21     82     39     14      5      1
February 15, 2011............    305    305    223     69     14     80     36     12      4      1
February 15, 2012............    331    331    187     52     10     78     32     10      3      1
February 15, 2013............    358    358    156     40      7     75     29      8      2      0
February 15, 2014............    388    388    129     30      4     72     27      7      2      0
February 15, 2015............    420    420    107     23      3     68     24      6      1      0
February 15, 2016............    455    393     88     17      2     65     21      5      1      0
February 15, 2017............    493    347     71     13      1     61     19      4      1      0
February 15, 2018............    534    304     57      9      1     57     16      3      1      0
February 15, 2019............    578    262     46      7      1     52     14      2      0      0
February 15, 2020............    626    223     36      5      0     47     12      2      0      0
February 15, 2021............    678    185     27      3      0     42     10      1      0      0
February 15, 2022............    661    149     20      2      0     36      8      1      0      0
February 15, 2023............    541    115     14      1      0     29      6      1      0      0
February 15, 2024............    410     82      9      1      0     22      4      1      0      0
February 15, 2025............    267     50      5      0      0     14      3      0      0      0
February 15, 2026............    111     20      2      0      0      6      1      0      0      0
February 15, 2027............      0      0      0      0      0      0      0      0      0      0
Weighted Average
 Life (Years)................   27.3   23.5   17.7   13.3   10.0   20.5   11.7    7.0    4.9    3.6

                                        FR, J and JA                       FT, Q and SV                         K and KA
                             ---------------------------------- ---------------------------------- ---------------------------------
                                 PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                             ---------------------------------- ---------------------------------- ---------------------------------
             Date              0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------         ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ -----
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998........     98     92     85     78     69     99     96     92     88     83     99     95     91     86     81
February 15, 1999........     96     80     61     42     22     98     90     79     69     58     98     88     76     65     53
February 15, 2000........     94     67     37     10      0     97     83     67     52     38     97     80     62     46     29
February 15, 2001........     92     55     16      0      0     96     76     56     39     23     95     73     50     31     13
February 15, 2002........     90     44      0      0      0     95     70     46     28     13     94     66     39     19      2
February 15, 2003........     87     33      0      0      0     93     64     38     20      6     92     60     30      9      0
February 15, 2004........     84     23      0      0      0     92     59     31     14      2     91     54     22      2      0
February 15, 2005........     81     13      0      0      0     90     54     25      9      0     89     48     15      0      0
February 15, 2006........     78      4      0      0      0     88     49     20      5      0     87     42      9      0      0
February 15, 2007........     74      0      0      0      0     86     44     15      1      0     85     37      4      0      0
February 15, 2008........     70      0      0      0      0     84     40     12      0      0     82     32      0      0      0
February 15, 2009........     66      0      0      0      0     82     36      8      0      0     80     28      0      0      0
February 15, 2010........     61      0      0      0      0     79     32      6      0      0     77     23      0      0      0
February 15, 2011........     56      0      0      0      0     77     28      3      0      0     74     19      0      0      0
February 15, 2012........     50      0      0      0      0     74     25      1      0      0     70     15      0      0      0
February 15, 2013........     44      0      0      0      0     70     22      0      0      0     67     11      0      0      0
February 15, 2014........     38      0      0      0      0     67     19      0      0      0     63      8      0      0      0
February 15, 2015........     31      0      0      0      0     63     16      0      0      0     58      4      0      0      0
February 15, 2016........     23      0      0      0      0     59     13      0      0      0     54      1      0      0      0
February 15, 2017........     14      0      0      0      0     54     10      0      0      0     48      0      0      0      0
February 15, 2018........      5      0      0      0      0     50      8      0      0      0     43      0      0      0      0
February 15, 2019........      0      0      0      0      0     44      5      0      0      0     37      0      0      0      0
February 15, 2020........      0      0      0      0      0     38      3      0      0      0     30      0      0      0      0
February 15, 2021........      0      0      0      0      0     32      1      0      0      0     23      0      0      0      0
February 15, 2022........      0      0      0      0      0     25      0      0      0      0     15      0      0      0      0
February 15, 2023........      0      0      0      0      0     18      0      0      0      0      7      0      0      0      0
February 15, 2024........      0      0      0      0      0      9      0      0      0      0      0      0      0      0      0
February 15, 2025........      0      0      0      0      0      1      0      0      0      0      0      0      0      0      0
February 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
(Years) Redemption on
 February 15, 1998.......    1.0    0.9    0.9    0.9    0.8    1.0    0.9    0.9    0.9    0.9    1.0    0.9    0.9    0.9    0.9
Redemption on February
 15, 2002................    4.7    3.7    2.5    1.8    1.4    4.8    4.3    3.6    3.1    2.6    4.8    4.2    3.5    2.9    2.3
No Redemption............   13.8    4.6    2.5    1.8    1.4   19.1    9.9    5.5    3.7    2.7   18.0    8.3    4.5    3.1    2.3


                                       KB and KC
                          ----------------------------------
                               PSA Prepayment Assumption
                          ----------------------------------
             Date            0%    100%   225%   350%   500%
         -----------      ------ ------ ------ ------ ------
Closing Date.............  100    100    100    100    100
February 15, 1998........  100    100    100    100    100
February 15, 1999........  100    100    100    100    100
February 15, 2000........  100    100    100    100    100
February 15, 2001........  100    100    100    100    100
February 15, 2002........  100    100    100    100     16
February 15, 2003........  100    100    100    100      0
February 15, 2004........  100    100    100     51      0
February 15, 2005........  100    100    100      0      0
February 15, 2006........  100    100    100      0      0
February 15, 2007........  100    100    100      0      0
February 15, 2008........  100    100     50      0      0
February 15, 2009........  100    100      6      0      0
February 15, 2010........  100    100      0      0      0
February 15, 2011........  100    100      0      0      0
February 15, 2012........  100    100      0      0      0
February 15, 2013........  100    100      0      0      0
February 15, 2014........  100    100      0      0      0
February 15, 2015........  100    100      0      0      0
February 15, 2016........  100     75      0      0      0
February 15, 2017........  100     35      0      0      0
February 15, 2018........  100      0      0      0      0
February 15, 2019........  100      0      0      0      0
February 15, 2020........  100      0      0      0      0
February 15, 2021........  100      0      0      0      0
February 15, 2022........  100      0      0      0      0
February 15, 2023........   65      0      0      0      0
February 15, 2024........    0      0      0      0      0
February 15, 2025........    0      0      0      0      0
February 15, 2026........    0      0      0      0      0
February 15, 2027........
Weighted Average Life
(Years) Redemption on      1.0    1.0    1.0    1.0    1.0
 February 15, 1998.......
Redemption on February     5.0    5.0    5.0    5.0    5.0
 15, 2002................ 27.1   20.6   12.0    8.0    5.7
No Redemption............



                                       KD, KE and V                            L                                  M
                            ---------------------------------- ---------------------------------- ----------------------------------
                                PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                            ---------------------------------- ---------------------------------- ----------------------------------
             Date             0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------        ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998........     99     96     92     87     82    100    100    100    100    100    100    100    100    100    100
February 15, 1999........     98     89     78     68     56    100    100    100    100    100    100    100    100    100    100
February 15, 2000........     97     82     65     50     34    100    100    100    100     43    100    100    100    100    100
February 15, 2001........     96     75     53     35     19    100    100    100     51      0    100    100    100    100     31
February 15, 2002........     94     68     43     24      8    100    100     95      0      0    100    100    100     79      0
February 15, 2003........     93     62     35     16      1    100    100     46      0      0    100    100    100      0      0
February 15, 2004........     91     57     27      9      0    100    100      3      0      0    100    100    100      0      0
February 15, 2005........     90     51     21      3      0    100    100      0      0      0    100    100     48      0      0
February 15, 2006........     88     46     15      0      0    100    100      0      0      0    100    100      0      0      0
February 15, 2007........     86     41     11      0      0    100     84      0      0      0    100    100      0      0      0
February 15, 2008........     83     37      7      0      0    100     58      0      0      0    100    100      0      0      0
February 15, 2009........     81     32      3      0      0    100     33      0      0      0    100    100      0      0      0
February 15, 2010........     78     28      0      0      0    100     10      0      0      0    100    100      0      0      0
February 15, 2011........     75     24      0      0      0    100      0      0      0      0    100     80      0      0      0
February 15, 2012........     72     21      0      0      0    100      0      0      0      0    100     47      0      0      0
February 15, 2013........     69     17      0      0      0    100      0      0      0      0    100     16      0      0      0
February 15, 2014........     65     14      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2015........     61     11      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2016........     57      8      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2017........     52      5      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2018........     47      2      0      0      0    100      0      0      0      0    100      0      0      0      0
February 15, 2019........     41      0      0      0      0     83      0      0      0      0    100      0      0      0      0
February 15, 2020........     35      0      0      0      0     48      0      0      0      0    100      0      0      0      0
February 15, 2021........     28      0      0      0      0      9      0      0      0      0    100      0      0      0      0
February 15, 2022........     21      0      0      0      0      0      0      0      0      0     49      0      0      0      0
February 15, 2023........     13      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2024........      4      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2025........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
 (Years) Redemption on
February 15, 1998........    1.0    0.9    0.9    0.9    0.9    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0
Redemption on February
 15, 2002................    4.8    4.2    3.6    3.0    2.5    5.0    5.0    5.0    4.0    3.0    5.0    5.0    5.0    4.9    3.8
No Redemption............   18.6    9.2    5.0    3.4    2.5   22.9   11.4    5.9    4.0    3.0   25.0   14.9    8.0    5.4    3.8


                                       N, W and X
                           ----------------------------------
                               PSA Prepayment Assumption
                           ----------------------------------
             Date            0%    100%   225%   350%   500%
         -----------       ------ ------ ------ ------ ------
Closing Date.............   100    100    100    100    100
February 15, 1998........   100    100    100    100    100
February 15, 1999........   100    100    100    100    100
February 15, 2000........   100    100    100    100    100
February 15, 2001........   100    100    100    100    100
February 15, 2002........   100    100    100    100    100
February 15, 2003........   100    100    100    100    100
February 15, 2004........   100    100    100    100     29
February 15, 2005........   100    100    100    100      0
February 15, 2006........   100    100    100     87      0
February 15, 2007........   100    100    100     28      0
February 15, 2008........   100    100    100      0      0
February 15, 2009........   100    100    100      0      0
February 15, 2010........   100    100    100      0      0
February 15, 2011........   100    100     62      0      0
February 15, 2012........   100    100     23      0      0
February 15, 2013........   100    100      0      0      0
February 15, 2014........   100    100      0      0      0
February 15, 2015........   100    100      0      0      0
February 15, 2016........   100    100      0      0      0
February 15, 2017........   100    100      0      0      0
February 15, 2018........   100    100      0      0      0
February 15, 2019........   100     97      0      0      0
February 15, 2020........   100     52      0      0      0
February 15, 2021........   100     10      0      0      0
February 15, 2022........   100      0      0      0      0
February 15, 2023........   100      0      0      0      0
February 15, 2024........   100      0      0      0      0
February 15, 2025........    10      0      0      0      0
February 15, 2026........     0      0      0      0      0
February 15, 2027........     0      0      0      0      0
Weighted Average Life
 (Years) Redemption on
February 15, 1998........   1.0    1.0    1.0    1.0    1.0
Redemption on February
 15, 2002................   5.0    5.0    5.0    5.0    5.0
No Redemption............  27.8   23.1   14.3    9.6    6.8

                                           T                                  U                            Group 3 Asset
                           ---------------------------------- ---------------------------------- ----------------------------------
                               PSA Prepayment Assumption          PSA Prepayment Assumption          PSA Prepayment Assumption
                           ---------------------------------- ---------------------------------- ----------------------------------
             Date            0%    100%   225%   350%   500%    0%    100%   225%   350%   500%    0%    100%   225%   350%   500%
         -----------       ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
February 15, 1998........    100    100    100    100    100    100    100    100    100    100     99     96     93     89     85
February 15, 1999........    100    100    100    100    100    100    100    100    100    100     98     90     81     72     62
February 15, 2000........    100    100    100    100    100    100    100    100    100    100     97     84     69     56     43
February 15, 2001........    100    100    100    100    100    100    100    100    100    100     96     78     59     44     30
February 15, 2002........    100    100    100    100    100    100    100    100    100     54     95     73     51     34     21
February 15, 2003........    100    100    100    100    100    100    100    100    100      7     94     67     43     27     14
February 15, 2004........    100    100    100    100    100    100    100    100     56      0     92     62     37     21     10
February 15, 2005........    100    100    100    100     80    100    100    100     22      0     91     58     31     16      7
February 15, 2006........    100    100    100    100     55    100    100     99      0      0     89     53     27     13      5
February 15, 2007........    100    100    100    100     38    100    100     69      0      0     87     49     23     10      3
February 15, 2008........    100    100    100     89     26    100    100     44      0      0     86     45     19      8      2
February 15, 2009........    100    100    100     69     18    100    100     22      0      0     83     41     16      6      1
February 15, 2010........    100    100    100     53     12    100    100      3      0      0     81     38     14      4      1
February 15, 2011........    100    100    100     41      8    100    100      0      0      0     79     34     11      3      1
February 15, 2012........    100    100    100     31      6    100    100      0      0      0     76     31      9      3      0
February 15, 2013........    100    100     94     23      4    100    100      0      0      0     73     28      8      2      0
February 15, 2014........    100    100     78     18      2    100     90      0      0      0     70     25      7      1      0
February 15, 2015........    100    100     64     13      2    100     70      0      0      0     66     23      5      1      0
February 15, 2016........    100    100     52     10      1    100     51      0      0      0     62     20      4      1      0
February 15, 2017........    100    100     42      7      1    100     33      0      0      0     58     18      4      1      0
February 15, 2018........    100    100     34      5      0    100     15      0      0      0     54     15      3      0      0
February 15, 2019........    100    100     26      4      0    100      0      0      0      0     49     13      2      0      0
February 15, 2020........    100    100     20      3      0    100      0      0      0      0     44     11      2      0      0
February 15, 2021........    100    100     15      2      0    100      0      0      0      0     38      9      1      0      0
February 15, 2022........    100     83     11      1      0    100      0      0      0      0     31      7      1      0      0
February 15, 2023........    100     61      7      1      0     84      0      0      0      0     25      5      1      0      0
February 15, 2024........    100     40      4      0      0     28      0      0      0      0     17      3      0      0      0
February 15, 2025........    100     19      2      0      0      0      0      0      0      0      9      2      0      0      0
February 15, 2026........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
February 15, 2027........      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
 (Years) Redemption on
 February 15, 1998.......    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0    1.0    0.9    0.9    0.9    0.9
Redemption on February
 15, 2002................    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    4.8    4.8    4.3    3.8    3.3    2.8
No Redemption............   28.5   26.5   20.0   14.2   10.0   26.6   19.1   10.8    7.2    5.1   19.9   11.3    6.7    4.6    3.3

                                   PQ, SN and Group 4 Asset
                              ----------------------------------
                                  PSA Prepayment Assumption
                              ----------------------------------
             Date               0%    50%    100%   200%   300%
         -----------          ------ ------ ------ ------ ------
Closing Date................    100    100    100    100    100
February 15, 1998...........    100    100    100    100     79
February 15, 1999...........    100    100    100     93     49
February 15, 2000...........    100    100    100     84     28
February 15, 2001...........    100    100    100     77     14
February 15, 2002...........    100    100    100     70      6
February 15, 2003...........    100    100    100     65      1
February 15, 2004...........    100    100    100     61      0
February 15, 2005...........    100    100    100     58      0
February 15, 2006...........    100    100    100     54      0
February 15, 2007...........    100    100    100     50      0
February 15, 2008...........    100    100    100     46      0
February 15, 2009...........    100    100    100     43      0
February 15, 2010...........    100    100    100     40      0
February 15, 2011...........    100    100    100     35      0
February 15, 2012...........    100    100    100     30      0
February 15, 2013...........    100    100     91     25      0
February 15, 2014...........    100    100     80     21      0
February 15, 2015...........    100    100     70     17      0
February 15, 2016...........    100    100     60     14      0
February 15, 2017...........    100     96     50     11      0
February 15, 2018...........    100     81     41      9      0
February 15, 2019...........    100     65     32      6      0
February 15, 2020...........     99     49     23      4      0
February 15, 2021...........     68     32     15      3      0
February 15, 2022...........     35     16      7      1      0
February 15, 2023...........      4      2      1      0      0
February 15, 2024...........      0      0      0      0      0
February 15, 2025...........      0      0      0      0      0
February 15, 2026...........      0      0      0      0      0
February 15, 2027...........      0      0      0      0      0
Weighted Average
 Life (Years)...............   24.6   22.9   20.2   10.7    2.3

Yield Considerations

     An investor seeking to maximize yield should make a decision whether to invest in any Class based on the anticipated yield of that Class resulting from its purchase price, the investor's own projection of Mortgage prepayment rates and Asset principal payment rates under a variety of scenarios, the investor's own projection of the likelihood of a redemption of the Group 3 Asset (if applicable) under a variety of scenarios and, in the case of the Floating Rate and Inverse Floating Rate Classes, the investor's own projection of levels of LIBOR under a variety of scenarios. Freddie Mac makes no representation regarding Mortgage prepayment rates, Asset principal payment rates, the likelihood of a redemption of the Group 3 Asset, the level of LIBOR or the yield of any Class.

     Prepayments and Redemption: Effect on Yields

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the underlying Mortgages and, in the case of the Callable Classes, to the occurrence of a redemption of the Group 3 Asset. In the case of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts, faster than anticipated rates of Mortgage principal payments or a redemption of the Group 3 Asset, if applicable, could result in actual yields to investors that are lower than the anticipated yields. Investors in the Interest Only Classes should also consider the risk that rapid rates of Mortgage principal payments or such a redemption, if applicable, could result in the failure of investors to fully recover their investments. In the case of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

     The Group 3 Asset may be redeemed by Freddie Mac at the direction of the holder of the Call Class of Series C035 on any Payment Date beginning in February 1998 if, as of the date Freddie Mac receives notice of intention to redeem, the market value of the Giant PC underlying the Group 3 Asset exceeds its principal amount. A redemption of the Group 3 Asset would result in the concurrent retirement of all Callable Classes then outstanding and would decrease the weighted average lives of such Classes, perhaps significantly. The earlier after the Closing Date that a redemption occurs, the greater would be such effect.

     In general, a redemption of the Group 3 Asset is most likely to occur if prevailing interest rates have declined. However, the holder of the Call Class, which may include the Underwriter (or an affiliate), may also be a Holder of one or more Callable Classes, such as an Interest Only Class, which may affect such holder's decision whether to direct or not to direct the redemption of the Group 3 Asset. Such investor may have an economic incentive to direct or not to direct the redemption of the Group 3 Asset for reasons independent of the market value of the underlying Giant PC. For example, if the holder of the Call Class also holds a related Interest Only Class, such holder may have an incentive not to exercise the redemption option, even if the underlying Giant PC has a market value above its principal amount. The effect of a redemption of the Group 3 Asset upon interest payments on the Callable Classes is discussed under "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement.

     Rapid rates of prepayments on the Mortgages (or a redemption of the Group 3 Asset) are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class may be lower than the yield on that Class. Conversely, slow rates of prepayments on the Mortgages (and the absence of a redemption of the Group 3 Asset) are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgages will not prepay at any constant rate until maturity, nor will all of the Mortgages prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgages, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     LIBOR: Effect on Yields of the Floating Rate and Inverse Floating Rate Classes

     Investors in the Floating Rate Classes should consider the risk that lower than anticipated levels of LIBOR could result in actual yields to investors that are lower than the anticipated yields and the fact that their Class Coupons cannot exceed their specified maximum rates. Conversely, investors in the Inverse Floating Rate Classes should consider the risk that higher than anticipated levels of LIBOR could result in actual yields to investors that are significantly lower than the anticipated yields and the fact that their Class Coupons can fall as low as 0%. Further, high levels of LIBOR (especially in combination with fast Mortgage prepayment rates or a redemption of the Group 3 Asset, if applicable) may result in the failure of investors in the Inverse Floating Rate Classes that are also Interest Only Classes to fully recover their investments.

     Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR.

     LIBOR will not remain constant at any level. The timing of changes in the level of LIBOR may affect the actual yield to an investor, even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of a LIBOR level that is higher (or lower) than the rate anticipated by the investor during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

     Payment Delay: Effect on Yields of Fixed Rate Classes

     The effective yield on any Fixed Rate Class will be less than the yield otherwise produced by its Class Coupon and purchase price because (i) on the first Payment Date 30 days' interest will be payable on (or, in the case of an Accrual Class, added to the principal amount of) that Class even though interest began to accrue approximately 45 days earlier and (ii) on each subsequent Payment Date (except for certain Callable Classes, in the case of a redemption of the Group 3 Asset) the interest payable will accrue during the related Accrual Period, which will end approximately 15 days earlier. In the event of a redemption of the Group 3 Asset, interest payable on certain of the Callable Classes will include interest to the date of redemption, as described under "General Information -- Structure of Transaction -- The Group 3 Asset" in this Supplement.

     Yield Tables

     The following tables show the pre-tax yields to maturity (corporate bond equivalent) of the Interest Only, Principal Only and Inverse Floating Rate Classes (i) at various constant percentages of PSA, (ii) in the case of the Callable Classes, assuming either that no redemption of the Group 3 Asset occurs or that a redemption occurs on one of the Payment Dates shown and (iii) in the case of the Inverse Floating Rate Classes, at various constant levels of LIBOR. The tables for the Interest Only Classes also show annual and total interest payments on those Classes, assuming that no redemption occurs, if applicable. Freddie Mac has prepared these tables using the Modeling Assumptions and the assumed purchase prices shown in the table captions. Where the assumed price is expressed as a dollar amount, it includes accrued interest. Where the assumed price is expressed as a percentage of original amount, it excludes accrued interest and Freddie Mac has added accrued interest, if any, in calculating the yields shown. The assumed prices are not necessarily those at which actual sales will occur.

                     Interest Payments and Pre-Tax Yields

                                   IA Class
                       (Assumed Price: $11,776,976.47)
                           (Payments in Thousands)

                                PSA Prepayment Assumption
                          ---------------------------------------
                                                             100%
           Twelve Consecutive                               through
             Months Through                50%      275%      400%      490%
------------------------------------------------ --------- --------- ---------
February 15, 1998.................... $   2,480 $   2,480 $   2,480 $   2,480
February 15, 1999....................     2,480     2,480     2,480     2,480
February 15, 2000....................     2,480     2,480     2,480     2,466
February 15, 2001....................     2,480     2,295     2,238     1,864
February 15, 2002....................     2,448     1,953     1,636     1,281
February 15, 2003....................     2,258     1,673     1,228       727
February 15, 2004....................     2,051     1,445       766       362
February 15, 2005....................     1,848     1,247       450       113
February 15, 2006....................     1,683       940       222         1
February 15, 2007....................     1,533       655        52         0
February 15, 2008....................     1,385       453         0         0
February 15, 2009....................     1,260       287         0         0
February 15, 2010....................     1,058       149         0         0
February 15, 2011....................       804        37         0         0
February 15, 2012....................       604         0         0         0
February 15, 2013....................       416         0         0         0
February 15, 2014....................       229         0         0         0
February 15, 2015....................        49         0         0         0
February 15, 2016 and after..........         0         0         0         0
                                     --------- --------- --------- ---------
Total Payments*...................... $  27,548 $  18,575 $  14,034 $  11,774
                                       =======   =======   =======   =======
Pre-Tax Yield........................     17.9%     12.2%      6.0%      0.0%

                                   IB Class
                        (Assumed Price: $5,372,320.43)
                           (Payments in Thousands)

                                                  PSA Prepayment Assumption
                                                -----------------------------
                                                            100%
                    Twelve Consecutive                     through
                      Months Through               50%      495%      740%
--------------------------------------------------------- --------- ---------
February 15, 1998............................. $   1,829 $   1,829 $   1,829
February 15, 1999.............................     1,795     1,771     1,771
February 15, 2000.............................     1,561     1,370     1,358
February 15, 2001.............................     1,288       913       414
February 15, 2002.............................     1,019       482         0
February 15, 2003.............................       755        94         0
February 15, 2004.............................       494         0         0
February 15, 2005.............................       237         0         0
February 15, 2006.............................        23         0         0
February 15, 2007 and after...................         0         0         0
                                               --------- --------- ---------
Total Payments*............................... $   9,001 $   6,459 $   5,372
                                                  ======    ======    ======
Pre-Tax Yield.................................     21.8%     10.0%      0.0%

---------------

* Total payments may not equal sums of columns due to rounding.

                                   S Class
                        (Assumed Price: $1,855,729.17)
                           (Payments in Thousands)

                                      7.5000% LIBOR and Lower                      8.0000% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998........... $     702 $     693 $     693 $     693 $     364 $     360     $ 360      $360
February 15, 1999...........       666       621       618       577       315       294       293       273
February 15, 2000...........       611       513       474       373       289       243       225       177
February 15, 2001...........       553       408       334       207       262       193       158        98
February 15, 2002...........       499       317       225        92       236       150       107        44
February 15, 2003...........       448       240       139        15       212       113        66         7
February 15, 2004...........       400       172        71         0       189        82        34         0
February 15, 2005...........       354       115        19         0       168        54         9         0
February 15, 2006...........       312        65         0         0       148        31         0         0
February 15, 2007...........       271        22         0         0       128        11         0         0
February 15, 2008...........       233         0         0         0       110         0         0         0
February 15, 2009...........       196         0         0         0        93         0         0         0
February 15, 2010...........       162         0         0         0        77         0         0         0
February 15, 2011...........       130         0         0         0        61         0         0         0
February 15, 2012...........        99         0         0         0        47         0         0         0
February 15, 2013...........        65         0         0         0        31         0         0         0
February 15, 2014...........        23         0         0         0        11         0         0         0
February 15, 2015 and after.         0         0         0         0         0         0         0         0
                            --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............. $   5,723 $   3,167 $   2,574 $   1,958 $   2,742 $   1,531    $1,251      $959
                              =======   =======   =======   =======   =======   =======  ========  ========
Pre-Tax Yield...............     33.4%     22.4%     16.2%      3.3%      8.3%    (6.1)%   (15.2)%   (31.5)%


                                     8.5000% LIBOR and Higher
                              ---------------------------------------
                                          PSA Prepayment
                                            Assumption
      Twelve Consecutive      ---------------------------------------
        Months Through          100%      225%      350%      500%
--------------------------------------- --------- --------- ---------
February 15, 1998........... $      59 $      59 $      59 $      59
February 15, 1999...........         0         0         0         0
February 15, 2000...........         0         0         0         0
February 15, 2001...........         0         0         0         0
February 15, 2002...........         0         0         0         0
February 15, 2003...........         0         0         0         0
February 15, 2004...........         0         0         0         0
February 15, 2005...........         0         0         0         0
February 15, 2006...........         0         0         0         0
February 15, 2007...........         0         0         0         0
February 15, 2008...........         0         0         0         0
February 15, 2009...........         0         0         0         0
February 15, 2010...........         0         0         0         0
February 15, 2011...........         0         0         0         0
February 15, 2012...........         0         0         0         0
February 15, 2013...........         0         0         0         0
February 15, 2014...........         0         0         0         0
February 15, 2015 and after.         0         0         0         0
                                  ---       ---       ---       ---
Total Payments*............. $      59 $      59 $      59 $      59
                                =====     =====     =====     =====
Pre-Tax Yield...............        **        **        **        **


                                   SA Class
                         (Assumed Price: $758,242.43)
                           (Payments in Thousands)

                                                                                           7.0000% LIBOR and
                                 4.5000% LIBOR       5.5000% LIBOR       6.2500% LIBOR          Higher
                              ------------------- ------------------- ------------------- -------------------
                                PSA Prepayment      PSA Prepayment      PSA Prepayment      PSA Prepayment
                                  Assumption          Assumption          Assumption          Assumption
                              ------------------- ------------------- ------------------- -------------------
                                          100%                100%                100%                100%
      Twelve Consecutive                 through             through             through             through
        Months Through           50%      460%       50%      460%       50%      460%       50%      460%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $  1,012 $     985 $     629 $     613  $  342      $334       $55       $55
February 15, 1999.............      860       715       516       429     258       215         0         0
February 15, 2000.............      584       245       350       147     175        73         0         0
February 15, 2001.............      281         0       169         0      84         0         0         0
February 15, 2002.............       29         0        18         0       9         0         0         0
February 15, 2003 and after...        0         0         0         0       0         0         0         0
                              -------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  2,766 $   1,944 $   1,682 $   1,189    $869      $622       $55       $55
                                ======    ======    ======    ======     =====   =======     =====   =======
Pre-Tax Yield.................   170.3%    149.5%     76.9%     53.5%    9.7%   (17.7)%        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SB Class
                        (Assumed Price: $7,028,366.43)
                           (Payments in Thousands)

                                           4.500% LIBOR                            5.500% LIBOR
                              --------------------------------------- --------------------------------------- -
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- --------------------------------------- -
        Months Through          100%      165%      275%      400%      100%      165%      275%      400%
--------------------------------------- --------- --------- --------- --------- --------- --------- --------- -
February 15, 1998............. $   4,480 $   4,408 $   4,369 $   4,369 $   3,313 $   3,261 $   3,232 $   3,232
February 15, 1999.............     4,506     4,122     3,917     3,686     3,254     2,977     2,829     2,662
February 15, 2000.............     4,418     3,542     3,076     1,701     3,190     2,558     2,222     1,229
February 15, 2001.............     4,321     2,971     2,079       177     3,121     2,146     1,502       128
February 15, 2002.............     4,217     2,485     1,252         0     3,045     1,795       904         0
February 15, 2003.............     4,103     2,070       675         0     2,963     1,495       487         0
February 15, 2004.............     3,979     1,717       300         0     2,874     1,240       217         0
February 15, 2005.............     3,844     1,415        89         0     2,776     1,022        64         0
February 15, 2006.............     3,697     1,154         7         0     2,670       834         5         0
February 15, 2007.............     3,508       899         0         0     2,533       649         0         0
February 15, 2008.............     3,231       596         0         0     2,333       430         0         0
February 15, 2009.............     2,875       249         0         0     2,076       180         0         0
February 15, 2010.............     2,454         5         0         0     1,772         4         0         0
February 15, 2011.............     1,978         0         0         0     1,429         0         0         0
February 15, 2012.............     1,457         0         0         0     1,052         0         0         0
February 15, 2013.............       895         0         0         0       646         0         0         0
February 15, 2014.............       298         0         0         0       215         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- --------- -
Total Payments*............... $  54,259 $  25,634 $  15,762 $   9,933 $  39,264 $  18,591 $  11,461 $   7,251
                               ========  ========  ========   =======  ========  ========  ========   =======
Pre-Tax Yield.................     73.9%     62.7%     53.3%     32.7%     51.0%     39.1%     27.6%      2.6%


                                          7.500% LIBOR                       8.125% LIBOR and Higher
                              --------------------------------------          ---------------------
                                         PSA Prepayment                          PSA Prepayment
                                           Assumption                              Assumption
      Twelve Consecutive      --------------------------------------          ---------------------
        Months Through         100%      165%      275%      400%      100%      165%      275%      400%
-------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998.............$     979 $     966 $     960 $     960 $     278 $     278 $     278 $     278
February 15, 1999.............      751       687       653       614         0         0         0         0
February 15, 2000.............      736       590       513       284         0         0         0         0
February 15, 2001.............      720       495       347        30         0         0         0         0
February 15, 2002.............      703       414       209         0         0         0         0         0
February 15, 2003.............      684       345       112         0         0         0         0         0
February 15, 2004.............      663       286        50         0         0         0         0         0
February 15, 2005.............      641       236        15         0         0         0         0         0
February 15, 2006.............      616       192         1         0         0         0         0         0
February 15, 2007.............      585       150         0         0         0         0         0         0
February 15, 2008.............      538        99         0         0         0         0         0         0
February 15, 2009.............      479        42         0         0         0         0         0         0
February 15, 2010.............      409         1         0         0         0         0         0         0
February 15, 2011.............      330         0         0         0         0         0         0         0
February 15, 2012.............      243         0         0         0         0         0         0         0
February 15, 2013.............      149         0         0         0         0         0         0         0
February 15, 2014.............       50         0         0         0         0         0         0         0
February 15, 2015 and after...        0         0         0         0         0         0         0         0
                              -------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*...............$   9,275 $   4,504 $   2,859 $   1,887 $     278 $     278 $     278 $     278
                               =======  ========  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................     4.6%   (10.4)%   (31.6)%   (73.4)%        **        **        **        **


                                   SC Class
                        (Assumed Price: $1,949,153.74)
                           (Payments in Thousands)

                                      8.0625% LIBOR and Lower                      8.5000% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      165%      275%      400%      100%      165%      275%      400%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     637 $     627 $     622 $     622 $     170 $     168 $     167 $     167
February 15, 1999.............       626       573       544       512       125       115       109       102
February 15, 2000.............       614       492       427       236       123        98        85        47
February 15, 2001.............       600       413       289        25       120        83        58         5
February 15, 2002.............       586       345       174         0       117        69        35         0
February 15, 2003.............       570       288        94         0       114        58        19         0
February 15, 2004.............       553       238        42         0       111        48         8         0
February 15, 2005.............       534       196        12         0       107        39         2         0
February 15, 2006.............       513       160         1         0       103        32         0         0
February 15, 2007.............       487       125         0         0        97        25         0         0
February 15, 2008.............       449        83         0         0        90        17         0         0
February 15, 2009.............       399        35         0         0        80         7         0         0
February 15, 2010.............       341         1         0         0        68         0         0         0
February 15, 2011.............       275         0         0         0        55         0         0         0
February 15, 2012.............       202         0         0         0        40         0         0         0
February 15, 2013.............       124         0         0         0        25         0         0         0
February 15, 2014.............        41         0         0         0         8         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0

                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $   7,551 $   3,575 $   2,204 $   1,394 $   1,553 $     758 $     484 $     322
                                =======   =======   =======  ========   =======  ========  ========  ========
Pre-Tax Yield.................     32.8%     20.1%      5.9%   (24.1)%    (3.3)%   (19.4)%   (40.2)%   (89.2)%


                                     8.6250% LIBOR and Higher
                                       --------------------
                                          PSA Prepayment
                                            Assumption
      Twelve Consecutive               --------------------
        Months Through          100%      165%      275%      400%
--------------------------------------- --------- --------- ---------
February 15, 1998............. $      53 $      53 $      53 $      53
February 15, 1999.............         0         0         0         0
February 15, 2000.............         0         0         0         0
February 15, 2001.............         0         0         0         0
February 15, 2002.............         0         0         0         0
February 15, 2003.............         0         0         0         0
February 15, 2004.............         0         0         0         0
February 15, 2005.............         0         0         0         0
February 15, 2006.............         0         0         0         0
February 15, 2007.............         0         0         0         0
February 15, 2008.............         0         0         0         0
February 15, 2009.............         0         0         0         0
February 15, 2010.............         0         0         0         0
February 15, 2011.............         0         0         0         0
February 15, 2012.............         0         0         0         0
February 15, 2013.............         0         0         0         0
February 15, 2014.............         0         0         0         0
February 15, 2015 and after...         0         0         0         0
                                      --        --        --        --

Total Payments*............... $      53 $      53 $      53 $      53
                                    ====      ====      ====      ====
Pre-Tax Yield.................        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SD Class
                        (Assumed Price: $1,135,827.74)
                           (Payments in Thousands)

                               7.0000% LIBOR and                       8.6250% LIBOR and
                                     Lower           7.8125% LIBOR          Higher
                              ------------------- ------------------- -------------------
                                PSA Prepayment      PSA Prepayment      PSA Prepayment
                                  Assumption          Assumption          Assumption
                              ------------------- ------------------- -------------------
                                          100%                100%                100%
      Twelve Consecutive                 through             through             through
        Months Through           50%      460%       50%      460%       50%      460%
--------------------------------------- --------- --------- --------- --------- ---------
February 15, 1998............. $    671 $     654      $360      $352 $      59       $59
February 15, 1999.............      551       458       271       225         0         0
February 15, 2000.............      373       157       184        77         0         0
February 15, 2001.............      180         0        89         0         0         0
February 15, 2002.............       19         0         9         0         0         0
February 15, 2003 and after...        0         0         0         0         0         0
                              -------- --------- --------- ---------       --- ---------
Total Payments*............... $  1,794 $   1,268      $913      $654 $      59       $59
                                ======    ======   =======   =======       ===    ======
Pre-Tax Yield.................    36.5%     10.9%   (13.5)%   (42.8)%        **        **

                                   SE Class
                        (Assumed Price: $5,064,965.12)
                           (Payments in Thousands)

                                      7.0000% LIBOR and Lower                  7.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through           50%      100%      200%      300%       50%      100%      200%      300%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............ $   1,025 $   1,025 $   1,025      $975   $     511 $     511 $     511 $     489
February 15, 1999............     1,025     1,025     1,008       660         465       465       457       299
February 15, 2000............     1,025     1,025       910       396         465       465       412       179
February 15, 2001............     1,025     1,025       823       218         465       465       373        99
February 15, 2002............     1,025     1,025       757       105         465       465       343        48
February 15, 2003............     1,025     1,025       696        30         465       465       315        14
February 15, 2004............     1,025     1,025       652         1         465       465       295         0
February 15, 2005............     1,025     1,025       611         0         465       465       277         0
February 15, 2006............     1,025     1,025       571         0         465       465       259         0
February 15, 2007............     1,025     1,025       533         0         465       465       241         0
February 15, 2008............     1,025     1,025       496         0         465       465       225         0
February 15, 2009............     1,025     1,025       460         0         465       465       209         0
February 15, 2010............     1,025     1,025       427         0         465       465       194         0
February 15, 2011............     1,025     1,025       391         0         465       465       177         0
February 15, 2012............     1,025     1,025       337         0         465       465       153         0
February 15, 2013............     1,025       988       287         0         465       448       130         0
February 15, 2014............     1,025       880       241         0         465       399       109         0
February 15, 2015............     1,025       772       200         0         465       350        91         0
February 15, 2016............     1,025       668       163         0         465       303        74         0
February 15, 2017............     1,022       567       131         0         463       257        59         0
February 15, 2018............       915       469       102         0         415       212        46         0
February 15, 2019............       753       375        77         0         341       170        35         0
February 15, 2020............       589       284        55         0         267       129        25         0
February 15, 2021............       423       198        35         0         192        90        16         0
February 15, 2022............       256       116        19         0         116        53         9         0
February 15, 2023............        94        41         6         0          43        19         3         0
February 15, 2024............         4         1         0         0           2         1         0         0
February 15, 2025 and after..         0         0         0         0           0         0         0         0
                              --------- --------- --------- --------- -       ---       ---       ---       ---
Total Payments*.............. $  23,534 $  20,736 $  11,012    $2,386   $  10,711  $  9,443  $  5,036  $  1,128
                               ========  ========  ========  ========       =====     =====     =====     =====
Pre-Tax Yield................     21.1%     20.8%     13.9%   (35.3)%        7.8%      7.0%     (0.1)%   (57.7)%


                                     7.8125% LIBOR and Higher
                              ---------------------------------------
                                          PSA Prepayment
                                            Assumption
      Twelve Consecutive      ---------------------------------------
        Months Through           50%      100%      200%      300%
----------------------------- --------- --------- --------- ---------
February 15, 1998............ $      85 $      85 $      85 $      85
February 15, 1999............         0         0         0         0
February 15, 2000............         0         0         0         0
February 15, 2001............         0         0         0         0
February 15, 2002............         0         0         0         0
February 15, 2003............         0         0         0         0
February 15, 2004............         0         0         0         0
February 15, 2005............         0         0         0         0
February 15, 2006............         0         0         0         0
February 15, 2007............         0         0         0         0
February 15, 2008............         0         0         0         0
February 15, 2009............         0         0         0         0
February 15, 2010............         0         0         0         0
February 15, 2011............         0         0         0         0
February 15, 2012............         0         0         0         0
February 15, 2013............         0         0         0         0
February 15, 2014............         0         0         0         0
February 15, 2015............         0         0         0         0
February 15, 2016............         0         0         0         0
February 15, 2017............         0         0         0         0
February 15, 2018............         0         0         0         0
February 15, 2019............         0         0         0         0
February 15, 2020............         0         0         0         0
February 15, 2021............         0         0         0         0
February 15, 2022............         0         0         0         0
February 15, 2023............         0         0         0         0
February 15, 2024............         0         0         0         0
February 15, 2025 and after..         0         0         0         0
                                    ---       ---       ---       ---
Total Payments*.............. $      85 $      85 $      85 $      85
                                  =====     =====     =====     =====
Pre-Tax Yield................        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SG Class
                        (Assumed Price: $8,182,033.85)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   6,181 $   6,100 $   6,100 $   6,100 $   4,281 $   4,227 $   4,227 $   4,227
February 15, 1999.............     6,025     5,620     5,599     5,223     4,058     3,785     3,770     3,517
February 15, 2000.............     5,528     4,644     4,291     3,378     3,723     3,128     2,890     2,275
February 15, 2001.............     5,009     3,694     3,028     1,878     3,373     2,487     2,039     1,265
February 15, 2002.............     4,519     2,874     2,036       835     3,043     1,936     1,371       562
February 15, 2003.............     4,057     2,169     1,257       139     2,732     1,461       847        94
February 15, 2004.............     3,621     1,561       647         0     2,439     1,052       436         0
February 15, 2005.............     3,209     1,039       170         0     2,161       700       115         0
February 15, 2006.............     2,820       589         0         0     1,899       397         0         0
February 15, 2007.............     2,453       203         0         0     1,652       136         0         0
February 15, 2008.............     2,106         1         0         0     1,418         1         0         0
February 15, 2009.............     1,778         0         0         0     1,197         0         0         0
February 15, 2010.............     1,467         0         0         0       988         0         0         0
February 15, 2011.............     1,174         0         0         0       790         0         0         0
February 15, 2012.............       895         0         0         0       603         0         0         0
February 15, 2013.............       584         0         0         0       394         0         0         0
February 15, 2014.............       206         0         0         0       139         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  51,634 $  28,495 $  23,128 $  17,553 $  34,892 $  19,309 $  15,694 $  11,940
                               ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     86.1%     77.4%     74.0%     64.7%     52.4%     42.6%     37.7%     26.5%


                                           7.4375% LIBOR                     7.5000% LIBOR and Higher
                              ---------------------------------------         ----------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------         ----------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998.............     $ 481      $479      $479      $479 $     362 $     362 $     362 $     362
February 15, 1999.............       123       115       114       107         0         0         0         0
February 15, 2000.............       113        95        88        69         0         0         0         0
February 15, 2001.............       102        75        62        38         0         0         0         0
February 15, 2002.............        92        59        42        17         0         0         0         0
February 15, 2003.............        83        44        26         3         0         0         0         0
February 15, 2004.............        74        32        13         0         0         0         0         0
February 15, 2005.............        65        21         3         0         0         0         0         0
February 15, 2006.............        58        12         0         0         0         0         0         0
February 15, 2007.............        50         4         0         0         0         0         0         0
February 15, 2008.............        43         0         0         0         0         0         0         0
February 15, 2009.............        36         0         0         0         0         0         0         0
February 15, 2010.............        30         0         0         0         0         0         0         0
February 15, 2011.............        24         0         0         0         0         0         0         0
February 15, 2012.............        18         0         0         0         0         0         0         0
February 15, 2013.............        12         0         0         0         0         0         0         0
February 15, 2014.............         4         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*...............    $1,408      $936      $827      $713 $     362 $     362 $     362 $     362
                               ========  ========  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................   (24.1)%   (48.8)%   (63.5)%   (86.6)%        **        **        **        **


                                   SJ Class
                        (Assumed Price: $5,655,763.34)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
                              --------------------------------------- ---------------------------------------
                                 0%                                      0%
      Twelve Consecutive       through                                 through
        Months Through          160%      225%      350%      500%      160%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   2,415 $   2,415 $   2,415 $   2,415 $   1,860 $   1,860 $   1,860 $   1,860
February 15, 1999.............     2,341     2,341     2,341     2,341     1,765     1,765     1,765     1,765
February 15, 2000.............     2,205     2,205     2,205     2,205     1,662     1,662     1,662     1,662
February 15, 2001.............     2,058     2,058     2,058     2,058     1,551     1,551     1,551     1,551
February 15, 2002.............     1,898     1,898     1,898     1,898     1,431     1,431     1,431     1,431
February 15, 2003.............     1,725     1,725     1,725     1,642     1,300     1,300     1,300     1,238
February 15, 2004.............     1,538     1,538     1,538       654     1,159     1,159     1,159       493
February 15, 2005.............     1,359     1,359     1,355        42     1,024     1,024     1,021        31
February 15, 2006.............     1,189     1,189       755         0       896       896       569         0
February 15, 2007.............     1,006     1,006       124         0       758       758        94         0
February 15, 2008.............       837       837         0         0       631       631         0         0
February 15, 2009.............       681       663         0         0       513       500         0         0
February 15, 2010.............       512       187         0         0       386       141         0         0
February 15, 2011.............       329         0         0         0       248         0         0         0
February 15, 2012.............       131         0         0         0        99         0         0         0
February 15, 2013.............         1         0         0         0         1         0         0         0
February 15, 2014 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  20,227 $  19,421 $  16,415 $  13,257 $  15,287 $  14,680 $  12,414 $  10,033
                               ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     41.6%     41.5%     40.8%     38.5%     28.2%     28.1%     26.7%     23.3%

                                           7.4375% LIBOR                     8.5000% LIBOR and Higher
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
                              --------------------------------------- ---------------------------------------
                                 0%                                      0%
      Twelve Consecutive       through                                 through
        Months Through          160%      225%      350%      500%      160%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     749 $     749 $     749     $ 749 $     158 $     158 $     158 $     158
February 15, 1999.............       612       612       612       612         0         0         0         0
February 15, 2000.............       577       577       577       577         0         0         0         0
February 15, 2001.............       538       538       538       538         0         0         0         0
February 15, 2002.............       496       496       496       496         0         0         0         0
February 15, 2003.............       451       451       451       430         0         0         0         0
February 15, 2004.............       402       402       402       171         0         0         0         0
February 15, 2005.............       355       355       354        11         0         0         0         0
February 15, 2006.............       311       311       197         0         0         0         0         0
February 15, 2007.............       263       263        32         0         0         0         0         0
February 15, 2008.............       219       219         0         0         0         0         0         0
February 15, 2009.............       178       173         0         0         0         0         0         0
February 15, 2010.............       134        49         0         0         0         0         0         0
February 15, 2011.............        86         0         0         0         0         0         0         0
February 15, 2012.............        34         0         0         0         0         0         0         0
February 15, 2013.............         0         0         0         0         0         0         0         0
February 15, 2014 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- ---------       ---       ---       ---
Total Payments*............... $   5,407 $   5,196 $   4,410 $   3,584 $     158 $     158 $     158 $     158
                               ========   =======   =======  ========  ========     =====     =====     =====
Pre-Tax Yield.................    (0.9)%    (1.7)%    (6.2)%   (14.0)%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SK Class
                        (Assumed Price: $2,913,359.38)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   2,201 $   2,172 $   2,172 $   2,172 $   1,524 $   1,505 $   1,505 $   1,505
February 15, 1999.............     2,145     2,001     1,993     1,860     1,445     1,348     1,343     1,252
February 15, 2000.............     1,968     1,654     1,528     1,203     1,326     1,114     1,029       810
February 15, 2001.............     1,784     1,315     1,078       669     1,201       886       726       450
February 15, 2002.............     1,609     1,023       725       297     1,084       689       488       200
February 15, 2003.............     1,445       772       448        50       973       520       302        33
February 15, 2004.............     1,289       556       230         0       868       374       155         0
February 15, 2005.............     1,143       370        61         0       770       249        41         0
February 15, 2006.............     1,004       210         0         0       676       141         0         0
February 15, 2007.............       873        72         0         0       588        49         0         0
February 15, 2008.............       750         0         0         0       505         0         0         0
February 15, 2009.............       633         0         0         0       426         0         0         0
February 15, 2010.............       522         0         0         0       352         0         0         0
February 15, 2011.............       418         0         0         0       281         0         0         0
February 15, 2012.............       319         0         0         0       215         0         0         0
February 15, 2013.............       208         0         0         0       140         0         0         0
February 15, 2014.............        73         0         0         0        49         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  18,385 $  10,146 $   8,235 $   6,250 $  12,424 $   6,875 $   5,588 $   4,251
                               ========  ========   =======   =======  ========   =======   =======   =======
Pre-Tax Yield.................     86.1%     77.4%     74.0%     64.7%     52.4%     42.6%     37.7%     26.5%

                                           7.4375% LIBOR                     7.5000% LIBOR and Higher
                              ---------------------------------------          ---------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          ---------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     171 $     171 $     171 $     171 $     129 $     129 $     129 $     129
February 15, 1999.............        44        41        41        38         0         0         0         0
February 15, 2000.............        40        34        31        25         0         0         0         0
February 15, 2001.............        36        27        22        14         0         0         0         0
February 15, 2002.............        33        21        15         6         0         0         0         0
February 15, 2003.............        29        16         9         1         0         0         0         0
February 15, 2004.............        26        11         5         0         0         0         0         0
February 15, 2005.............        23         8         1         0         0         0         0         0
February 15, 2006.............        20         4         0         0         0         0         0         0
February 15, 2007.............        18         1         0         0         0         0         0         0
February 15, 2008.............        15         0         0         0         0         0         0         0
February 15, 2009.............        13         0         0         0         0         0         0         0
February 15, 2010.............        11         0         0         0         0         0         0         0
February 15, 2011.............         9         0         0         0         0         0         0         0
February 15, 2012.............         7         0         0         0         0         0         0         0
February 15, 2013.............         4         0         0         0         0         0         0         0
February 15, 2014.............         1         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $     501 $     333 $     294 $     254 $     129 $     129 $     129 $     129
                               ========  ========  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................   (24.1)%   (48.8)%   (63.5)%   (86.6)%        **        **        **        **

                                   SL Class
                        (Assumed Price: $5,510,705.01)
                           (Payments in Thousands)

                                      7.5000% LIBOR and Lower                      8.0000% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   2,083 $   2,056 $   2,056 $   2,056 $   1,133 $   1,119 $   1,119 $   1,119
February 15, 1999.............     1,974     1,841     1,834     1,711       990       924       920       859
February 15, 2000.............     1,811     1,522     1,406     1,107       909       763       705       555
February 15, 2001.............     1,641     1,210       992       615       823       607       498       309
February 15, 2002.............     1,481       942       667       274       743       472       335       137
February 15, 2003.............     1,329       711       412        46       667       357       207        23
February 15, 2004.............     1,186       512       212         0       595       257       106         0
February 15, 2005.............     1,051       340        56         0       528       171        28         0
February 15, 2006.............       924       193         0         0       464        97         0         0
February 15, 2007.............       804        66         0         0       403        33         0         0
February 15, 2008.............       690         0         0         0       346         0         0         0
February 15, 2009.............       582         0         0         0       292         0         0         0
February 15, 2010.............       481         0         0         0       241         0         0         0
February 15, 2011.............       385         0         0         0       193         0         0         0
February 15, 2012.............       293         0         0         0       147         0         0         0
February 15, 2013.............       191         0         0         0        96         0         0         0
February 15, 2014.............        67         0         0         0        34         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  16,975 $   9,394 $   7,635 $   5,809 $   8,604 $   4,801 $   3,918 $   3,002
                               ========   =======   =======   =======   =======   =======  ========  ========
Pre-Tax Yield.................     33.3%     22.4%     16.1%      3.2%      9.7%    (4.5)%   (13.3)%   (29.4)%


                                           8.5000% LIBOR                     8.6250% LIBOR and Higher
                              ---------------------------------------          ---------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          ---------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     244 $     243 $     243 $     243 $     176 $     176 $     176 $     176
February 15, 1999.............        70        65        65        61         0         0         0         0
February 15, 2000.............        64        54        50        39         0         0         0         0
February 15, 2001.............        58        43        35        22         0         0         0         0
February 15, 2002.............        53        33        24        10         0         0         0         0
February 15, 2003.............        47        25        15         2         0         0         0         0
February 15, 2004.............        42        18         8         0         0         0         0         0
February 15, 2005.............        37        12         2         0         0         0         0         0
February 15, 2006.............        33         7         0         0         0         0         0         0
February 15, 2007.............        29         2         0         0         0         0         0         0
February 15, 2008.............        24         0         0         0         0         0         0         0
February 15, 2009.............        21         0         0         0         0         0         0         0
February 15, 2010.............        17         0         0         0         0         0         0         0
February 15, 2011.............        14         0         0         0         0         0         0         0
February 15, 2012.............        10         0         0         0         0         0         0         0
February 15, 2013.............         7         0         0         0         0         0         0         0
February 15, 2014.............         2         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $     772 $     503 $     441 $     376 $     176 $     176 $     176 $     176
                               ========  ========  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................   (25.6)%   (50.9)%   (65.9)%   (89.3)%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SO Class
                        (Assumed Price: $8,903,311.12)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   5,607 $   5,499 $   5,499 $   5,499 $   4,231 $   4,151 $   4,151 $   4,151
February 15, 1999.............     5,379     4,836     4,807     4,303     3,968     3,568     3,546     3,175
February 15, 2000.............     5,324     4,138     3,665     2,441     3,928     3,053     2,704     1,801
February 15, 2001.............     5,324     3,560     2,668     1,126     3,928     2,626     1,968       830
February 15, 2002.............     5,324     3,119     1,994       384     3,928     2,301     1,471       283
February 15, 2003.............     5,296     2,764     1,542        43     3,907     2,039     1,138        31
February 15, 2004.............     4,855     2,094       868         0     3,582     1,545       640         0
February 15, 2005.............     4,303     1,393       228         0     3,175     1,028       168         0
February 15, 2006.............     3,782       790         0         0     2,790       583         0         0
February 15, 2007.............     3,289       272         0         0     2,427       200         0         0
February 15, 2008.............     2,824         2         0         0     2,083         1         0         0
February 15, 2009.............     2,384         0         0         0     1,759         0         0         0
February 15, 2010.............     1,968         0         0         0     1,452         0         0         0
February 15, 2011.............     1,574         0         0         0     1,161         0         0         0
February 15, 2012.............     1,201         0         0         0       886         0         0         0
February 15, 2013.............       784         0         0         0       578         0         0         0
February 15, 2014.............       276         0         0         0       204         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  59,495 $  28,467 $  21,271 $  13,795 $  43,985 $  21,095 $  15,786 $  10,271
                               ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     71.3%     58.9%     52.9%     35.9%     50.1%     37.2%     29.8%     10.2%

                                           7.4375% LIBOR                     8.2500% LIBOR and Higher
                              ---------------------------------------          --------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          --------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   1,478 $   1,455 $   1,455 $   1,455 $     360 $     360 $     360 $     360
February 15, 1999.............     1,146     1,031     1,024       917         0         0         0         0
February 15, 2000.............     1,135       882       781       520         0         0         0         0
February 15, 2001.............     1,135       759       569       240         0         0         0         0
February 15, 2002.............     1,135       665       425        82         0         0         0         0
February 15, 2003.............     1,129       589       329         9         0         0         0         0
February 15, 2004.............     1,035       446       185         0         0         0         0         0
February 15, 2005.............       917       297        49         0         0         0         0         0
February 15, 2006.............       806       168         0         0         0         0         0         0
February 15, 2007.............       701        58         0         0         0         0         0         0
February 15, 2008.............       602         0         0         0         0         0         0         0
February 15, 2009.............       508         0         0         0         0         0         0         0
February 15, 2010.............       419         0         0         0         0         0         0         0
February 15, 2011.............       335         0         0         0         0         0         0         0
February 15, 2012.............       256         0         0         0         0         0         0         0
February 15, 2013.............       167         0         0         0         0         0         0         0
February 15, 2014.............        59         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $  12,963 $   6,350 $   4,817 $   3,223 $     360 $     360 $     360 $     360
                               ========   =======  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................      7.1%    (9.5)%   (21.0)%   (49.1)%        **        **        **        **

                                   SP Class
                        (Assumed Price: $4,769,088.54)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   2,903 $   2,865 $   2,865 $   2,865 $   2,227 $   2,198 $   2,198 $   2,198
February 15, 1999.............     2,811     2,622     2,612     2,437     2,110     1,969     1,961     1,829
February 15, 2000.............     2,579     2,167     2,002     1,576     1,936     1,627     1,503     1,183
February 15, 2001.............     2,337     1,723     1,413       876     1,754     1,294     1,060       658
February 15, 2002.............     2,108     1,341       950       389     1,583     1,007       713       292
February 15, 2003.............     1,893     1,012       587        65     1,421       760       440        49
February 15, 2004.............     1,689       728       302         0     1,268       547       227         0
February 15, 2005.............     1,497       485        79         0     1,124       364        60         0
February 15, 2006.............     1,316       275         0         0       988       206         0         0
February 15, 2007.............     1,144        95         0         0       859        71         0         0
February 15, 2008.............       982         1         0         0       738         0         0         0
February 15, 2009.............       829         0         0         0       623         0         0         0
February 15, 2010.............       685         0         0         0       514         0         0         0
February 15, 2011.............       547         0         0         0       411         0         0         0
February 15, 2012.............       418         0         0         0       314         0         0         0
February 15, 2013.............       273         0         0         0       205         0         0         0
February 15, 2014.............        96         0         0         0        72         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  24,108 $  13,313 $  10,809 $   8,208 $  18,147 $  10,042 $   8,162 $   6,210
                               ========  ========  ========   =======  ========  ========   =======   =======
Pre-Tax Yield.................     64.8%     55.6%     51.3%     40.9%     44.9%     34.7%     29.4%     17.5%


                                           7.4375% LIBOR                     8.5000% LIBOR and Higher
                              ---------------------------------------          ---------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          ---------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998.............       709       662       659       615         0         0         0         0
February 15, 1999.............       651       547       505       398         0         0         0         0
February 15, 2000.............       590       435       356       221         0         0         0         0
February 15, 2001.............       532       338       240        98         0         0         0         0
February 15, 2002.............       478       255       148        16         0         0         0         0
February 15, 2003.............       426       184        76         0         0         0         0         0
February 15, 2004.............       378       122        20         0         0         0         0         0
February 15, 2005.............       332        69         0         0         0         0         0         0
February 15, 2006.............       289        24         0         0         0         0         0         0
February 15, 2007.............       248         0         0         0         0         0         0         0
February 15, 2008.............       209         0         0         0         0         0         0         0
February 15, 2009.............       173         0         0         0         0         0         0         0
February 15, 2010.............       138         0         0         0         0         0         0         0
February 15, 2011.............       105         0         0         0         0         0         0         0
February 15, 2012.............        69         0         0         0         0         0         0         0
February 15, 2013.............        24         0         0         0         0         0         0         0
February 15, 2014.............         0         0         0         0         0         0         0         0
February 15, 2015 and after...--------- --------- --------- ---------       ---       ---       ---       ---
                               $   6,224 $   3,500 $   2,868 $   2,212 $     188 $     188 $     188 $     188
Total Payments*...............  =======   =======  ========  ========     =====     =====     =====     =====
                                    5.5%    (9.6)%   (19.1)%   (35.9)%        **        **        **        **
Pre-Tax Yield.................

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SQ Class
                         (Assumed Price: $680,633.68)
                           (Payments in Thousands)


                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- --------------------------------------- -
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- --------------------------------------- -
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- --------- -
February 15, 1998............. $     842 $     816 $     790 $     757 $     621 $     602 $     583 $     560
February 15, 1999.............       776       663       553       424       558       477       398       305
February 15, 2000.............       661       442       240        55       476       318       173        40
February 15, 2001.............       549       242        20         0       395       174        15         0
February 15, 2002.............       444        71         0         0       319        51         0         0
February 15, 2003.............       344         0         0         0       248         0         0         0
February 15, 2004.............       250         0         0         0       180         0         0         0
February 15, 2005.............       161         0         0         0       116         0         0         0
February 15, 2006.............        77         0         0         0        56         0         0         0
February 15, 2007.............         9         0         0         0         6         0         0         0
February 15, 2008 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- --------- -
Total Payments*............... $   4,114 $   2,234 $   1,603 $   1,236 $   2,974 $   1,622 $   1,168 $     904
                                =======   =======   =======   =======  ========  ========  ========  ========
Pre-Tax Yield
Redemption on February 15,
 1998.........................     48.8%     41.3%     33.5%     23.9%   (17.5)%   (23.2)%   (29.1)%   (36.3)%
Redemption on February 15,
 2002.........................     161.0     142.8     122.4      97.1     103.5      85.2      64.0      38.6
No Redemption.................     161.2     142.8     122.4      97.1     104.3      85.2      64.0      38.6

                                                                                  8.0000% LIBOR
                                          7.4375% LIBOR                            and Higher
                              -------------------------------------- ---------------------------------------
                                         PSA Prepayment                          PSA Prepayment
                                           Assumption                              Assumption
      Twelve Consecutive      -------------------------------------- ---------------------------------------
        Months Through         100%      225%      350%      500%      100%      225%      350%      500%
-------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998.............$     178 $     174 $     170 $     165 $      53 $      53 $      53 $      53
February 15, 1999.............      123       105        87        67         0         0         0         0
February 15, 2000.............      104        70        38         9         0         0         0         0
February 15, 2001.............       87        38         3         0         0         0         0         0
February 15, 2002.............       70        11         0         0         0         0         0         0
February 15, 2003.............       54         0         0         0         0         0         0         0
February 15, 2004.............       39         0         0         0         0         0         0         0
February 15, 2005.............       25         0         0         0         0         0         0         0
February 15, 2006.............       12         0         0         0         0         0         0         0
February 15, 2007.............        1         0         0         0         0         0         0         0
February 15, 2008 and after...        0         0         0         0         0         0         0         0
                              -------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*...............$     695 $     398 $     298 $     240 $      53 $      53 $      53 $      53
                               =======   =======   =======   =======    ======    ======    ======    ======
Pre-Tax Yield
Redemption on February 15,
 1998.........................       **        **        **        **        **        **        **        **
Redemption on February 15,
 2002.........................   (8.9)%   (29.6)%   (57.2)%   (83.9)%        **        **        **        **
No Redemption.................      0.7    (29.6)    (57.2)    (83.9)        **        **        **        **


                                   SR Class
                        (Assumed Price: $8,624,674.07)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   5,250 $   5,182 $   5,182 $   5,182 $   4,027 $   3,975 $   3,975 $   3,975
February 15, 1999.............     5,083     4,742     4,723     4,406     3,816     3,560     3,546     3,308
February 15, 2000.............     4,664     3,918     3,620     2,850     3,502     2,942     2,718     2,140
February 15, 2001.............     4,226     3,116     2,554     1,584     3,173     2,340     1,918     1,189
February 15, 2002.............     3,813     2,425     1,717       704     2,863     1,821     1,289       529
February 15, 2003.............     3,423     1,830     1,061       117     2,570     1,374       796        88
February 15, 2004.............     3,055     1,317       546         0     2,293       989       410         0
February 15, 2005.............     2,707       876       144         0     2,033       658       108         0
February 15, 2006.............     2,379       497         0         0     1,786       373         0         0
February 15, 2007.............     2,070       171         0         0     1,554       128         0         0
February 15, 2008.............     1,777         1         0         0     1,334         1         0         0
February 15, 2009.............     1,500         0         0         0     1,126         0         0         0
February 15, 2010.............     1,238         0         0         0       929         0         0         0
February 15, 2011.............       990         0         0         0       743         0         0         0
February 15, 2012.............       755         0         0         0       567         0         0         0
February 15, 2013.............       493         0         0         0       370         0         0         0
February 15, 2014.............       174         0         0         0       130         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  43,598 $  24,076 $  19,548 $  14,844 $  32,817 $  18,160 $  14,761 $  11,230
                               ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     64.8%     55.6%     51.3%     40.9%     44.9%     34.7%     29.4%     17.5%

                                           7.4375% LIBOR                     8.5000% LIBOR and Higher
                              ---------------------------------------          --------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          --------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   1,579 $   1,562 $   1,562 $   1,562 $     340 $     340 $     340 $     340
February 15, 1999.............     1,283     1,197     1,192     1,112         0         0         0         0
February 15, 2000.............     1,177       989       914       719         0         0         0         0
February 15, 2001.............     1,066       786       645       400         0         0         0         0
February 15, 2002.............       962       612       433       178         0         0         0         0
February 15, 2003.............       864       462       268        30         0         0         0         0
February 15, 2004.............       771       332       138         0         0         0         0         0
February 15, 2005.............       683       221        36         0         0         0         0         0
February 15, 2006.............       600       125         0         0         0         0         0         0
February 15, 2007.............       522        43         0         0         0         0         0         0
February 15, 2008.............       448         0         0         0         0         0         0         0
February 15, 2009.............       378         0         0         0         0         0         0         0
February 15, 2010.............       312         0         0         0         0         0         0         0
February 15, 2011.............       250         0         0         0         0         0         0         0
February 15, 2012.............       191         0         0         0         0         0         0         0
February 15, 2013.............       124         0         0         0         0         0         0         0
February 15, 2014.............        44         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $  11,256 $   6,330 $   5,187 $   4,000 $     340 $     340 $     340 $     340
                               ========   =======  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................      5.5%    (9.6)%   (19.1)%   (35.9)%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding. Annual and total payments shown assume no redemption.
** Less than (99.9)%.

                                   SS Class
                        (Assumed Price: $5,268,674.47)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   3,980 $   3,928 $   3,928 $   3,928 $   2,757 $   2,722 $   2,722 $   2,722
February 15, 1999.............     3,880     3,619     3,605     3,363     2,613     2,437     2,428     2,265
February 15, 2000.............     3,560     2,990     2,763     2,175     2,397     2,014     1,861     1,465
February 15, 2001.............     3,225     2,378     1,950     1,209     2,172     1,602     1,313       814
February 15, 2002.............     2,910     1,851     1,311       538     1,960     1,247       883       362
February 15, 2003.............     2,612     1,397       810        90     1,759       941       545        60
February 15, 2004.............     2,332     1,005       417         0     1,570       677       281         0
February 15, 2005.............     2,066       669       110         0     1,392       450        74         0
February 15, 2006.............     1,816       379         0         0     1,223       256         0         0
February 15, 2007.............     1,580       131         0         0     1,064        88         0         0
February 15, 2008.............     1,356         1         0         0       913         1         0         0
February 15, 2009.............     1,145         0         0         0       771         0         0         0
February 15, 2010.............       945         0         0         0       636         0         0         0
February 15, 2011.............       756         0         0         0       509         0         0         0
February 15, 2012.............       577         0         0         0       388         0         0         0
February 15, 2013.............       376         0         0         0       253         0         0         0
February 15, 2014.............       133         0         0         0        89         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  33,249 $  18,349 $  14,893 $  11,303 $  22,468 $  12,433 $  10,106 $   7,688
                               ========  ========  ========  ========  ========  ========  ========   =======
Pre-Tax Yield.................     86.1%     77.4%     74.0%     64.7%     52.4%     42.6%     37.7%     26.5%


                                           7.4375% LIBOR                     7.5000% LIBOR and Higher
                              ---------------------------------------          --------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          --------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     310 $     309 $     309 $     309 $     233 $     233 $     233 $     233
February 15, 1999.............        79        74        74        69         0         0         0         0
February 15, 2000.............        73        61        56        44         0         0         0         0
February 15, 2001.............        66        49        40        25         0         0         0         0
February 15, 2002.............        59        38        27        11         0         0         0         0
February 15, 2003.............        53        29        17         2         0         0         0         0
February 15, 2004.............        48        21         9         0         0         0         0         0
February 15, 2005.............        42        14         2         0         0         0         0         0
February 15, 2006.............        37         8         0         0         0         0         0         0
February 15, 2007.............        32         3         0         0         0         0         0         0
February 15, 2008.............        28         0         0         0         0         0         0         0
February 15, 2009.............        23         0         0         0         0         0         0         0
February 15, 2010.............        19         0         0         0         0         0         0         0
February 15, 2011.............        15         0         0         0         0         0         0         0
February 15, 2012.............        12         0         0         0         0         0         0         0
February 15, 2013.............         8         0         0         0         0         0         0         0
February 15, 2014.............         3         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $     907 $     603 $     532 $     459 $     233 $     233 $     233 $     233
                               ========  ========  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................   (24.1)%   (48.8)%   (63.5)%   (86.6)%        **        **        **        **

                                  ST Class
                        (Assumed Price: $5,450,951.06)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   4,936 $   4,856 $   4,775 $   4,677 $   3,740 $   3,681 $   3,621 $   3,548
February 15, 1999.............     4,780     4,436     4,099     3,704     3,543     3,287     3,038     2,745
February 15, 2000.............     4,430     3,759     3,143     2,475     3,283     2,786     2,329     1,834
February 15, 2001.............     4,088     3,150     2,354     1,570     3,030     2,334     1,745     1,163
February 15, 2002.............     3,765     2,625     1,735       941     2,791     1,945     1,286       698
February 15, 2003.............     3,461     2,173     1,250       505     2,565     1,611       927       374
February 15, 2004.............     3,173     1,784       870       203     2,352     1,322       645       150
February 15, 2005.............     2,902     1,450       572        19     2,151     1,075       424        14
February 15, 2006.............     2,646     1,162       339         0     1,961       862       251         0
February 15, 2007.............     2,403       915       157         0     1,781       678       116         0
February 15, 2008.............     2,175       703        24         0     1,612       521        18         0
February 15, 2009.............     1,958       521         0         0     1,451       386         0         0
February 15, 2010.............     1,753       365         0         0     1,299       271         0         0
February 15, 2011.............     1,559       231         0         0     1,156       172         0         0
February 15, 2012.............     1,376       117         0         0     1,020        87         0         0
February 15, 2013.............     1,202        23         0         0       891        17         0         0
February 15, 2014.............     1,037         0         0         0       768         0         0         0
February 15, 2015.............       880         0         0         0       652         0         0         0
February 15, 2016.............       731         0         0         0       542         0         0         0
February 15, 2017.............       590         0         0         0       437         0         0         0
February 15, 2018.............       455         0         0         0       338         0         0         0
February 15, 2019.............       327         0         0         0       243         0         0         0
February 15, 2020.............       205         0         0         0       152         0         0         0
February 15, 2021.............        89         0         0         0        66         0         0         0
February 15, 2022.............         5         0         0         0         3         0         0         0
February 15, 2023 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  50,928 $  28,272 $  19,319 $  14,094 $  37,825 $  21,034 $  14,400 $  10,527
                               ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield
Redemption on February 15,
 1998.........................   (18.4)%   (21.3)%   (24.3)%   (28.0)%   (60.2)%   (62.5)%   (64.8)%   (67.7)%
Redemption on February 15,
 2002.........................     108.1     100.1      91.7      81.2      72.8      65.1      56.9      46.6
No Redemption.................     109.4     101.1      92.5      81.6      75.7      67.5      58.7      47.5


                                           7.4375% LIBOR                     8.3125% LIBOR and Higher
                              ---------------------------------------         ----------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------         ----------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   1,348 $   1,330 $   1,312 $   1,290 $     317 $     317 $     317 $     317
February 15, 1999.............     1,067       991       915       827         0         0         0         0
February 15, 2000.............       989       839       702       553         0         0         0         0
February 15, 2001.............       913       703       526       351         0         0         0         0
February 15, 2002.............       841       586       388       210         0         0         0         0
February 15, 2003.............       773       485       279       113         0         0         0         0
February 15, 2004.............       709       398       194        45         0         0         0         0
February 15, 2005.............       648       324       128         4         0         0         0         0
February 15, 2006.............       591       260        76         0         0         0         0         0
February 15, 2007.............       537       204        35         0         0         0         0         0
February 15, 2008.............       486       157         5         0         0         0         0         0
February 15, 2009.............       437       116         0         0         0         0         0         0
February 15, 2010.............       392        82         0         0         0         0         0         0
February 15, 2011.............       348        52         0         0         0         0         0         0
February 15, 2012.............       307        26         0         0         0         0         0         0
February 15, 2013.............       268         5         0         0         0         0         0         0
February 15, 2014.............       231         0         0         0         0         0         0         0
February 15, 2015.............       197         0         0         0         0         0         0         0
February 15, 2016.............       163         0         0         0         0         0         0         0
February 15, 2017.............       132         0         0         0         0         0         0         0
February 15, 2018.............       102         0         0         0         0         0         0         0
February 15, 2019.............        73         0         0         0         0         0         0         0
February 15, 2020.............        46         0         0         0         0         0         0         0
February 15, 2021.............        20         0         0         0         0         0         0         0
February 15, 2022.............         1         0         0         0         0         0         0         0
February 15, 2023 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $  11,618 $   6,559 $   4,560 $   3,393 $     317 $     317 $     317 $     317
                               ========  ========  ========  ========     =====     =====     =====     =====
Pre-Tax Yield
Redemption on February 15,
 1998.........................        **        **        **        **        **        **        **        **
Redemption on February 15,
 2002.........................    (2.4)%    (9.2)%   (16.4)%   (26.0)%        **        **        **        **
No Redemption.................      14.8       5.0     (6.3)    (21.1)        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding. Annual and total payments shown assume no redemption.
** Less than (99.9)%.

                                   SU Class
                       (Assumed Price: $13,393,762.61)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   8,153 $   8,047 $   8,047 $   8,047 $   6,253 $   6,174 $   6,174 $   6,174
February 15, 1999.............     7,894     7,364     7,335     6,843     5,927     5,529     5,507     5,138
February 15, 2000.............     7,243     6,085     5,622     4,426     5,438     4,568     4,221     3,323
February 15, 2001.............     6,563     4,839     3,967     2,460     4,927     3,633     2,978     1,847
February 15, 2002.............     5,921     3,766     2,667     1,094     4,445     2,827     2,002       821
February 15, 2003.............     5,315     2,842     1,647       182     3,991     2,133     1,237       137
February 15, 2004.............     4,744     2,046       848         0     3,562     1,536       636         0
February 15, 2005.............     4,205     1,361       223         0     3,157     1,022       168         0
February 15, 2006.............     3,695       772         0         0     2,774       580         0         0
February 15, 2007.............     3,214       266         0         0     2,413       199         0         0
February 15, 2008.............     2,759         2         0         0     2,072         1         0         0
February 15, 2009.............     2,329         0         0         0     1,749         0         0         0
February 15, 2010.............     1,923         0         0         0     1,443         0         0         0
February 15, 2011.............     1,538         0         0         0     1,154         0         0         0
February 15, 2012.............     1,173         0         0         0       881         0         0         0
February 15, 2013.............       766         0         0         0       575         0         0         0
February 15, 2014.............       270         0         0         0       202         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  67,705 $  37,388 $  30,357 $  23,053 $  50,964 $  28,202 $  22,923 $  17,439
                               ========  ========  ========  ========  ========  ========  ========  ========
Pre-Tax Yield.................     64.8%     55.6%     51.3%     40.9%     44.9%     34.7%     29.4%     17.5%


                                           7.4375% LIBOR                     8.5000% LIBOR and Higher
                              ---------------------------------------          --------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          --------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   2,453 $   2,426 $   2,426 $   2,426 $     529 $     529 $     529 $     529
February 15, 1999.............     1,992     1,858     1,851     1,727         0         0         0         0
February 15, 2000.............     1,828     1,535     1,419     1,117         0         0         0         0
February 15, 2001.............     1,656     1,221     1,001       621         0         0         0         0
February 15, 2002.............     1,494       950       673       276         0         0         0         0
February 15, 2003.............     1,341       717       416        46         0         0         0         0
February 15, 2004.............     1,197       516       214         0         0         0         0         0
February 15, 2005.............     1,061       343        56         0         0         0         0         0
February 15, 2006.............       932       195         0         0         0         0         0         0
February 15, 2007.............       811        67         0         0         0         0         0         0
February 15, 2008.............       696         0         0         0         0         0         0         0
February 15, 2009.............       588         0         0         0         0         0         0         0
February 15, 2010.............       485         0         0         0         0         0         0         0
February 15, 2011.............       388         0         0         0         0         0         0         0
February 15, 2012.............       296         0         0         0         0         0         0         0
February 15, 2013.............       193         0         0         0         0         0         0         0
February 15, 2014.............        68         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $  17,480 $   9,830 $   8,056 $   6,212 $     529 $     529 $     529 $     529
                               ========   =======  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................      5.5%    (9.6)%   (19.1)%   (35.9)%        **        **        **        **

                                   SW Class
                        (Assumed Price: $5,080,651.04)
                           (Payments in Thousands)

                                           4.4375% LIBOR                           5.4375% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   3,014 $   2,975 $   2,975 $   2,975 $   2,337 $   2,308 $   2,308 $   2,308
February 15, 1999.............     2,916     2,720     2,709     2,528     2,215     2,067     2,059     1,920
February 15, 2000.............     2,676     2,248     2,077     1,635     2,033     1,708     1,578     1,242
February 15, 2001.............     2,424     1,788     1,465       909     1,842     1,358     1,113       690
February 15, 2002.............     2,187     1,391       985       404     1,662     1,057       749       307
February 15, 2003.............     1,963     1,050       609        67     1,492       797       462        51
February 15, 2004.............     1,752       756       313         0     1,331       574       238         0
February 15, 2005.............     1,553       503        82         0     1,180       382        63         0
February 15, 2006.............     1,365       285         0         0     1,037       217         0         0
February 15, 2007.............     1,187        98         0         0       902        75         0         0
February 15, 2008.............     1,019         1         0         0       774         0         0         0
February 15, 2009.............       860         0         0         0       654         0         0         0
February 15, 2010.............       710         0         0         0       540         0         0         0
February 15, 2011.............       568         0         0         0       432         0         0         0
February 15, 2012.............       433         0         0         0       329         0         0         0
February 15, 2013.............       283         0         0         0       215         0         0         0
February 15, 2014.............       100         0         0         0        76         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  25,011 $  13,813 $  11,216 $   8,518 $  19,050 $  10,542 $   8,569 $   6,519
                               ========  ========  ========   =======  ========  ========   =======   =======
Pre-Tax Yield.................     62.6%     53.3%     48.9%     38.4%     44.0%     33.8%     28.3%     16.4%


                                           7.4375% LIBOR                     8.6250% LIBOR and Higher
                              ---------------------------------------          ---------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      ---------------------------------------          ---------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     984 $     973 $     973 $     973 $     198 $     198 $     198 $     198
February 15, 1999.............       814       760       757       706         0         0         0         0
February 15, 2000.............       747       628       580       457         0         0         0         0
February 15, 2001.............       677       499       409       254         0         0         0         0
February 15, 2002.............       611       389       275       113         0         0         0         0
February 15, 2003.............       548       293       170        19         0         0         0         0
February 15, 2004.............       489       211        87         0         0         0         0         0
February 15, 2005.............       434       140        23         0         0         0         0         0
February 15, 2006.............       381        80         0         0         0         0         0         0
February 15, 2007.............       332        27         0         0         0         0         0         0
February 15, 2008.............       285         0         0         0         0         0         0         0
February 15, 2009.............       240         0         0         0         0         0         0         0
February 15, 2010.............       198         0         0         0         0         0         0         0
February 15, 2011.............       159         0         0         0         0         0         0         0
February 15, 2012.............       121         0         0         0         0         0         0         0
February 15, 2013.............        79         0         0         0         0         0         0         0
February 15, 2014.............        28         0         0         0         0         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- ---------       ---       ---       ---       ---
Total Payments*............... $   7,128 $   4,000 $   3,275 $   2,521 $     198 $     198 $     198 $     198
                                =======   =======  ========  ========     =====     =====     =====     =====
Pre-Tax Yield.................      7.1%    (7.6)%   (16.8)%   (33.4)%        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                   SX Class
                         (Assumed Price: $311,562.50)
                           (Payments in Thousands)

                                      8.4375% LIBOR and Lower                      8.5000% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $     111 $     109 $     109 $     109 $      77 $      76 $      76 $      76
February 15, 1999.............       105        98        98        91        70        65        65        61
February 15, 2000.............        96        81        75        59        64        54        50        39
February 15, 2001.............        87        64        53        33        58        43        35        22
February 15, 2002.............        79        50        36        15        53        33        24        10
February 15, 2003.............        71        38        22         2        47        25        15         2
February 15, 2004.............        63        27        11         0        42        18         8         0
February 15, 2005.............        56        18         3         0        37        12         2         0
February 15, 2006.............        49        10         0         0        33         7         0         0
February 15, 2007.............        43         4         0         0        29         2         0         0
February 15, 2008.............        37         0         0         0        24         0         0         0
February 15, 2009.............        31         0         0         0        21         0         0         0
February 15, 2010.............        26         0         0         0        17         0         0         0
February 15, 2011.............        20         0         0         0        14         0         0         0
February 15, 2012.............        16         0         0         0        10         0         0         0
February 15, 2013.............        10         0         0         0         7         0         0         0
February 15, 2014.............         4         0         0         0         2         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0

                                    ---       ---       --- ---------       ---       --- --------- ---------
Total Payments*............... $     904 $     500 $     406 $     309 $     605 $     336 $     274 $     209
                                  =====     =====     =====   =======     =====     =====   =======  ========
Pre-Tax Yield.................     30.5%     19.3%     12.8%    (0.5)%     15.8%      2.7%    (5.3)%   (20.5)%

                                     8.6250% LIBOR and Higher
                                         -----------------
                                          PSA Prepayment
                                            Assumption
      Twelve Consecutive                 -----------------
        Months Through          100%      225%      350%      500%
--------------------------------------- --------- --------- ---------
February 15, 1998............. $       9 $       9 $       9 $       9
February 15, 1999.............         0         0         0         0
February 15, 2000.............         0         0         0         0
February 15, 2001.............         0         0         0         0
February 15, 2002.............         0         0         0         0
February 15, 2003.............         0         0         0         0
February 15, 2004.............         0         0         0         0
February 15, 2005.............         0         0         0         0
February 15, 2006.............         0         0         0         0
February 15, 2007.............         0         0         0         0
February 15, 2008.............         0         0         0         0
February 15, 2009.............         0         0         0         0
February 15, 2010.............         0         0         0         0
February 15, 2011.............         0         0         0         0
February 15, 2012.............         0         0         0         0
February 15, 2013.............         0         0         0         0
February 15, 2014.............         0         0         0         0
February 15, 2015 and after...         0         0         0         0
                                      -         -         -         -

Total Payments*............... $       9 $       9 $       9 $       9
                                    ===       ===       ===       ===
Pre-Tax Yield.................        **        **        **        **

                                   SY Class
                        (Assumed Price: $3,355,999.60)
                           (Payments in Thousands)

                                      7.5000% LIBOR and Lower                      8.0000% LIBOR
                              --------------------------------------- ---------------------------------------
                                          PSA Prepayment                          PSA Prepayment
                                            Assumption                              Assumption
      Twelve Consecutive      --------------------------------------- ---------------------------------------
        Months Through          100%      225%      350%      500%      100%      225%      350%      500%
--------------------------------------- --------- --------- --------- --------- --------- --------- ---------
February 15, 1998............. $   1,270 $   1,254 $   1,254 $   1,254 $     658 $     650 $     650 $     650
February 15, 1999.............     1,204     1,123     1,118     1,043       570       532       530       494
February 15, 2000.............     1,104       928       857       675       523       439       406       320
February 15, 2001.............     1,001       738       605       375       474       349       286       178
February 15, 2002.............       903       574       407       167       428       272       193        79
February 15, 2003.............       810       433       251        28       384       205       119        13
February 15, 2004.............       723       312       129         0       343       148        61         0
February 15, 2005.............       641       207        34         0       304        98        16         0
February 15, 2006.............       563       118         0         0       267        56         0         0
February 15, 2007.............       490        40         0         0       232        19         0         0
February 15, 2008.............       421         0         0         0       199         0         0         0
February 15, 2009.............       355         0         0         0       168         0         0         0
February 15, 2010.............       293         0         0         0       139         0         0         0
February 15, 2011.............       234         0         0         0       111         0         0         0
February 15, 2012.............       179         0         0         0        85         0         0         0
February 15, 2013.............       117         0         0         0        55         0         0         0
February 15, 2014.............        41         0         0         0        19         0         0         0
February 15, 2015 and after...         0         0         0         0         0         0         0         0
                              --------- --------- --------- --------- --------- --------- --------- ---------
Total Payments*............... $  10,349 $   5,727 $   4,655 $   3,541 $   4,959 $   2,769 $   2,261 $   1,734
                               ========   =======   =======   =======   =======   =======  ========  ========
Pre-Tax Yield.................     33.4%     22.4%     16.2%      3.3%      8.3%    (6.1)%   (15.2)%   (31.5)%


                                     8.5000% LIBOR and Higher
                              ---------------------------------------
                                          PSA Prepayment
                                            Assumption
      Twelve Consecutive      ---------------------------------------
        Months Through          100%      225%      350%      500%
--------------------------------------- --------- --------- ---------
February 15, 1998............. $     107 $     107 $     107 $     107
February 15, 1999.............         0         0         0         0
February 15, 2000.............         0         0         0         0
February 15, 2001.............         0         0         0         0
February 15, 2002.............         0         0         0         0
February 15, 2003.............         0         0         0         0
February 15, 2004.............         0         0         0         0
February 15, 2005.............         0         0         0         0
February 15, 2006.............         0         0         0         0
February 15, 2007.............         0         0         0         0
February 15, 2008.............         0         0         0         0
February 15, 2009.............         0         0         0         0
February 15, 2010.............         0         0         0         0
February 15, 2011.............         0         0         0         0
February 15, 2012.............         0         0         0         0
February 15, 2013.............         0         0         0         0
February 15, 2014.............         0         0         0         0
February 15, 2015 and after...         0         0         0         0
                                    ---       ---       ---       ---
Total Payments*............... $     107 $     107 $     107 $     107
                                  =====     =====     =====     =====
Pre-Tax Yield.................        **        **        **        **

---------------

 * Total payments may not equal sums of columns due to rounding.
** Less than (99.9)%.

                                Pre-Tax Yields

                                   P Class
                           (Assumed Price: 66.75%)

100% PSA     165% PSA     275% PSA     400% PSA
--------     --------     --------     --------
   3.6%         8.1%        13.1%        20.5%

                                   PN Class
                           (Assumed Price: 58.72%)

100% PSA     165% PSA     275% PSA     400% PSA
--------     --------     --------     --------
   2.4%         4.3%        20.5%        35.9%

                                   PO Class
                           (Assumed Price: 71.75%)

              165%
             through
              275%
100% PSA       PSA       400% PSA
--------     -------     --------
   2.6%        10.3%       13.6%

                                   PQ Class
                            (Assumed Price: 37.5%)

50% PSA     100% PSA     200% PSA     300% PSA
-------     --------     --------     --------
  4.3%         5.0%        12.1%        60.3%

                                   PR Class
                            (Assumed Price: 62.0%)

100% PSA     165% PSA     275% PSA     400% PSA
--------     --------     --------     --------
   2.4%         5.0%        17.4%        28.0%

                                   SH Class
                           (Assumed Price: 95.38%)

    LIBOR                           100% PSA   225% PSA   350% PSA   500% PSA
----------------------------------- --------   --------   --------   --------
4.4375%............................   21.3%      21.4%      26.1%      29.9%
5.4375.............................   16.8       17.0       21.8       25.7
7.4375.............................    8.1        8.3       13.3       17.4
9.3125 and Higher..................    0.3        0.5        5.7        9.8

                                   SM Class
                            (Assumed Price: 79.5%)

        LIBOR                         100% PSA   165% PSA   275% PSA   400% PSA
------------------------------------- --------   --------   --------   --------
8.0625% and Lower...................    7.0%       9.6%      12.3%      16.4%
8.5000..............................    3.0        5.5        8.2       12.4
8.6250 and Higher...................    2.0        4.4        7.2       11.4

                                   SN Class
                            (Assumed Price: 89.0%)

      LIBOR                           50% PSA   100% PSA   200% PSA   300% PSA
------------------------------------- -------   --------   --------   --------
7.0000% and Lower....................   12.2%     12.3%      13.0%      17.3%
7.5000...............................    4.8       4.9        5.5        9.9
7.8125 and Higher....................    0.5       0.6        1.2        5.5

                                   SV Class
                           (Assumed Price: 101.88%)

        LIBOR 8.2500% and Lower:

                                       Pre-Tax Yield
                      -----------------------------------------------
 Redemption Date      100% PSA     225% PSA     350% PSA     500% PSA
------------------    --------     --------     --------     --------
February 15,
  1998............       9.4%         9.4%         9.3%         9.3%
February 15,
  2002............      10.9         10.9         10.8         10.6
No Redemption.....      11.2         11.0         10.9         10.7

        LIBOR 8.5000%:

                                       Pre-Tax Yield
                      -----------------------------------------------
 Redemption Date      100% PSA     225% PSA     350% PSA     500% PSA
------------------    --------     --------     --------     --------
February 15,
  1998............       7.6%         7.6%         7.6%         7.5%
February 15,
  2002............       9.1          9.0          9.0          8.8
No Redemption.....       9.3          9.2          9.0          8.9

        LIBOR 9.5625% and Higher:

                                       Pre-Tax Yield
                      -----------------------------------------------
 Redemption Date      100% PSA     225% PSA     350% PSA     500% PSA
------------------    --------     --------     --------     --------
February 15,
  1998............      (1.4)%       (1.4)%       (1.5)%       (1.5)%
February 15,
  2002............      (0.3)        (0.4)        (0.4)        (0.5)
No Redemption.....      (0.1)        (0.2)        (0.4)        (0.5)

     The Mortgages will not prepay at any constant rate until maturity, nor will LIBOR remain constant at any level. Moreover, the Mortgages have characteristics that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yield of any Class may differ from any of those shown in the table for that Class, even if purchased at the assumed price shown, and the actual annual and total payments for the Interest Only Classes may also differ from any of those shown in the tables for those Classes.

                             FINAL PAYMENT DATES

     The Final Payment Date for each Class is the latest date by which it will be retired. The assumptions used in calculating the Final Payment Dates are highly conservative, and the actual retirement of any Class may occur earlier than its Final Payment Date.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     Subject to the assumptions described in "Certain Federal Income Tax Consequences -- REMIC Election" in the Multiclass PC Offering Circular, the Upper-Tier REMIC Pool and the two Lower-Tier REMIC Pools will each qualify as a REMIC for federal income tax purposes.

     The following discussion does not consider the federal income tax consequences to a beneficial owner of a Callable Class if such owner also has an interest in the Call Class of Series C035. Accordingly, such a beneficial owner should consult its own tax advisor in determining the federal, state, local and any other tax consequences of the purchase, ownership, exchange or disposition of the Callable Classes.

     The arrangement pursuant to which the MACR Classes are created, sold and administered (the "MACR Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code. The interests in the Regular Classes that have been exchanged with Freddie Mac for the MACR Classes (including any exchanges effective on the Closing Date) will be the assets of the MACR Pool and the MACR Classes will represent beneficial ownership of these assets.

Regular Classes

     The Regular Classes will be the "regular interests" in the Upper-Tier REMIC Pool. The Regular Classes will be treated as debt instruments for federal income tax purposes and may be issued with original issue discount ("OID") or at a premium. Based in part on the level of LIBOR as of the date of this Supplement and assumptions regarding the initial prices at which substantial portions of the Regular Classes will be sold to the public, Freddie Mac expects to report income to the Internal Revenue Service and to Holders of the Regular Classes assuming they are issued as follows:

        -OID: AE, C, G, IA, IB, P, PA, PG, PN, PO, PQ, S, SA, SB, SC, SD, SE,
         SJ, SK, SO, SQ, SS, ST, SV, SX, SY, Z and ZA Classes.

        - De Minimis OID:  AB, FR, L, PB, PC, PJ, SH and T Classes.

        -Premium: A, AA, AC, AD, B, D, E, F, FA, FB, FC, FD, FE, FG, FK, FM,
         FN, FO, FP, FQ, FT, H, J, JA, K, KA, KB, KC, M, N, PD, PE, PK, Q, U, V, VA, VB, VC, W and X Classes.

OID generally will result in recognition of taxable income in advance of the receipt of cash attributable to such income. The "Prepayment Assumption" used in determining whether OID is de minimis and in computing the rate of accrual of OID or the amortization of premium is 165% PSA for the Classes receiving payments from the Group 1 Assets, 225% PSA for the Classes receiving payments from the Group 2 or Group 3 Assets and 100% PSA for the Classes receiving payments from the Group 4 Asset. See "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Original Issue Discount" and "-- Premium" in the Multiclass PC Offering Circular.

     Freddie Mac intends to report any original issue or market discount or premium with respect to the Floating Rate Classes assuming that each variable rate is a fixed rate equal to the value of the variable rate as of the date of this Supplement. See "Certain Federal Income Tax Consequences -- Taxation of Regular Classes -- Floating Rate and Inverse Floating Rate Classes" in the Multiclass PC Offering Circular.

Residual Classes

     The R Class will be the "residual interest" in the Upper-Tier REMIC Pool and the RA and RB Classes will each be the "residual interest" in a Lower-Tier REMIC Pool. Special tax considerations apply to the Residual Classes. The taxation of the Residual Classes can produce a significantly less favorable after-tax return than if (i) the Residual Classes were taxable as debt instruments or (ii) no portion of the taxable income on the Residual Classes were treated as "excess inclusions." In certain periods, taxable income and the resulting tax liability on the R Class may exceed any payments on that Class. See "Certain Federal Income Tax Consequences -- Taxation of Residual Classes" in the Multiclass PC Offering Circular. In addition, a substantial tax may be imposed on certain transferors of a Residual Class and certain beneficial owners of such a Class that are "pass-through entities." See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Disqualified Organizations" in the Multiclass PC Offering Circular. Investors should not purchase a Residual Class before consulting their tax advisors.

     Freddie Mac intends to report accruals of original issue and market discount and to amortize premium with respect to the Group 4 Asset using 100% PSA, rather than the prepayment assumption used in Series 1669.

     Certain Transfers of Residual Classes

     The REMIC Regulations (as defined under "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass PC Offering Circular) disregard:

        - A transfer of a "noneconomic residual" unless no significant purpose of the transfer is to impede the assessment or collection of tax; and

        -Except in certain cases, a transfer of a residual interest to a foreign investor or a transfer of a residual interest from a foreign investor to a U.S. investor (accordingly, the Multiclass PC Agreement prohibits the transfer of an interest in a Residual Class to or from a foreign investor without Freddie Mac's written consent).

In such cases, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. See "Certain Federal Income Tax Consequences -- Transfers of Interests in a Residual Class -- Additional Transfer Restrictions" in the Multiclass PC Offering Circular.

     Residual Classes with Negative Fair Market Values

     The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Class are unclear. The REMIC Regulations do not address whether a residual interest could have a negative basis and a negative issue price. The preamble indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. Any transferee receiving consideration should consult its tax advisors.

     Reporting and Administrative Matters

     Freddie Mac will furnish Holders of the Residual Classes the information it deems necessary or appropriate to enable them to prepare any reports required under the Code or applicable Treasury regulations. Freddie Mac does not intend to hold the Residual Classes for its account, and applicable law may not permit Freddie Mac to perform tax administrative functions for the REMIC Pools. Accordingly, the Holders of a Residual Class may have certain tax administrative obligations (for which Freddie Mac will act as attorney-in-fact and agent). See "Certain Federal Income Tax Consequences -- Reporting and Administrative Matters" in the Multiclass PC Offering Circular.

MACR Classes

     For a discussion of certain federal income tax consequences applicable to the MACR Classes, see "Certain Federal Income Tax Consequences -- Taxation of MACR Classes," "-- Exchanges of MACR Classes and Multiclass PCs" and "-- Taxation of Certain Foreign Investors" in the Multiclass PC Offering Circular.

                       LEGAL INVESTMENT CONSIDERATIONS

     Investors should consult their legal advisors to determine whether and to what extent any Classes constitute legal investments for such investors. An institution under the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or any other federal or state agency with similar authority should review any applicable regulations, policy statements and guidelines before purchasing or pledging any Class. See "Legal Investment Considerations" in the Multiclass PC Offering Circular.

                             ERISA CONSIDERATIONS

     Fiduciaries of ERISA plans should review "ERISA Considerations" in the Multiclass PC Offering Circular and in the Series C035 Asset Offering Circular.

     The discussion under "ERISA Considerations" in the Series C035 Asset Offering Circular regarding the holding by an ERISA plan of the Group 3 Asset or the Call Class, and the holding by a "party in interest" of the other such security, would apply equally with respect to the holding of a Callable Class of Securities of this Series and such Call Class.

                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Purchase Agreement between Freddie Mac and the Underwriter, Freddie Mac has agreed to sell, and the Underwriter has agreed to purchase, all of the Multiclass PCs, if any are sold and purchased.

     The Underwriter proposes to offer the Securities directly to the public from time to time for sale in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from February 1, 1997 on the Fixed Rate Classes and from February 15, 1997 on the Floating Rate and Inverse Floating Rate Classes. The Securities are offered by the Underwriter, subject to sale by Freddie Mac and receipt and acceptance by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part. The Underwriter may effect such transactions by sales to or through certain securities dealers (which may include Freddie Mac through its Securities Sales and Trading Group). Such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or commissions from any purchasers for which they act as agents.

     The Purchase Agreement provides that Freddie Mac will indemnify the Underwriter against certain liabilities.

     It is expected that the Regular Classes and the MACR Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Classes (in certificated form) will be made at the offices of the Underwriter, on or about the Closing Date.

                                LEGAL MATTERS

     The legality of the Securities will be passed upon for Freddie Mac by Maud Mater, Esq., Senior Vice President -- General Counsel and Secretary of Freddie Mac. Certain legal matters relating to the Securities will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP.

  Exhibit I -- Series C035 Offering Circular Supplement Cover Page and Terms
                                    Sheet
Offering Circular Supplement
(To Offering Circular Dated January 1, 1997)

$483,400,000

Federal Home Loan Mortgage Corporation
Callable Pass-Through Certificates, Series C035

Offered Securities:      Classes of CPCs consisting of the Callable Class
                          and Call Class listed below
Underlying Asset:        Freddie Mac 8.0% Giant PC backed by Freddie Mac PCs
                          (Gold PCs and Gold
                           Giant PCs)
Principal and
  Interest:              Payable to Callable Class only
Payment Dates:           Monthly, beginning March 15, 1997
Right of Redemption
  and Exchange: Holder of Call Class, subject to limitations and upon payment described in this Supplement, may cause redemption Callable Class on or after Earliest Redemption Date and receive Giant PC in exchange for Call Class
Guarantee:               Principal and interest payable on Callable Class and
                           proceeds of exchange
                           due on Call Class guaranteed by Freddie Mac, as described in this
                           Supplement
Form of Classes:         Callable Class: Book-entry (Federal Reserve Banks)
                         Call Class: Certificated
Offering Terms: Call Class offered in negotiated transaction to single purchaser at price determined at time of sale through the Underwriter named below; Callable Class to be delivered to Freddie Mac for inclusion in another offering and is not offered for sale.
Closing Date:            February 28, 1997

The risks associated with the Classes may make them unsuitable for some investors. See "Certain Risk Considerations" and "Prepayment and Yield Analysis" in this Supplement.

Investors should read this Supplement in conjunction with the documents listed under "Available Information" in this Supplement.

The obligations of Freddie Mac under its guarantees of the CPCs are obligations of Freddie Mac only. The CPCs, including the interest on the Callable Class, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentality of the United States other than Freddie Mac. Income on the CPCs has no exemption under federal law from federal, state or local taxation. The CPCs are exempt from the registration requirements of the Securities Act of 1933 and are "exempted securities" within the meaning of the Securities Exchange Act of 1934.
==============================================================================

      Original                                                                                            Weighted Average
     Principal      Class                        CUSIP                                    Earliest          Life at 225%
Class  Amount(1)    Coupon    Type of Class      Number     Final Payment Date(2)    Redemption Date(3)        PSA(4)
--- ------------    ------    --------------   ----------   ----------------------   ------------------   ----------------
A.. $483,400,000      8.0%       Callable      3133T8 V W 4   February 15, 2027      February 15, 1998         6.7Yrs
B..  483,400,000       --          Call        3133T8 V X 2   February 15, 2027              --                 --

==============================================================================

(1) The amount shown for the Call Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Principal" in this Supplement.
(2) See "Final Payment Dates" in this Supplement.
(3) See "Payments -- Redemption and Exchange" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section, including the assumption that no redemption occurs. Prepayments will not occur at the rate assumed, such a redemption may occur and the actual weighted average life of the Callable Class may differ significantly from that shown.

                            ---------------------

                           Bear, Stearns & Co. Inc.
             Offering Circular Supplement Dated February 6, 1997
                                                                        (LOGO)

                                 TERMS SHEET

     This Terms Sheet contains selected information about this Series. Investors should refer to the remainder of this Supplement for further information.

General

     Description

     The Callable Class, together with the Call Class, will represent the entire interest in a Pass-Through Pool that includes the Giant PC. Each Class is guaranteed by Freddie Mac but is not guaranteed by, and is not a debt or obligation of, the United States. See "General Information" and "Payments -- Guarantees" in this Supplement.

     Investment Objective

     Each investor should determine, either alone or in consultation with an investment advisor, whether or not a CPC satisfies such investor's specified investment objectives. See "Prepayment and Yield Analysis -- General -- Suitability" in this Supplement.

     Liquidity

     The Underwriter intends to make a market for the purchase and sale of the Call Class after its initial issuance, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. See "Prepayment and Yield Analysis -- General -- Suitability" in this Supplement.

     The Underwriter intends to deliver the Callable Class to Freddie Mac in connection with the issuance of Series 1933.

     Federal Income Taxes

     A beneficial owner of an interest in the Callable Class will be treated for federal income tax purposes as having purchased an undivided interest in the PCs underlying the Giant PC and as having written a call option on its interest in the PCs. The beneficial owner of the Call Class will be treated for federal income tax purposes as holding a call option on the PCs. See "Certain Federal Income Tax Consequences" in this Supplement and in the Offering Circular.

The Callable Class

     Interest

     The Callable Class will bear interest at a per annum rate of 8.0%. See "Payments -- Interest" in this Supplement.

     Allocation of Principal

     On each Payment Date, Freddie Mac will pay the "Principal Payment Amount" for that Payment Date to the Callable Class, until retired. See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

     Payment Behavior

     The Callable Class does not have any fixed principal payment schedule. The timing of principal payments may vary considerably based upon a number of factors, including changes in prevailing interest rates. If prevailing interest rates decrease, principal payments on the Callable Class may accelerate, and any reinvestment of such payments might be at such lower prevailing interest rates. Moreover, the Callable Class is more likely to be redeemed if prevailing mortgage interest rates have decreased. Conversely, if prevailing interest rates increase, principal payments on the Callable Class may slow down, and investors might receive less principal to reinvest at such higher prevailing interest rates. In that case, the market value of the Callable Class is likely to have declined. See "Prepayment and Yield Analysis" in this Supplement.

     Redemption

     Subject to certain limitations, the Callable Class may be redeemed by Freddie Mac, at the direction of the Holder of the Call Class, on any Payment Date beginning on the Earliest Redemption Date. Upon a redemption, the Holder of the Callable Class will receive the outstanding principal amount of the Callable Class plus interest to the date of redemption, calculated as described under "Payments -- Redemption and Exchange" in this Supplement.

The Call Class

     No Payments

     The Call Class will not receive payments of principal and interest.

     Redemption Right

     The Holder of the Call Class will have the right to direct Freddie Mac to redeem the Callable Class on any Payment Date beginning on the Earliest Redemption Date. However, a redemption of the Callable Class will be permitted only if, as of the date Freddie Mac receives notice from the Holder of the Call Class of its intention to redeem, the underlying Giant PC has a market value in excess of its principal amount.

     After payment to Freddie Mac of the Call Payment that will be applied to redeem the Callable Class and an Exchange Fee in an amount equal to 1/32 of 1% of the outstanding principal amount of the Callable Class (but not less than $7,500), the Holder of the Call Class will be entitled to receive from Freddie Mac, in exchange for the Call Class, the underlying Giant PC. See "Payments -- Redemption and Exchange" in this Supplement.

     Holders

     Only one Holder is permitted to hold the Call Class at any time.

Weighted Average Lives (in years)*

                                  PSA Prepayment Assumption
                              ----------------------------------
                                0%    100%   225%   350%   500%
                              ------ ------ ------ ------ ------
A and Underlying PCs..........   19.9   11.3    6.7    4.6    3.3

     -------------------------

     *Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section, including the assumption that no redemption occurs. Prepayments will not occur at any assumed rate or any other constant rate, such redemption may occur and the actual weighted average lives of the Callable Class and of the underlying PCs are likely to differ from those shown, perhaps significantly.

Assumed Mortgage Characteristics (as of February 1, 1997)

                      Remaining Term to Maturity      Loan Age         Per Annum            Per Annum
Principal Balance            (in months)             (in months)     Interest Rate     Interest Rate of PCs
-----------------     --------------------------     -----------     -------------     --------------------
  $ 483,400,000                   348                     8              8.485%                8.0%

Exhibit II- Series 1669 Offering Circular Supplement Cover Page and Terms Sheet

Offering Circular Supplement                              Freddie
 (to Offering Circular Dated August 1, 1993)                  Mac
$1,779,148,235
Federal Home Loan Mortgage Corporation
Multiclass Mortgage Participation Certificates, Series 1669

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is offering its Multiclass Mortgage participation Certificates of the above Series (the "Multiclass PCs"). The Multiclass PCs will consist of the various "Classes" listed below. The Classes will receive principal and interest payments, in differing proportions and at differing times, from the cash flows provided by Freddie Mac "Gold PCs" and "Gold Giant PCs" with interest rates of 6.5% per annum (the "PCs"). Underlying the PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "Mortgages"). See "General Information - Structure of Transaction" in this Supplement.

     Freddie Mac guarantees to each "Holder" of a Multiclass PC (i) the timely payment of interest at the applicable "Class Coupon" and (ii) the payment of the principal amount of the Holder's Multiclass PC as described in this Supplement.

     Freddie Mac will make interest and principal payments on each monthly "Payment Date," beginning March 15, 1994, on the Classes entitled to such payments. See "Payments" in this Supplement.

     This Series will involve the creation of an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool." Elections will be made to treat both REMIC
Pools as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code. The R and RS Classes will be "Residual
Classes" and the other Classes will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal
Income Tax Consequences" in this Supplement and in the Multiclass PC Offering Circular.

     Investors should read this Supplement in conjunction with the documents listed at the bottom of page S-2.

     The obligations of Freddie Mac under its guarantees of the Multiclass
PCs are obligations of Freddie Mac only. The Multiclass PCs, including any interest thereon, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentality of the United States other than Freddie Mac. Income on the Multiclass PCs has no exemption under federal law from federal, state or local taxation. The Multiclass PCs are exempt from the registration requirements of the Securities Act of 1933 and are "exempted securities" within the meaning of the Securities Exchange Act of 1934.



                          Principal
          Original           or                                                                                  Weighted Average
          Principal         Other               Class       Interest           CUSIP            Final Payment        Life at 200%
           Amount         Type (2)            Coupon        Type(2)          Number               Date (3)            PSA (4)
Class     ---------       ---------           -------       --------         -------            -------------     ---------------

 .......  $ 57,079,426       PAC I               4.79%        FIX              3133T33R7       August 15, 2004          1.2 Yrs.
B......    46,425,398       PAC I               5.0          FIX              3133T33S5       December 15, 2006        2.5
C......    59,083,658       PAC I               5.1          FIX              3133T33T3       August 15, 2012          3.5
CA.....    57,183,607       PAC I               5.25         FIX              3133T33U0       May 15, 2018             3.5
D......     9,500,000       PAC I               5.75         FIX              3133T33V8       September 15, 2014       4.5
DA....     40,373,608       PAC I               5.45         FIX              3133T33W6       September 15, 2014       4.5
E......    31,200,000       PAC I               6.15         FIX              3133T33X4       May 15, 2018             6.0
EA.....   104,435,464       PAC I               5.75         FIX              3133T33Y2       May 15, 2018             6.0
F......    47,368,764       PAC I               6.25         FIX              3133T33Z9       July 15, 2020            8.0
FA.....    82,636,166       PAC I               6.15         FIX              3133T34A3       July 15, 2020            8.0
G......   227,451,049       PAC I               6.5          FIX              3133T33B1       February 15, 2023       11.0
H......    30,216,664       PAC I               6.5          FIX              3133T34C9       July 15, 2023           15.0
HA.....    10,833,333       PAC I               (5)          FLT/DLY          3133T34D7       July 15, 2023           15.0
HB.....     5,000,000       PAC I               (5)          INV/DLY          3133T34E5       July 15, 2023           15.0
I......    62,967,519       PAC I               6.5          FIX              3133T34F2       February 15, 2024       19.9
JA.....   251,629,722       PAC I               (5)          FLT              3133T34G0       July 15, 2020            3.8
JB.....   102,720,631       NTL(PAC I)          (5)          INV/IO           3133T34H8       July 15, 2020           ----
JC.....   100,000,000       NTL(PAC)            (5)          INV/IO           3133T34J4       May 15, 2023            ----
KA.....    46,308,658       PAC II              6.0          FIX              3133T34K1       February 15, 2023        2.5
KB.....    22,833,925       PAC II              6.0          FIX              3133T34L9       May 15, 2023             5.5
KC.....     4,717,607       PAC II              (5)          FLT              3133T34M7       May 15, 2023             3.5
KD.....     4,717,607       NTL(PAC II)         (5)          INV/IO           3133T34N5       May 15, 2023            ----
KE.....     9,090,909       PAC II              (5)          FLT              3133T34P0       May 15, 2023             3.5
 L.....    94,034,902       PAC II              6.5          FIX              3133T34Q8       February 15, 2024       12.0
MA.....    83,567,447       PAC III             (5)          FLT              3133T34R6       February 15, 2024        3.5
MB.....    12,500,000       PAC III             (5)          INV              3133T34S4       February 15, 2024        3.5
MC.....     4,642,858       PAC III             (5)          INV              3133T34T2       February 15, 2024        3.5
MD.....    14,998,469       PAC III             (5)          INV              3133T34U9       February 15, 2024        3.5
NA.....    60,000,000       CFT/SCH             (5)          FLT              3133T34V7       February 15, 2024        3.9
NB.....    14,861,538       CFT/SCH             (5)          INV              3133T34W5       February 15, 2024        3.9
NC.....     3,800,001       CFT/SCH             (5)          INV              3133T34X3       February 15, 2024        3.9
ND.....    18,999,360       TAC                 (5)          FLT/DLY          3133T34Y1       February 15, 2024        4.0
NE.....     6,066,632       TAC                 (5)          INV/DLY          3133T34Z8       February 15, 2024        4.0
NF.....     3,949,867       TAC                 (5)          INV/DLY          3133T35A2       February 15, 2024        4.0
NG.....     5,000,000       TAC                 (5)          FLT/DLY          3133T35B0       February 15, 2024        4.0
NH.....       657,053       TAC                 (5)          INV/DLY          3133T35C8       February 15, 2024        4.0
O......    40,000,000       SUP                 (5)          INV              3133T35D6       February 15, 2024       10.9
OA.....    48,241,754       SUP                 (5)          FLT/DLY          3133T34E4       February 15, 2024       19.9
OB.....    13,200,086       SUP                 (5)          INV/DLY          3133T35F1       February 15, 2024       19.9
OC.....     9,045,330       SUP                 (5)          INV/DLY          3133T35G9       February 15, 2024       19.9
P......   129,691,214       SUP                 (5)          FLT              3133T35H7       February 15, 2024       10.9
Q......     9,881,237       SUP                 (5)          INV              3133T35J3       February 15, 2024       10.9
R......             0       NPR                  0           NPR              3133T35K0       February 15, 2024       ----
RS.....             0       NPR                  0           NPR              3133T35L8       February 15, 2024       ----


 (1) Subject to proportionate increase as described under "Increase in Size" in this Supplement. The amount shown for a Notional Class is its notional principal amount and does not represent principal that will be paid; see "Payments - Interest" in this Supplement. (2) See "Description of Multiclass PCs -
Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which the notional principal amount of a Notional Class will be reduced is indicated in parentheses. (3) See ("Fiscal Payment Dates" in this Supplement. (4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the assumed rate of 200% PSA or any other constant rate, and the actual weighted average lives of any or all of the Classes are likely to differ from those shown, perhaps significantly. (5) The Floating Rate and Inverse Floating Rate Classes will bear interest as described under "Terms Sheet - Class Coupons" in this Supplement.

     The Multiclass PCs are being offered by Kidder, Peabody & Co.
Incorporated (the "Underwriter") from time to time in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest from February 1, 1994 on the Fixed Rate and Delay Classes and from February 15, 1994 on the Floating Rate and Inverse Floating Rate Classes other than the Delay Classes (the "Non-Delay Classes"). The Multiclass PCs are offered by the Underwriter when, as and if issued, subject to delivery by Freddie Mac and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Regular Classes (in book-entry form) will be available for deposit at any Federal Reserve Bank, and that delivery of the Residual Class (in certificated form) will be made at the offices of the Underwriter, New York, New York, on or about February 28, 1994 (the "Closing Date").

Kidder, Peabody & Co.
Incorporated

Offering Circular Supplement dated January 4, 1994

 TERMS SHEET

     This Terms Sheet contains selected information for quick reference only. It is not a summary of the transaction. Investors should refer to the remainder of this Supplement for further information.

Class Coupons

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

Class                    Initial Rate (1)    Class Coupon                                           Minimum Rate      Maximum Rate
-----                    ----------------    ------------                                           ------------      -----------


HA(2)                   5.35%                 Ten-Year Treasury Index - 0.5%                         0%                9.5%
HB(2)                   8.991666              21.666667% - (Ten-Year Treasury Index x 2.1666667)     0                20.583333
JA                      4.25(3)               LIBOR + 0.4%                                           0.4               8.5
JB                      4.25(3)               8.1% - LIBOR                                           0                 8.1
JC                      4.25(3)               8.1% - LIBOR                                           0                 8.1
KC                      3.7                   LIBOR + 0.45%                                          0.45              9.0
KD                      5.3                   8.55% - LIBOR                                          0                8.55
KE                      4.75(3)               LIBOR + 0.9%                                           0.9               9.0
MA                      3.875                 LIBOR + 0.75%                                          0.75              9.0
MB                     13.81714               24.96% - (LIBOR x 3.565715)                            0                24.96
MC                     12.0                   79.2% - (LIBOR x 9.6)                                  0                12.0
MD                     13.325                 21.45% - (LIBOR x 2.6)                                 0                21.45
NA                      4.722                 COFI + 0.9%                                            0.9               8.5
NB                     12.83043               28.260869% - (COFI x 4.0372673)                        0                28.260869
NC                     10.0                   126.666667% - (COFI x 16.666667)                       0                10.0
ND(2)                   4.625                 Prime Rate - 1.375%                                    0                 9.5
NE(2)                  11.84809               35.544272% - (Prime Rate x 3.949368)                   0                30.113898
NF(2)                   9.0                   52.2% - (Prime Rate x 4.8)                             0                 9.0
NG(2)                   4.625                 Prime Rate - 1.375%                                    0                 9.0
NH(2)                  10.46341               78.951222% - (Prime Rate x 7.609756)                   0                10.463415
 O                    12.563836               22.695961% - (LIBOR x 3.242281)                        0                22.695961
OA(2)                  4.625                  Prime Rate - 1.375%                                    0                 9.5
OB(2)                 10.947367               32.842105% - (Prime Rate x 3.649123)                   0                27.824561
OC(2)                 10.0                    58.0% - (Prime Rate x 5.33333333)                      0                10.0
P                      4.325                  LIBOR + 1.2%                                           1.2               9.0
Q                     10.5                    102.375% - (LIBOR x 13.125)                            0                10.5


-------------
(1) Initial Rate will be in effect during first Accrual Period; Class Coupon will adjust monthly thereafter except as otherwise indicated.
(2)  Delay Class.
(3) Initial Rate will be in effect until August 15, 1995; Class Coupon will adjust monthly thereafter.

See "Payments - Interest" in this Supplement and "Description of Multiclass PCs
- Interest Rate Indices" in the Multiclass PC Offering Circular.

 Notional Classes

      Notional Class                   Reduces With
     ----------------                  ------------
      JB                      JA (Type I PAC Class)
      JC                      JA and KE (Type I PAC and Type II PAC Classes)
      KD                      KC (Type II PAC Class)

See "Payments - Interest - Notional Classes" in this Supplement.

Components


                                       Original               Principal
Designation                        Principal Amount             Type*
-----------                        ----------------           ---------
NA-1                                   $16,444,470                PAC III
NA-2                                    43,555,530                    TAC
                                       $60,000,000
                                       ===========
NB-1                                   $ 4,073,169                PAC III
NB-2                                    10,788,369                TAC
                                       -----------
                                       $14,861,538
                                       ===========
NC-1                                   $   986,668                PAC III
NC-2                                     2,613,333                 TAC
                                       -----------
                                       $ 3,600,001
                                       ===========
-----------
* See "Description of Multiclass PCs - Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular.

See "Payments - Principal - Component Classes" in this Supplement.

 Allocation of Principal

 .......1. Type I PAC Classes to their Targeted Balances (structured at 95% - 300% PSA), allocated:


 .......  44.2798404209%: A                   10.4463384532%: CA        45.2738211259%: JA
 .......  47.4426863794%: B                   10.4463382955%: CA        42.1109753251%: JA
 .......  48.8380600431%: C                   10.4463379359%: CA        40.7156020210%: JA
 .......  57.1808310242%: D and DA, pro rata   8.8818577466%: CA        33.9373112292%: JA
 .......  67.2922548569%: E and EA, pro rata   6.5039846642%: CA        26.2037604789%: JA
 .......  86.4467167898%: F and FA, pro rata                            13.5532832102%: JA
 .......            100%: G
 .......            100%: H, HA and HB, pro rata
 .......            100%: I


 .......2.  Type II PAC Classes to their Targeted Balances (structured at 115% - 235% PSA), allocated:


 .......   83.3333339368%:  KA and KB, in that order   16.6666660632%:  KC and KE, pro rata
 .......             100%:  L

 .......3.  Type III PAC Classes and Components
           (MA, MB, MC, MD, NA-1, NB-1 and NC-1, pro rata) to their
 .......    Targeted Balances (structured at 150% - 230% PSA)

 .......4.  Concurrently:

 .......                  (A)          47.4426876068% to:

 .......                               TAC Classes and Components (NA-2, NB-2,
                                      NC-2, ND, NE, NF, NG and NH, pro  rata
 .......                               to their Targeted Balances (structured at
                                      200% PSA)

 .......                               OA, OB and OC, pro rata, until retired

 .......                               NA-2, NB-2, NC-2, ND, NE, NF, NG and NH,
                                      pro rata, until retired

 .......                  (B)          52.5573123932% to O, P and Q, pro rata,
                                      until retired

 .......5.  MA, MB, MC, MD, NA-1, NB-1 and NC-1, pro rata,
           until retired

 .......6.  Type II PAC Classes as in step 2 until retired

 .......7.  Type I PAC Classes as in step 1 until retired

See "Payments - Principal" in this Supplement.

 Weighted Average Lives (in years)*

                                       PSA Prepayment Assumption
                                       -------------------------
                             0%       95%       200%      300%      450%
                             --       --        ----      ---       ----
A                            4.3      1.2       1.2        1.2       1.2
B                            9.6      2.5       2.5        2.5       2.5
C                           13.0      3.5       3.5        3.5       3.4
CA                          11.9      3.5       3.5        3.5       3.1
D and DA                    15.5      4.5       4.5        4.5       3.9
E and EA                    18.2      6.0       6.0        6.0       4.6
F and FA                    20.8      8.0       8.0        8.0       5.7
G                           23.1     11.0      11.0       11.0       7.6
H, HA and HB                24.5     15.0      15.0       15.0      10.4
I                           25.2     19.9      19.9       19.9      14.1
JA                          12.4      3.8       3.8        3.8       3.2
KA                          25.5     10.7       2.5        2.5       2.2
KB                          25.9     12.4       5.5        4.9       2.9
KC and KE                   25.6     11.2       3.5        3.3       2.4
L                           26.4     14.3      12.0        6.2       3.2
MA, MB, MC and MD           27.3     17.3       3.5        3.1       2.2
NA, NB and NC               28.1     20.6       3.9        2.9       1.9
ND, NE, NF, NG and NH       28.5     21.9       4.0        2.8       1.8
O, P and Q                  28.9     24.2      10.9        2.3       1.5
OA, OB and OC               29.6     27.2      19.9        1.7       1.0

Underlying PCs              21.0     11.8       7.7        5.7       4.1

------------
* Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes and of the PCs are likely to differ from those shown, perhaps significantly.

Assumed Mortgage Characteristics (as of February 1, 1994)


                            Remaining Term
    Principal                 to Maturity        Loan Age       Per Annum
    Balance                  (in months)        (in months)    Interest Rate
    ---------               --------------      -----------    -------------
  $ 889,574,248                 359                0                7.1%
    533,744,436                 358                1                7.1
    177,914,791                 357                2                7.1
     88,957,380                 356                3                7.1
     88,957,380                 355                4                7.1
$ 1,779,148,235                 358*               1*

-------------
*    Weighted average by principal balance.

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages will differ from those shown above, perhaps significantly. See "General Information - The Mortgages" in this Supplement.

                                                                    Appendix 1

                            Available Combinations


                         Multiclass PCs                               --------------------------------------------------------------
-----------------------------------------------------------------              Maximum Original
                         Original                                                Principal or
                       Principal or                                                Notional
                         Notional                                     MACR        Principal            Exchange        Principal or
      Class          Principal Amount     Exchange Proportions(1)     Class       Amount(2)         Proportions(1)     Other Type(3)
-----------------    ----------------     -----------------------     -----    ----------------     --------------     -------------
Combination 1
F                      $ 21,900,000            14.6488294314%          FW        $149,500,000            100%             CPT/SCH
FA                       37,600,000            25.1505016722
FB                       33,700,000            22.5418060201
FD                       36,300,000            24.2809364548
FE                       20,000,000            13.3779264215
Combination 2
PN                     $ 17,056,000            74.8398420360%          PR        $ 22,790,000            100%               SUP
PO                        5,734,000            25.1601579640
Combination 3
P                      $ 15,105,653                100%                SM      $    15,105,653             100%           AD/TAC
SC                        15,105,653              (7)
Combination 4
B                    $   117,422,900             71.5697849120   %     AG      $   164,067,700             100%             SCH
C                         46,644,800             28.4302150880
Combination 5
SK                   $    75,000,000             50.0000000000   %     SP      $    75,000,000             100%          NTL(TAC)
S                         75,000,000             50.0000000000
Combination 6
SK                   $    75,000,000             33.3333333333   %     SW      $    75,000,000             100%          NTL(TAC)
S                         75,000,000             33.3333333333
SX                        75,000,000             33.3333333333
Combination 7
SS                   $   135,634,000             50.0000000000   %     SR      $   135,634,000             100%          NTL(TAC)
SY                       135,634,000             50.0000000000
Combination 8
SK                   $    75,000,000             17.8033935642   %     SU      $   210,634,000             100%          NTL(TAC)
S                         75,000,000             17.8033935642
SS                       135,634,000             32.1966064358
SY                       135,634,000             32.1966064358
Combination 9
SK                   $    75,000,000             35.6067871284   %     SG      $   210,634,000             100%          NTL(TAC)
SS                       135,634,000             64.3932128716
Combination 10
S                    $    75,000,000             26.2573783233   %     SL      $   210,634,000             100%          NTL(TAC)
SX                        75,000,000             26.2573783233
SY                       135,634,000             47.4852433534
Combination 11
FM                   $    31,500,000             20.4906035946   %     FX      $   153,729,000             100%             TAC
FN                        36,600,000             23.8081298909
FO                        34,300,000             22.3119905808
FP                        30,819,800             20.0481366561
FQ                        20,509,200             13.3411392776
Combination 12
FH                   $    53,680,000                        80   %     AH      $    67,100,000             100%             SUP
SH                        13,420,000                        20



                   MACR Certificates
                 ------------------------------------------------------------------------------------
                     Class      Interest      CUSIP                                 Weighted Average
      Class          Coupon     Type(3)       Number      Final Payment Date(4)         Life(5)
-----------------    ------     -------     ----------    ---------------------     ----------------
Combination 1
F                      (6)        FLT       3133T9 E 8 4     February 15, 2027             3.9Yrs
FA
FB
FD
FE
Combination 2
PN                       0%       PO        3133T9 F 5 9     February 15, 2027            11.3Yrs
PO
Combination 3
P                      (6)        INV       3133T9FM2        February 15, 2027              5.5     Yrs
SC
Combination 4
B                      7.0 %      FIX       3133T9DG7           March 15, 2025              4.4     Yrs
C
Combination 5
SK                     (6)      INV/IO      3133T9FQ3           March 15, 2025               --
S
Combination 6
SK                     (6)      INV/IO      3133T9FX8           March 15, 2025               --
S
SX
Combination 7
SS                     (6)      INV/IO      3133T9 F S 9        March 15, 2025               --
SY
Combination 8
SK                     (6)      INV/IO      3133T9FV2           March 15, 2025               --
S
SS
SY
Combination 9
SK                     (6)      INV/IO      3133T9FG5           March 15, 2025               --
SS
Combination 10
S                      (6)      INV/IO      3133T9 F L 4        March 15, 2025               --
SX
SY
Combination 11
FM                     (6)        FLT       3133T9 E 9 2        March 15, 2025              4.8     Yrs
FN
FO
FP
FQ
Combination 12
FH                     8.0 %      FIX       3133T9DH5            June 15, 2022             10.8     Yrs

                                                                                                       MACR Certificates
                         Multiclass PCs                               -------------------------------------------------------------
-----------------------------------------------------------------              Maximum Original
                         Original                                                Principal or
                       Principal or                                                Notional
                         Notional                                     MACR        Principal            Exchange        Principal or
      Class          Principal Amount     Exchange Proportions(1)     Class       Amount(2)         Proportions(1)     Other Type(3)
-----------------    ----------------     -----------------------     -----    ----------------     --------------     -------------
Combination 13
K                      $ 38,044,600            93.2271463053%          KD        $ 40,808,500            100%          Callable/SEQ
KB                        2,763,900             6.7728536947
Combination 14
KA                     $ 26,103,600            93.2271428571%          KE        $ 28,000,000            100%          Callable/SEQ
KC                        1,896,400             6.7728571429
Combination 15
PQ                     $  9,763,004                      100%          SN        $  9,763,004            100%              SC/PT
SE                        9,763,004                      (8)

---------------

                             MACR Certificates
---------------------------------------------------------------------------------------------------

                     Class      Interest      CUSIP                                 Weighted Average
      Class          Coupon     Type(3)       Number      Final Payment Date(4)         Life(5)
-----------------    ------     -------     ----------    ---------------------     ----------------
Combination 13
K                      7.5%       FIX       3133T9EL5        November 15, 2025             5.0Yrs
KB
Combination 14
KA                    7.25%       FIX       3133T9EM3        November 15, 2025             5.0Yrs
KC
Combination 15
PQ                     (6)        INV       3133T9FN0        February 15, 2024            20.2Yrs
SE


(1) Exchange proportions shown are constant proportions of the original principal or notional principal amounts of the Classes of Multiclass PCs or MACR Certificates. In accordance with the exchange proportions, Multiclass PCs may be exchanged for MACR Certificates, and vice versa.
(2) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.
(3) See "Description of Multiclass PCs -- Standard Definitions and Abbreviations for Classes" in the Multiclass PC Offering Circular. The type of Class with which a Notional Class will reduce is indicated in parentheses.
(4) See "Final Payment Dates" in this Supplement.
(5) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Weighted average lives are calculated at the "Prepayment Assumption" shown under "Certain Federal Income Tax Consequences -- Regular Classes" in this Supplement. Prepayments will not occur at the rates assumed, and the actual weighted average lives of the MACR Classes may differ significantly from those shown.
(6) Calculated as shown under "Terms Sheet -- Class Coupon" in this Supplement.
(7) Original notional principal amount of SC Class being exchanged equals the original principal amount of P Class being exchanged.
(8) Original notional principal amount of SE Class being exchanged equals the original principal amount of PQ Class being exchanged.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                                     SELLER


         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Bear Stearns Mortgage Securities Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

         Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

         Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

         The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

         The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences." (cover continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                     The date of this Prospectus is October 10, 1996.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class;
(vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.

                              AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street - Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center - 13th Floor, New York, New York 10048.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

         Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

         The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.


                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates--Reports to Certificateholders."


                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Certificates.

Title of Securities....................   Mortgage Pass-Through Certificates
                                         (Issuable in Series).

Seller.................................   Bear Stearns Mortgage Securities
                                          Inc., a Delaware corporation and
                                          a wholly-owned subsidiary of Bear
                                          Stearns Mortgage Capital
                                          Corporation. See "The Seller."

Trustee................................   The Trustee for each Series of
                                          Certificates will be specified in the
                                          related Prospectus Supplement.

Master Servicer........................   One or more entities named as a Master
                                          Servicer in the related Prospectus
                                          Supplement, which may be an affiliate
                                          of the Seller.  See "The Pooling and
                                          Servicing Agreement--Certain Matters
                                          Regarding the Master Servicer and the
                                          Seller."

Trust Fund Assets......................   A Trust Fund for a Series of
                                          Certificates will include the Mortgage
                                          Assets consisting of (i) a pool (a
                                          "Mortgage Pool") of Single Family
                                          Loans, Multifamily Loans, Cooperative
                                          Loans or Contracts (collectively, the
                                          "Mortgage Loans"), (ii) Agency
                                          Securities or (iii) Private Mortgage-
                                          Backed Securities, together with
                                          payments in respect of such Mortgage
                                          Assets and certain other accounts,
                                          obligations or agreements, in each
                                          case as specified in the related
                                          Prospectus Supplement.

A.  Single Family, Cooperative
    and Multi-family Loans.............   Unless otherwise specified in the
                                          related Prospectus Supplement, Single
                                          Family Loans will be secured by
                                          first mortgage liens on one- to
                                          four-family residential properties.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Cooperative Loans will be
                                          secured by security interests
                                          in shares issued by private,
                                          nonprofit, cooperative housing
                                          housing corporations ("Cooperatives")
                                          and in the related proprietary leases
                                          or occupancy agreements granting
                                          exclusive rights to occupy specific
                                          dwelling units in such Cooperatives'
                                          buildings.  Single Family Loans and
                                          Cooperative Loans may be conventional
                                          loans (i.e., loans that are not
                                          insured or guaranteed by any
                                          governmental agency), insured by the
                                          Federal Housing Authority ("FHA") or
                                          partially guaranteed by the Veterans
                                          Administration ("VA") as specified in
                                          the related Prospectus Supplement.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement, Single
                                          Family Loans and Cooperative Loans
                                          will all have individual principal
                                          balances at origination of not less
                                          than $25,000 and not more than
                                          $1,000,000, and original terms to
                                          stated maturity of 15 to 40 years.

                                          Multifamily Loans will be secured by
                                          first mortgage liens on rental
                                          apartment buildings or projects
                                          containing five or more residential
                                          units, including apartment buildings
                                          owned by Cooperatives. Such loans may
                                          be conventional loans or insured by
                                          the FHA, as specified in the related
                                          Prospectus Supplement. Unless
                                          otherwise specified in the related
                                          Prospectus Supplement, Multifamily
                                          Loans will all have individual
                                          principal balances at origination of
                                          not less than $25,000 and original
                                          terms to stated maturity of not more
                                          than 40 years.

                                          The payment terms of the Mortgage
                                          Loans to be included in a Trust Fund
                                          will be described in the related
                                          Prospectus Supplement and may
                                          include any of the following features
                                          or combinations thereof or other
                                          features described in the related
                                          Prospectus Supplement:

                                          (a) Interest may be payable t a fixed
                                              rate, a rate adjustable from time
                                              to time in relation to an index,
                                              a rate that is fixed for a period
                                              of time or under certain
                                              circumstances and is followed by
                                              an adjustable rate, a rate that
                                              otherwise varies from time to
                                              time, or a rate that is
                                              convertible from an adjustable
                                              rate to a fixed rate.  Changes to
                                              an adjustable rate may be subject
                                              to periodic limitations, maximum
                                              rates, minimum rates or a
                                              combination of such limitations.
                                              Accrued interest may be deferred
                                              and added to the principal of a
                                              Mortgage Loan for such periods
                                              and under such circumstances as
                                              may be specified in the related
                                              Prospectus Supplement.  Mortgage
                                              Loans may provide for the payment
                                              of interest at a rate lower than
                                              the specified interest rate on the
                                              Mortgage Loan (the "Mortgage
                                              Rate") for a period of time or for
                                              the life of the Mortgage Loan, and
                                              the amount of any difference may
                                              be contributed from funds
                                              supplied by the seller of the
                                              Mortgaged Property or another
                                              source ("Buydown Loans") or may
                                              be treated as accrued interest and
                                              added to the principal of the
                                              Mortgage Loan.

                                          (b) Principal may be payable on a
                                              level debt service basis to fully
                                              amortize, the Mortgage Loan over
                                              its term, may be calculated on the
                                              basis of an assumed amortization
                                              schedule that is significantly
                                              longer than the original term  to
                                              maturity or on an interest rate
                                              that is different from the
                                              interest rate on the Mortgage Loan
                                              or may not be amortized during
                                              all or a portion of the original
                                              term.  Payment of all or a
                                              substantial portion of the
                                              principal may be due on maturity
                                              ("balloon" payments).  Principal
                                              may include interest that has
                                              has been deferred and added to
                                              the principal balance of the
                                              the Mortgage Loan.

                                          (c) Payments of principal and interest
                                              may be fixed for the life of the
                                              Mortgage Loan, may increase over
                                              a specified period of time or may
                                              or may change from period to
                                              period.  Mortgage Loans may
                                              include limits on periodic
                                              increases or decreases in the
                                              amount of monthly payments and
                                              may include maximum or minimum
                                              amounts of monthly payments.

                                         (d)  Prepayments of principal may be
                                              subject to a prepayment fee, which
                                              may be fixed for the life of the
                                              Mortgage Loan or may decline over
                                              time, and may be prohibited for
                                              the life of the Mortgage Loan or
                                              for certain periods ("lockout
                                              periods").  Certain Mortgage
                                              Loans may permit prepayments after
                                              expiration of the applicable
                                              lockout period and may require the
                                              payment of a prepayment fee in
                                              connection with any such
                                              subsequent prepayment.  Other
                                              Mortgage Loans may permit
                                              prepayments without payment of a
                                              fee unless the prepayment occurs
                                              during specified time periods.
                                              The Mortgage Loans may include
                                              due-on-sale clauses which permit
                                              the mortgagee to demand payment of
                                              the entire Mortgage Loan in
                                              connection with the sale or
                                              certain transfers of the related
                                              Mortgaged Property.  Other
                                              Mortgage Loans may be assumable
                                              by persons meeting the then
                                              applicable underwriting standards
                                              of the Lender.

                                              Certain Mortgage Loans may be
                                              originated or acquired in
                                              connection with employee
                                              relocation programs.  The
                                              real property constituting
                                              security for repayment of a
                                              Mortgage Loan may be located
                                              in any one of the fifty
                                              states or the District of
                                              Columbia.  Unless otherwise
                                              specified in the related
                                              Prospectus Supplement, all of
                                              the Mortgage Loans will be
                                              covered by standard hazard
                                              insurance policies insuring
                                              against losses due to fire
                                              and various other causes.  The
                                              Mortgage Loans will be
                                              covered by primary mortgage
                                              insurance policies to the extent
                                              provided in the related
                                              Prospectus Supplement. All
                                              Mortgage Loans will have been
                                              purchased by the Seller,
                                              either directly or through an
                                              affiliate, from Lenders.

B.  Contracts...............................  Contracts will consist of conditional sales and
                                              installment sales or loan
                                              agreements secured by new or
                                              used Manufactured Homes (as
                                              defined herein).  Contracts
                                              may be conventional loans,
                                              insured by the FHA or
                                              partially guaranteed by the
                                              VA, as specified in the
                                              related Prospectus
                                              Supplement. Unless otherwise
                                              specified in the related
                                              Prospectus Supplement, each
                                              Contract will be fully amortizing
                                              and will bear interest at a fixed
                                              accrual percentage rate
                                              ("APR").  Unless otherwise
                                              specified in the related
                                              Prospectus Supplement,
                                              Contracts will all have
                                              individual principal balances
                                              at origination of not less
                                              than $10,000 and not more
                                              than $1,000,000 and original
                                              terms to stated maturity of 5 to
                                              30 years.

C.  Agency Securities.......................  The Agency Securities will consist of (i) fully modified
                                              pass-through mortgage-backed
                                              certificates guaranteed as to
                                              timely payment of principal
                                              and interest by the
                                              Government National Mortgage
                                              Association ("GNMA Certificates"),
                                              (ii) Guaranteed Mortgage
                                              Pass-Through Certificates
                                              issued and guaranteed as to
                                              timely payment of principal
                                              and interest by the Federal
                                              National Mortgage Association
                                              ("FNMA Certificates"),  (iii)
                                              Mortgage Participation
                                              Certificates issued and
                                              guaranteed as to timely
                                              payment of interest and,
                                              unless otherwise specified in
                                              the related Prospectus
                                              Supplement, ultimate payment
                                              of principal by the Federal
                                              Home Loan Mortgage
                                              Corporation ("FHLMC
                                              Certificates"), (iv) stripped
                                              mortgage-backed securities
                                              representing an undivided
                                              interest in all or a part of
                                              either the principal
                                              distributions (but not the
                                              interest distributions) or
                                              the interest distributions (but
                                              not the principal
                                              distributions) or in some
                                              specified portion of the
                                              principal and interest
                                              distributions (but not all of
                                              such distributions) on
                                              certain GNMA, FNMA, FHLMC or other
                                              government agency or
                                              government-sponsored agency
                                              Certificates and, unless
                                              otherwise specified in the
                                              Prospectus Supplement,
                                              guaranteed to the same extent
                                              as the underlying securities,
                                              (v) another type of guaranteed
                                              pass-through certificate
                                              issued or guaranteed by GNMA,
                                              FNMA, FHLMC or another
                                              government agency or
                                              government-sponsored agency
                                              and described in the related
                                              Prospectus Supplement, or
                                              (vi) a combination of such Agency
                                              Securities.  All GNMA
                                              Certificates will be backed
                                              by the full faith and credit of
                                              the United States.  No FNMA
                                              or FHLMC Certificates will be
                                              backed, directly or indirectly,
                                              by the full faith and credit of
                                              the United States.  The Agency
                                              Securities may consist of pass-
                                              through securities issued under
                                              the GNMA I Program, the GNMA II
                                              Program, FHLMC's Cash or
                                              Guarantor Program or another
                                              program specified in the
                                              Prospectus Supplement. The
                                              payment characteristics of
                                              the Mortgage Loans underlying
                                              the Agency Securities will be
                                              described in the related
                                              Prospectus Supplement.

D.  Private Mortgage-Backed
    Securities................................Private Mortgage-Backed
                                              Securities may include (i)
                                              mortgage participations or
                                              pass-through certificates
                                              representing beneficial interests
                                              in certain Mortgage Loans or (ii)
                                              Collateralized Mortgage
                                              Obligations ("CMOs") secured
                                              by such Mortgage Loans. Private
                                              MortgageBacked Securities may
                                              include stripped mortgage-backed
                                              securities representing an
                                              undivided interest in all or a
                                              part of any of the principal
                                              distributions (but not the
                                              interest distributions) or
                                              the interest distributions (but
                                              not the principal distributions)
                                              or in some specified portion of
                                              the principal and interest
                                              distributions (but not all of such
                                              distributions) on certain mortgage
                                              loans. Although individual
                                              Mortgage Loans underlying a
                                              Private Mortgage-Backed Security
                                              may be insured or guaranteed by
                                              the United States or an agency or
                                              instrumentality thereof, they need
                                              not be, and the Private
                                              Mortgage-Backed Securities
                                              themselves will not be so insured
                                              or guaranteed.  See "The Trust
                                              Fund--Private Mortgage-Backed
                                              Securities." Unless otherwise
                                              specified in the Prospectus
                                              Supplement relating to a Series of
                                              Certificates, payments on the
                                              Private Mortgage-Backed Securities
                                              will be distributed directly to
                                              the Trustee as registered owner of
                                              such Private Mortgage-Backed
                                              Securities. See "The Trust
                                              Fund--Private Mortgage-Backed
                                              Securities."

                                              The related Prospectus Supplement
                                              for a Series will specify (i) the
                                              aggregate approximate principal
                                              amount and type of any Private
                                              Mortgage-Backed Securities to be
                                              included in the Trust Fund for
                                              such Series; (ii) certain
                                              characteristics of the Mortgage
                                              Loans which comprise the
                                              underlying assets for the
                                              Private Mortgage-Backed
                                              Securities including to the
                                              extent available (A) the
                                              payment features of such Mortgage
                                              Loans, (B) the approximate
                                              aggregate principal amount, if
                                              known, of the underlying Mortgage
                                              Loans which are insured or
                                              guaranteed by a governmental
                                              entity, (C) the servicing fee
                                              or range of servicing fees
                                              with respect to the Mortgage
                                              Loans, and (D) the minimum
                                              and maximum stated maturities of
                                              the Mortgage Loans at origination;
                                              (iii) the maximum original term-
                                              to-stated maturity of the Private
                                              Mortgage-Backed Securities;
                                              (iv) the weighted average
                                              term-to-stated maturity of
                                              the Private Mortgage-Backed
                                              Securities; (v) the pass-through
                                              or certificate rate or ranges
                                              thereof for the Private Mortgage-
                                              Backed Securities; (vi) the
                                              weighted average pass-through or
                                              certificate rate of the
                                              Private Mortgage-Backed
                                              Securities; (vii) the issuer
                                              of the Private Mortgage-Backed
                                              Securities (the "PMBS Issuer"),
                                              the servicer of the Private
                                              Mortgage-Backed Securities (the
                                              "PMBS Servicer") and the trustee
                                              of the Private Mortgage-Backed
                                              Securities (the "PMBS Trustee");
                                              (viii) certain characteristics of
                                              credit support, if any, such as
                                              reserve funds, insurance policies,
                                              letters of credit, financial
                                              guaranty insurance policies or
                                              third party guarantees, relating
                                              to the Mortgage Loans underlying
                                              the Private Mortgage-Backed
                                              Securities, or to such Private
                                              Mortgage-Backed Securities
                                              themselves; (ix) the terms on
                                              which underlying Mortgage
                                              Loans for such Private
                                              Mortgage-Backed Securities
                                              may, or are required to, be
                                              repurchased prior to stated
                                              maturity; and (x) the terms
                                              on which substitute Mortgage
                                              Loans may be delivered to
                                              replace those initially
                                              deposited with the PMBS
                                              Trustee.  See "The Trust Fund."

E.  Pre-Funding and
    Capitalized Interest
    Accounts................................  If specified in the related
                                              Prospectus Supplement, a
                                              Trust Fund will include one or
                                              more segregated trust accounts
                                              (each, a "Pre-Funding Account")
                                              established and maintained with
                                              the Trustee for the related
                                              Series. If so specified, on the
                                              closing date for such Series, a
                                              portion of the proceeds of the
                                              sale of the Certificates of
                                              such Series (such amount, the
                                              "Pre-Funded Amount") will be
                                              deposited in the Pre-Funding
                                              Account and may be used to
                                              purchase additional Primary
                                              Assets during the period of time,
                                              not to exceed six months,
                                              specified in the related
                                              Prospectus Supplement (the
                                              "Pre-Funding Period"). The
                                              Primary Assets to be so purchased
                                              will be required to have certain
                                              characteristics specified in the
                                              related Prospectus Supplement. If
                                              any Pre-Funded Amount remains on
                                              deposit in the Pre-Funding
                                              Account at the end of the Pre-
                                              Funding Period, such amount will
                                              be applied in the manner specified
                                              in the related Prospectus
                                              Supplement to prepay the
                                              Certificates of the applicable
                                              Series. The amount initially
                                              deposited in a pre-funding
                                              account for a Series of
                                              Certificates will not exceed fifty
                                              percent of the aggregate principal
                                              amount of such Series of
                                              Certificates.

                                              If a Pre-Funding Account is
                                              established, one or more
                                              segregated trust accounts (each, a
                                              "Capitalized Interest Account")
                                              may be established and maintained
                                              with the Trustee for the related
                                              Series. On the closing date for
                                              such Series, a portion of the
                                              proceeds of the sale of the
                                              Certificates of such Series will
                                              be deposited in the Capitalized
                                              Interest Account and used to fund
                                              the excess, if any, of (x) the
                                              sum of (i) the amount of interest
                                              accrued on the Certificates of
                                              such Series and (ii) if specified
                                              in the related Prospectus
                                              Supplement, certain fees or
                                              expenses during the Pre-Funding
                                              Period such as trustee fees and
                                              credit enhancement fees, over (y)
                                              the amount of interest available
                                              therefor from the Primary Assets
                                              in the Trust Fund. Any amounts on
                                              deposit in the Capitalized
                                              Interest Account at the end of the
                                              Pre-Funding Period that are not
                                              necessary for such purposes will
                                              be distributed to the person
                                              specified in the related
                                              Prospectus Supplement.

Description of the
Certificates.............................     Each Certificate will represent a
                                              beneficial ownership interest in
                                              a Trust Fund created by the Seller
                                              pursuant to a Pooling and
                                              Servicing Agreement (each, an
                                              "Agreement") among the Seller, the
                                              Master Servicer(s) and the Trustee
                                              for the related Series. The
                                              Certificates of any Series may be
                                              issued in one or more classes as
                                              specified in the related
                                              Prospectus Supplement. A Series of
                                              Certificates may include one or
                                              more classes of senior
                                              Certificates (collectively, the
                                              "Senior Certificates") which
                                              receive certain preferential
                                              treatment specified in the related
                                              Prospectus Supplement with
                                              respect to one or more classes of
                                              subordinate Certificates
                                              (collectively, the "Subordinated
                                              Certificates"). Certain Series or
                                              classes of Certificates may be
                                              covered by insurance policies,
                                              cash accounts, letters of credit,
                                              financial guaranty insurance
                                              policies, third party guarantees
                                              or other forms of credit
                                              enhancement as described herein
                                              and in the related Prospectus
                                              Supplement.

                                              One or more classes of
                                              Certificates of each Series (i)
                                              may be entitled to receive
                                              distributions allocable only to
                                              principal, only to interest or to
                                              any combination thereof; (ii) may
                                              be entitled to receive
                                              distributions only of prepayments
                                              of principal throughout the
                                              lives of the Certificates or
                                              during specified periods; (iii)
                                              may be subordinated in the right
                                              to receive distributions of
                                              scheduled payments of principal,
                                              prepayments of principal, interest
                                              or any combination thereof to one
                                              or more other classes of
                                              Certificates of such Series
                                              throughout the lives of the
                                              Certificates or during specified
                                              periods or may be subordinated
                                              with respect to certain losses or
                                              delinquencies; (iv) may be
                                              entitled to receive such
                                              distributions only after the
                                              occurrence of events specified
                                              in the Prospectus Supplement; (v)
                                              may be entitled to receive
                                              distributions in accordance with a
                                              schedule or formula or on the
                                              basis of collections from
                                              designated portions of the
                                              assets in the related Trust
                                              Fund; (vi) as to Certificates
                                              entitled to distributions
                                              allocable to interest, may be
                                              entitled to receive interest
                                              at a fixed rate or a rate that is
                                              subject to change from time to
                                              time; and (vii) as to Certificates
                                              entitled to distributions
                                              allocable to interest, may be
                                              entitled to distributions
                                              allocable to interest only
                                              after the occurrence of
                                              events specified in the Prospectus
                                              Supplement and may accrue interest
                                              until such events occur, in each
                                              case as specified in the
                                              Prospectus Supplement. The
                                              timing and amounts of such
                                              distributions may vary among
                                              classes, over time, or otherwise
                                              as specified in the related
                                              Prospectus Supplement.

Distributions on the
Certificates..............................    Distributions on the
                                              Certificates entitled thereto
                                              will be made monthly,
                                              quarterly, semi-annually or
                                              at such other intervals and on
                                              such other Distribution Dates
                                              specified in the Prospectus
                                              Supplement solely out of the
                                              payments received in respect
                                              of the assets of the related
                                              Trust Fund or other assets
                                              pledged for the benefit of
                                              the Certificates as specified in
                                              the related Prospectus
                                              Supplement.  The amount
                                              allocable to payments of
                                              principal and interest on any
                                              Distribution Date will be
                                              determined as specified in
                                              the Prospectus Supplement.
                                              Unless otherwise specified in the
                                              Prospectus Supplement, all
                                              distributions will be made
                                              pro rata to Certificateholders
                                              of the class entitled thereto,
                                              and the aggregate original
                                              principal balance of the
                                              Certificates will equal the
                                              aggregate distributions
                                              allocable to principal that
                                              such Certificates will be
                                              entitled to receive. If
                                              specified in the Prospectus
                                              Supplement, the Certificates
                                              will have an aggregate
                                              original principal balance
                                              equal to the aggregate unpaid
                                              principal balance of the
                                              Mortgage Assets as of a date
                                              specified in the related
                                              Prospectus Supplement related
                                              to the creation of the Trust
                                              Fund (the "Cut-off Date") and
                                              will bear interest in the
                                              aggregate at a rate equal to
                                              the interest rate borne by
                                              the underlying Mortgage Loans,
                                              Agency Securities or Private
                                              Mortgage-Backed Securities,
                                              net of the aggregate
                                              servicing fees and any other
                                              amounts specified in the
                                              Prospectus Supplement.  If
                                              specified in the Prospectus
                                              Supplement, the aggregate original
                                              principal balance of the
                                              Certificates and interest rates
                                              on the classes of Certificates
                                              will be determined based on the
                                              cash flow on the Mortgage
                                              Assets.  The Pass-Through
                                              Rate at which interest will be
                                              passed through to holders of
                                              Certificates entitled thereto
                                              may be a fixed rate or a rate
                                              that is subject to change
                                              from time to time from the time
                                              and for the periods, in each
                                              case as specified in the
                                              Prospectus Supplement. Any
                                              such rate may be calculated
                                              on a loan-by-loan, weighted
                                              average or other basis, in
                                              each case as described in the
                                              Prospectus Supplement.

Credit Enhancement .........................  The assets in a Trust Fund or the Certificates of one or
                                              more classes in the related
                                              Series may have the benefit
                                              of one or more types of credit
                                              enhancement described in the
                                              related Prospectus Supplement.
                                              The protection against losses
                                              afforded by any such credit
                                              support will be limited. Such
                                              credit enhancement may include
                                              one or more of the following
                                              types:

A.  Subordination..........................  The rights of the holders of the Subordinated Certificates
                                             of a Series to receive
                                             distributions with respect to
                                             the assets in the related
                                             Trust Fund will be
                                             subordinated to such rights
                                             of the holders of the Senior
                                             Certificates of the same
                                             Series to the extent
                                             described in the related Prospectus
                                             Supplement. This subordination
                                             is intended to enhance the
                                             likelihood of regular receipt
                                             by holders of Senior
                                             Certificates of the full
                                             amount of payments which such
                                             holders would be entitled to
                                             receive if there had been no
                                             losses or delinquencies.  The
                                             protection afforded to the
                                             holders of Senior Certificates
                                             of a Series by means of the
                                             subordination feature may be
                                             accomplished by (i) the
                                             preferential right of such
                                             holders to receive, prior to
                                             any distribution being made
                                             in respect of the related
                                             Subordinated Certificates,
                                             the amounts of principal and
                                             interest due them on each
                                             Distribution Date out of the
                                             funds available for
                                             distribution on such date in
                                             the related Certificate
                                             Account and, to the extent
                                             described in the related
                                             Prospectus Supplement, by the
                                             right of such holders to
                                             receive future distributions
                                             on the assets in the related
                                             Trust Fund that would
                                             otherwise have been payable
                                             to the Subordinated
                                             Certificateholders;
                                             (ii) reducing the ownership
                                             interest of the related
                                             subordinated Certificates;
                                             (iii) a combination of
                                             clauses (i) and (ii) above; or (iv)
                                             as otherwise described in the
                                             related Prospectus
                                             Supplement.  The protection
                                             afforded to the holders of
                                             Senior Certificates of a
                                             Series by means of the
                                             subordination feature also
                                             may be accomplished by allocating
                                             certain types of losses or
                                             delinquencies to the
                                             Subordinated Certificates to
                                             the extent described in the
                                             related Prospectus
                                             Supplement.

                                             If so specified in the related
                                             Prospectus Supplement, the
                                             same class of Certificates
                                             may be Senior Certificates with
                                             respect to certain types of
                                             payments or certain types of
                                             losses or delinquencies and
                                             Subordinated Certificates
                                             with respect to other types of
                                             payments or types of losses
                                             or delinquencies.  If so
                                             specified in the related
                                             Prospectus Supplement,
                                             subordination may apply only
                                             in the event of certain types
                                             of losses not covered by
                                             other forms of credit support,
                                             such as hazard losses not covered
                                             by standard hazard insurance
                                             policies or losses due to the
                                             bankruptcy of the borrower.
                                             If specified in the Prospectus
                                             Supplement, a reserve fund
                                             may be established and
                                             maintained by the deposit
                                             therein of distributions
                                             allocable to the holders of
                                             Subordinated Certificates
                                             until a specified level is
                                             reached. The related
                                             Prospectus Supplement will
                                             set forth information concerning
                                             the amount of subordination
                                             of a class or classes of
                                             Subordinated Certificates in
                                             a Series, the circumstances in
                                             which such subordination will
                                             be applicable, the manner, if
                                             any, in which the amount of
                                             subordination will decrease
                                             over time, the manner of
                                             funding the related reserve
                                             fund, if any, and the
                                             conditions under which
                                             amounts in any such reserve fund
                                             will be used to make
                                             distributions to holders of Senior
                                             Certificates or released from
                                             the related Trust Fund.

B.  Reserve Accounts.......................  One or more Reserve Accounts may be established and
                                             maintained for each Series.
                                             The related Prospectus
                                             Supplement will specify
                                             whether or not any such
                                             Reserve Account will be
                                             included in the corpus of the
                                             Trust Fund for such Series
                                             and will also specify the manner
                                             of funding the related
                                             Reserve Account and the conditions
                                             under which the amounts in
                                             any such Reserve Account will be
                                             used to make distributions to
                                             holders of Certificates of a
                                             particular class or released
                                             from the related Trust Fund.

C.  Pool Insurance Policy..................  A mortgage pool insurance policy or policies (the "Pool
                                             Insurance Policy") may be
                                             obtained and maintained for
                                             each Series pertaining to
                                             Single Family Loans,
                                             Cooperative Loans or
                                             Contracts, limited in scope,
                                             covering defaults on the
                                             related Single Family Loans,
                                             Cooperative Loans or Contracts
                                             in an initial amount equal
                                             to a specified percentage of
                                             the aggregate principal balance
                                             of all Single Family Loans,
                                             Cooperative Loans or
                                             Contracts included in the Mortgage
                                             Pool as of the Cut-off Date or
                                             such other date as is
                                             specified in the related
                                             Prospectus Supplement.

D.  Special Hazard Insurance
    Policy.................................  In the case of Single Family
                                             Loans, Cooperative Loans or
                                             Contracts, certain physical
                                             risks that are not otherwise
                                             insured against by standard
                                             hazard insurance policies may
                                             be covered by a special
                                             hazard insurance policy or policies
                                             (the "Special Hazard Insurance
                                             Policy").  Unless otherwise
                                             specified in the related
                                             Prospectus Supplement, each
                                             Special Hazard Insurance
                                             Policy will be limited in
                                             scope and will cover losses in an
                                             initial amount equal to the
                                             greatest of (i) a specified
                                             percentage of the aggregate
                                             principal balance of the Single
                                             Family Loans, Cooperative Loans
                                             or Contracts as of the related
                                             Cut-off Date, (ii) twice the unpaid
                                             principal balance as of the related
                                             Cut-off Date of the largest Single
                                             Family Loan, Cooperative Loan
                                             or Contract in the related Mortgage
                                             Pool, or (iii) the aggregate
                                             principal balance of Single Family
                                             Loans, Cooperative Loans or
                                             Contracts as of the Cut-off
                                             Date secured by property in any
                                             single zip code concentration.

E.  Bankruptcy Bond........................  A bankruptcy bond or bonds
                                             (the "Bankruptcy Bond") may
                                             be obtained covering certain
                                             losses resulting from action
                                             which may be taken by a
                                             bankruptcy court in connection
                                             with a Single Family Loan,
                                             Cooperative Loan or Contract.
                                             The level of coverage of each
                                             Bankruptcy Bond will be
                                             specified in the related
                                             Prospectus Supplement.

F.  FHA Insurance and VA
    Guarantee..............................  All or a portion of the
                                             Mortgage Loans in a Mortgage
                                             Pool may be insured by FHA
                                             insurance and all or a
                                             portion of the Single Family Loans
                                             or Contracts in a Mortgage Pool
                                             may be partially guaranteed
                                             by the VA.

G.  Other Arrangements.....................  Other arrangements as described in the related
                                             Prospectus Supplement
                                             including, but not limited
                                             to, one or more letters of
                                             credit, financial guaranty
                                             insurance policies or third
                                             party guarantees, interest
                                             rate or other swap
                                             agreements, caps, collars or
                                             floors, may be used to
                                             provide coverage for certain
                                             risks of defaults or losses.
                                             These arrangements may be in
                                             addition to or in
                                             substitution for any forms of
                                             credit support described in
                                             the Prospectus.  Any such
                                             arrangement must be
                                             acceptable to each nationally
                                             recognized rating agency that rates
                                             the related Series of
                                             Certificates (the "Rating Agency").

H.  Cross Support........................  If specified in the
                                           Prospectus Supplement, the beneficial
                                           ownership of separate groups
                                           of assets or separate Trust
                                           Funds may be evidenced by
                                           separate classes of the
                                           related Series of
                                           Certificates. In such case,
                                           credit support may be
                                           provided by a cross-support feature
                                           which requires that
                                           distributions be made with
                                           respect to certain
                                           Certificates evidencing
                                           beneficial ownership of one
                                           or more asset groups or Trust
                                           Funds prior to distributions
                                           to other Certificates
                                           evidencing a beneficial
                                           ownership interest in other
                                           asset groups or Trust Funds.
                                           If specified in the
                                           Prospectus Supplement, the coverage
                                           provided by one or more forms
                                           of credit support may apply
                                           concurrently to two or more
                                           separate Trust Funds, without
                                           priority among such Trust
                                           Funds, until the credit
                                           support is exhausted.  If
                                           applicable, the Prospectus
                                           Supplement will identify the
                                           asset groups or Trust Funds
                                           to which such credit support
                                           relates and the manner of
                                           determining the amount of the
                                           coverage provided thereby and
                                           of the application of such
                                           coverage to the identified
                                           asset groups or Trust Funds.

Advances.................................  Unless otherwise specified in the related Prospectus
                                           Supplement, each Master
                                           Servicer and, if applicable,
                                           each mortgage servicing
                                           institution that services a
                                           Mortgage Loan in a Mortgage
                                           Pool on behalf of a Master
                                           Servicer (a "Sub-Servicer")
                                           will be obligated to advance
                                           amounts corresponding to
                                           delinquent principal and
                                           interest payments on such
                                           Mortgage Loan until the date
                                           on which the related
                                           Mortgaged Property is sold at a
                                           foreclosure sale or the
                                           related Mortgage Loan is
                                           otherwise liquidated. Any
                                           such obligation to make advances
                                           may be limited to amounts due
                                           holders of Senior
                                           Certificates of the related Series,
                                           to amounts deemed to be
                                           recoverable from late
                                           payments or liquidation proceeds,
                                           for specified periods or any
                                           combination thereof, or as
                                           otherwise specified in the
                                           related Prospectus
                                           Supplement. See "Description of the
                                           Certificates--Advances."
                                           Advances will be reimbursable
                                           to the extent described
                                           herein and in the related
                                           Prospectus Supplement.

Optional Termination.....................  The Master Servicer, the
                                           holders of the residual
                                           interests in a REMIC, or any
                                           other entity specified in the
                                           related Prospectus Supplement
                                           may have the option to effect
                                           early retirement of a Series
                                           of Certificates through the
                                           purchase of the Mortgage
                                           Assets and other assets in
                                           the related Trust Fund under the
                                           circumstances and in the
                                           manner described in "The
                                           Pooling and Servicing
                                           Agreement--Termination;
                                           Optional Termination."

Legal Investment.........................  Unless otherwise specified in the related Prospectus
                                           Supplement, each class of
                                           Certificates offered hereby
                                           and by the related Prospectus
                                           Supplement will constitute
                                           "mortgage-related securities"
                                           for purposes of the Secondary
                                           Mortgage Market Enhancement
                                           Act of 1984 ("SMMEA") and, as
                                           such, will be legal
                                           investments for certain types
                                           of institutional investors to
                                           the extent provided in SMMEA,
                                           subject, in any  case, to any
                                           other regulations which may
                                           govern investments by such
                                           institutional investors. See
                                           "Legal Investment."
                                           Institutions whose investment
                                           activities are subject to
                                           legal investment laws and
                                           regulations or to review by
                                           certain regulatory
                                           authorities may be subject to
                                           restrictions on investment in
                                           the Certificates.  Any such
                                           institution should consult
                                           its own legal advisors in
                                           determining whether and to
                                           what extent there may be
                                           restrictions on its ability
                                           to invest in the Certificates.
                                           See "Legal Investment" herein.

Certain Federal Income Tax
Consequences. . . . . . . . . ...........  The federal income tax consequences of the purchase,
                                           ownership and disposition of
                                           the Certificates of each
                                           series will depend on whether
                                           an election is made to treat
                                           the corresponding Trust Fund
                                           (or certain assets of the
                                           Trust Fund) as a "real estate
                                           mortgage investment conduit"
                                           ("REMIC") under the Internal
                                           Revenue Code of 1986, as
                                           amended (the "Code").

                                           REMIC.  If an election is to
                                           be made to treat the Trust
                                           Fund for a series of
                                           Certificates as a REMIC for
                                           federal income tax purposes,
                                           the related Prospectus
                                           Supplement will specify which
                                           class or classes thereof will
                                           be designated as regular
                                           interests in the REMIC
                                           ("REMIC Regular Certificates") and
                                           which class of Certificates
                                           will be designated as the
                                           residual interest in the
                                           REMIC ("REMIC Residual Certifi-
                                           cates").

                                           For federal income tax
                                           purposes, REMIC Regular
                                           Certificates generally will
                                           be treated as debt obligations
                                           of the Trust Fund with
                                           payment terms equivalent to the
                                           terms of such Certificates.
                                           Holders of REMIC Regular
                                           Certificates will be required
                                           to report income with respect
                                           to such Certificates under an
                                           accrual method, regardless of
                                           their normal tax accounting
                                           method.  Original issue
                                           discount, if any, on REMIC
                                           Regular Certifi- cates will be
                                           includible in the income of
                                           the Holders thereof as it
                                           accrues, in advance of
                                           receipt of the cash
                                           attributable thereto, which
                                           rate of accrual will be
                                           determined based on a reason-
                                           able assumed prepayment rate.
                                           The REMIC Residual Certificates
                                           generally will not be treated as
                                           evidences of indebtedness for
                                           federal income tax purposes, but
                                           instead, as representing
                                           rights to the taxable income or
                                           net loss of the REMIC.

                                           Each holder of a REMIC
                                           Residual Certificate will be
                                           required to take into account
                                           separately its pro rata por-
                                           tion of the REMIC's taxable
                                           income or loss.  Certain
                                           income of a REMIC (referred
                                           to as "excess inclusions")
                                           gener- ally may not be offset by
                                           such a holder's net operating
                                           loss carryovers or other
                                           deduc- tions, and in the case of a
                                           tax-exempt holder of a REMIC
                                           Residual Certificate will be
                                           treated as "unrelated
                                           business taxable income".  In certain
                                           situations, particularly in
                                           the early years of a REMIC,
                                           holders of a REMIC Residual
                                           Certificate may have taxable
                                           income, and possibly tax
                                           liabilities with respect to
                                           such income, in excess of
                                           cash distributed to them.
                                           "DISQUALIFIED ORGANIZATIONS",
                                           AS DEFINED IN "CERTAIN
                                           FEDERAL INCOME TAX
                                           CONSEQUENCES--REMIC RESIDUAL
                                           CERTIFICATES--TAX ON DISPOSITION OF
                                           REMIC RESIDUAL CERTIFICATES;
                                           RESTRICTION ON TRANSFER;
                                           HOLDING BY PASS- THROUGH
                                           ENTITIES," ARE PROHIBITED
                                           FROM ACQUIRING OR HOLDING ANY
                                           BENEFICIAL INTEREST IN THE
                                           REMIC RESIDUAL CERTIFICATES.
                                           In certain cases, a transfer
                                           of a REMIC Residual
                                           Certificate will not be
                                           effective for Federal income
                                           tax purposes.  See "Certain
                                           Federal Income Tax
                                           Consequences-Transfers of
                                           REMIC Residual Certificates"
                                           and "-Foreign Investors" herein.

                                           GRANTOR TRUST.  If no
                                           election is to be made to treat the
                                           Trust Fund for a series of
                                           Certificates ("Non-REMIC
                                           Certificates") as a REMIC,
                                           the Trust Fund will be
                                           classified as a grantor trust for
                                           federal income tax purposes
                                           and not as an association
                                           taxable as a corporation.
                                           Holders of Non- REMIC
                                           Certificates will be treated
                                           for such purposes, subject to
                                           the possible application of
                                           the stripped bond rules, as
                                           owners of undivided interests
                                           in the related Mortgage Loans
                                           and generally will be
                                           required to report as income
                                           their pro rata share of the
                                           entire gross income
                                           (including amounts paid as
                                           reasonable servicing
                                           compensation) from the
                                           Mortgage Loan and will be
                                           entitled, subject to certain
                                           limitations, to deduct their
                                           pro rata share of expenses of
                                           the Trust Fund.

                                           Investors are advised to
                                           consult their tax advisors
                                           and to review "Certain Federal
                                           Income Tax Consequences"
                                           herein and, if applicable, in
                                           the related Prospectus
                                           Supplement.

ERISA Considerations . . . . . ..........  A fiduciary of any employee benefit plan or other
                                           retirement plan or
                                           arrangement subject to the Employee
                                           Retirement Income Security
                                           Act of 1974, as amended
                                           ("ERISA"), or Section 4975 of
                                           the Code should carefully
                                           review with its legal
                                           advisors whether the purchase,
                                           holding or disposition of
                                           Certificates could give rise
                                           to a prohibited transaction
                                           under ERISA or the Code or
                                           subject the assets of the
                                           Trust Fund to the fiduciary
                                           investment standards of
                                           ERISA.  See "ERISA
                                           Considerations."

                                 THE TRUST FUND

     A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans, (ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

*
       Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interest, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program--Underwriting Standards."

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

     The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program -- Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing by Lenders," "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

     Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenantstockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

     Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

     The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholderowned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or governmentsponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub- servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loanto-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-toValue Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,
(iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.


                                 USE OF PROCEEDS

     The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.


                                   THE SELLER

     Bear Stearns Mortgage Securities Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

     The Seller does not have, nor is it expected in the future to have, any significant assets.


                              MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

QUALIFICATIONS OF LENDERS

     Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY LENDERS; REPURCHASES

     Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets."

     If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

     The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.


                         DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest")), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                           (a) all payments which were due on or before the
                  Cut-off Date;

                           (b) all Liquidation Proceeds, all Insurance Proceeds,
                  all Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                           (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the first day of the month of distribution;

                           (d) amounts received on particular Mortgage Loans as
                  late payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                           (e) amounts representing reimbursement, to the extent
                  permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                           (f) that portion of each collection of interest on a
                  particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate
         Account; and

                  (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

     Distributions of Interest. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the PassThrough Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

     In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii)  the amount of any advance by the Master
         Servicer;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior
         Certificateholders;

                  (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

               (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

                  (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

                  (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.


                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

     If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

     A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA INSURANCE; VA GUARANTEES

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHAinsured Single Family Loan, the Master Servicer or any SubServicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.


                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination."

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.


                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program--Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Agency Securities. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or SubServicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

     Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

         (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program--Representations by Lenders; Repurchases" or "--Assignment of Mortgage Assets" above;

         (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or SubServicer of funds held in any Accounts; and

         (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

     The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificate-holders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.

SUB-SERVICING BY LENDERS

     Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Accounts", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses."

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by SubServicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER

     One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

     The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

     Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time- consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     Single Family Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgager or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates", which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the
Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

     With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock & Stroock & Lavan, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Certificates as Real Property Loans. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

     The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

     The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

     In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

     Single-Class REMICs. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

     A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark to Market REMIC Residual Certificates. Temporary regulations provide that "negativevalue" REMIC Residual Certificates are not securities and cannot be marked to market pursuant to Section 475 of the Code (relating to the requirement that dealers in securities mark them to market). A REMIC Residual Certificate is a negative-value REMIC Residual Certificate if on the date the dealer acquires the REMIC Residual Certificate the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate (net of the present value of the tax savings resulting from losses associated with holding the REMIC Residual Certificate) exceeds the present value of the expected future distributions on the REMIC Residual Certificate. Proposed regulations would provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to Section 475 of the Code.

     The anticipated and expected tax consequences and distributions are determined by taking into account events that have occurred through the date of acquisition, the Prepayment Assumption and reinvestment assumption adopted when the residual was created, and by taking account of required liquidations and required or permitted clean up calls.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below. No prediction can be made regarding whether such legislation or similar legislation will be enacted.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST FUND EXPENSES

     A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC", the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

     REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

     The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

     Tax Status of the Trust Fund. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

     A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates as Real Property Loans. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the NonREMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a NonREMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests--Current Income on REMIC Regular Interests-Original Issue Discount" and "--Market Discount" above.

     If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the NonREMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the holder of a NonREMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

     Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discounts-Variable Rate REMIC Regular Certificates" will be applied.

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a NonREMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

     If discount on the Mortgage Loans other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Market Discount."

     If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

     If a Mortgage Loan is prepaid in full, the holder of a NonREMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

     Sales of Non-REMIC Certificates. A holder that sells a NonREMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a NonREMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

     Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

     In DOL Regulation { 2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool", that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

     PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

     Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA

     Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the character- istics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Inter- bank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERALLY

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.


                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compen- sation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

     The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


TERM                                                                PAGE

Accounts..................................................           53
APR.......................................................           11
ARM.......................................................          135
Accrual Certificates......................................           56
Agency Securities.........................................            1
Agreement.................................................           15
Available Funds...........................................           55
Bear, Stearns.............................................          146
Bankruptcy Bond...........................................           22
Buydown Funds ............................................          112
Buydown Loans.............................................           39
CMO.......................................................           13
Cede......................................................           61
Certificateholder.........................................            2
Certificate Account........................................          81
Certificate Register.......................................          54
Certificates...............................................           1
Charter Act................................................          39
Cleanup Costs..............................................         110
Code........................................................         25
Collateral Value............................................         32
Commission..................................................          4
Contracts...................................................          1
Cooperative Loans...........................................          1
Cooperatives................................................          7
Current Principal Amount....................................         56
Cut-off Date................................................         18
Definitive Certificates.....................................         62
Detailed Description........................................         30
Determination Date..........................................         55
Distribution Dates..........................................          4
DTC.........................................................         61
ERISA.......................................................         28
Events of Default.............................................       93
FDIC..........................................................       50
FHA...........................................................        7
FHA Insurance.................................................       53
FHA Loans.....................................................       37
FHLMC.........................................................        1
FHLMC Act.......................................................     41
FHLMC Certificate group.........................................     41
FHLMC Certificates..............................................     12
FNMA............................................................      1
FNMA Certificates...............................................     12
FTC Rule........................................................    106
GNMA............................................................      1
GNMA Certificates..............................................      12
GNMA Issuer....................................................      37
Garn-St Germain Act............................................     107
Guaranty Agreement.............................................      37
HUD.............................................................     45
Housing Act.....................................................     36
Index...........................................................    135
Indirect Participants.............................................   61
Insurance Proceeds................................................   80
Insured Expenses..................................................   80
Lender............................................................    1
LIBOR.............................................................  146
Liquidation Expenses..............................................   81
Liquidation Proceeds..............................................   81
Loan-to-Value Ratio...............................................   32
Lower Tier REMIC..................................................  123
Manufactured Homes................................................   36
Manufacturer's Invoice Price......................................   33
Margin ...........................................................  135
Master Servicer...................................................    2
Mortgage..........................................................   77
Mortgage Assets...................................................    1
Mortgage Loans....................................................    6
Mortgage Pool.....................................................    6
Mortgage Rate.....................................................    9
Mortgaged Property................................................   30
Mortgagors........................................................   55
Multifamily Loans.................................................    1
National Credit Rating Agencies...................................  141
Non-REMIC Certificates............................................   27
Participants......................................................   61
Pass-Through Rate.................................................    4
Plan..............................................................  138
PMBS Agreement....................................................   44
PMBS Issuer.......................................................   15
PMBS Servicer.....................................................   15
PMBS Trustee......................................................   15
Percentage Interests .............................................   93
Permitted Investments.............................................   72
Policy Statement................................................... 144
Pool Insurance Policy..............................................  21
Pool Insurer.......................................................  65
Prepayment Assumption.............................................. 114
Primary Insurance Policy ..........................................  30
Primary Insurer....................................................  88
Principal Prepayments..............................................  57
Private Mortgage-Backed Securities.................................   1
Proposed OID Regulations........................................... 114
Protected Account..................................................  79
PTCE 83-1.......................................................... 139
PTE 90-30.......................................................... 141
Purchase Price....................................................   51
REMIC.............................................................    2
REMIC Certificates................................................  111
REMIC Regular Certificates........................................   26
REMIC Regulations.................................................  112
REMIC Residual Certificates........................................  26
Rating Agency......................................................  23
Record Date........................................................  54
Refinance Loan.....................................................  32
Regulation......................................................... 139
Relief Act......................................................... 109
Reserve Account....................................................   4
Retained Interest..................................................  53
RICs .............................................................. 124
REITs ............................................................. 124
SMMEA..............................................................  25
Seller.............................................................   1
Senior Certificates................................................  15
Single Family Loans................................................   1
Special Hazard Insurance Policy....................................  21
Special Hazard Insurer.............................................  67
Sub-Servicer.......................................................  24
Sub-Servicing Agreement............................................  82
Subordinated Certificates..........................................  16
Superlien.......................................................... 110
Tiered REMICs...................................................... 113
Title V............................................................ 108
Trust Fund.........................................................   1
Trustee............................................................   2
UCC................................................................  61
United States person............................................... 129
VA.................................................................   7
VA Guarantees......................................................  53
VA Loans...........................................................  37
Variable Rate Non-REMIC Certificates............................... 134
Variable Rate REMIC Regular Certificate............................ 117
Yield Supplement Agreement......................................... 111

                      [This Page Intentionally Left Blank]

          No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by BSMSI, the Underwriter or the Certificate Insurer. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of such Certificates to any person, in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

          Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    ---------------------
                      TABLE OF CONTENTS
                    PROSPECTUS SUPPLEMENT
Summary of Terms....................................    S-5
Description of the Certificates.....................   S-15
Description of the Pooled
Certificates........................................   S-18
Yield and Prepayment Considerations.................   S-24
The Pooling Agreement...............................   S-31
Federal Income Tax Considerations...................   S-33
Certain State Tax Considerations....................   S-35
ERISA Considerations................................   S-35
Legal Investment....................................   S-36
Method of Distribution..............................   S-36
Legal Matters.......................................   S-36
Certificate Rating..................................   S-36
Glossary............................................   S-37
Annex 1 - Pooled Certificate Current Information ...    1-1
Exhibit I - Underlying FNMA 1993 Prospectus Supplement..I-1
Exhibit II - Underlying FNMA 1997 Prospectus Supplement.II-1
Exhibit III - Underlying FHLMC
  1486 Offering Circular Supplement..................  III-1
Exhibit IV  Underlying FHLMC 1933
Offering Circular Supplement........................    IV-1
                          PROSPECTUS
Prospectus Supplement...............................      2
Available Information...............................      2
Incorporation of Certain Documents
By Reference........................................      2
Reports to Certificateholders.......................      3
Summary of Terms....................................      4
The Trust Fund......................................     16
Use of Proceeds.....................................     26
The Seller .........................................     27
Mortgage Loan Program...............................     27
Description of the Certificates.....................     30
Credit Enhancement..................................     36
Yield and Prepayment Considerations.................     43
The Pooling and Servicing Agreement.................     45
Certain Legal Aspects of the Mortgage Loans.........     56
Certain Federal Income Tax Consequences.............     64
ERISA Considerations................................     83
Legal Investment....................................     86
Method of Distribution..............................     88
Legal Matters.......................................     88
Financial Information...............................     89
Ratings.............................................     89
Glossary............................................     90
-------------------------------------------------------------

                        $50,254,761


                       BEAR STEARNS
                 MORTGAGE SECURITIES INC.



                       PASS-THROUGH
                       CERTIFICATES,
                       SERIES 1997-1


                   PROSPECTUS SUPPLEMENT




                 BEAR, STEARNS & CO. INC.


                      March 26, 1997